As filed with the Securities and Exchange Commission on November 4, 1998
                                                     Registration No. 333-64093
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                 -----------------------------------------------
                                Amendment No. 1
                                       To
                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                -------------------------------------------------
                              SANTA BARBARA BANCORP
             (Exact name of registrant as specified in its charter)



                   California                                   6022                                   95-3673456
(State or other jurisdiction of incorporation or    (Primary Standard Industrial          (I.R.S. Employer Identification No.)
                 organization)                          Classification No.)
                                                         1021 Anacapa Street
                                                   Santa Barbara, California 93101
                                                           (805) 564-6298
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                         Jay D. Smith, Esq.
                                                         1021 Anacapa Street
                                                   Santa Barbara, California 93101
                                                           (805) 564-6310
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                             Copies to:
                          CHARLES E. GREEF, ESQ.                                           JAMES E. TOPINKA, ESQ.
                           Jenkens & Gilchrist,                                         Preston Gates & Ellis, LLP
                        a Professional Corporation                                           One Maritime Plaza
                       1445 Ross Avenue, Suite 3200                                              Suite 2400
                            Dallas, Texas 75202                                       San Francisco, California  94111
                               (214) 855-4500                                                  (415) 788-8822



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Pacific Capital Bancorp
                                 307 Main Street
                            Salinas, California 93901


                                                              November ___, 1998
TO THE SHAREHOLDERS OF
PACIFIC CAPITAL BANCORP:


         You are cordially invited to attend a Special Meeting of Shareholders of Pacific Capital Bancorp ("Pacific") to be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California, at 4:00 p.m., local time, on Tuesday, December 15, 1998 (the "Pacific Meeting").


         At the Pacific Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 20, 1998, by and between Pacific and Santa Barbara Bancorp ("SBB") and a related Agreement and Plan of Merger (the "Merger Agreement") between Pacific and SBB (collectively, the "Agreements"), and the transactions contemplated thereby, pursuant to which Pacific will be merged with and into SBB, with SBB as the surviving corporation to be operated with the resulting name "Pacific Capital Bancorp" (the "Merger"). The Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus. Copies of the Agreements are attached to the Joint Proxy Statement/Prospectus as Appendix A and Appendix B. No other business will be transacted at the Pacific Meeting other than matters incidental to the conduct of the Pacific Meeting.

         Under the California General Corporation Law, the approval and adoption of the Agreements and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Pacific. The proposed Merger is also subject to approval by the shareholders of SBB, certain regulatory approvals and satisfaction of the conditions contained in the Reorganization Agreement.

         As a result of the Merger, each share of common stock, no par value, of Pacific (the "Pacific Common Stock") outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected in accordance with the California General Corporation Law) will be converted into the right to receive 1.935 shares of the fully paid and nonassessable common stock, no par value, of SBB (the "SBB Common Stock"). No fractional shares of SBB Common Stock will be issued in the Merger, and, in lieu thereof, cash will be paid to Pacific shareholders in accordance with the terms of the Reorganization Agreement.


         The Board of Directors of Pacific has carefully considered the terms and conditions of the Agreements and the proposed Merger with SBB. Van Kasper & Company, Pacific's financial advisor, has delivered to the Board of Directors of Pacific its opinion, dated as of November 4, 1998, that the terms of the Merger are fair, from a financial point of view, to the shareholders of Pacific. A copy of this opinion is attached as Appendix E to the Joint Proxy Statement/Prospectus.


         THE BOARD OF DIRECTORS OF PACIFIC HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE PACIFIC MEETING.


         The accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus describe the matters to be acted upon at the Pacific Meeting. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, which describes the Merger and the background to the transaction, including the Appendices thereto. The Board of Directors of Pacific has fixed the close of business on November 3, 1998 as the record date (the "Pacific Record Date") for the Pacific Meeting. Accordingly, only shareholders of record on the Pacific Record Date will be entitled to notice of, and to vote at, the Pacific Meeting or any adjournments or postponements thereof.


         BECAUSE OF THE SIGNIFICANCE OF THE PROPOSED MERGER TO PACIFIC CAPITAL BANCORP, YOUR PARTICIPATION IN THE PACIFIC MEETING, IN PERSON OR BY PROXY, IS

ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE PACIFIC MEETING OR FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE REORGANIZATION AGREEMENT. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE PACIFIC MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

         We look forward to seeing you at the Pacific Meeting.

                                   Sincerely,




               D. Vernon Horton                      Clayton C. Larson
               Chairman of the Board                 President

                             Pacific Capital Bancorp
                                 307 Main Street
                            Salinas, California 93901


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 15, 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Pacific Capital Bancorp ("Pacific") will be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California, on Tuesday, December 15, 1998 at 4:00 p.m., local time, (the "Pacific Meeting"), for the following purpose, which is more fully described in the accompanying Joint Proxy Statement/Prospectus:


          Approval of Merger. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 20, 1998, by and between Pacific and Santa Barbara Bancorp ("SBB"), and a related Agreement and Plan of Merger (the "Merger Agreement") between Pacific and SBB (collectively, the "Agreements") and the transactions contemplated thereby, pursuant to which Pacific will be merged with and into SBB, with SBB as the surviving corporation (the "Merger") and with the resulting name "Pacific Capital Bancorp", upon the terms and subject to the conditions set forth in the Reorganization Agreement, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

         A copy of the Agreements are attached as Appendix A and Appendix B to the accompanying Joint Proxy Statement/Prospectus.

         No other business will be transacted at the Pacific Meeting other than matters incidental to the conduct of the Pacific Meeting.


         The Pacific Board of Directors has fixed the close of business on November 3, 1998 (the "Record Date"), as the record date for the Pacific Meeting. Only holders of record of shares of Pacific common stock, no par value per share (the "Pacific Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Pacific Meeting or any adjournment(s) thereof. Approval of the Merger requires the affirmative vote of the holders of not less than a majority of the outstanding shares of Pacific Common Stock.


         In connection with the Merger, shareholders of Pacific may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of Pacific Common Stock in lieu of receiving the SBB Common Stock in the Merger by complying with certain procedures specified by California law. See "THE MERGER--Rights of Dissenting Shareholders" in the accompanying Joint Proxy Statement/Prospectus.

         Your vote is important regardless of the number of shares of Pacific Common Stock you own. Each shareholder, even though he or she may not plan to attend the Pacific Meeting in person, is requested to sign, date and return the enclosed Proxy in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present in person at the Pacific Meeting or at any adjournment or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Pacific Meeting.

                                             By order of the Board of Directors,



                                            James L. Gattis
                                            Corporate Secretary
Salinas, California
November ___, 1998

                   PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              Santa Barbara Bancorp
                               1021 Anacapa Street
                         Santa Barbara, California 93101

                                                             November ____, 1998
TO THE SHAREHOLDERS OF
SANTA BARBARA BANCORP:

         You are cordially invited to attend a Special Meeting of Shareholders of Santa Barbara Bancorp ("SBB") to be held at the Lobero Theater, 33 East Canon Perdido, Santa Barbara, California, at 2:00 p.m., local time, on Tuesday, December 15, 1998 (the "SBB Meeting").

         At the SBB Meeting, you will be asked to consider and vote upon the following matters:

         1. A proposal to approve and adopt an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 20, 1998, by and between SBB and Pacific Capital Bancorp ("Pacific") and a related Agreement and Plan of Merger (the "Merger Agreement") between SBB and Pacific (collectively, the "Agreements"), and the transactions contemplated thereby, pursuant to which Pacific will be merged with and into SBB, with SBB as the surviving corporation to be operated with the resulting name "Pacific Capital Bancorp" (the "Merger"). The Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus. Copies of the Agreements are attached to the Join Proxy Statement/Prospectus as Appendix A and Appendix B.

         2. A proposal to approve an amendment to the Bylaws of SBB to increase the range of the size of the Board of Directors from (i) a minimum of seven (7) persons and a maximum of thirteen (13) persons to (ii) a minimum of nine (9) persons and a maximum of seventeen (17) persons, with the exact number of directors within the foregoing range to be determined by the Board of Directors (the "Bylaw Amendment").

         3. A proposal to approve an amendment to the Articles of Incorporation of SBB to eliminate cumulative voting in the election of directors (the "Article Amendment").

         No other business will be transacted at the SBB Meeting other than matters incidental to the conduct of the SBB Meeting.

         Under the California General Corporation Law, the approval and adoption of the Agreements and the transactions contemplated thereby, including the Merger (Proposal 1), requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of SBB. The proposed Merger is also subject to approval by the shareholders of Pacific, certain regulatory approvals and satisfaction of the conditions contained in the Reorganization Agreement. Approval of the Bylaw Amendment (Proposal 2) and approval of the Article Amendment (Proposal 3) requires the affirmative vote of the holders of a majority of the outstanding shares of SBB Common Stock. More detailed information about the Bylaw Amendment and the Article Amendment is included in the attached Joint Proxy Statement/Prospectus.

         As a result of the Merger, each share of common stock, no par value, of Pacific (the "Pacific Common Stock") outstanding at the effective time of the Merger (other than shares with respect to which dissenters' rights are perfected in accordance with the California General Corporation Law) will be converted into the right to receive 1.935 shares of the fully paid and nonassessable common stock, no par value, of SBB (the "SBB Common Stock"). No fractional shares of SBB Common Stock will be issued in the Merger, and, in lieu thereof, cash will be paid to Pacific shareholders in accordance with the terms of the Reorganization Agreement. Based on the number of shares of SBB Common Stock outstanding as of the record date for the SBB Meeting, the shares of SBB Common Stock to be issued to the shareholders of Pacific in the Merger will represent approximately ____% of the shares of SBB Common Stock outstanding following the Merger.


         The Board of Directors of SBB has carefully considered the terms and conditions of the Agreements and the proposed Merger with Pacific. The Bank Advisory Group, Inc., SBB's financial advisor has delivered its opinion, dated as of November 4, 1998, to the Board of Directors of SBB that the terms of the Merger are fair, from a financial point of view, to the shareholders of SBB. A copy of this opinion is attached as Appendix F to the Joint Proxy Statement/Prospectus.

         THE BOARD OF DIRECTORS OF SBB HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AT THE SBB MEETING. IN ADDITION, THE BOARD OF DIRECTORS OF SBB APPROVED THE BYLAW AMENDMENT AND THE ARTICLE AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF EACH OF THE BYLAW AMENDMENT AND THE ARTICLE AMENDMENT.


         The accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus describe each of the matters to be acted upon at the SBB Meeting. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, which describes the Merger and the background to the transaction, including the Appendices thereto. The Board of Directors of SBB has fixed the close of business on November 3, 1998 as the record date (the "SBB Record Date") for the SBB Meeting. Accordingly, only shareholders of record on the SBB Record Date will be entitled to notice of, and to vote at, the SBB Meeting or any adjournments or postponements thereof.


         BECAUSE OF THE SIGNIFICANCE OF THE PROPOSED MERGER TO SANTA BARBARA BANCORP, YOUR PARTICIPATION IN THE SBB MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE SBB MEETING OR FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE REORGANIZATION AGREEMENT. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE SBB MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

         We look forward to seeing you at the SBB Meeting.

         Sincerely,



Donald M. Anderson           David W. Spainhour          William S. Thomas, Jr.
Chairman of the Board        President and Chief         Vice Chairman and
                             Executive Officer           Chief Operating Officer

                              Santa Barbara Bancorp
                               1021 Anacapa Street
                         Santa Barbara, California 93101

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 15, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Santa Barbara Bancorp ("SBB") will be held at the Lobero Theater, 33 East Canon Perdido, Santa Barbara, California, on Tuesday, December 15, 1998 at 2:00 p.m., local time, (the "SBB Meeting"), for the following purposes, each of which is more fully described in the accompanying Joint Proxy Statement/Prospectus:

     1. Approval of Merger. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 20, 1998, by and between SBB and Pacific Capital Bancorp ("Pacific"), and a related Agreement and Plan of Merger (the "Merger Agreement") between SBB and Pacific (collectively, the "Agreements") and the transactions contemplated thereby, pursuant to which Pacific will be merged with and into SBB, with SBB as the surviving corporation (the "Merger") and with the resulting name "Pacific Capital Bancorp", upon the terms and subject to the conditions set forth in the Reorganization Agreement, as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the Agreements are attached as Appendix A and Appendix B to the accompanying Joint Proxy Statement/ Prospectus.

     2. Amendment to Bylaws. To consider and vote upon a proposal to approve an amendment to the Bylaws of SBB to increase the range of the size of the Board of Directors from (i) a minimum of seven (7) persons and a maximum of thirteen (13) persons to (ii) a minimum of nine (9) persons and a maximum of seventeen (17) persons, with the exact number of directors within the foregoing range to be determined by the Board of Directors.

     3. Amendment to Articles of Incorporation. To consider and vote upon a proposal to approve an amendment to the Articles of Incorporation of SBB to eliminate cumulative voting with respect to the election of directors.

         No other business will be transacted at the SBB Meeting other than matters incidental to the conduct of the SBB Meeting.


         The SBB Board of Directors has fixed the close of business on November 3, 1998 (the "Record Date"), as the record date for the SBB Meeting. Only holders of record of shares of SBB common stock, no par value per share (the "SBB Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the SBB Meeting or any adjournment(s) thereof. Approval of the each of the matters to be voted upon at the SBB Meeting requires the affirmative vote of the holders of not less than a majority of the outstanding shares of SBB Common Stock.


         In connection with the Merger, shareholders of SBB may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of SBB Common Stock by complying with certain procedures specified by California law. See "THE MERGER -- Rights of Dissenting Shareholders" in the accompanying Joint Proxy Statement/Prospectus.

         Your vote is important regardless of the number of shares of SBB Common Stock you own. Each shareholder, even though he or she may not plan to attend the SBB Meeting in person, is requested to sign, date and return the enclosed Proxy in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present in person at the SBB Meeting or at any adjournment or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the SBB Meeting.

                                             By order of the Board of Directors,



                                             Jay D. Smith
                                             Corporate Secretary
Santa Barbara, California
November ___, 1998

                   PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   PROSPECTUS
                                       OF
                              Santa Barbara Bancorp
                                 --------------
[Santa Barbara                                                  [Pacific Capital
Bancorp Logo]                 JOINT PROXY STATEMENT                Bancorp Logo]
                                       FOR
                              Santa Barbara Bancorp
         Special Meeting of Shareholders to be held on December 15, 1998
                                       AND
                             Pacific Capital Bancorp
         Special Meeting of Shareholders to be held on December 15, 1998

         This   Joint   Proxy    Statement/Prospectus    (the    "Joint    Proxy
Statement/Prospectus") of Santa Barbara Bancorp, a California corporation ("SBB"), and Pacific Capital Bancorp, a California corporation ("Pacific"), is being furnished to holders of the shares of common stock, no par value per share, of SBB (the "SBB Common Stock"), and to holders of the shares of common stock, no par value per share, of Pacific (the "Pacific Common Stock"), in connection with the solicitation of Proxies by the Board of Directors of SBB (the "SBB Board") for use at the Special Meeting of Shareholders of SBB to be held at the Lobero Theater, 33 East Canon Perdido, Santa Barbara, California, on Tuesday, December 15, 1998 at 2:00 p.m., local time, and at any adjournments or postponements thereof (the "SBB Meeting"), and the solicitation of Proxies by the Board of Directors of Pacific (the "Pacific Board") for use at the Special Meeting of Shareholders of Pacific to be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California, on Tuesday, December 15, 1998 at 4:00 p.m., local time, and at any adjournments or postponements thereof (the "Pacific Meeting").


         At the meetings referred to above, the shareholders of SBB and Pacific will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated as of July 20, 1998 (the "Reorganization Agreement"), by and between SBB and Pacific and a related Agreement and Plan of Merger by and between SBB and Pacific (the "Merger Agreement") (collectively, the Reorganization Agreement and the Merger Agreement are referred to herein as the "Agreements"), and the transactions contemplated thereby as more fully described herein. Copies of the Agreements are attached to this Joint Proxy Statement/Prospectus as Appendix A and Appendix B. The Agreements provide for the merger of Pacific with and into SBB (the "Merger"), with SBB continuing as the surviving corporation in the Merger (the "Surviving Corporation"). The Agreements also provide that the Articles of Incorporation of SBB shall be amended to change its name such that the Surviving Corporation will operate under the name "Pacific Capital Bancorp". Pursuant to the terms of the Agreements, upon consummation of the Merger, each share of Pacific Common Stock outstanding at the Effective Time (as defined herein) of the Merger (other than shares with respect to which dissenters' rights have been perfected) will be converted into 1.935 shares (the "Exchange Ratio") of SBB Common Stock. No fractional shares of SBB shall be issued in the Merger, and, in lieu thereof, cash will be paid to shareholders of Pacific in accordance with the terms of the Agreements. The shares of common stock of the Surviving Corporation to be issued to Pacific shareholders in connection with the Merger will continue to be referred to herein as "SBB Common Stock", and the aggregate amount of all such consideration to be received by shareholders of Pacific upon consummation of the Merger is referred to herein as the "Merger Consideration."

         This Joint Proxy Statement/Prospectus and the accompanying letter to shareholders, Notice of Special Meeting and Proxy are first being mailed to shareholders of SBB and Pacific on or about November ___, 1998.

         See "RISK FACTORS" on page 17 for a discussion of certain factors that should be considered by holders of SBB Common Stock and Pacific Common Stock.

THE SECURITIES TO BE ISSUED IN THE MERGER PURSUANT TO THIS JOINT PROXY STATEMENT /PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS JOINT STATEMENT/PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
       OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED
                BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE
                BANK INSURANCE FUND OR ANY OTHER FEDERAL OR STATE
                              GOVERNMENTAL AGENCY.
                                -----------------
    The date of this Joint Proxy Statement/Prospectus is November ___, 1998.

                                                        (continued on next page)

         SBB Common Stock and Pacific Common Stock are quoted on the Nasdaq National Market ("Nasdaq") under the respective symbols "SABB" and "PABN." The closing sales price of SBB Common Stock and Pacific Common Stock as reported on Nasdaq was $32.25 and $49.00, respectively, on July 17, 1998 (the last trading day prior to public announcement of the Merger), and $______ and $_____, respectively, on November __, 1998 (the last practicable trading date before the printing of this Joint Proxy Statement/Prospectus).

         At the SBB Special Meeting, the shareholders of SBB will also be asked to consider and vote on the following two additional proposals: (a) To consider and vote upon a proposal to approve an amendment to the Bylaws of SBB to increase the range of the size of the SBB Board from (i) a minimum of seven (7) persons and a maximum of thirteen (13) persons to (ii) a minimum of nine (9) persons and a maximum of seventeen (17) persons, with the exact number of directors within the foregoing range to be determined by the SBB Board; and (b) To consider and vote upon a proposal to approve an amendment to the Articles of Incorporation of SBB to eliminate cumulative voting with respect to the election of directors.

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY.

         This Joint Proxy Statement/ Prospectus does not cover any resales of Common Stock of the Surviving Corporation to be received by shareholders of Pacific upon consummation of the Merger, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.

         No person is authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement/Prospectus or incorporated by reference herein and, if given or made, such other information or representations must not be relied upon as having been authorized by SBB or Pacific. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities covered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the information about SBB or Pacific contained in this Joint Proxy Statement/Prospectus since the date hereof.


                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----


AVAILABLE INFORMATION............................................................................................iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION......................................................iv

INFORMATION INCORPORATED BY REFERENCE.............................................................................v

SUMMARY  .........................................................................................................1
         The Companies............................................................................................1
         The Special Meetings.....................................................................................2
         Risk Factors.............................................................................................4
         Merger   ................................................................................................4
         The Reorganization Agreement.............................................................................7
         Mutual Stock Option Agreements...........................................................................9
         Management and Operations after Merger..................................................................10
         Comparison of Shareholder Rights........................................................................10
         Comparative Stock Prices................................................................................11
         SELECTED COMPARATIVE PER SHARE DATA.....................................................................13
         SELECTED CONSOLIDATED FINANCIAL DATA....................................................................14

RISK FACTORS.....................................................................................................17
         Prospects of the Surviving Corporation After the Merger.................................................17
         Market Trading and Liquidity; Possible Volatility of Prices.............................................17
         Credit Risk.............................................................................................18
         Interest Rate Risk......................................................................................18
         Impact of Year 2000.....................................................................................18
         Competition.............................................................................................18
         Government Regulation and Monetary Policy...............................................................19
         Common Stock Dividends..................................................................................19
         Economic Conditions and Geographic Concentration........................................................19

THE SBB MEETING..................................................................................................19
         Date, Time and Place....................................................................................19
         Matters to be Considered................................................................................19
         Record Date.............................................................................................22
         Quorum, Voting and Revocation of Proxies................................................................22
         Vote Required to Approve the Merger.....................................................................23
         Vote Required to Approve the Bylaw Amendment............................................................23
         Vote Required to Approve the Article Amendment..........................................................23

THE PACIFIC MEETING..............................................................................................24
         Date, Time and Place....................................................................................24
         Matters to be Considered................................................................................24
         Record Date.............................................................................................24
         Quorum, Voting and Revocation of Proxies................................................................24
         Vote Required...........................................................................................25

INFORMATION ABOUT THE PARTIES....................................................................................25
         SBB      ...............................................................................................25
         Security Ownership of Principal Shareholders and Management of SBB......................................26
         Pacific  ...............................................................................................28
         Security Ownership of Management of Pacific.............................................................28




                                                         i





THE MERGER.......................................................................................................30
         General  ...............................................................................................30
         Structure of the Merger.................................................................................31
         Merger Consideration....................................................................................31
         Background of the Merger................................................................................31
         Reasons for the Merger; Recommendation of the SBB Board.................................................33
         Reasons for the Merger; Recommendation of the Pacific Board.............................................33
         Opinion of Financial Advisors...........................................................................34
         Exchange of Stock Certificates; Fractional Shares.......................................................44
         Share Adjustments.......................................................................................45
         Effective Date..........................................................................................45
         Regulatory Approvals....................................................................................45
         Representations and Warranties..........................................................................46
         Conduct of Business Pending the Merger and Certain Other Agreements.....................................46
         Certain Conditions to Consummation of the Merger........................................................48
         Termination of the Reorganization Agreement.............................................................50
         Effect of Merger on Employee Benefit and Stock Option Plans.............................................52
         Interests of Certain Persons in the Merger..............................................................53
         Management and Operations After the Merger..............................................................55
         Accounting Treatment....................................................................................58
         Certain Federal Income Tax Considerations...............................................................59
         Rights of Dissenting Shareholders.......................................................................60
         Waiver and Amendment....................................................................................63
         Expenses and Fees.......................................................................................63
         Dividends...............................................................................................63
         Nasdaq Listing..........................................................................................64
         Resale of SBB Common Stock..............................................................................64
         Mutual Stock Option Agreements..........................................................................64


PRO FORMA FINANCIAL DATA.........................................................................................67

DESCRIPTION OF SBB CAPITAL STOCK.................................................................................71
         General  ...............................................................................................71
         Voting Rights...........................................................................................71
         Nomination of Directors.................................................................................71
         Dividend Rights.........................................................................................71
         Preemptive Rights.......................................................................................72
         Liquidation Rights......................................................................................72
         Assessment and Redemption...............................................................................72
         Restriction on Ownership................................................................................72

COMPARISON OF SHAREHOLDER RIGHTS.................................................................................72
         General  ...............................................................................................72
         Authorized Capital Stock................................................................................72
         Shareholder Matters.....................................................................................73
         Directors...............................................................................................74
         Amendment of Articles of Incorporation and Bylaws.......................................................74
         Fair Price Provision....................................................................................75
         Anti-Takeover Provisions................................................................................75

LEGAL OPINION....................................................................................................76

EXPERTS  ........................................................................................................76
         Independent Public Accountants for SBB..................................................................76
         Independent Auditors for Pacific........................................................................76

SOLICITATION OF PROXIES..........................................................................................76



                                                        ii




SHAREHOLDER PROPOSALS............................................................................................76

OTHER BUSINESS...................................................................................................77



                                                    APPENDICES


APPENDIX A AGREEMENT AND PLAN OF REORGANIZATION
APPENDIX B AGREEMENT AND PLAN OF MERGER
APPENDIX C SANTA BARBARA BANCORP STOCK OPTION AGREEMENT
APPENDIX D PACIFIC CAPITAL BANCORP STOCK OPTION AGREEMENT
APPENDIX E FAIRNESS OPINION OF VAN KASPER & COMPANY
APPENDIX F FAIRNESS OPINION OF THE BANK ADVISORY GROUP, INC.
APPENDIX G DISSENTERS' RIGHTS UNDER THE CALIFORNIA GENERAL CORPORATION LAW

                              AVAILABLE INFORMATION


         SBB and Pacific are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information as filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically with the Commission, including such information filed by SBB and Pacific. SBB Common Stock and Pacific Common Stock are quoted on Nasdaq under the respective symbols "SABB" and "PABN." Reports, proxy statements and other information concerning SBB and Pacific may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


         SBB has filed a Registration Statement (together with all amendments, schedules and exhibits thereto, the "Registration Statement") on Form S-4 (No. 333-64093) under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission covering the shares of SBB Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus, or in any document incorporated in this Joint Proxy Statement/Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


         This Joint Proxy Statement/Prospectus constitutes both the proxy statement of SBB and Pacific relating to the solicitation of proxies for their use at their respective special meetings and the Prospectus filed as part of the Registration Statement. This Joint Proxy Statement/Prospectus and the related proxies and other materials are first being provided to the shareholders of SBB and Pacific on or about November ___, 1998.

         All information contained in this Joint Proxy Statement/Prospectus with respect to SBB has been supplied by SBB, and all information with respect to Pacific has been supplied by Pacific. Neither SBB nor Pacific warrants the accuracy or completeness of information relating to the other party. SBB makes no representation as to the accuracy or completeness of any Pacific documents filed by Pacific with the Commission pursuant to the Exchange Act.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         CERTAIN INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE HEREIN, CONSTITUTES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND
SECTION 21E OF THE EXCHANGE ACT, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. CERTAIN STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                      INFORMATION INCORPORATED BY REFERENCE

         This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of any such documents, other than exhibits thereto, are available without charge to any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered upon written or oral request to the following:

SBB Documents                                Pacific Documents
-------------                                -----------------
Santa Barbara Bancorp                        Pacific Capital Bancorp
1021 Anacapa Street                          307 Main Street
Santa Barbara, California 93101-2036         Salinas, California  93901
Attention:   Don Lafler                      Attention:   Dennis DeCius
Phone:  (805) 564-6312                       Phone:  (831) 757-4900
Fax:  (805) 564-6293                         Fax:  (831) 757-5061

         In order to ensure timely delivery of such documents, a request must be received no later than December 8, 1998.

         The following SBB documents are incorporated by reference herein (File No. 0-11113):

          1. SBB's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. SBB's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

          3.   SBB's Current Report on Form 8-K dated March 5, 1998.

          4. The description of the SBB Common Stock set forth in SBB's Registration Statement on Form 8-A (Registration No. 0-11113) filed under the Exchange Act, and any amendment or report subsequently filed with the Commission for the purpose of updating such description.

         Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

         The following Pacific documents are incorporated by reference herein (File No. 0-13528):

          1. Pacific's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. Pacific's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1998.

          3. The description of the Pacific Common Stock set forth in Pacific's Registration Statement on Form S-18 (Registration No. 2-87513) filed under the Securities Act, and any amendment or report subsequently filed with the Commission for the purpose of updating such description.

         Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

         Pacific's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference specific portions of Pacific's Annual Report to Shareholders for that year (the "Pacific Annual Report to Shareholders"), but does not incorporate other portions of the Pacific Annual Report to Shareholders. Only the portions of the Pacific Annual Report to Shareholders captioned "Selected Financial Information", "Consolidated Financial Statements", "Notes to Consolidated Financial Statements", "Independent Auditors' Report", "Management's Discussion and Analysis", and "Pacific Capital Bancorp Stock Activity" are incorporated herein. Other portions of the Pacific Annual Report to Shareholders are not incorporated herein and are not part of this Registration Statement.

         All documents filed with the Commission by SBB and Pacific pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and prior to the date of the SBB Meeting and the Pacific Meeting are incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                                     SUMMARY

         The following is a summary of certain significant matters discussed elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus, and the Appendices hereto and in documents incorporated herein by reference.

The Companies

         SBB

         SBB is a California corporation headquartered in Santa Barbara, California, and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). SBB was incorporated on December 7,
1981. Santa Barbara Bank & Trust ("SBB&T"), SBB's wholly owned banking subsidiary, is a California banking corporation and member bank of the Federal Reserve System. SBB&T is a full service commercial bank serving the California communities of Buellton, Camarillo, Carpinteria, Fillmore, Goleta, Lompoc, Los Olivos, Montecito, Oxnard, Santa Barbara, Santa Maria, Santa Paula, Solvang, Vandenberg Village, Ventura and surrounding communities in Santa Barbara and Ventura counties from 27 locations. SBB also owns Sanbarco Mortgage Company which engages in the business of mortgage brokering services and the servicing of brokered loans. Other than the ownership of SBB&T and Sanbarco Mortgage Company, SBB is not engaged in any significant business activities.

         At June 30, 1998, SBB had consolidated assets of approximately $1.62 billion, deposits of approximately $1.43 billion and shareholders' equity of approximately $127.84 million. SBB Common Stock is quoted on Nasdaq under the symbol "SABB." SBB's principal executive offices are located at 1021 Anacapa Street in Santa Barbara, California 93101-2036, and its telephone number at this location is (805) 564-6298.

         See "PARTIES -- SBB."

         Pacific


         Pacific is a California corporation headquartered in Salinas, California, and a bank holding company registered under the BHC Act. Pacific was incorporated on January 26, 1983. Pacific owns all of the capital stock of First National Bank of Central California ("First National Bank"), a national banking association regulated by the Office of the Comptroller of the Currency (the "OCC"). On August 4, 1998, First National Bank and South Valley national Bank, a wholly owned subsidiary of Pacific and an affiliate of First National Bank, filed an application with the OCC to merge South Valley National Bank with and into First National Bank under the charter of First National Bank (the "Affiliate Merger"). The Affilliate Merger was approved by the OCC and became effective on October 14, 1998. First National Bank is a full service commercial bank and operates from ten locations (including four South Valley National Bank locations) serving Monterey, Salinias, Carmel, Watsonville, Morgan Hill, Gilroy, Hollister, San Juan Bautista and surrounding areas in Monterey, Santa Cruz, Santa Clara and San Benito Counties in California. Pacific does not engage in any significant business activities other than the ownership of First National Bank and the ownership of one other wholly owned subsidiary, Pacific Capital Services Corporation. Pacific Capital Services Corporation has no active operations at this time.

         At June 30, 1998, Pacific had consolidated assets of approximately $815.56 million, deposits of approximately $730.33 million and shareholders' equity of approximately $76.06 million. The Pacific Common Stock is quoted on Nasdaq under the symbol "PABN." Pacific's principal executive offices are located at 307 Main Street in Salinas, California 93901, and its telephone number at this location is (408) 757-4900.


         See "PARTIES -- Pacific."

The Special Meetings

         Date, Time and Place of Special Meetings

         SBB. The SBB Meeting is scheduled to be held at the Lobero Theater, 33 East Canon Perdido, Santa Barbara, California, at 2:00 p.m., local time, on Tuesday, December 15, 1998.

         SEE "THE SBB MEETING -- Date, Time and Place."


         Pacific. The Pacific Meeting is scheduled to be held at the Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California, at 4:00 p.m., local time, on Tuesday, December 15, 1998.


         See "THE PACIFIC MEETING -- Date, Time and Place."

         Matters to be Considered

         SBB. The purpose of the SBB Meeting is to: (a) consider and vote upon a proposal to approve and adopt the Agreements and the Merger; (b) consider and vote upon a proposal to approve an amendment to the Bylaws of SBB to increase the range of the size of the Board of Directors from (i) a minimum of seven (7) persons and a maximum of thirteen (13) persons to (ii) a minimum of nine (9) persons and a maximum of seventeen (17) persons, with the exact number of directors within the foregoing range to be determined by the SBB Board (the "Bylaw Amendment"); and (c) consider and vote upon a proposal to approve an amendment to the Articles of Incorporation of SBB to eliminate cumulative voting with respect to the election of directors (the "Article Amendment").

         See "THE SBB MEETING -- Matters to be Considered."

         Pacific. The purpose of the Pacific Meeting is consider and vote upon a proposal to approve and adopt the Agreements and the Merger.

         See "THE PACIFIC MEETING -- Matters to be Considered."

         Record Date; Stock Entitled to Vote


         SBB. Only holders of record of SBB Common Stock at the close of business on November 3, 1998 (the "SBB Record Date") will be entitled to receive notice of, and to vote at, the SBB Meeting and any postponements or adjournments thereof.


         See "THE SBB MEETING -- Record Date."


         Pacific. Only holders of record of Pacific Common Stock at the close of business on November 3, 1998 (the "Pacific Record Date") will be entitled to receive notice of, and to vote at, the Pacific Meeting and any postponements or adjournments thereof.


         See "THE PACIFIC MEETING -- Record Date."

         Vote Required; Quorum

         SBB. The affirmative vote of the holders of at least a majority of the total number of outstanding shares of SBB Common Stock entitled to vote at the SBB Meeting is required to approve (a) the Agreements and the Merger, (b) the Bylaw Amendment, and (c) the Article Amendment. Each holder of shares of SBB Common Stock outstanding on the SBB Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the SBB Meeting and any postponement or adjournment thereof. A majority of all shares of SBB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the meeting) are each included in the calculation of the number of shares present for determination of a quorum; however, they are not counted as votes in favor of the matters to be considered at the SBB Meeting.

         See "THE SBB MEETING -- Quorum, Voting and Revocation of Proxies", "-- Vote Required to Approve the Merger", "-- Vote Required to Approve the Bylaw Amendment", and "-- Vote Required to Approve the Article Amendment."

         Pacific. The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Pacific Common Stock entitled to vote at the Pacific Meeting is required to approve the Agreements and the Merger. Each holder of shares of Pacific Common Stock outstanding on the Pacific Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Pacific Meeting and any postponement or adjournment thereof. A majority of all shares of Pacific Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the meeting) are each included in the calculation of the number of shares present for determination of a quorum; however, they are not counted as votes in favor of the Agreements and the Merger.

         See "THE PACIFIC MEETING -- Quorum, Voting and Revocation of Proxies" and "-- Vote Required."

         Revocation of Proxies

         The presence of a shareholder of either SBB or Pacific at the respective SBB Meeting or Pacific Meeting (or at any postponement or adjournment thereof) will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of SBB or Pacific, as appropriate, of a written notice of revocation prior to or at the relevant meeting (or, if such meeting is adjourned or postponed, prior to or at the time the adjourned or postponed meeting is actually held); (b) submission of a duly executed proxy bearing a later date; or
(c) attending the relevant meeting (or, if such meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person thereat.


         In the case of a shareholder of SBB, any written revocation of proxy or other related communications should be addressed to Jay D. Smith, Corporate Secretary, Santa Barbara Bancorp, 1021 Anacapa Street, Santa Barbara, California 93101. In the case of a shareholder of Pacific, any written revocation of proxy or other related communications should be addressed to James L. Gattis, Corporate Secretary, Pacific Capital Bancorp, 307 Main Street, Salinas, California 93901.


         See "THE SBB MEETING -- Quorum, Voting and Revocation of Proxies" and "THE PACIFIC MEETING --Quorum, Voting and Revocation of Proxies."

         Security Ownership of Management

         SBB. As of the SBB Record Date, the directors and executive officers of SBB beneficially held, in the aggregate, the ability to direct the voting with respect to _______ shares of SBB Common Stock, comprising approximately ____% of the voting power of the SBB Common Stock outstanding. Such directors and executive officers of SBB have informed SBB that they intend to vote their shares of SBB Common Stock in favor of (i) approval and adoption of the Agreements and the Merger, (ii) approval of the Bylaw Amendment, and (iii) approval of the Article Amendment.

         See "INFORMATION ABOUT THE PARTIES -- Security Ownership of Principal Shareholders and Management of SBB."

         Pacific. As of the Pacific Record Date, the directors and executive officers of Pacific beneficially held, in the aggregate, the ability to direct the voting with respect to _______ shares of Pacific Common Stock, comprising approximately ____% of the voting power of the Pacific Common Stock outstanding. Such directors and executive officers of Pacific have informed Pacific that they intend to vote their shares of Pacific Common Stock in favor of approval and adoption of the Agreements and the Merger.

         See "INFORMATION ABOUT THE PARTIES -- Security Ownership of Management of Pacific."

Risk Factors

         In deciding whether to vote for approval of the Agreements and the Merger, holders of SBB Common Stock and Pacific Common Stock should carefully consider certain risk factors associated with the Merger.

         See  "RISK  FACTORS"   beginning  on  page  17   of  this  Joint  Proxy
Statement/Prospectus.

Merger

         Effects of Merger

         On the Effective Date (defined herein), Pacific will merge with and into SBB. SBB will be the surviving corporation in the Merger and will continue its corporate existence under California law with the resulting name "Pacific Capital Bancorp." The Agreements provide that the Articles of Incorporation of SBB shall be amended to change the name of SBB such that the Surviving Corporation will operate under the name "Pacific Capital Bancorp." The separate corporate existence of Pacific will cease at the Effective Time (as defined herein) of the Merger.

         Upon the Merger becoming effective, each share of Pacific Common Stock issued and outstanding at the Effective Time (other than shares which have been voted against approval of the Merger and with respect to which dissenters' rights shall have been perfected in accordance with Chapter 13 of the California General Corporation Law (the "GCL")) will be converted automatically into the right to receive shares of SBB Common Stock as herein described.

         Subject to the terms and conditions contained in the Agreements, as a result of the Merger each share of Pacific Common Stock will be converted into the right to receive 1.935 shares (defined herein as the "Exchange Ratio") of SBB Common Stock. No fractional shares of SBB Common Stock will be issued and, in lieu thereof, holders of fractional shares of Pacific Common Stock who would otherwise be entitled to a fractional share interest in SBB Common Stock (after taking into account all shares of Pacific Common Stock held by such holder) will be paid an amount of cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of Pacific Common Stock as reported on Nasdaq on the business day immediately preceding the Effective Date. See "THE MERGER -- Structure of the Merger", "-- Merger Consideration", "-- Exchange of Stock Certificates; Fractional Shares." In
addition, pursuant to the terms of the Agreements all outstanding and unexercised options to purchase shares of Pacific Common Stock granted under various stock option plans maintained by Pacific will be assumed by SBB and will be converted automatically at the Effective Date into, and will become, stock options to purchase shares of Common Stock of the Surviving Corporation. See "THE MERGER -- Effect of Merger on Employee Benefit and Stock Option Plans -- Stock Option Plans."

         For information on how shareholders of Pacific will be able to exchange certificates representing shares of Pacific Common Stock for certificates representing Surviving Corporation Common Stock, see "THE MERGER -- Exchange of Stock Certificates; Fractional Shares."

         Effective Date

         The Merger will become effective on the date (the "Effective Date") and at the time (the "Effective Time") that the Merger Agreement and related documents are filed with the California Secretary of State. Subject to the satisfaction of conditions specified in the Reorganization Agreement, the parties expect the Merger to become effective on or about December 31, 1998, although there can be no assurance as to whether or when the Merger will occur.

         See "THE MERGER -- Effective Date" and "-- Certain Conditions to Consummation of the Merger."

         Value of Merger

         As of November ___, 1998, based on the Exchange Ratio and the average of the closing bid and asked price of SBB Common Stock as reported on Nasdaq for that date, the Merger had a per share value of $______ to holders of Pacific Common Stock, and the approximate total value of the Merger Consideration to the shareholders of Pacific was $______ million. Because the Exchange Ratio is fixed, the market value of the Merger Consideration as stated above may increase or decrease during the pendency of the transaction depending on the market price of SBB Common Stock.

         Based upon (i) the ____________ shares of SBB Common Stock outstanding on the SBB Record Date, (ii) the _________ shares of SBB Common Stock reserved for issuance upon the exercise of stock options to acquire SBB Common Stock outstanding on the SBB Record Date, (iii) the ________ shares of Pacific Common Stock outstanding on the Pacific Record Date (as defined herein), (iv) the ________ shares of Pacific Common Stock reserved for issuance upon the exercise of stock options to acquire Pacific Common Stock outstanding on the Pacific Record Date, and assuming (i) the exercise of all outstanding options to acquire shares of SBB Common Stock and Pacific Common Stock, and (ii) no dissenters' rights are perfected by any shareholder of either SBB and Pacific, shares held by SBB and Pacific shareholders after consummation of the Merger are estimated to represent approximately ______ percent and _____ percent, respectively, of the Surviving Corporation. Without giving effect to the exercise of any stock options to acquire shares of SBB Common Stock and Pacific Common Stock as assumed above, shares held by SBB and Pacific shareholders after consummation of the Merger are estimated to represent approximately _______ percent and _______ percent, respectively, of the Surviving Corporation. See "MERGER -- Effect of Merger on Employee Benefit and Stock Option Plans."

         Reasons for Merger and Recommendation of Boards of Directors

         The SBB Board and the Pacific Board have each unanimously approved the Agreements and the transactions contemplated thereby, including the Merger. The Board of Directors of each of SBB and Pacific believe that the Merger and the transactions contemplated by the Agreements are in the best interests of the shareholders of each of SBB and Pacific and recommend a vote "FOR" approval and adoption of the Agreements and the Merger. The conclusions of the Board of Directors of SBB and Pacific with respect to the Merger are based upon a number of factors more fully described herein, including the receipt of fairness opinions from their respective financial advisors.

         See "THE  MERGER --  Background  of the  Merger",  "--  Reasons for the
Merger;   Recommendation   of  the  SBB  Board",   "--Reasons  for  the  Merger;
Recommendation of the Pacific Board" and "-- Opinion of Financial Advisors."

         In addition, the SBB Board also recommends a vote "FOR" the Bylaw Amendment and the Article Amendment.

         Opinions of Financial Advisors


         SBB. The Bank Advisory Group, Inc. ("Advisory"), SBB's financial advisor, has rendered its written opinion, dated as of November 4, 1998, to the SBB Board to the effect that, as of such date, the terms of the Merger are fair to the shareholders of SBB from a financial point of view. The written opinion of Advisory (the "Advisory Fairness Opinion") is attached to this Joint Proxy Statement/Prospectus as Appendix F and should be read by the shareholders of SBB in its entirety.


         See "THE MERGER -- Opinion of Financial Advisors -- SBB", which also contains a discussion of the fees to be paid to Advisory.



         Pacific. Van Kasper & Company ("Van Kasper"), Pacific's financial advisor, has rendered its written opinion, dated as of November 4, 1998, to the Pacific Board to the effect that, as of such date, the terms of the Merger, including the Exchange Ratio and the conversion of shares of Pacific Common Stock into shares of SBB Common Stock, are fair to the shareholders of Pacific from a financial point of view. The written opinion of Van Kasper (the "Van Kasper Fairness Opinion") is attached to this Joint Proxy Statement/Prospectus as Appendix E and should be read by the shareholders of Pacific in its entirety.


         See "THE MERGER -- Opinion of Financial Advisors -- Pacific", which also contains a discussion of the fees to be paid to Van Kasper.

         Regulatory Approvals


         The Merger was subject to prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under Section 3 of the BHC Act. SBB submitted an application seeking approval of the Merger to the Federal Reserve Board on October 1, 1998, and such application was approved by the Federal Rreserve Bank of San Francisco on November 3, 1998.


         See "THE MERGER -- Regulatory Approvals" and "-- Certain Conditions to Consummation of the Merger."

         Accounting Treatment

         The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The receipt of (i) an opinion from KPMG Peat Marwick LLP, the independent public accountants of Pacific, to the effect that Pacific qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting is available, and (ii) an opinion from Arthur Andersen LLP, the independent public accountants of SBB, confirming that the Merger will qualify for "pooling of interests" accounting, is a condition to SBB's and Pacific's obligations to consummate the Merger. If such condition is not met, the Merger will not be consummated unless the condition is waived by SBB and Pacific. As of the date of this Joint Proxy Statement/Prospectus, SBB and Pacific are not aware, after consultation with their respective independent public accountants, of any existing facts or circumstances which would preclude such opinions from being issued by KPMG Peat Marwick LLP and Arthur Andersen LLP.

         See "THE MERGER -- Accounting Treatment" and "-- Certain Conditions to Consummation of the Merger."

         Certain Federal Income Tax Considerations

         The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by SBB or Pacific, and no gain or loss would be recognized by shareholders of Pacific Common Stock, except with respect to cash received for any fractional shares and except for any cash payments which might be received by shareholders properly exercising dissenters' rights. Consummation of the Merger is conditioned upon receipt by SBB and Pacific of an opinion of Jenkens & Gilchrist, a Professional Corporation, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized for federal income tax purposes by holders of Pacific Common Stock who receive shares of SBB Common Stock in the Merger (other than in respect of any cash received in lieu of fractional share interests in SBB Common Stock); (iii) the basis of shares of SBB Common Stock received by the shareholders of Pacific will be the same as the basis of shares of Pacific Common Stock exchanged therefor; and (iv) the holding period of the shares of SBB Common Stock received by such shareholders will include the holding period of the shares of Pacific Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date.

         Any holder of Pacific Common Stock who perfects his or her dissenters's appraisal rights and receives cash will recognize taxable gain or loss.

         THE FOREGOING IS A GENERAL SUMMARY OF ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS OF PACIFIC, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDERS' TAX SITUATION AND STATUS. BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, IT IS RECOMMENDED THAT SHAREHOLDERS OF PACIFIC COMMON STOCK CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

         See "THE MERGER - Federal Income Tax Consequences" and "-- Certain Conditions to Consummation of the Merger."

         Interests of Certain Persons in the Merger

         Certain members of management of each of SBB and Pacific and of their respective Boards have certain interests in the transactions contemplated by the Agreements that are in addition to their interests generally as shareholders of SBB and Pacific, as the case may be. For example, certain executive officers and directors of Pacific will become executive officers and directors of the Surviving Corporation following consummation of the Merger. These interests also include "change-in-control" payments to be made to certain executive officers of Pacific upon consummation of the Merger pursuant to the terms of existing Amended and Restated Executive Salary Continuation Benefits Agreements and employment contracts. In addition, these interests include, among others, provisions in the Reorganization Agreement relating to directors' and officers' liability insurance, participation in benefit plans of the Surviving Corporation following the Merger, and the conversion of options to acquire shares of Pacific Common Stock into options to acquire shares of SBB Common Stock.

         The SBB Board and the Pacific Board were aware of these interests and considered them, among other matters, in approving the Agreements and the transactions contemplated thereby.

         See "THE MERGER -- Interests of Certain Persons in the Merger", "-- Conduct of Business Pending the Merger and Certain Other Agreements" and "-- Management and Operations After the Merger."

         Rights of Dissenting Shareholders

         In connection with the Merger, the shareholders of SBB and Pacific may be entitled to dissenters' rights under Chapter 13 of the GCL, the text of which is attached to this Joint Proxy Statement/Prospectus as Appendix G. Because SBB Common Stock and Pacific Common Stock are each listed on Nasdaq, such dissenters' rights will be available to shareholders of each respective corporation only if the holders of five percent (5%) or more of SBB Common Stock or Pacific Common Stock, respectively, make written demand upon such respective corporation for the purchase of dissenting shares in accordance with Chapter 13 of the GCL. If this condition is satisfied, in order to be entitled to exercise dissenters' rights, a notice must be sent by the shareholder and received by SBB or Pacific, as the case may be, on or before the date of the SBB Meeting or Pacific Meeting, respectively, and any such shareholder must vote AGAINST the approval of the Agreements and the Merger. Failure to send such notice and vote against the Merger will result in a waiver of such shareholder's dissenters' rights.

         See "THE MERGER -- Rights of Dissenting Shareholders" and Appendix G.

The Reorganization Agreement

         Conduct of Business Pending the Merger and Certain Other Agreements

         The parties have agreed to use their respective best efforts to perform and fulfill all of their respective conditions and obligations to be performed or fulfilled pursuant to the terms of the Reorganization Agreement, including obtaining all consents and approvals from third parties, and to cause the consummation of the Merger in accordance with the terms of the Reorganization Agreement at the earliest practicable time. In addition, each party has agreed to, and will use its respective best efforts to cause its directors and officers to, use all commercially reasonable efforts to consummate the Merger in a manner that will qualify the Merger for "pooling of interests" accounting treatment. See "THE MERGER -- Accounting Treatment." The parties have also agreed to use their respective best efforts to have each of its directors vote, or caused to be voted, all shares of SBB Common Stock or Pacific Common Stock, as the case may be, beneficially owned by them in favor of the Merger.

         In addition, during the pendency of the transactions described in this Joint Proxy Statement/Prospectus, SBB and Pacific have each agreed to, and as applicable to cause their respective subsidiaries to, among other things, (i) operate only in the ordinary course of business and consistent with prudent banking practices; (ii) use all reasonable efforts to preserve its business organization intact and to retain present customers, depositors and employees and to maintain its assets in good operating condition and repair (except as required by prudent business practices); (iii) perform obligations under contracts, leases and documents relating to or affecting its assets, properties and business (except such obligations as may be reasonably disputed); (iv) maintain insurance policies now in effect or renewals thereof; (v) file all reports required to be filed with governmental authorities and observe and conform to applicable laws, rules and regulations (except as may be contested in good faith by appropriate proceedings); (v) timely file tax returns and pay taxes and assessments that become due and payable (except as may be contested in good faith by appropriate proceedings); (vi) withhold appropriate payroll taxes and to pay the same to proper tax receiving officers; and (vii) account for all transactions and prepare financial statements in accordance with generally accepted accounting principles (unless otherwise subject to regulatory accounting principles).

         Each party has also agreed to refrain from taking certain actions during the pendency of the Merger, without the prior consent of the other party, including, among others, (i) taking any action that would reasonably be anticipated to result in a Material Adverse Change (as defined below), (ii) take any action that would cause or permit the representations and warranties made by such party to be inaccurate at the time when the parties meet to exchange closing documents and certificates and determine whether all of the conditions to consummation of the Merger have been met (the "Closing"); (iii) change the articles of incorporation or bylaws (except with respect to SBB) or authorized capital stock, (iv) grant any new stock options or accelerate the vesting of any existing stock options, except as provided in the Reorganization Agreement, (v) accelerate the vesting of pension or other benefits in favor of any employees,
(vi) acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity,
(vii) mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction on any of its property, business or assets, except in the ordinary course of business and consistent with prudent banking practices, (viii) sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking practices, or (ix) make any change in any accounting methods, principles or material practices, except as required by generally accepted accounting principles.

         As used in the Reorganization Agreement, the term "Material Adverse Change" means any material adverse change (excluding the occurrence of expenses in connection with the Merger) since December 31, 1997 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves of Pacific or SBB, as the case may be, and their respective subsidiaries taken as a whole, and specifically includes, without limitation, with respect to Pacific, any change that reduces the tangible shareholders' equity of Pacific below $70,000,000, or, with respect to SBB, any change that reduces the tangible shareholders' equity of SBB below $118,000,000.

         Conditions to the Merger

         Each party's obligation to effect the Merger is subject to the fulfillment or waiver, if legally permissible, of certain conditions prior to or at the Closing including, among others: (i) the accuracy in all material respect of representations and warranties of each party to the Reorganization Agreement;
(ii) the performance or compliance in all material respect with all agreements, terms, covenants and conditions required by the Reorganization Agreement; (iii) approval of the Agreements and the Merger by the holders of at least a majority of the SBB Common Stock and the Pacific Common Stock entitled to vote thereon, and the approval of the Bylaw Amendment by the holders of at least a majority of the SBB Common Stock entitled to vote thereon; (iv) the receipt of all approvals or consents of the transactions contemplated by the Agreements from all necessary governmental agencies, authorities and third parties, including the Commission and the Federal Reserve Board, and the expiration of all statutory waiting periods with respect to such approvals; (v) the absence of any action, statute, rule, regulation or order, including the entry of a preliminary or permanent injunction, that would make the Reorganization Agreement or the agreements and transactions contemplated thereby illegal, invalid or unenforceable or would otherwise impose material limits on the ability of either party to consummate the Merger; (vi) the delivery by each party to the other of the closing deliveries identified in the Reorganization Agreement; (vii) the receipt by each party of an unqualified written opinion of its respective investment advisor to the effect that the Merger is fair to the shareholders of such party from a financial point of view; (viii) receipt of an accounting opinion to the effect that the Merger qualifies for "pooling of interests" accounting treatment; (ix) the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding for that purpose pending before or threatened by the Commission, and all state securities permits or approvals required by applicable state securities laws to consummate the Merger shall have been received and remain in effect; (x) receipt of a legal opinion on certain tax aspects of the Merger; (xi) the holders of not more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of Pacific Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the GCL, such that the receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under generally accepted accounting principles, would result in the Merger not qualifying for "pooling of interests" accounting treatment; (xii) all accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by the Reorganization Agreement shall be reasonably satisfactory to each party, and neither party shall have received notification from any proper regulatory authority that such party's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper; and (xiii) the occurrence of no Material Adverse Changes in the business of SBB or Pacific since December 31, 1997.

         The obligation of Pacific to effect the Merger is further subject to the condition that SBB shall have taken all actions necessary to effect the Bylaw Amendment. See "THE SBB MEETING -- Matters to be Considered -- The Bylaw Amendment."

         The obligation of SBB to effect the Merger is further subject to the condition that SBB shall have received from Pacific, at least 31 days prior to the date on which the Closing takes place (such date being referred to herein as the "Closing Date"), the signed letters from each "affiliate" of Pacific. See "THE MERGER -- Resale of SBB Common Stock."

         See "THE MERGER -- Certain Conditions to Consummation of the Merger."

         Termination of Reorganization Agreement

         The Reorganization Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after approval by the shareholders of SBB and Pacific, upon the occurrence of various events and under certain circumstances, including (i) by the mutual consent of SBB and Pacific;
(ii) by either party in the event of the failure of the respective shareholders to approve the Merger; (iii) by either party upon the failure to obtain any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated by the Reorganization Agreement; and (iv) by Pacific in the event that shares of SBB Common Stock trade below certain price levels prior to the Effective Date. In addition, under certain circumstances, a fee of $7,650,000, plus certain costs and expenses not to exceed $250,000, may be payable by SBB or Pacific to the other party upon termination of the Reorganization Agreement.

         See "THE MERGER -- Termination of the Reorganization Agreement."

Mutual Stock Option Agreements

         As an inducement to SBB to enter into the Reorganization Agreement, Pacific and SBB entered into the Pacific Stock Option Agreement, dated July 20, 1998, (the "Pacific Stock Option Agreement"), pursuant to which Pacific granted SBB an irrevocable option to purchase from Pacific 878,269 shares of Pacific Common Stock (subject to adjustment, but in no event to exceed 19.5% of the then outstanding shares of Pacific Common Stock), at a price of $58.00 per share (the "Pacific Option"). A copy of the Pacific Stock Option Agreement is included with the Joint Proxy Statement/Prospectus as Appendix D and is incorporated herein by reference. The exercise price was determined through negotiations, taking into account the recently prevailing price range of Pacific Common Stock prior to announcement of the Merger. SBB may exercise the Pacific Option only upon the occurrence of certain limited and specifically defined events described therein (none of which has occurred as of the date hereof). Such events include the authorization of Pacific to effect a merger with any entity other than SBB. At the request of the holder of the Pacific Option, under certain circumstances, Pacific is obligated to repurchase, pursuant to a formula price set out in the Pacific Stock Option Agreement, the Pacific Option and any shares of Pacific Common Stock purchased upon the exercise of the Pacific Option and beneficially owned by such holder at that time.

         As an inducement to Pacific to enter into the Reorganization Agreement, SBB and Pacific entered into the SBB Stock Option Agreement, dated July 20, 1998, (the "SBB Stock Option Agreement", and together with the Pacific Stock Option Agreement, the "Stock Option Agreements"), pursuant to which SBB granted Pacific an irrevocable option to purchase from SBB up to 3,002,505 shares of SBB Common Stock (subject to adjustment, but in no event to exceed 19.5% of the then outstanding shares of SBB Common Stock), at a price of $30.00 per share (the "SBB Option"). A copy of the SBB Stock Option Agreement is included with the Joint Proxy Statement/Prospectus as Appendix C and is incorporated herein by reference. The exercise price was determined through negotiations, taking into account the recently prevailing price range of SBB Common Stock prior to announcement of the Merger. Pacific may exercise the SBB Option only upon the occurrence of certain limited and specifically defined events described therein (none of which has occurred as of the date hereof). At the request of the holder of the SBB Option, under certain circumstances, SBB is obligated to repurchase, pursuant to a formula price set out in the SBB Stock Option Agreement, the SBB Option and any shares of SBB Common Stock purchased upon the exercise of the SBB Option and beneficially owned by such holder at that time.

         The purchase of any shares of Pacific Common Stock pursuant to the Pacific Stock Option Agreement, or the purchase of any shares of SBB Common Stock pursuant to the SBB Stock Option Agreement, is subject to compliance with applicable law, including receipt of any necessary approvals under the BHC Act.

         The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Agreements by discouraging persons who might now, or prior to the Effective Date, be interested in acquiring all of or a significant interest in the capital stock of Pacific or SBB from considering or proposing such an acquisition.

         In the event that the shareholders of either Pacific or SBB fail to approve the Merger, either SBB or Pacific may terminate the Agreements. See "THE MERGER -- Termination of the Reorganization Agreement." If such termination occurs prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as such terms are defined in the Stock Option Agreements), the Stock Option Agreements will automatically terminate at such time.

         See "THE MERGER -- Mutual Stock Option Agreements"

Management and Operations after Merger

         As of the Effective Date, and assuming that the Bylaw Amendment has been approved by the shareholders of SBB at the SBB Meeting, the Board of Directors of the Surviving Corporation will consist of fifteen (15) directors; eleven (11) of whom represent all of the current directors of SBB and four (4) of whom are current members of the Pacific Board. Pursuant to the terms of the Merger Agreement, the four representatives of Pacific to be appointed to the Board of Directors of the Surviving Corporation will be: D. Vernon Horton; Roger
C. Knopf; Clayton C. Larson; and William H. Pope. Each of Messrs. Horton, Knopf, Larson and Pope currently serves on the Pacific Board. Mr. Horton is also the Chairman of Pacific, and Mr. Larson is the President of Pacific.

         The executive officers of the Surviving Corporation will consist of the current executive officers of SBB plus Messrs. Horton and Larson, who will each be appointed to serve as a Vice Chairman of the Surviving Corporation. A complete listing of the directors and officers of the Surviving Corporation is included as Schedule One to the Merger Agreement, attached to this Joint Proxy Statement/Prospectus as Appendix B.

         It is anticipated that the management and operation of SBB and Pacific will be integrated after the Merger, and, except as provided above, it is not anticipated that the management of SBB will be affected as a result of the Merger. Following the Merger, it is anticipated that each of SBB&T and First National Bank (as the continuing bank in the Affiliate Merger) will continue to operate as separate subsidiaries of the Surviving Corporation. Nevertheless, it is anticipated that certain duplicative operations of these entities may be consolidated.

         The Merger is expected to generate certain cost savings and revenue enhancements for the Surviving Corporation. The total after-tax impact of these cost savings is estimated to be $2,670,000 for the first full year of combined operations, or approximately $0.10 per diluted share, on a pro forma basis. In addition to cost savings, it is anticipated that the Surviving Corporation will experience certain revenue enhancements through the introduction of an expanded array of products and services in the markets served by the combined organization.

         One-time charges associated with the Merger, including investment banking fees, legal and other professional fees, change-in-control payments and contract termination fees, are anticipated to be between $7.5 and $8 million and will likely be taken in the fourth quarter of 1998, the same quarter that the Merger is expected to close.

         The Surviving Corporation will have its corporate headquarters in Santa Barbara, California and will operate under the name "Pacific Capital Bancorp."

         See "THE MERGER -- Management and Operations After the Merger", "-- Interests of Certain Persons in the Merger" and "PRO FORMA FINANCIAL DATA."

Comparison of Shareholder Rights

         The rights of shareholders of Pacific Common Stock and SBB Common Stock differ in certain respects. The rights of shareholders of Pacific Common Stock currently are determined by reference to the GCL, Pacific's Articles of Incorporation and Pacific's Bylaws. At the Effective Time, shareholders of Pacific will become shareholders of the Surviving Corporation, and, accordingly, the rights of such shareholders will thereafter be determined and governed by reference to the Articles of Incorporation, Bylaws and other corporate documents of SBB. The material differences between the rights of shareholders of Pacific Common Stock and SBB Common Stock include (i) the procedures for taking shareholder action by written consent and without a meeting; (ii) the procedures for nominating a person for election as a director; (iii) the procedures for shareholders to submit proposals, other than nominations for election as directors, for action by the shareholders at any meeting of shareholders; and
(iv) the shareholder vote required for certain amendments to the articles of incorporation.

         See "DESCRIPTION OF SBB CAPITAL STOCK" and "COMPARISON OF SHAREHOLDER RIGHTS."

         In addition, if the holders of SBB Common Stock approve the Article Amendment, another difference between the rights of holders of Pacific Common Stock and SBB Common Stock will be that holders of SBB Common Stock will not be permitted to cumulate their votes in the election of directors. The GCL permits a California corporation that is a listed corporation (i.e., one whose shares are listed on Nasdaq (and have at least 800 shareholders) or the New York Stock Exchange or the American Stock Exchange) to amend its articles of incorporation to eliminate cumulative voting. Because SBB Common Stock is quoted on Nasdaq and SBB has at least 800 shareholders of record, SBB qualifies as a "listed corporation" under the GCL. Accordingly, with the approval of a majority of the outstanding shares of SBB Common Stock, SBB's Articles of Incorporation may be amended to eliminate the ability to cumulate votes in the election of directors. If the Article Amendment is approved and the Merger is consummated, holders of Pacific Common Stock who exchange their stock for SBB Common Stock as described herein will no longer have the right to cumulate votes in the election of directors. Holders of Pacific Common Stock currently have the right to cumulate their votes in the election of directors.

         See "THE SBB MEETING--Matters to be Considered--The Article Amendment."

Comparative Stock Prices

         Shares of SBB Common Stock are traded in the over-the-counter market and are listed on Nasdaq under the symbol "SABB." Shares of Pacific Common Stock are also traded in the over-the-counter market and are listed on Nasdaq under the symbol "PABN." The following table sets forth the high and low sale prices of SBB Common Stock and Pacific Common Stock for the periods indicated, as reported on Nasdaq. Per share prices have been restated, as applicable, to reflect all stock splits and stock dividends during the periods presented.



                                                     SBB Common Stock            Pacific Common Stock
                                                ----------------------------------------------------------------


                                                     High          Low           High           Low
                                                ----------------------------------------------------------------


1996       First Quarter.......................      $ 12.67     $  9.88         $ 28.09        $ 24.05
           Second Quarter......................        13.50       11.69           27.63          25.47
           Third Quarter.......................        13.94       12.63           26.67          24.77
           Fourth Quarter......................        14.07       12.63           27.63          25.38

1997       First Quarter.......................      $ 16.00     $ 13.82         $ 27.62        $ 23.10
           Second Quarter......................        23.25       14.94           33.93          27.02
           Third Quarter.......................        24.19       19.63           33.10          30.60
           Fourth Quarter......................        24.50       22.75           42.25          32.74

1998       First Quarter.......................      $ 27.88     $ 22.13         $ 43.25        $ 40.00
           Second Quarter......................        34.00       25.50           48.75          42.00
           Third Quarter.......................        34.38       22.00           62.00          42.00
           Fourth Quarter......................      -------     -------         -------        -------
             (through November __, 1998)

         On July 17, 1998, the last trading day prior to public announcement of the proposed Merger, the closing sale prices of SBB Common Stock and Pacific Common Stock, as reported on Nasdaq, were $32.25 per share and $49.00 per share, respectively. On November ____, 1998, the latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus, the closing sale prices of SBB Common Stock and Pacific Common Stock, as reported on Nasdaq, were $______ per share and $_______ per share, respectively.

         The following table sets forth the closing price of the Pacific Common Stock and the equivalent per share price of SBB Common Stock giving effect to the Merger on July 17, 1998 (the last trading day prior to the public announcement  of the  proposed  Merger)  and  November  ___,  1998  (the  latest practicable trading day before the printing of this Joint Proxy Statement/Prospectus):

                                                                        Closing Sales Price
                                                                                               Pro Forma
                                                               SBB            Pacific         Equivalent
                                                          Common Stock     Common Stock      Per Share(1)
                                                          ------------     ------------      ------------
Market value per share:
   July 17, 1998...................................          $ 32.25         $ 49.00            $ 62.40
   November ____, 1998.............................          $______         $______            $______

-------------

(1) Equivalent market value per share of Pacific Common Stock represents the closing sales price of the SBB Common Stock on each specified date, multiplied by the Exchange Ratio of 1.935.

         Shareholders are advised to obtain current market quotations for the SBB Common Stock and Pacific Common Stock. No assurance can be given as to the market price of the Pacific Common Stock on the Effective Date, or of the SBB Common Stock after the Effective Date. As of the SBB Record Date, there were approximately _____ holders of record of SBB Common Stock, and as of the Pacific Record Date, there were approximately _____ holders of record of Pacific Common Stock. Upon consummation of the Merger, it is expected that there will be approximately _____ holders of record of Common Stock of the Surviving Corporation.

                       SELECTED COMPARATIVE PER SHARE DATA
                                   (unaudited)

         The following summary presents comparative historical, pro forma and pro forma equivalent unaudited per share data for both SBB and Pacific. The unaudited information set forth in the following tables reflects certain comparative per common share data related to income per share and book value per share (i) on a historical basis for SBB and Pacific; (ii) on a pro forma combined basis per share of SBB Common Stock assuming consummation of the Merger; and (iii) on an equivalent pro forma basis per SBB Common Stock assuming consummation of the Merger. Per share amounts have been restated, as applicable, to reflect all stock splits and stock dividends during the periods presented. SBB pro forma amounts represent the pro forma results of the combined companies, and Pacific's equivalent pro forma amounts are computed by multiplying the pro forma amounts by a factor of 1.935, to reflect the Exchange Ratio (which equals
1.935 shares of SBB Common Stock for each share of Pacific Common Stock).

         The pro forma amounts assume the Merger had been effective during the periods presented and has been accounted for under the "pooling of interests" method of accounting. For a description of "pooling of interests" accounting with respect to the Merger, see "MERGER -- Accounting Treatment."

         The information shown below should be read in conjunction with the consolidated historical financial statements of SBB and Pacific, including the respective notes thereto, incorporated by reference in this Joint Proxy Statement/Prospectus, and the unaudited financial statements included elsewhere in this Joint Proxy Statement/Prospectus. See "INFORMATION INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL DATA." The pro forma financial information below is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Merger been consummated during the periods or as of the dates for which such pro forma financial information is presented.


                                                            Six Months Ended
                                                                June 30,                   Year Ended December 31,
                                                       --------------------------- ----------------------------------------


                                                           1998          1997         1997          1996         1995
                                                       --------------------------------------------------------------------
Net Income per Common Share:
Historical
   SBB...............................................  $   0.90       $  0.72      $  1.29       $  1.00       $  0.67
   Pacific...........................................      1.26          1.11         2.28          1.36          1.50
Pro forma combined per SBB share.....................      0.81          0.67         1.25          0.90          0.71
Equivalent pro forma per Pacific share...............      1.57          1.29         2.42          1.73          1.37

Dividends per Common Share:
Historical
   SBB...............................................  $   0.30       $  0.23      $  0.49       $  0.36       $  0.28
   Pacific...........................................      0.40          0.33         0.66          0.60          0.53
Pro forma combined per SBB share(1)..................      0.30          0.23         0.49          0.36          0.28
Equivalent pro forma per Pacific share...............      0.58          0.45         0.95          0.70          0.54

Book Value per Common Share (period end):
Historical
   SBB...............................................  $   8.31       $  7.53      $  7.75       $  7.09       $  6.58
   Pacific...........................................     17.60         16.47        16.90         15.59         15.54
Pro forma combined per SBB share.....................      8.59          7.87         8.10          7.42          7.06
Equivalent pro forma per Pacific share...............     16.61         15.22        15.67         14.36         13.65

-----------------

(1) SBB's pro forma dividends per share represent historical dividends per share paid by SBB.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present selected consolidated historical financial data for each of SBB and Pacific as of and for each of the periods indicated and unaudited pro forma combined amounts reflecting the Merger. The pro forma amounts assume the Merger had been effective during the periods presented. The data presented are derived from the consolidated financial statements of SBB and Pacific and should be read in conjunction with the more detailed information and financial statements incorporated by reference in this Joint Proxy Statement/Prospectus. Per share amounts have been restated, as applicable, to reflect all stock splits and stock dividends during the periods presented. The data should also be read in conjunction with the unaudited pro forma financial statements included elsewhere in this Joint Proxy Statement Prospectus. See "INFORMATION INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL DATA."

                                               SANTA BARBARA BANCORP
                                              SELECTED FINANCIAL DATA
                                                    (unaudited)



                                   Six Months Ended
                                       June 30,                                     Year End December 31,
                             ----------------------------- ------------------------------------------------------------------------

                                  1998          1997      -    1997          1996      -    1995      -    1994          1993
                             ------------------------------------------------------------------------------------------------------
                                                       (dollar amounts in thousands, except per share data)
SUMMARIZED INCOME
STATEMENT:
   Net Interest Income......    $    44,071   $    $38,037   $    71,730   $    54,529    $    48,605    $    49,933   $    46,071
   Provision for Loan Losses          6,243          6,406         6,980         4,264          9,924          6,257         6,150
   Noninterest Income.......         18,106         12,919        25,144        18,942         17,688         13,084        14,102
   Noninterest Expense......         34,184         27,842        60,105        46,589         41,969         39,291        37,336
   Income Tax Expense.......          7,693          5,572         9,653         6,953          3,985          4,518         4,377
   Cumulative Effect of
      Accounting Changes(1).             --             --            --            --             --             --           620
   Net Income...............         14,057         11,136        20,136        15,665         10,415         12,951        12,930

PER COMMON SHARE
DATA:
   Net Income...............    $      0.90   $       0.72   $      1.29   $      1.00    $      0.67    $      0.83   $      0.83
   Dividends Declared
      Per Share.............           0.30           0.23          0.49          0.36           0.28           0.26          0.24
   Shareholders' Equity
      (period end)..........           8.31           7.53          7.75          7.09           6.58           6.11          5.48

FINANCIAL POSITION AT
PERIOD END:
   Loans, Net of Unearned
       Income...............    $   938,299   $    788,808    $  881,548   $   684,167    $   558,801    $   499,431   $   464,230
   Total Assets.............      1,618,935     1,428,014      1,592,386     1,301,320      1,212,361      1,067,616       979,143
   Deposits.................      1,433,618     1,232,781      1,404,155     1,113,083      1,054,020        956,717       866,253
   Long-Term Debt...........         33,000        43,000         38,000        38,000             --             --            --
   Shareholders' Equity.....        127,844       114,676        118,166       107,593        100,997         93,960        85,991

SELECTED FINANCIAL
RATIOS:
   Return on Average
   Assets(2)................           1.73%         1.60%          1.40%         1.32%          0.96%          1.27%         1.34%
   Return on Average
      Common Equity(2)......          22.57%        19.83%         17.56%        14.92%         10.60%         14.33%        15.41%
   Return on Average Total
      Equity(2).............          22.57%        19.83%         17.56%        14.92%         10.60%         14.33%        15.41%
   Net Interest Margin......           5.72%         5.71%          5.22%         4.83%          4.76%          5.20%         5.13%
   Nonperforming Assets as
      % of Total Loans and
      Foreclosed Property...           1.01%         1.12%          1.12%         1.47%          1.99%          1.69%         1.60%
   Nonperforming Loans as
      % of Total Loans......           0.99%         1.12%          1.12%         1.23%          1.68%          1.52%         0.86%
   Loan Reserve as % of
      Loans.................           2.49%         2.43%          2.40%         2.42%          2.21%          2.59%         2.17%
   Net Charge-Offs as % of
      Average Loans(2)......           0.44%         0.48%          0.40%         0.01%          1.96%          0.71%         1.15%
   Earnings to Fixed Charges
      Excluding Interest
        Expense on Deposits.           3.88%         3.24%          2.98%        10.22%          7.77%         10.70%        11.75%
      Including Interest
        Expense on Deposits.           1.75%         1.64%          1.55%         1.64%          1.42%          1.68%         1.72%
   Equity to Assets.........           7.90%         8.03%          7.42%         8.27%          8.33%          8.80%         8.78%
   Tangible Equity to
      Tangible Assets.......           6.94%         7.40%          6.41%         8.26%          8.33%          8.80%         8.78%
   Tier 1 Risk-Based Capital          10.22%        11.58%         10.00%        15.20%         16.42%         17.88%        16.59%
   Total Risk-Based Capital.          11.48%        12.84%         11.30%        16.50%         17.67%         19.14%        17.84%
------------------

(1)   As of January 1, 1993, SBB recorded the cumulative effect of the change in accounting for income taxes to comply with
      Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(2) Ratios for interim periods have been annualized.


                                               PACIFIC CAPITAL BANCORP
                                               SELECTED FINANCIAL DATA
                                                    (unaudited)



                                   Six Months Ended
                                       June 30,                                     Year End December 31,
                             ----------------------------- ------------------------------------------------------------------------

                                  1998          1997      -    1997          1996      -    1995      -    1994          1993
                             ------------------------------------------------------------------------------------------------------
                                                       (dollar amounts in thousands, except per share data)
SUMMARIZED INCOME
STATEMENT:
   Net Interest Income......    $    19,273   $    $17,030   $    35,830   $    30,639    $    27,707    $    24,956   $    21,583
   Provision for Loan Losses...         690            570         1,520           685            527            479         1,278
   Noninterest Income..........       1,844          1,604         3,356         3,160          2,983          2,871         3,031
   Noninterest Expense.........      10,998          9,924        20,884        22,727         19,352         17,345        16,445
   Income Tax Expense..........       3,774          3,217         6,635         4,348          4,200          3,778         2,426
   Cumulative Effect of
      Account Changes (1)......          --             --            --            --             --             --           549
   Net Income..................       5,655          4,923        10,147         6,039          6,611          6,225         5,014

PER COMMON SHARE DATA:
   Net Income per Diluted Share       $1.26          $1.11         $2.28         $1.36          $1.50          $1.44         $1.15
   Dividends Declared per Share        0.40           0.33          0.66          0.60           0.53           0.40          0.30
   Shareholders' Equity (period
       end)....................       17.60          16.47         16.90         15.59          15.54          14.60         13.83

FINANCIAL POSITION AT PERIOD
END:
   Loans, Net of Unearned Income   $438,602       $414,018      $419,293      $388,728       $300,895       $290,352      $265,903
   Total Assets................     815,560        680,011       764,719       619,439        530,852        487,749       436,958
   Deposits....................     730,325        607,594       683,398       547,182        465,508        427,870       382,475
   Long-Term Debt..............          --             --            --            --             --             --            --
   Shareholders' Equity........      76,064         67,412        72,558        63,646         60,533         55,002        50,039

SELECTED FINANCIAL RATIOS:
   Return on Average Assets(2).       1.46%          1.55%         1.50%         1.06%          1.33%          1.35%         1.16%
   Return on Average Common
       Equity(2)...............      15.04%         14.98%        14.84%         9.57%         11.36%         11.81%        10.40%
   Return on Average Total
       Equity(2)...............      15.04%         14.98%        14.84%         9.57%         11.36%         11.81%        10.40%
   Net Interest Margin.........       5.50%          6.00%         5.80%         6.10%          6.30%          6.10%         5.59%
   Nonperforming Assets as % of
       Total Loans and
       Foreclosed Property.....       0.49%          0.80%         0.81%         0.91%          1.97%          2.19%         2.05%
   Nonperforming Loans as % of
      Total Loans (net of
      unearned income).........       0.22%          0.44%         0.57%         0.48%          1.08%          1.43%         1.13%
   Loan Reserve as % of
      Loans....................       1.04%          0.98%         1.02%         0.94%          1.23%          1.30%         1.41%
   Net Charge-Offs as % of
      Average Loans(2).........       0.19%          0.05%         0.23%         0.22%          0.20%          0.17%         0.39%
   Earnings to Fixed Charges
      Excluding Interest Expense
      on Deposits..............      21.68%         19.54%        20.11%        14.05%         16.53%         12.81%         9.73%
      Including Interest Expense
         on Deposits...........       1.89%          1.97%         2.47%         1.74%          1.93%          2.13%         1.82%
   Equity to Assets............       9.33%          9.91%         9.49%        10.27%         11.40%         11.28%        11.45%
   Tangible Equity to Tangible
      Assets...................       9.08%          9.87%         9.21%        10.23%         11.34%         11.28%        11.45%
   Tier 1 Risk-Based Capital...      13.35%         13.89%        13.58%        13.91%         16.63%         16.40%        16.52%
   Total Risk-Based Capital....      14.18%         14.73%        14.43%        14.71%         17.66%         17.52%        17.74%

----------------

(1) As of January 1, 1993, Pacific recorded the cumulative effect of the change in accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

(2) Ratios for interim periods have been annualized.

                                     SANTA BARBARA BANCORP AND PACIFIC CAPITAL BANCORP

                                        PRO FORMA COMBINED SELECTED FINANCIAL DATA
                                                        (unaudited)

                                   Six Months Ended
                                       June 30,                                     Year End December 31,
                             ----------------------------- ------------------------------------------------------------------------

                                   1998              1997          1997          1996        1995          1994          1993
                             ------------------------------------------------------------------------------------------------------
                                                       (dollar amounts in thousands, except per share data)
SUMMARIZED INCOME
STATEMENT:
   Net Interest Income......    $    63,344   $     55,067   $   107,560   $    85,168    $    76,312    $    74,889   $    67,654
   Provision for Loan Losses          6,933          6,976         8,500         4,949         10,451          6,736         7,428
   Noninterest Income.......         19,950         14,523        28,500        22,102         20,671         15,955        17,133
   Noninterest Expense......         45,182         37,766        80,989        69,316         61,321         56,636        53,781
   Income Tax Expense.......         11,467          8,789        16,288        11,301          8,185          8,296         6,803
   Cumulative Effect of
      Accounting Changes(1).             --             --            --            --             --             --         1,169
   Net Income...............         19,712         16,059        30,283        21,704         17,026         19,176        17,944

PER COMMON SHARE DATA:
   Net Income per Diluted
      Share.................          $0.81          $0.67         $1.25         $0.90          $0.71          $0.82         $0.74
   Dividends Declared(2)....           0.30           0.23          0.49          0.36           0.28           0.26          0.24
   Shareholders' Equity
       (period end).........           8.59           7.87          8.10          7.42           7.06           6.57          6.13

FINANCIAL POSITION AT
PERIOD END:
   Loans, Net of Unearned
       Income...............    $ 1,376,901   $  1,202,826   $ 1,300,841   $ 1,072,895    $   859,696    $   789,783   $   730,133
   Total Assets.............      2,434,495      2,108,025     2,357,105     1,920,759      1,743,213      1,555,365     1,416,101
   Deposits.................      2,163,943      1,840,375     2,087,553     1,660,265      1,519,528      1,385,587     1,248,728
   Long-Term Debt...........         33,000         43,000        38,000        38,000             --             --            --
   Shareholders' Equity.....        203,908        182,088       190,724       171,239        161,530        148,962       136,030

SELECTED FINANCIAL RATIOS:
   Return on Average Assets(3)        1.64%          1.59%         1.43%         1.23%          1.08%          1.30%         1.29%
   Return on Average Common
      Equity(3).............         19.74%         18.04%        16.55%        12.91%         10.88%         13.40%        13.59%
   Return on Average Total
      Equity(3).............         19.74%         18.04%        16.55%        12.91%         10.88%         13.40%        13.59%
   Net Interest Margin......          5.63%          5.78%         5.41%         5.21%          5.23%          5.45%         5.27%
   Nonperforming Assets as %
      of Total Loans and
      Foreclosed Property...          0.84%          1.01%         1.02%         1.27%          1.98%          1.88%         1.76%
   Nonperforming Loans as %
      of Total Loans........          0.74%          0.89%         0.93%         0.96%          1.46%          1.49%         0.96%
   Loan Reserve as % of
      Loans.................          2.02%          1.93%         1.95%         1.89%          1.87%          2.11%         1.89%
   Net Charge-Offs as % of
      Loans(3)..............          0.66%          0.66%         0.34%         0.08%          1.34%          0.51%         0.88%
   Earnings to Fixed Charges
      Excluding Interest
         Expense on Deposits          4.89%          4.15%         3.92%        11.16%          9.93%         11.37%        11.07%
   Including Interest Expense
         on Deposits........          1.79%          1.72%         1.64%         1.67%          1.55%          1.79%         1.75%
   Equity to Assets.........          8.38%          8.64%         8.09%         8.92%          9.27%          9.58%         9.61%
   Tangible Equity to Tangible
      Assets................          7.66%          8.20%         7.32%         8.89%          9.25%          9.58%         9.61%
   Tier 1 Risk-Based Capital         11.27%         12.38%        11.23%        14.70%         16.49%         17.31%        16.56%
   Total Risk-Based Capital.         12.39%         13.50%        12.35%        15.78%         17.67%         18.52%        17.80%

----------------

(1)  Includes cumulative effect of FAS No. 109 adoption in 1993.

(2) Pro forma dividends per share represent historical dividends per share paid by SBB.

(3) Ratios for interim periods have been annualized.

                                  RISK FACTORS

         This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. The Surviving Corporation's actual results could differ from those articulated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this Joint Proxy Statement/Prospectus. The following discussion of certain risk factors or investment considerations should be carefully considered in evaluating the Merger, in addition to the risks and other information described elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus.

Prospects of the Surviving Corporation After the Merger

         Ability to Integrate the Operations of SBB and Pacific

         The  earnings,  financial  condition  and  prospects  of the  Surviving
Corporation after the Merger will depend in part on a number of factors, including, without limitation, management's ability to successfully integrate the operations and management of SBB and Pacific and to continue to implement the community banking philosophy shared by each organization. There can be no assurance the management of the Surviving Corporation will be able to effectively and profitably integrate the operations and management of SBB and Pacific. In addition, there can be no assurance that the Surviving Corporation will be able to realize fully the potential revenue enhancement expected as a result of the Merger. Further, there can be no assurance that the Surviving Corporation will be able to fully realize any of the potential cost savings expected as a result of SBB and Pacific and their respective banking subsidiaries being able to share administrative and other resources. See "PRO FORMA FINANCIAL DATA." Finally, there can be no assurance that any cost savings which may be realized will not be offset by losses in revenues or other charges to earnings.

         Because the markets in which SBB and Pacific operate are highly competitive and because of the inherent uncertainties associated with merging two companies, there can be no assurance that the Surviving Corporation will be able to realize fully the operating efficiencies currently expected as a result of the Merger and the consolidating of the administrative operations of the two companies or that such operating efficiencies will be realized in the time frame currently anticipated.

         Performance of Combined Loan Portfolios

         The performance and prospects of the Surviving Corporation after the Merger also will be dependent to a significant extent on the performance of the loan portfolios of SBB and Pacific and ultimately on the financial condition of SBB's and Pacific's borrowers and other customers. The existing loan portfolios of SBB and Pacific differ to some extent in the types of borrowers, industries and credits represented. In addition, there are differences in the documentation, classifications, credit ratings and management of the portfolios. As a result, the Surviving Corporation's overall loan portfolio will have a different risk profile than the loan portfolio of either SBB or Pacific before the Merger. The performance of the combined loan portfolio may be adversely affected if any one of these factors is different than currently anticipated. In addition, to the extent that present customers are not retained by the combined company or additional expenses are incurred in retaining them, there could be adverse effects on future results of operations of the Surviving Corporation following the Merger.

Market Trading and Liquidity; Possible Volatility of Prices

         SBB Common Stock and Pacific Common Stock are each designated for quotation on Nasdaq (as will the shares of Common Stock to be issued in the Merger) and there is a trading market for such shares. There can be no assurance, however, that an active trading market for shares of common stock of the Surviving Corporation will continue after the Merger, or that shareholders of the Surviving Corporation will be able to resell their securities or otherwise liquidate their investment without delay, if at all, or impact on the sales price.

         There can be no assurance as to the market value of the shares of common stock of the Surviving Corporation after the Merger, which value may be affected by such factors as quarter-to-quarter variations in the Surviving Corporation's results of operations, news announcements or changes in general market or industry conditions. In addition, the Surviving Corporation may pursue acquisitions of other financial institutions from time to time when such acquisitions are believed by the Surviving Corporation to enhance shareholder value or satisfy other strategic objectives. Such acquisitions, if any, could be accomplished by the issuance of additional shares of common stock of the Surviving Corporation or other securities convertible into or exercisable for such shares, which may have a dilutive effect.

Credit Risk

         A significant source of risk for financial institutions such as SBB and Pacific arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. SBB and Pacific have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that each company's respective management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the respective credit portfolios. There can be no assurance that actual losses incurred will not exceed the amount of the allowance or require substantial additional provisions to the allowance. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the respective companies' results of operations.

Interest Rate Risk

         It is expected that the Surviving Corporation, through its subsidiaries, will continue to realize income primarily from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that the Surviving Corporation's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on, and principal of, their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect the Surviving Corporation's net interest spread, asset quality, loan origination volume and overall results of operation.

Impact of Year 2000

         The "Year 2000" issue refers to the phenomenon whereby computer programs, having been written using two digits rather than four to define the applicable year, may erroneously recognize a date using "00" as the year 1900 rather than the year 2000. This error could potentially result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

         As part of its Year 2000 compliance program, SBB has reviewed and, where appropriate, updated its mission critical systems to mitigate the possibility of system interruption or failure as a result of the Year 2000 issue. To a degree, SBB relies on outside software vendors and suppliers for the operation of its computer systems. SBB has initiated formal communications with these parties to determine the extent to which SBB's systems are vulnerable to those third parties' failure to remedy their own Year 2000 issues. While SBB has taken action to identify and correct known deficiencies in its computer operating systems, if necessary modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of SBB.

Competition

         The banking and financial services business in California generally, and in SBB's and Pacific's market areas specifically, is highly competitive with respect to both loans and deposits. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. SBB and Pacific presently compete for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other non-bank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than SBB or Pacific. There can be no assurance that the Surviving Corporation will be able to compete effectively in the market currently served by SBB and Pacific, and the results of operations of the Surviving Corporation could be adversely affected if circumstances affecting the nature or level of competition change.

Government Regulation and Monetary Policy

         The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which SBB, Pacific and their respective banking subsidiaries conduct their businesses, undertake new investments and activities and obtain financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not for benefit the holders of SBB's or Pacific's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of SBB or Pacific. Significant new laws or changes in, or repeals of, existing laws may cause SBB's or Pacific's results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for financial institutions, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements. Any material change in these conditions would be likely to have a material impact on SBB's and Pacific's respective results of operations.

Common Stock Dividends

         Each of SBB and Pacific currently declare and pay regular quarterly dividends with respect to the SBB Common Stock and Pacific Common Stock, respectively. Declarations or payments of dividends by the Board of Directors of the Surviving Corporation in the future will depend upon a number of factors, including capital requirements, regulatory limitations, the Surviving Corporation's financial condition and results of operations and general economic conditions. No assurance can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue.

Economic Conditions and Geographic Concentration

         The operations of SBB and Pacific are located in Central California and concentrated primarily in Monterey, Santa Barbara, Santa Clara, San Benito and Ventura Counties. As a result of this geographic concentration, SBB's and Pacific's results depend largely upon economic conditions in these areas. Any deterioration in economic conditions in these market areas could have a material adverse impact on the quality of the Surviving Corporation's loan portfolio and the demand for its products and services and, accordingly, its results of operations. See "INFORMATION ABOUT THE PARTIES -- SBB", and "-- Pacific."


                                 THE SBB MEETING

Date, Time and Place

         This Joint Proxy Statement/Prospectus is being furnished to shareholders of SBB in connection with the solicitation of proxies by the SBB Board for use at the SBB Meeting, and at any adjournment or postponement thereof. The SBB Meeting will be held at the Lobero Theater, 33 East Canon Perdido, Santa Barbara, California, at 2:00 p.m., local time, on Tuesday, December 15, 1998.

         The date on which this Joint Proxy Statement/Prospectus is first being sent to shareholders of SBB is November ___, 1998.

Matters to be Considered

         The SBB Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Reorganization Agreement and the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and amending the Articles of Incorporation of SBB to change the name of the Surviving Corporation to "Pacific Capital Bancorp" upon consummation of the Merger (the "Name Change"). See "THE MERGER."

         Shareholders of SBB will also be asked to consider and vote upon two additional proposals: (a) to consider and vote upon a proposal to approve an amendment to the Bylaws of SBB to increase the range of the number of persons who may serve as directors of SBB from a maximum of thirteen (13) persons to a maximum of seventeen (17) persons (defined herein as the "Bylaw Amendment"); and
(b) to consider and vote upon a proposal to approve an amendment to the Articles of Incorporation of SBB to eliminate cumulative voting with respect to the election of directors (defined herein as the "Article Amendment"). Additional information with respect to each of the Bylaw Amendment and the Article Amendment is provided below.

         Management of SBB knows of no matters to be brought before the SBB Meeting other than those referred to above. If any other business should properly come before the SBB Meeting, the persons named in the proxy will vote in accordance with their best judgment.

         The Bylaw Amendment

         At the SBB Meeting, holders of SBB Common Stock will be asked to consider and act upon a proposal to amend SBB's Bylaws to increase the range of the size of the SBB Board from a minimum of seven (7) and a maximum of thirteen
(13) to a minimum of nine (9) and a maximum of seventeen (17), with the exact number of directors within the foregoing range to be determined by the SBB Board. Following the adoption of the Bylaw Amendment, the exact number of Directors will be established at fifteen (15). See "THE MERGER--Management and Operations After the Merger." As is the practice under current provisions of the Bylaws of SBB, the SBB Board will continue to have the ability to vary the exact number of Directors within the foregoing range without additional shareholder approval.

         Reason for the Bylaw Amendment. The Bylaw Amendment will permit the SBB Board to increase the size of the SBB Board (currently comprised of 11 persons) to accommodate the four (4) director representatives of Pacific who will be appointed to the Board of Directors upon consummation of the Merger. Currently, the Bylaws of SBB provide that the maximum number of directors who may sit on the SBB Board is thirteen (13) persons. Thus, under the current provisions of the SBB Bylaws, the eleven-person SBB Board may be increased by only two (2) additional persons before the maximum range is achieved. Accordingly, it is necessary to increase the range of the size of the SBB Board to accommodate the appointment of at least four additional directors upon consummation of the Merger.

         It is important to note that it is a condition to consummation of the Merger that the Bylaw Amendment be approved by the shareholders of SBB at the SBB Meeting in order that the four (4) director representatives of Pacific may be appointed to the Board of Directors of the Surviving Corporation upon consummation of the Merger. Accordingly, if the Bylaw Amendment is not approved, Pacific would not be obligated to consummate the Merger under the terms of the Reorganization Agreement.

         Text of the Proposed Bylaw Amendment. The Bylaws of SBB are proposed to be amended by restating Section 3.2.1 thereof to read as follows:

         "Authorized Number. The number of directors who may be authorized to serve on the Board of Directors of the Corporation shall be no less than nine
(9) nor more than seventeen (17). Until a different number within the foregoing limits is specified in an amendment to this Section 3.2.1 duly adopted by the Board of Directors or the shareholders, the exact number of authorized directors shall be fifteen (15)."

         The Article Amendment

         At the SBB Meeting, holders of SBB Common Stock will be asked to consider and vote upon a proposal to amend the Articles of Incorporation of SBB to eliminate the ability of shareholders to cumulate votes in elections for directors. Shareholders of SBB are presently entitled to cumulate their votes in elections for directors. With cumulative voting, each shareholder is entitled to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

         The GCL permits a California corporation that is a "listed corporation" (i.e., one whose shares are listed on Nasdaq (and have at least 800 shareholders) or the New York Stock Exchange or the American Stock Exchange) to amend its articles of incorporation and bylaws to eliminate cumulative voting for the election of directors. The legislation containing this provision was sponsored by the Business Law Section of the State Bar of California and became effective on January 1, 1990. Prior to the legislation, cumulative voting in electing directors was mandatory for California corporations upon proper notice by any shareholder. By permitting shareholders of California corporations with widely traded securities to eliminate cumulative voting and provide for conventional voting in electing directors, the GCL substantially conforms California corporate law with the corporate laws of a majority of other states (including Delaware, Illinois, Michigan, Missouri, New Jersey, New York, Ohio, Pennsylvania and Texas), which either provide that cumulative voting is optional or make no provisions for cumulative voting at all. Only a small minority of states still require that shareholders be permitted to invoke cumulative voting.

         Because SBB Common Stock is quoted on Nasdaq and because SBB has at least 800 shareholders of record, SBB qualifies as a "listed corporation." Accordingly, with the approval of the shareholders of SBB, the Articles of Incorporation of SBB may be amended to eliminate the ability to cumulate votes in the election of directors.

         For the reasons discussed below, the SBB Board believes that cumulative voting is not an appropriate method of corporate governance for SBB. Accordingly, the SBB Board has adopted and is submitting for shareholder approval an amendment to SBB's Articles of Incorporation (defined herein as the "Article Amendment"), which, if approved by the shareholders, would eliminate cumulative voting upon filing with the California Secretary of State an amendment to the Articles of Incorporation of SBB to include the text of the Article Amendment as set forth herein. If the Article Amendment is approved by shareholders of SBB at the SBB Meeting, the directors of SBB will be elected by conventional voting commencing with the next Annual Meeting of Shareholders of SBB.

         A description of cumulative and conventional voting together with a summary of the reasons for the Board's recommendation of the proposed Article Amendment and certain other considerations concerning the proposed Article
Amendment are set forth below. In addition, the text of the proposed Article Amendment is set forth below.

         Cumulative Voting and Conventional Voting. Cumulative voting in the election of directors may currently be invoked by any shareholder of SBB complying with statutory notice requirements. Under cumulative voting, holders of shares of SBB Common Stock are entitled to a number of votes per share equal to the number of directors to be elected and all directors are voted upon simultaneously. Holders of shares may cast all of their votes for a single director candidate or distribute them among two or more director candidates.

         As a consequence of cumulative voting, shareholders representing a relatively small number of the voting shares may have the power to nominate and elect one or more directors. For example, if fifteen (15) directors (the number of directors who will comprise the SBB Board assuming consummation of the Merger) are to be elected at an annual meeting of shareholders, a shareholder or group of shareholders holding less than 7% of the voting shares could nominate and elect one director by cumulating and casting their fifteen votes per share only for their single candidate. This is so even if shareholders holding over 93% of the voting shares are opposed to the election of that candidate and cast their vote to elect fifteen other director candidates.

         With conventional voting, however, a director nominee cannot be elected without relatively wide shareholder support, as shareholders are entitled to cast only one vote per share for any director candidate. Consequently, with conventional voting, the only director candidates who could be elected are those who receive support from shareholders holding the greatest number of voting shares and shareholders holding a majority of the voting shares would be able to elect all of the directors.

         Reasons for the Proposed Article Amendment. The SBB Board believes that approval of the proposed Article Amendment is in the best interests of SBB and its shareholders. It believes that conventional voting in electing directors is desirable because it assures that the only persons who will be elected as directors of SBB are those who are supported by shareholders holding the greatest number of voting shares. The SBB Board believes that every director of a publicly-held corporation should represent the interests of all shareholders rather than any specific shareholder or group of shareholders. It believes that directors elected by a minority shareholder or group of shareholders through cumulative voting are likely to be partisans of the particular interest group who elected them rather than representatives of a majority of shareholders. Such partisanship could disrupt the management of SBB and prevent it from operating in the most effective manner. Further, the election of directors who view themselves as representing or answerable to a particular minority constituency could introduce an element of discord on the board of directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. By providing for conventional voting in electing directors, approval of the proposed Article Amendment will help ensure that each director acts in the best interests of all shareholders. Approval of the proposed amendment should also discourage election contests by individuals who are likely to receive support only from the holders of a relatively small number of voting shares and, as a result, reduce the attendant costs of annual meetings.

         Other Effects. The SBB Board believes the proposed Article Amendment is in the best interests of shareholders and should be approved. Shareholders should, however, carefully consider certain effects of the proposal in deciding whether or not to approve the proposed Article Amendment.

         Approval of the Article Amendment may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of SBB. In addition, under certain circumstances, the proposed Article Amendment, along with other measures that may be viewed as having anti-takeover effects, may discourage an unfriendly acquisition or business combination involving SBB that a shareholder might consider to be in such shareholder's best interest, including an unfriendly acquisition or business combination that might result in a premium over the market price for the shares held by the shareholder. For example, the proposed Article Amendment may discourage the accumulation of large minority shareholdings (as a prelude to an unfriendly acquisition or business combination proposal or otherwise) by persons who would not effect that acquisition without being assured of representation on the board of directors.

         Nevertheless, the SBB Board believes that the proposed Article Amendment and subsequent election of directors by at least a majority of votes cast non-cumulatively by shareholders will best enable the SBB Board to act for the benefit of SBB and all of its shareholders.

         It is important to note that the proposed Article Amendment is not in response to any attempt to acquire control of SBB, nor is SBB aware of any such attempt. In addition, it is important to note that, unlike with respect to the Bylaw Amendment, approval of the Article Amendment is not a condition to consummation of the Merger.

         Text of Proposed Article Amendment. The Articles of Incorporation of SBB are proposed to be amended by adding thereto a new Article Seventh, which shall read as set forth below:

                  "SEVENTH.  ELIMINATION OF CUMULATIVE VOTING.

                  No holder of any class of stock of the Corporation shall be entitled to cumulate votes at any election of directors of the Corporation."

Record Date


         The SBB Board has fixed the close of business on November 3, 1998 as the SBB Record Date. Only the holders of record of the outstanding shares of SBB Common Stock on the SBB Record Date will be entitled to notice of, and to vote at the SBB Meeting. On the SBB Record Date there were ___________ shares of SBB Common Stock issued and outstanding and entitled to vote at the SBB Meeting. No shares of SBB Common Stock can be voted at the SBB Meeting unless the record holder is present in person or represented by proxy at the SBB Meeting.


Quorum, Voting and Revocation of Proxies


         Proxies for use at the SBB Meeting accompany this Joint Proxy Statement/Prospectus. A shareholder may use his or her proxy if he or she is unable to attend the SBB Meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the SBB Meeting. Shares of SBB Common Stock represented by a proxy properly signed and returned to SBB at, or prior to, the SBB Meeting, unless subsequently revoked, will be voted at the SBB Meeting in accordance with the instructions thereon. If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, any shares of SBB Common Stock represented by such proxy will be voted FOR the matters to be considered at the SBB Meeting. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the SBB Meeting, including any adjournment or postponement thereof; provided, however, that no proxy which is voted "against" the proposal to approve and adopt the Merger will be voted in favor of any such adjournment or postponement.


         The presence, in person or by proxy, of a majority of the issued and outstanding shares of SBB Common Stock entitled to vote on the SBB Record Date is necessary to constitute a quorum at the SBB Meeting. SBB intends to count shares of SBB Common Stock present in person at the SBB Meeting but not voting, and shares of SBB Common Stock for which it has received proxies but with respect to which holders of shares have abstained or which constitute "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the meeting), as present at the SBB Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

         Each share of SBB Common Stock is entitled to one vote on each matter to be voted upon at the SBB Meeting. Since the affirmative vote of the holders of a majority of the outstanding shares of SBB Common Stock is required to approve the matters to be considered at the SBB Meeting, non-voting shares and abstentions will have the effect of a vote "against" such matters. In addition, brokers who hold shares of SBB Common Stock in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the SBB Meeting without specific instructions from such customers (so-called "broker non-votes"). The failure of such customers to provide specific instructions with respect to their shares of SBB Common Stock to their broker will have the effect of a vote "against" such matters.

         If a quorum is not obtained at the SBB Meeting, or fewer shares of SBB Common Stock are voted in favor of the Agreements and the Merger than the number required for approval of the Agreements and the Merger, it is expected that the SBB Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the SBB Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the SBB Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).


         Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof on the matters to be considered at the SBB Meeting by (a) delivering to the Secretary of SBB a written notice of revocation or (b) submitting a duly executed proxy bearing a later date. In addition, a holder of SBB Common Stock who previously signed and returned a proxy and who elects to attend the SBB Meeting and vote in person may withdraw his or her proxy at any time before it is exercised by giving notice of such revocation to the Secretary of SBB at the SBB Meeting and voting in person by ballot at the SBB Meeting; however, attendance at the SBB Meeting will not in and of itself constitute a revocation of the proxy. Shareholders whose shares of SBB Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the SBB Meeting. All written notices of revocation and other communications with respect to revocation of SBB proxies should be addressed to Santa Barbara Bancorp, 1021 Anacapa Street, Santa Barbara, California 93101, Attention: Jay D. Smith, Corporate Secretary.


Vote Required to Approve the Merger

         The affirmative vote of the holders of a majority of the shares of SBB Common Stock outstanding and entitled to vote at the SBB Meeting is necessary to approve and adopt the Reorganization Agreement and the Merger Agreement and the transactions contemplated thereby, including the Merger and the Name Change. Approval of the Reorganization Agreement by holders of SBB Common Stock is a condition to consummation of the Merger.

         THE SBB BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS OF SBB VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Vote Required to Approve the Bylaw Amendment

         In accordance with the Bylaws of SBB, the affirmative vote of the holders of a majority of the shares of SBB Common Stock outstanding and entitled to vote at the SBB Meeting is necessary to approve the Bylaw Amendment. Approval of the Bylaw Amendment by holders of SBB Common Stock is a condition to consummation of the Merger.

         THE  SBB  BOARD  HAS  UNANIMOUSLY  APPROVED  THE  BYLAW  AMENDMENT  AND
RECOMMENDS THAT SHAREHOLDERS OF SBB VOTE "FOR" APPROVAL AND ADOPTION OF THE BYLAW AMENDMENT.

Vote Required to Approve the Article Amendment

         The affirmative vote of the holders of a majority of the shares of SBB Common Stock outstanding and entitled to vote at the SBB Meeting is necessary to approve the Article Amendment. Approval of the Article Amendment by holders of SBB Common Stock is not a condition to consummation of the Merger.

         THE SBB BOARD HAS APPROVED THE ARTICLE AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS OF SBB VOTE "FOR" APPROVAL AND ADOPTION OF THE ARTICLE AMENDMENT.


                               THE PACIFIC MEETING

Date, Time and Place


         This Joint Proxy Statement/Prospectus is being furnished to shareholders of Pacific in connection with the solicitation of proxies by the Pacific Board for use at the Pacific Meeting, and at any adjournment or postponement thereof. The Pacific Meeting will be held at Corral de Tierra Country Club, 81 Corral de Tierra Road, Salinas, California, at 4:00 p.m., local time, on Tuesday, December 15, 1998.


         The date on which this Joint Proxy Statement/Prospectus is first being sent to shareholders of Pacific is November ___, 1998.

Matters to be Considered

         The Pacific Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Reorganization Agreement and the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

         Management of Pacific knows of no matters to be brought before the Pacific Meeting other than those referred to herein. If any other business should properly come before the Pacific Meeting, the persons named in the proxy will vote in accordance with their best judgment.

Record Date


         The Pacific Board has fixed the close of business on November 3, 1998 as the Pacific Record Date. Only the holders of record of the outstanding shares of Pacific Common Stock on the Pacific Record Date will be entitled to notice of, and to vote at the Pacific Meeting. On the Pacific Record Date there were ___________ shares of Pacific Common Stock issued and outstanding and entitled to vote at the Pacific Meeting. No shares of Pacific Common Stock can be voted at the Pacific Meeting unless the record holder is present in person or represented by proxy at the Pacific Meeting.


Quorum, Voting and Revocation of Proxies

         Proxies for use at the Pacific Meeting accompany this Joint Proxy Statement/Prospectus. A shareholder may use his or her proxy if he or she is unable to attend the Pacific Meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the Pacific Meeting. Shares of Pacific Common Stock represented by a proxy properly signed and returned to Pacific at, or prior to, the Pacific Meeting, unless subsequently revoked, will be voted at the Pacific Meeting in accordance with the instructions thereon. If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, any shares of Pacific Common Stock represented by such proxy will be voted FOR the approval and adoption of the Agreements and the transactions contemplated thereby. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the SBB Meeting, including any adjournment or postponement thereof; provided, however, that no proxy which is voted "against" the proposal to approve and adopt the Merger will be voted in favor of any such adjournment or postponement.

         The presence, in person or by proxy, of a majority of the issued and outstanding shares of Pacific Common Stock entitled to vote on the Pacific Record Date is necessary to constitute a quorum at the Pacific Meeting. Pacific intends to count shares of Pacific Common Stock present in person at the Pacific Meeting but not voting, and shares of Pacific Common Stock for which it has received proxies but with respect to which holders of shares have abstained or which constitute "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote the shares at the meeting), as present at the Pacific Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

         Each share of Pacific Common Stock is entitled to one vote on each matter to be voted upon at the Pacific Meeting. Since the affirmative vote of a majority of the outstanding shares of Pacific Common Stock is required to approve the Merger, non-voting shares and abstentions will have the effect of a vote "against" such matters. In addition, brokers who hold shares of Pacific Common Stock in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Pacific Meeting without specific instructions from such customers (so called "broker non-votes"). The failure of such customers to provide specific instruction with respect to their shares of Pacific Common Stock to their broker will have the effect of a vote "against" such matters.

         If a quorum is not obtained at the Pacific Meeting, or fewer shares of Pacific Common Stock are voted in favor of the Agreements and the Merger than the number required for approval of the Agreements and the Merger, it is expected that the Pacific Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the Pacific Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Pacific Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).


         Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof on the matters to be considered at the Pacific Meeting by (a) delivering to the Secretary of Pacific a written notice revocation or (b) submitting a duly executed proxy bearing a later date. A holder of Pacific Common Stock who previously signed and returned a proxy and who elects to attend the Pacific Meeting and vote in person may withdraw his or her proxy at any time before it is exercised by giving notice of such revocation to the Secretary of Pacific at the Pacific Meeting and voting in person by ballot at the Pacific Meeting; however, attendance at the Pacific Meeting will not in and of itself constitute a revocation of the proxy. Shareholders whose shares of Pacific Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Pacific Meeting. All written notices of revocation and other communications with respect to revocation of Pacific proxies should be addressed to Pacific Capital Bancorp, 307 Main Street, Salinas, California 93901,
Attention: James L. Gattis, Corporate Secretary.


Vote Required

         The affirmative vote of the holders of a majority of the shares of Pacific Common Stock outstanding and entitled to vote at the Pacific Meeting is necessary to approve and adopt the Reorganization Agreement and the Merger Agreement and the transactions contemplated thereby, including the Merger. The approval of the Reorganization Agreement by holders of Pacific Common Stock is a condition to consummation of the Merger.

         THE PACIFIC BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS OF PACIFIC VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.


                          INFORMATION ABOUT THE PARTIES

SBB

         SBB is a California corporation incorporated in 1981 and a bank holding company registered under the BHC Act. SBB is the holding company and sole shareholder of SBB&T and Sanbarco Mortgage Corporation. SBB&T was originally chartered in 1960 as Santa Barbara National Bank. In 1979, the bank converted to a California state bank charter and changed its name to "Santa Barbara Bank & Trust". In 1995, SBB&T became a member of the Federal Reserve System and is presently subject to examination and regulation by the Federal Reserve Board and the Commissioner of Financial Institutions of the State of California. The deposits of SBB&T are insured by the FDIC to the fullest extent authorized by law. Sanbarco Mortgage Company (formerly known as SBBT Service Corporation), a California corporation, was formed in 1988 and is primarily involved in mortgage brokering services and the servicing of brokered loans.

         SBB&T offers a full range of commercial banking services to households, professionals, and small- to medium-sized businesses. These include various commercial, real estate and consumer loan, leasing and deposit products. The bank offers other services including electronic fund transfers and safe deposit boxes to both individuals and businesses. In addition, services such as lockbox payment servicing, foreign exchange, letters of credit, and cash management are offered to business customers. SBB&T also offers trust and investment services to individuals and businesses. These include acting as trustee or agent for living and testamentary trusts, employee benefit trusts, and profit sharing plans. Investment management and advisory services are also provided.

         SBB&T operates from 27 locations serving the California communities of Buellton, Camarillo, Carpinteria, Fillmore, Goleta, Lompoc, Los Olivos, Montecito, Oxnard, Santa Barbara, Santa Maria, Santa Paula, Solvang, Vandenberg Village, Ventura and surrounding communities in Santa Barbara and Ventura counties.

         SBB does not engage in any significant business activities other than the ownership of SBB&T and Sanbarco Mortgage Corporation. As a registered bank holding company, SBB is subject to supervision and regulation by the Federal Reserve Board.

         At June 30, 1998, SBB had consolidated assets of approximately $1.62 billion, deposits of approximately $1.43 billion and shareholders's equity of $127.84 million. As of June 30, 1998, SBB and its subsidiaries employed 704 full-time equivalent employees. The principal executive offices of SBB are located at 1021 Anacapa Street, Santa Barbara, California 93101, and its telephone number is (805) 564-6298.

         Additional information regarding SBB and its subsidiaries is included in the SBB documents incorporated by reference herein. See "INFORMATION INCORPORATED BY REFERENCE."

Security Ownership of Principal Shareholders and Management of SBB

         As of the SBB Record Date, _____ shares of SBB Common Stock were issued and outstanding and entitled to vote at the SBB Meeting. As of such date, the directors and executive officers of SBB beneficially owned, in the aggregate, _____ shares of SBB Common Stock, comprising approximately _____% of the voting power of the SBB Common Stock outstanding.

         The following table sets forth information as of July 31, 1998 pertaining to the beneficial ownership of the SBB Common Stock by persons known to SBB to own five percent (5%) or more of such stock, current directors and executive officers of SBB, and all directors and executive officers of SBB as a group. The information contained herein has been obtained from SBB's records and from information furnished directly by the individual or entity to SBB. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially, except as indicated in the notes to the table. All addresses of directors and executive officers are in care of SBB at 1021 Anacapa Street, Santa Barbara, California, 93101.



                                                              Amount and Nature
                                                                of Beneficial           Percent of
           Beneficial Owner                Office               Ownership (1)            Class (2)
------------------------------------------------------------------------------------------------------
Santa Barbara Bank and Trust,                                      1,418,103              9.21%
   Trustee of the Santa Barbara
   Bank and Trust Employee Stock
   Ownership Trust
   1021 Anacapa Street
   Santa Barbara, CA 93101

David Abts                              EVP                           81,559(3)               *
Donald M. Anderson                      Chairman                     525,674(4)           3.41%
Frank H. Barranco, M.D.                 Director                      38,720(5)               *
Donald Barry                            EVP                           34,790(6)               *
Edward E. Birch                         Director                      39,405(7)               *
Terrill F. Cox                          Director                       5,000(8)               *
Richard M. Davis                        Director                      44,350(9)               *
Anthony Guntermann                      Director                      71,917(10)              *
Dale E. Hanst                           Director                     108,985(11)              *
Donald Lafler                           Sr. VP and                    40,858(12)              *
                                        CFO

                                       26

                                                              Amount and Nature
                                                                of Beneficial           Percent of
           Beneficial Owner                Office               Ownership (1)            Class (2)
------------------------------------------------------------------------------------------------------
John J. McGrath                         Sr. VP and                   107,086(13)              *
                                        CCO
Harry B. Powell                         Director                      38,576(14)              *
Jay D. Smith                            Sr. VP, General              206,355(15)          1.34%
                                        Counsel and
                                        Corporate
                                        Secretary
David W. Spainhour                      President, CEO               461,328(16)          2.99%
                                        and Director
Cathy Steinke                           Sr. VP                        21,066(17)              *
William S. Thomas, Jr.                  Vice Chairman,                95,714(18)              *
                                        COO and
                                        Director
Susan Trescher                          Director                      13,108(19)              *
Kent M. Vining                          Sr. VP                        55,648(20)              *
                                                                   1,990,139(21)         12.67%
All directors and executive officers
   as a group (18 persons)

---------------
*    Owns less than 1%.
(1) Includes all shares beneficially owned, whether directly or indirectly, together with known associates. Also includes any shares owned, whether jointly or as community property, with a spouse and shares allocated to executive officers under the Santa Barbara Bank and Trust Employee Stock Ownership Plan. Also includes any stock acquirable by exercise of stock options exercisable within 60 days following July 31, 1998. All share data are stated as of July 31, 1998.
(2) Percentages are stated to include exercisable stock options accounted for in the column listing "Amount and Nature of Beneficial Ownership." See Footnote (1) above.
(3) Includes 25,225 shares which may be acquired upon the exercise of exercisable stock options and 7,760 shares in Individual Retirement Account.
(4) Includes 12,778 shares which may be acquired upon the exercise of exercisable stock options.
(5) Includes 2,600 shares which may be acquired upon the exercise of exercisable stock options.
(6) Includes 4,000 shares which may be acquired upon the exercise of exercisable stock options.
(7) Includes 24,083 shares which may be acquired upon the exercise of exercisable stock options.
(8) Includes 4,000 shares which may be acquired upon the exercise of exercisable stock options.
(9)  Includes   2,600  shares  which  may  be  acquired  upon  the  exercise  of exercisable stock options and 17,150, shares in Individual Retirement Account.
(10) Includes 24,083 shares which may be acquired upon the exercise of exercisable stock options.
(11) Includes 35,695 shares which may be acquired upon the exercise of exercisable stock options.
(12) Includes 15,251 shares which may be acquired upon the exercise of exercisable stock options.
(13) Includes 3,000 shares which may be acquired upon the exercise of exercisable stock options and 1,088 shares in Individual Retirement Account.
(14) Includes 11,172 shares which may be acquired upon the exercise of exercisable stock options.
(15) Includes 14,130 shares which may be acquired upon the exercise of exercisable stock options.
(16) Includes 6,001 shares which may be acquired upon the exercise of exercisable stock options.
(17) Includes 49,969 shares which may be acquired upon the exercise of exercisable stock options.
(18) Includes 85,600 shares which may be acquired upon the exercise of exercisable stock options.
(19) Includes 1,322 shares in Individual Retirement Account.
(20) Includes 12,000 shares which may be acquired upon the exercise of exercisable stock options.
(21) Includes 310,704 shares which may be acquired upon the exercise of exercisable stock options. Actual share ownership as of July 31, 1998, by the directors and executive officers was 1,679,435.

         It is currently expected that each such director and executive officer of SBB will vote the shares of SBB Common Stock beneficially owned by him or her in favor of the matters to be considered at the SBB Meeting. In addition, as of the SBB Record Date, Pacific's directors and executive officers beneficially owned _______ shares, or less than ____%, of the outstanding shares of SBB
Common Stock, all of which they intend to vote in favor of the matters to be considered at the SBB Meeting.

Pacific


         Pacific is a California corporation incorporated in 1983 and a bank holding company registered under the BHC Act. Pacific's headquarters are located in Salinas, California. Pacific's principal wholly owned subsidiary is First National Bank of Central California (formerly known as First National Bank of Monterey County) ("First National Bank"), which commenced operations on April 2, 1984. On November 20, 1996, Pacific acquired South Valley Bancorporation and its banking subsidiary, South Valley National Bank, headquartered in Morgan Hill, California, in a merger transaction accounted for as a "pooling of interests." On August 4, 1998, First National Bank and South Valley National Bank filed an application with the OCC to merge South Valley National Bank with and into First National Bank under the charter of First National Bank (the "Affiliate Merger"). The Affiliate Merger was approved by the OCC and became effective on October 14, 1998. The primary federal regulator of First National Bank is the OCC. The deposits of First National Bank are insured by the FDIC to the extent permitted by law.

         First National Bank is a commercial bank providing a wide range of commercial banking services to individuals, professionals, and small- and medium-sized businesses. These services include those typically offered by commercial banks, such as: checking, interest checking and savings accounts, travelers checks, safe deposit boxes, collection services, night depository facilities and wire and telephone transfers. In addition to these deposit services, First National Bank also provides a full array of loan products including commercial, real estate and consumer loans as well as a variety of government assisted loan programs such as SBA or Rural Economic Community Development Service guaranteed loans. Professional firms, individuals and businesses form the core of the bank's customer and deposit bases. First National Bank does not offer trust services.

         First National Bank operates from ten locations (including four South Valley National Bank locations) serving Monterey, Salinas, Carmel, Watsonville, Morgan Hill, Gilroy, Hollister, San Juan Bautista and surrounding areas in Monterey, Santa Cruz, Santa Clara and San Benito Counties in California.

         Pacific does not engage in any business activities other than the ownership of First National Bank and the ownership of one other wholly owned subsidiary, Pacific Capital Services Corporation, a California corporation. Pacific Capital Services Corporation was incorporated on April 22, 1985, to arrange and broker residential, commercial and construction loans and other extensions of credit and is currently an inactive corporation. As a registered bank holding company, Pacific is subject to supervision and regulation by the Federal Reserve Board.

         At June 30, 1998, Pacific had consolidated assets of approximately $815.56 million, deposits of approximately $730.33 million and shareholders's equity of $76.064 million. As of June 30, 1998, Pacific and its subsidiaries employed 288 full-time equivalent employees. The principal executive offices of Pacific are located at 307 Main Street, Salinas, California 93901, and its telephone number is (408) 757-4900.


         Additional information regarding Pacific and its subsidiaries is included in the Pacific documents incorporated by reference herein. See "INFORMATION INCORPORATED BY REFERENCE."

Security Ownership of Management of Pacific

         As of the Pacific Record Date, _____ shares of Pacific Common Stock were issued and outstanding and entitled to vote at the Pacific Meeting. As of such date, the directors and executive officers of Pacific beneficially owned, in the aggregate, _____ shares of Pacific Common Stock, comprising approximately _____% of the voting power of the Pacific Common Stock outstanding.

         The following table sets forth information as of July 31, 1998 pertaining to the beneficial ownership of the Pacific Common Stock by current directors and executive officers of Pacific, and all directors and executive officers of Pacific as a group. As of July 31, 1998, no person known to Pacific owned more than five percent (5%) of the outstanding shares. The information contained herein has been obtained from Pacific's records and from information furnished directly by the individual or entity to Pacific. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially, except as indicated in the notes to the table. All addresses of directors and executive officers are in care of Pacific at 307 South Main Street, Salinas, California, 93901.

                                                                 Amount and Nature
                                                                   of Beneficial           Percent of
           Beneficial Owner     Office                             Ownership (1)            Class (2)
------------------------------------------------------------------------------------------------------

Charles E. Bancroft             Director                              37,688(3)                  *
Dennis A. DeCius                EVP and CFO                           26,814(4)                  *
Gene DiCicco                    Director                              39,775(3) (5)              *
Dale R. Diederick               EVP & Loan                             7,911(6)                  *
                                   Administrator
Lewis L. Fenton                 Director                              45,256(3) (7)          1.00%
Gerald T. Fry                   Director                              35,670(3) (8)              *
James L. Gattis                 Director, Secretary                   43,719(3)                  *
Eugene R. Guglielmo             Director                              55,873(9)              1.24%
Stanley R. Haynes               Director                              39,879(3) (10)             *
D. Vernon Horton                Director, Chairman                    83,077(11)             1.84%
Hubert W. Hudson                Director                              52,347(12)             1.16%
William J. Keller               Director                              45,135(13)             1.00%
Roger C. Knopf                  Director                             130,618(14)             2.90%
Clayton C. Larson               Director, President                   93,031(15)             2.07%
William S. McAfee               Director                              66,385(3) (16)         1.47%
William H. Pope                 Director                              49,963(3) (17)         1.11%
Mary Lou Rawitser               Director                              17,337(18)                 *
William K. Sambrailo            Director                              56,797(19)             1.26%
Robert B. Sheppard              Director                              51,608(3) (20)         1.15%
                                                                     978,883                21.73%
All directors and executive
   officers as a group
   (19 persons)

---------------
*    Owns less than 1%.
(1) All shares are calculated on the basis of the number of current shares held plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days following July 31, 1998.
(2) All percentages are calculated on the basis of the number of shares outstanding as of July 31, 1998 plus shares subject to options that are currently exercisable or will become exercisable within sixty (60) days after July 31, 1998.
(3) Includes 7,031 shares subject to presently exercisable options granted under Pacific's 1992 Directors' Stock Option Plan and 22,654 shares issuable upon exercise of options granted under Pacific's 1994 Stock Option Plan.
(4) Includes 5,024 shares allocated as of December 31, 1997, to Mr. DeCius' account pursuant to Pacific's Employee Stock Ownership Plan, and 2,169 shares held in the 1991 Pacific Capital Bancorp Irrevocable Nonqualified Deferred Compensation Trust, FBO Dennis A. DeCius and 717 shares acquired under Pacific's 401(k) Profit Sharing Plan. Also includes 16,834 held in the name of the 1994 DeCius Revocable Trust, 1,057 shares held by Smith Barney in an IRA for the benefit of Mr. DeCius and 1,013 shares held in an IRA by Smith Barney for the benefit of his wife.
(5) Includes 2,786 shares held by DiCicco Centers, a partnership of which Mr. DiCicco is a general partner.
(6) Includes 3,023 shares allocated as of December 31, 1997 to Mr. Diederick's account pursuant to Pacific's Employee Stock Ownership Plan.
(7) Includes 26,279 shares held in the name of the Lewis L. Fenton Living Trust and 18,977 shares held in an IRA by Wells Fargo Bank for the benefit of Mr. Fenton.
(8) Includes 2,980 shares held by Dean Witter in an IRA for the benefit of Mr. Fry.
(9) Includes 10,500 shares subject to presently exercisable options granted under Pacific's 1994 Stock Option Plan. Also includes 27,840 shares held in the name of Emilio Guglielmo Winery Inc., of which Mr. Guglielmo is a shareholder, director and executive officer, 3,616 shares owned by Guglielmo Winery, Inc. Profit Sharing Plan and 250 shares held in the name of Mr. Guglielmo's children and grandchild.
(10) Includes 35,754 shares held in the name of Stanley Haynes Living Trust and 1,185 shares owned by Cinderella Showcase, Inc., a corporation controlled by Mr. Haynes. Also includes 2,459 shares held by Dean Witter in an IRA for the benefit of Mr. Haynes and 481 shares owned by Mr. Haynes and his daughter as joint tenants.
(11) Includes 7,208 shares allocated as of December 31, 1997 to Mr. Horton's account pursuant to Pacific's Employee Stock Ownership Plan and 674 shares held in the 1991 Pacific Capital Bancorp Irrevocable Nonqualified Deferred

                                       29

     Compensation Trust, FBO D. Vernon Horton. Includes 2,127 shares held by Smith Barney in an IRA for the benefit of Mr. Horton and 72,598 shares held in the name of D. Vernon Horton and Joyce Marie Horton Revocable Trust. Also includes 470 shares held in the Jeffrey L. Meeks and Debra Burk Meeks Irrevocable Trust FBO Mallory Mae Meeks of which Mr. Horton is Trustee.
(12) Includes 52,347 shares held in the name of Hubert W. Hudson & Patricia A. Hudson Revocable Trust.
(13) Includes 10,500 shares subject to presently exercisable options granted under Pacific's 1994 Stock Option Plan. Also includes 7,907 held by Charles Schwab & Co., Inc. in an IRA for the benefit of Dr. Keller and 14,574 held in the name of William James Keller & Clara Downs Keller Trust.
(14) Includes 10,500 shares subject to presently exercisable options granted under Pacific's 1994 Stock Option Plan. Also includes 26,658 held by the Knopf Construction Co. Retirement Plan and 2,782 held in the name of Mr. Knopf's children.
(15) Includes 7,082 shares allocated as of December 31, 1997 to Mr. Larson's account pursuant to Pacific's Employee Stock Ownership Plan and 6,851 shares held in the 1991 Pacific Capital Bancorp Irrevocable Nonqualified Deferred Compensation Trust, FBO of Clayton C. Larson. Also includes 70,604 held in the name of the Clayton C. Larson and Sharon Joy Larson Family Trust, 7,663 shares held by First Trust & Co. in an IRA for the benefit of Mr. Larson, 636 shares held in an IRA by First Trust & Co. for the benefit of his wife and 195 shares held in the name of Mr. Larson's children with Mrs. Larson as custodian.
(16) Includes  31,691  held by Paine  Webber  in an IRA for the  benefit  of Dr.
     McAfee.
(17) Includes 14,135 shares held by W.H. Pope, Inc., as to which Mr. Pope exercises sole voting and investment control, 2,930 shares held by the William H. Pope Family Trust and 1,088 held in an IRA by Charles Schwab & Co., Inc. for the benefit of Mr. Pope. Also includes 2,125 shares FBO Jennifer Gudrun Church of which Mr. Pope is Trustee.
(18) Includes 2,500 shares subject to presently exercisable options granted under Pacific's 1994 Stock Option Plan.
(19) Includes 22,277 shares held in the name of William K. Sambrailo Trust, 10,824 shares held in name of the Charles Sambrailo Paper Co. Profit Sharing Trust over when Mr. Sambrailo exercises voting and investment control, 21,499 shares held in the name of the William K. Sambrailo Community Property Trust, 141 shares held by Mr. Sambrailo and Clarence J. Ferrari, Jr., Co-Trustees of the Charles P. Sambrailo, Jr., QTIP Trust and 2,056 shares held by Paul E. Crabb, Trustee, The William K. Sambrailo Grandchildren's Trust I, II and III.
(20) Includes 21,923 shares held by The Bank of California in an IRA for the benefit of Mr. Sheppard.

         It is currently expected that each such director and executive officer of Pacific will vote the shares of Pacific Common Stock beneficially owned by him or her in favor of the matters to be considered at the Pacific Meeting. As of the Pacific Record Date, subsidiaries of Pacific did not beneficially own any outstanding shares of Pacific Common Stock. As of the Pacific Record Date, directors and executive officers of SBB beneficially owned 2,713 shares, or less than 1.0%, of the outstanding shares of Pacific Common Stock, all of which they intend to vote in favor of the matters to be considered at the Pacific Meeting.

                                   THE MERGER

         The following is a brief summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement and the Merger Agreement, copies of which are attached to this Joint Proxy Statement/Prospectus as Appendix A and Appendix B, respectively, and are incorporated herein by reference. Shareholders of SBB and Pacific are urged to read the Agreements carefully.

General

         The SBB Board and the Pacific Board have each approved the Reorganization Agreement and the Merger Agreement, which provide for the Merger of SBB and Pacific, with SBB as the surviving corporation in the Merger, and an amendment to the Articles of Incorporation of SBB to provide that the Surviving Corporation will operate under the resulting name "Pacific Capital Bancorp" (defined herein as the "Name Change"). At the Effective Time, each share of Pacific Common Stock (excluding shares held by Pacific, SBB, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding all shares held by shareholders who perfect their dissenters' rights) issued and outstanding at the Effective Date will be converted into 1.935 shares of SBB Common Stock. Each share of SBB Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding after the Merger as Common Stock of the Surviving Corporation. See "THE MERGER -- Merger Consideration."

         The SBB Board and the Pacific Board each believe that the terms of the Reorganization Agreement and the Merger Agreement are in the best interest of the parties and their respective shareholders and recommends that the shareholders of each of SBB and Pacific vote to approve and adopt the Reorganization Agreement and the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the Name Change. The conclusions of the Board of Directors of SBB and Pacific with respect to the Merger are based upon a number of factors more fully described herein, including the receipt of fairness opinions from their respective financial advisors.

Structure of the Merger

         The Reorganization Agreement provides that, subject to the satisfaction or waiver (where permissible) of the conditions set forth therein (see "THE MERGER -- Certain Conditions to Consummation of the Merger") and in accordance with the GCL, at the Effective Time, Pacific will merge with and into SBB. SBB will be the surviving corporation in the Merger and will continue its corporate existence under the name "Pacific Capital Bancorp". At the Effective Time, the separate corporate existence of Pacific will terminate. The Articles of Incorporation of SBB, as amended pursuant to the Merger Agreement and as otherwise in effect at the Effective Date, will be the Articles of Incorporation of the Surviving Corporation, and the Bylaws of SBB, as amended to reflect the Bylaw Amendment and as otherwise in effect at the Effective Date, will be the Bylaws of the combined company.

Merger Consideration

         At the Effective Time of the Merger, each share of Pacific Common Stock outstanding, other than shares held by SBB or Pacific or any wholly owned subsidiary thereof (except, in both cases, for shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary, custodial or similar capacity that are beneficially owned by third parties ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), will be converted into the right to receive 1.935 shares (defined herein as the "Exchange Ratio") of SBB Common Stock. Because the Exchange Ratio is fixed and because the market price of SBB Common Stock is subject to fluctuation, the value of the shares of SBB Common Stock that holders of Pacific Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. Pacific's obligation to consummate the Merger is, however, subject to, among other things, the average of the average closing bid and asked price of a share of SBB Common Stock as reported on Nasdaq for the twenty (20) business day period immediately preceding the fifth (5th) business day prior to the Closing Date (the "SBB Average Price") being not less than $22.95. If the SBB Average Price shall be less than $22.95 and the parties are unable in good faith to renegotiate the Exchange Ratio within three (3) business days after determination of the SBB Average Price, then Pacific may terminate the Reorganization Agreement. The market prices of SBB Common Stock and Pacific Common Stock as of a recent date are set forth on the cover page of this Joint Proxy Statement/Prospectus. Shareholders of Pacific are advised to obtain recent market quotations for SBB Common Stock and Pacific Common Stock. No assurance can be given as to the market price of SBB Common Stock or Pacific Common Stock immediately prior to the Effective Date, or as to the market price of SBB Common Stock on or after the Effective Date.

         Each outstanding share of Pacific Common Stock owned by SBB or its wholly owned subsidiaries or Pacific or its wholly owned subsidiaries (except for Trust Account Shares and DPC Shares) will be canceled at the Effective Time and will cease to exist, and no SBB Common Stock or other consideration will be delivered in exchange therefor. Shares of SBB Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding immediately after the Merger.

         The merger consideration, including the Exchange Ratio, was determined through negotiations between management of SBB and Pacific, taking into account the relative value of SBB Common Stock and Pacific Common Stock. Each of SBB and Pacific were advised with respect to such negotiations by their financial advisors, The Bank Advisory Group, Inc. (defined herein as "Advisory") and Van Kasper & Company (defined herein as Van Kasper), respectively.

         Immediately following the Merger, shareholders of SBB and Pacific will own approximately ____% and _____%, respectively, of the then outstanding shares of Common Stock of the Surviving Corporation (without giving effect to the exercise of the Pacific Stock Options).

Background of the Merger

         The SBB Board has focused on the Central Coast of California as the geographic area for expansion and creation of a strong community bank franchise. In 1995, SBB&T, the principal subsidiary of SBB, expanded from Southern Santa Barbara County to West Ventura County by opening three de novo offices. During 1997, SBB&T acquired two community banks in cash transactions: First Valley

Bank, located in North Santa Barbara County, and Citizens State Bank of Santa Paula, located in Ventura County, thereby expanding the bank's geographic coverage on the Central Coast.

         The SBB Board has recognized that growth through acquisition can be an effective means of leveraging capital and offering the bank's products and services over a larger geographic market that has similar characteristics to the communities currently served. In addition, the SBB Board believes that an expansion strategy within the Central Coast increases long-term value for SBB's shareholders by building a more geographically diversified organization with a growing customer base and business volume. The growing base provides the opportunity to enhance revenue by cross- selling products while at the same time pursuing and implementing the rapidly evolving technological advances in the financial services industry on a more cost competitive basis as expenses are spread over a larger organization. The SBB Board has discussed in annual planning retreats the possibility of a strategic combination with a compatible bank or bank holding company serving the Central Coast as a means by which to effect this expansion strategy.

         Mr. Donald Anderson, Chairman of the Board of SBB, Mr. David Spainhour, President of SBB, Mr. Vernon Horton, Chairman of the Board of Pacific, and Mr. Clayton Larson, President of Pacific, are well acquainted with each other through their association at banking industry meetings for many years.

         In April 1998, Mr. Spainhour contacted Mr. Larson to inquire as to Pacific's interest in initiating discussions that might lead to a business combination involving SBB and Pacific. Mr. Larson expressed interest in pursuing the subject and a meeting was arranged for April 30, 1998, at which Messrs. Larson, Spainhour, Horton, Anderson and Mr. William S. Thomas, Jr., President & Chief Executive Officer of SBB&T, were to attend. It was agreed at that meeting to assign key officers of both organizations the task of identifying potential cost savings to be achieved in a business combination involving the two organizations. Information was developed and exchanged during the month of May, and both organizations consulted with outside legal and financial advisors.

         At a special meeting of the SBB Board held on June 9, 1998, Mr. Spainhour and other members of the senior management team of SBB presented the proposed terms for a possible business combination with Pacific. This presentation included information about Pacific and its financial condition, performance, markets and management, reasons for the proposed merger and its benefits to SBB, plans for on-site due diligence and the proposed addition of four Pacific directors to the SBB Board upon completion of the transaction. Following this presentation, the SBB Board adopted a resolution authorizing representatives of SBB to negotiate with representatives of Pacific regarding the principal terms of a proposed business combination. These discussions were initially concluded by June 10, 1998 so that representatives of Pacific could discuss the proposed terms with the Executive Committee of the Pacific Board and prepare for a presentation before a special meeting of the Pacific Board during the week of June 15, 1998.

         In addition to the discussions with SBB, Pacific had received a written expression of interest from one institution and an oral expression of interest from another. The Pacific Board met on June 18, 1998 to evaluate in detail SBB's and the other two institutions' proposals to acquire Pacific. In addition to price, the Pacific Board was concerned that the stock of one of the two institutions (other than SBB) was trading at very high multiples of book value and earnings and that the institution was at that time proceeding with the acquisition of another bank of significant size. The Pacific Board was concerned regarding the ability of the institution to effectively integrate and digest the new acquisition. With the other institution, the Pacific Board considered the price compared to that offered by SBB, cultural differences between the two organizations and the impact on customers and employees of Pacific. Thus, after reviewing SBB's proposal along with two other proposals in consultation with their outside advisors, the Pacific Board agreed to accept SBB's terms for a business combination, subject to development of a definitive agreement and satisfactory completion of mutual due diligence. The Pacific Board authorized management to proceed to negotiate a definitive agreement with SBB.

         Following the Pacific Board meeting, legal counsel for SBB was instructed to begin work on preparation of a definitive agreement and to work with Pacific's legal counsel to resolve any legal issues. It was also agreed by the parties to begin due diligence prior to signing any definitive agreement.

         On June 19, 1998, an annual planning retreat of the SBB Board was held and SBB's financial advisors reviewed the financial analysis of the proposed transaction with Pacific. The SBB Board discussed the financial and strategic implication of this acquisition in relation to the company's long range strategic plan. The SBB Board was also provided with updated information on developments in the banking industry and discussed various recent acquisitions and trends in the banking industry.

         At a regular meeting of the SBB Board held on June 23, 1998, the SBB Board passed a resolution authorizing certain officers of SBB to execute an Agreement and Plan of Reorganization by and between SBB and Pacific, substantially providing for, among other things, the merger of Pacific with and into SBB.

         On June 24, 1998, Messrs. Spainhour and Thomas, on behalf of SBB, and Messrs. Horton and Larson, on behalf of Pacific, met with key staff members from their respective organizations to begin integration planning.

         On July 14, 1998, the Pacific Board received an unsolicited second letter from one of the two prior prospective acquirors to propose again that Pacific consider a combination with it. Upon receipt of the letter, a meeting of the Pacific Executive Committee was convened telephonically on July 16, 1998 to discuss the second letter. The Executive Committee discussed and re-affirmed the Pacific Board's concern regarding a proposed combination with this institution, including among other things, the price compared to that offered by SBB, compatibility of management of the two organizations, cultural differences between the two organizations and the probable impact on customers and employees of Pacific. The Executive Committee decided to decline the institutions's offer and to proceed to negotiate a definitive agreement with SBB.

         During the remainder of June and first week of July, preliminary due diligence and drafting of the definitive agreement was completed. The Pacific Board met on July 20, 1998 to discuss the finalized draft of the Reorganization Agreement and the proposed Stock Option Agreements. Van Kasper orally rendered to the Pacific Board a fairness opinion to the effect that the financial terms of the Merger as set forth in the Reorganization Agreement was fair from a financial point of view to the shareholders of Pacific. The Reorganization Agreement was signed on July 20, 1998, and the parties immediately issued press releases announcing the proposed merger.

Reasons for the Merger; Recommendation of the SBB Board

         In reaching its conclusion to approve the Agreements and the Merger, the SBB Board considered numerous factors, including the following: (i) the creation of additional value for shareholders of SBB, which is likely to result from the acquisition of operations from Pacific, and the resulting cost savings and revenue enhancements of the combined companies which SBB could not achieve over the existing asset base and geographic markets it currently serves; (ii) the similarity of the Pacific markets to those markets already served by SBB, which will allow for the extension of existing market communication and branding strategies without significant revisions; (iii) the similar cultures of the two banking organizations which will facilitate not only the post-merger integration of the two companies, but will also create an atmosphere of partnership among the sister banks in the multi-community bank holding company structure; (iv) the fairness opinion of SBB's financial advisor that the exchange ratio is fair from a financial point of view to the shareholders of SBB; in this regard, the SBB Board considered the percentage ownership offered to Pacific shareholders and the relationship of that percentage to the future growth of earnings and equity over and above the anticipated growth of earnings and equity of SBB on a stand-alone basis; (v) the SBB Board's review of the provisions of the Agreements and related documents; and (vi) the impact of this Merger on the existing operations of SBB and its impact on SBB's ability to continue to fulfill the promise of its corporate mission, vision and values.

         When considering these factors, the SBB Board did not assign any relative or specific weights to the factors considered. However, the SBB Board discussed and considered these factors in determining whether or not to approve the proposed Merger. The SBB Board viewed all of these factors as a whole without weighing individual factors in reaching its conclusion to approve the Agreements and the Merger.

         FOR THE REASONS SET FORTH ABOVE, THE SBB BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS OF SBB VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Reasons for the Merger; Recommendation of the Pacific Board

         In reaching its conclusion to approve the Agreements and the Merger, the Pacific Board considered numerous factors, including the following: (i) the creation of additional value for shareholders of Pacific which additional value results from certain cost savings and potential revenue enhancements of the combined companies and which cannot be achieved if Pacific were to remain independent; (ii) the similar, but not overlapping, markets of each of Pacific and SBB and the fact that each company is familiar with the other's market such that a combined entity would be a stronger competitor in their respective markets; (iii) the similar cultures of the two banking organizations which will facilitate, among other things, the post-Merger integration of the two companies; (iv) the Van Kasper Fairness Opinion that the Exchange Ratio is fair from a financial point of view to the shareholders of Pacific; in this regard, the Pacific Board considered the premium represented by the consideration offered to shareholders of Pacific in relation to the book value per share of Pacific Common Stock; (v) the Pacific Board's review of the provisions of the Agreements and related documents with Van Kasper and Pacific's legal advisors;
(vi) the fact that the Merger will be tax-deferred for federal income tax purposes to the holders of Pacific Common Stock (other than in respect to cash paid in lieu of fractional shares and for dissenter's rights); (vii) the market liquidity and dividend history of SBB Common Stock; (viii) the historical financial performance and future prospects of SBB, the current and prospective economic and regulatory environment, burdens and constraints affecting banking for banking services; and (ix) the probable impact of the Merger on customers and employees and the communities served by Pacific.

         When considering these factors, the Pacific Board did not assign any relative or specific weights to the factors considered. However, the Pacific Board discussed and considered these factors in determining whether or not to approve the proposed Merger. The Pacific Board viewed all of these factors as a whole without weighing individual factors in reaching its conclusion to approve the Agreements and the Merger.

         FOR THE REASONS SET FORTH ABOVE, THE PACIFIC BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENTS AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS OF PACIFIC VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Opinion of Financial Advisors

         SBB

         The Bank Advisory Group, Inc. (defined herein as "Advisory") is a recognized investment banking firm regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, and in valuations for estate, corporate and other business purposes. Since August 1990, and prior to its retention for this specific assignment, Advisory has served as a financial advisor to SBB under the terms of a retainer agreement (the "Retainer Agreement"). Services routinely provided to SBB by Advisory under the Retainer Agreement include, but are not limited to:
(i) meeting with the SBB Board, on an as needed basis, for the purpose of discussing current trends in the bank merger and acquisition arena together with SBB's ongoing bank acquisition efforts; reviewing state and national peer group data as it relates to SBB's most recent financial performance, and reviewing/discussing other relevant issues as needed; and, (ii) providing merger and acquisition support services, generally analytical and financial in nature, together with limited negotiating support services in connection with preliminarily reviewing target bank opportunities, as they are identified by SBB. From time-to-time, SBB has required merger & acquisition advisory services above and beyond the scope of the services routinely provided under the Retainer Agreement. Therefore, on occasion, Advisory has provided SBB with specific financial advisory services, as required by SBB, including more specific negotiating support services and more detailed financial analyses.

         Pursuant to an engagement letter dated August 7, 1998, signed and executed by SBB on August 12, 1998, SBB engaged Advisory to act as an independent financial advisor to the SBB Board in connection with the Merger and, subject to Advisory's final due diligence investigation, to issue a fairness opinion letter, for disclosure to shareholders of SBB. Specifically, based on Advisory's reputation and qualifications in evaluating financial institutions, the SBB Board requested that Advisory render advice and analysis in connection with the Merger, and to provide an opinion with regard to the fairness --from the perspective of the shareholders of SBB Common Stock -- of the financial terms of the Merger.


         Based on all factors that Advisory deemed relevant and assuming the accuracy and completeness of the information and data provided, Advisory has rendered a written opinion, dated November 4, 1998 (the "Advisory Fairness
Opinion"), to the effect that the terms of the Merger, including, without limitation, the Exchange Ratio and the consequential pro forma ownership in the Surviving Company of the shareholders of SBB Common Stock, are fair, from a financial point of view, to the shareholders of SBB Common Stock.

         No limitations were imposed by the SBB Board of Directors upon Advisory with respect to the investigations made or procedures followed in rendering the Advisory Fairness Opinion. Advisory does not, and its officers, directors and shareholders do not, own any shares of SBB Common Stock or Pacific Common Stock; nor does Advisory make a market in the stock of SBB, Pacific, or any other publicly-traded security, financial or otherwise.

         The full  text of the  Advisory  Fairness  Opinion,  which  sets  forth certain assumptions made, matters considered, and limits on the review undertaken by Advisory, is attached hereto as Appendix F. SBB shareholders are urged to read the Advisory Fairness Opinion in its entirety. The Advisory Fairness Opinion, addressed to the SBB Board of Directors, covers only the fairness of the financial terms of the Merger, from a financial point of view, to the shareholders of SBB Common Stock. The financial terms include, but are not limited to, the Exchange Ratio and the consequential pro forma ownership in the Surviving Company of the shareholders of SBB Common Stock. The Advisory Fairness Opinion does not constitute an endorsement of the Merger, and it does not represent a recommendation to any SBB shareholder as to how such shareholder should vote regarding the Merger. Advisory was not asked to consider, and the Advisory Fairness Opinion does not address, the relative merits of the proposed Merger as compared to alternative business strategies that might exist for SBB or the effect of any other transaction(s) in which SBB might engage. In furnishing the Advisory Fairness Opinion, Advisory does not purport to be an expert with respect to the Registration Statement of which this Joint Proxy Statement/Prospectus is part within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor does Advisory purport that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. The summary of the procedures and analysis performed and assumptions used by Advisory set forth in the Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the text of the Advisory Fairness Opinion.

         Summary of Preliminary Analyses. As it relates to Pacific, and in conjunction with the Retainer Agreement, SBB contacted Advisory during April 1998 with the request that Advisory prepare a preliminary merger analysis reflecting Pacific merging with and into SBB assuming an unspecified range of exchange ratios (the "April 1998 Analysis"). Specifically, Advisory developed stand-alone financial projections for both SBB and Pacific, then analyzed the changes in the amount of earnings, book value and indicated dividends attributable to one share of SBB Common Stock before the proposed merger to those attributable to SBB Common Stock as a result of the proposed merger at the then assumed exchange ratios ("Pro Forma Impact Analysis"). Advisory provided the April 1998 Analysis to SBB shortly after SBB's initial request. In early May 1998, SBB offered comments and input with regard to the April 1998 Analysis, and requested that Advisory analyze certain effects of the potential merger of SBB and Pacific, assuming exchange ratios, among others, ranging between 1.80:1 and 2.10:1 (the "Early-May 1998 Analysis"). The Early-May 1998 Analysis, for the purpose of computing the Pro Forma Impact Analysis, assumed one-time merger-related transactions costs together with ongoing merger-related operating costs savings ("Merger Costs/Savings") estimated, with consultation from Advisory, by the management of SBB.

         In late May 1998, as a result of SBB's conversations with the management and staff of Pacific, SBB provided Advisory with revised data regarding more specific anticipated Merger Costs/Savings that might result from SBB's potential merger with Pacific. In turn, Advisory prepared a preliminary merger analysis reflecting Pacific merging with and into SBB assuming a new range of exchange ratios (the "Late-May 1998 Analysis"). In its Late-May 1998 Analysis, Advisory prepared Pro Forma Impact Analyses assuming exchange ratios, among others, ranging between 1.75:1 and 2.05:1, and assuming the revised and more detailed Merger Costs/Savings. The Pro Forma Impact Analyses were updated a number of times throughout the month of June 1998, giving consideration to alternative exchange ratios and evaluating the potential merger of SBB and Pacific on a fully-diluted perspective by basing the assumed number of common shares outstanding for both SBB and Pacific under the presumption that stock option holders at SBB and Pacific had exercised, prior to the Effective Date of the Merger, 100% of all stock options outstanding.

         Finally, on July 16, 1998, Advisory prepared a Pro Forma Impact Analysis reflecting both the 1.935 Exchange Ratio and the then current revised projections regarding anticipated Merger Costs/Savings that might result from SBB's proposed merger with Pacific (the "July 1998 Analysis"). The July 1998 Analysis and the corresponding Pro Forma Impact Analysis suggested that for 1998, the projected year of closing, SBB's earnings per share would be impacted downward by 22.59%, primarily reflective of the one-time transaction costs associated with consummating the Merger; thereafter, however, SBB's earnings per share reflected annual appreciation ranging between 3.33% and 8.37% during the period 1999-2009. Furthermore, the July 1998 Analysis suggested that SBB's book value per share would reflect appreciation ranging between 0.45% and 5.85% during the period 1999-2009. The July 1998 Analysis further assumed no change in SBB's dividends per share on a post-Merger basis.

         Summary of Procedures & Analysis Related to Advisory Fairness Opinion. Regarding SBB, the Advisory Fairness Opinion is based upon, among other things, a review of: (i) audited consolidated financial statements, on form 10-K, for the year's ended December 31, 1997, 1996, and 1995; (ii) quarterly financial statements, on Form 10-Q, for the 1997 and 1996 calendar quarters, and for the first two calendar quarters of 1998; (iii) consolidated financial statements, on form F.R. Y-9C, for the years ended December 31, 1997, 1996, and 1995, and for the six-month period ended June 30, 1998, as filed with the Federal Reserve System; (iv) internally-generated financial statements for the eight-month period ending August 31, 1998; (v) selected equity research reports regarding SBB prepared by various analysts who cover the financial institutions sector for market makers of SBB Common Stock; (vi) certain internal financial analyses and forecasts for SBB prepared by the management of SBB, including projections of future performance; (vii) certain other summary materials and analyses with respect to SBB's loan portfolio, securities portfolio, deposit base, fixed assets, and operations including, but not limited to: (a) schedules of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy,
(b) analyses concerning the adequacy of the loan loss reserve, (c) schedules of "other real estate owned," including current carrying values and recent appraisals, and (d) schedules of securities, detailing book values, market values, and lengths to maturity; (viii) certain publicly-available information concerning the trading of, and the trading market for, SBB Common Stock; (ix) the condition of the commercial banking industry, as indicated in financial reports filed with various Federal bank regulatory authorities by all federally insured commercial banks; and, (x) such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that Advisory deemed relevant.

         Regarding Pacific, the Advisory Fairness Opinion is based upon, among other things, a review of: (i) audited consolidated financial statements, on Form 10-K, for the years ended December 31, 1997, 1996, and 1995; (ii) quarterly financial statements, on Form 10-Q, for the 1997 and 1996 calendar quarters, and for the first two calendar quarters of 1998; (iii) consolidated financial statements, on form F.R. Y-9C, for the years ended December 31, 1997, 1996, and 1995, and for the six-month period ended June 30, 1998, as filed with the Federal Reserve System; (iv) internally-generated financial statements for the eight-month period ending August 31, 1998; (v) selected equity research reports regarding Pacific prepared by various analysts who cover the financial institutions sector for market makers of Pacific Common Stock; (vi) certain internal financial analyses and forecasts for Pacific prepared individually and collectively by the management of SBB and Pacific, including projections of future performance; (vii) certain other summary materials and analyses with respect to Pacific's loan portfolio, securities portfolio, deposit base, fixed assets, and operations including, but not limited to: (a) schedules of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy,
(b) analyses concerning the adequacy of the loan loss reserve, (c) schedules of "other real estate owned," including current carrying values and recent appraisals, and (d) schedules of securities, detailing book values, market values, and lengths to maturity; (viii) certain publicly-available information concerning the trading of, and the trading market for, Pacific Common Stock;
(ix) the condition of the commercial banking industry, as indicated in financial reports filed with various Federal bank regulatory authorities by all federally-insured commercial banks; and, (x) such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that Advisory deemed relevant.

         Additionally, the Advisory Fairness Opinion is based upon, among other things, a review of: (i) the Reorganization Agreement, and any amendments thereto, that sets forth, among other items, the terms, conditions to closing, pending litigation against both SBB and Pacific, and representations and warranties of SBB and Pacific with respect to the proposed Merger; (ii) the Joint Proxy Statement/Prospectus, in draft form; (iii) the financial terms and price levels, to the extent publicly-available, of selected recent business combinations of companies in the banking industry that Advisory deemed comparable, either in whole or in part, to the Merger -- together with the financial performance and condition of such banking organizations; (iv) the price-to-equity multiples, price-to-earnings multiples and trading volumes of banking organizations based in the United States -- and specifically in California -- that have publicly-traded common stocks, together with the financial performance and condition of such banking organizations, compared with the price-to-equity multiples, price-to-earnings multiples and trading volumes for both SBB Common Stock and Pacific Common Stock; and, (v) such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that Advisory deemed relevant.

         In connection with its review, Advisory has relied upon the information provided by the management of both SBB and Pacific, or otherwise publicly-available and reviewed by Advisory, as being complete and accurate in all material respects. Advisory met with the management of both SBB and Pacific for the purpose of discussing the relevant information that has been provided to Advisory.

         Advisory has not verified, through independent inspection or direct examination, the specific assets or liabilities of SBB, Pacific or their subsidiary banks. Advisory has assumed that there has been no material changes in the assets, financial condition, results of operations, or business prospects of SBB and Pacific since the date of the last financial statements made available to Advisory. Advisory is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto, and Advisory assumed, with SBB's consent, that such allowances for each of SBB and Pacific are in the aggregate adequate to cover such losses. In addition, Advisory did not assume responsibility for reviewing any individual credit files, or for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of SBB or Pacific, nor was Advisory furnished with any such appraisals. Finally, Advisory's opinion was based on economic, monetary and market and other conditions in effect as of the date of the Advisory Fairness Opinion. Accordingly, although subsequent developments may affect Advisory's opinion, Advisory has not assumed any obligation to update, revise or reaffirm such opinion.

         Advisory relied on the advice of legal counsel to SBB as to all legal matters with respect to SBB, Pacific, the Merger and the Reorganization Agreement. Advisory did not discuss with the independent accountants for either SBB or Pacific any financial reporting matters with respect to SBB, Pacific, the Merger or the Reorganization Agreement. SBB informed Advisory, and Advisory assumed, that the Merger would be recorded as a "pooling of interests" under generally accepted accounting principles. Advisory assumed that the Merger would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations.

         With respect to the financial forecasts for SBB provided to Advisory by SBB's management, the financial forecasts for Pacific derived by SBB, with consultation from Advisory and management of Pacific, and the forecasts regarding the impact of cost savings on the Surviving Corporation, Advisory assumed for purposes of its opinion, and with SBB's consent, that the forecasts were reasonably prepared on bases reflecting the best available estimates at the time of preparation as to the future financial performance of SBB, Pacific and the Surviving Corporation, and that they provided a reasonable basis upon which Advisory could form its opinion.


         Set forth below is a brief summary of the analyses used by Advisory in drawing conclusions in connection with the Advisory Fairness Opinion.


         Analysis of Selected Merger Transactions. Advisory maintains a sizable database of information pertaining to the prices paid for U.S. banks. The database includes transactions involving banking organizations throughout the United States, and provides comparable pricing and financial performance data for banking organizations acquired in the United States since 1989. Advisory has the capability of sorting the records by year or combinations of years to yield transactions involving similar banks. Similarities might include banks within a specific asset size range, banks within a specific state or geographic region, banks that generate a return on average assets ("ROA") within a specified range, banks that have an equity-assets ratio within a certain range, or banks that sold for a specific form of consideration (cash or stock). The ability to produce specific groups of comparable banks facilitates making a valid comparative purchase price analysis.

         In deriving the comparable pricing analyses, as described below, it should be recognized that no other single company or transaction is identical to Pacific or the Merger. Accordingly, an examination of the results of the following comparative analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies as well as other factors that could affect the public trading value and the announced acquisition prices of the companies to which Pacific and the Merger are being compared.

         Price Multiples and Price Indices. Advisory considered the transaction values for profitable banking organizations with total assets between $500 million and $1 billion acquired in the United States during 1997 and thus far in 1998, with 100% common stock as the form of consideration, and for which both price data and related financial information are publicly available (the "National Bank Mergers"). Advisory compared the average of those transaction values, and the corresponding average of the financial characteristics for the National Bank Mergers, in relation to the transaction value attributable to Pacific in connection with the Merger. The comparative analysis revealed that the merger of Pacific with SBB yields a transaction value for Pacific that results in a price-equity index [(purchase price / equity) x (equity / total assets)] of 32.84, an index 25.6% higher than the 26.15 average for the National Bank Mergers. Likewise, the price-earnings index [(purchase price / earnings) x (earnings / average assets)] for Pacific equals 35.83, an index 29.1% higher than the 27.75 average for the National Bank Mergers.

         The equity  ratio for  Pacific  (as  measured  by the  equity-to-assets ratio) as of June 30, 1998 equals 9.31%, a ratio 53 basis points and 6.0% greater than the average equity ratio of 8.78% for the National Bank Mergers. Furthermore, the 12-month trailing ROA for Pacific equals 1.46%, a ratio that is 29 basis points and 24.8% greater than the average ROA of 1.17% for the National Bank Mergers; and, the 12-month trailing return on average equity ("ROE") for Pacific equals 15.19%, a ratio that is 193 basis points and 14.56% greater than the average ROE of 13.26% for the National Bank Mergers. When giving consideration to the superior financial condition and performance of Pacific in relation to the National Bank Mergers, the analysis suggests that the transaction value for Pacific, as measured by the price indices described above, is reasonable and defensible when compared with the price indices for the National Bank Mergers. The table set forth below summarizes this comparative analysis, and highlights the Pacific transaction.




                                                                                           Price Multiples      Price Indices
                                                                                        ------------------------------------------
                        # of     Assets   Equity-to-
                       Banks      $(MM)     Assets       ROA        ROE    Total Price   Equity    Earnings   Equity    Earnings
                       -----     ------   ----------     ---        ---    -----------   ------    --------   ------    --------
Pacific*                     1       $816       9.31%     1.46%     15.19%      $268.0     3.53x      24.53x     32.84      35.83
National Bank Mergers       28       $649       8.78%     1.17%     13.26%      $169.6     2.98x      23.76x     26.15      27.75
--------------

* Total price for Pacific based on the issuance of 8,309,670 shares of SBB Common Stock, and a $32.25 closing price per share as of July 17, 1998. Financial data for Pacific is as of June 30, 1998, with earnings based on 12-month trailing earnings.

         Common Stock Indexed Price Multiples. Advisory also considered the transaction values for profitable banking organizations with total assets between $500 million and $2 billion acquired in the United States since 1994, with 100% common stock as the form of consideration, and for which both price data and related financial information are publicly available (the "National Peer Group"); however, for the National Peer Group, Advisory compared the price multiples calculated for each transaction value at the date of announcement relative to the market price multiples for the common stock of the relevant acquiror at the month-end prior to announcement date ("Indexed Price Multiples"). Advisory then compared the average of the Indexed Price Multiples for the National Peer Group, segmented by year of announcement, in relation to the Indexed Price Multiples computed for the transaction value attributable to Pacific, using the market price multiple for SBB Common Stock, in connection with the Merger. This comparative analysis reveals that the merger of Pacific with SBB yields a transaction value for Pacific that results in a price-to-equity multiple of 3.53x, versus a 2.93x average for the National Peer Group thus far in 1998 (excluding the Merger) and a 2.82x average for the National Peer Group in 1997. However, when the 3.53x price-to-equity transaction multiple for the Merger is compared relative to the 3.88x price-to-equity multiple for SBB Common Stock, the transaction value equates to an Indexed Price Multiple of 90.98, versus a 99.32 average for the National Peer Group thus far in 1998 (excluding the Merger) and a 107.18 average for the National Peer Group in 1997. The comparative analysis also reveals that the merger of Pacific with SBB yields a transaction value for Pacific that results in a price-to-earnings multiple of 24.53x, versus a 26.13x average for the National Peer Group thus far in 1998 (excluding the Merger) and a 21.79x average for the National Peer Group in 1997. However, when the 24.53x price-to-earnings transaction multiple for the Merger is compared relative to the 21.94x price-to-equity multiple for SBB Common Stock, the transaction value equates to an Indexed Price Multiple of 111.80, compared with an average of 111.86 for the National Peer Group thus far in 1998 (excluding the Merger) and an average of 116.63 for the National Peer Group in 1997.

         When giving consideration to the superior financial condition and performance of Pacific in relation the National Peer Group and when viewed in terms of the Indexed Price Multiples described above, the analysis suggests that the transaction value for Pacific is reasonable and defensible. The table set forth below summarizes the Indexed Price Multiples, and highlights the Pacific transaction.


                                                                   Transaction Price       Acquiror Stock       Indexed Price
                                                                       Multiples       -     Multiples           Multiples**
                                                                 -----------------------------------------------------------------
                           # of     Assets   Equity-to-
                           ----     ------   ----------
                          Banks      $(MM)     Assets      ROA      Equity     Earnings   Equity     Earnings   Equity    Earnings
                          -----      -----     ------      ---      ------     --------   ------     --------   ------    --------
Pacific*                     1       $816       9.31%     1.46%      3.53x      24.53x     3.88x      21.94x     90.98     111.80
National Peer Group - 1998  14       $837       9.38%     1.09%      2.93x      26.13x     2.95x      23.36x     99.32     111.86
National Peer Group - 1997  17       $800       8.85%     1.22%      2.82x      21.79x     2.63x      18.68x    107.18     116.63
National Peer Group - 1996  12       $934       9.12%     1.33%      2.31x      16.84x     1.93x      13.00x    119.84     129.55
National Peer Group - 1995  10     $1,157       8.99%     1.22%      1.90x      14.61x     1.66x      11.36x    114.52     128.55
National Peer Group - 1994  11       $883       8.52%     0.98%      2.03x      18.70x     1.64x      10.67x    123.53     175.23

--------------
* Total price for Pacific based on the issuance of 8,309,670 shares of SBB Common Stock, and a $32.25 closing price per share as of July 17, 1998. Financial data for Pacific is as of June 30, 1998, with earnings based on 12-month trailing earnings.

**       Transaction Price Multiples as % of Acquiror Stock Multiples.

         Contribution Analysis. Advisory analyzed the contribution of each of SBB and Pacific to, among other things, total tangible common equity, assets, latest 12 months' net income, gross loans and core deposits of the pro forma combined companies at or for the period ended June 30, 1998. This analysis showed, among other things, that based on pro forma combined balance sheets for SBB and Pacific at June 30, 1998, Pacific would have contributed 39.88% of tangible common equity, 33.50% of assets, 31.85% of total loans and 33.75% of total deposits. Pro forma income statements for the latest 12 months ended June 30, 1998 indicated that Pacific would have contributed 32.06% of the net income of the pro forma Surviving Corporation (before the inclusion of any Merger Costs/Savings). Based upon the 1.935 Exchange Ratio and the resulting issuance of 8,364,399 additional shares of SBB Common Stock, current holders of Pacific Common Stock would own approximately 35.22% of SBB on a post-Merger basis (without giving effect to the exercise of the Pacific Stock Options or options to acquire shares of SBB Common Stock).


         Pro Forma Impact Analysis. Advisory prepared a Pro Forma Impact Analysis reflecting the 1.935 Exchange Ratio and the current estimate of Merger Costs/Savings, as provided by SBB, that are projected to result from the Merger. This Pro Forma Impact Analysis suggests that for 1998, the projected year of closing, SBB's earnings per share will be impacted downward by 17.58%, reflective of the one-time transaction costs associated with consummating the Merger; thereafter, however, SBB's earnings per share reflect annual appreciation ranging between 0.60% and 6.10% during the period 1999-2009. Furthermore, the Pro Forma Impact Analysis suggests that SBB's book value per share will reflect appreciation ranging between 1.04% and 4.32% during the period 1999-2009. The Pro Forma Impact Analysis assumes no change in SBB's dividends per share on a post-Merger basis.


         The summary set forth above does not purport to be a complete description of the analyses performed by Advisory. Advisory believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses used by Advisory. In addition, Advisory may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Advisory's view of the actual value of Pacific or of the Surviving Corporation. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, Advisory made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of both SBB and Pacific. The analyses performed by Advisory are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared in connection with Advisory's determination of the fairness of the financial terms of the Merger, from a financial point of view, to the shareholders of SBB Common Stock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts utilized by Advisory in certain of its analyses are based on numerous variables and assumptions which are inherently unpredictable and, therefore, not certain to become reality. Accordingly, actual results could vary significantly from those contemplated in such forecasts. Advisory is of the belief that its review of, among other things, the aforementioned items, provides a reasonable basis for the issuance of the Advisory Fairness Opinion, recognizing that Advisory is issuing an informed professional opinion -- not a certification of value.

         Pacific

         Pacific Capital retained Van Kasper & Company (defined herein as "Van Kasper") to render financial advisory and investment banking services in connection with the proposed merger of Pacific with SBB. Van Kasper has rendered a written opinion (the "Van Kasper Fairness Opinion") to the Pacific Board to the effect that the financial terms of the Merger as set forth in the Reorganization Agreement, including the Exchange Ratio, are fair to the holders of Pacific Common Stock from a financial point of view. No limitations were imposed by the Pacific Board upon Van Kasper with respect to the investigations made or procedures followed in rendering the Van Kasper Fairness Opinion.


         The text of the Van Kasper Fairness Opinion, dated as of November 4, 1998, which set forth certain assumptions made, matters considered and limits on the review undertaken by Van Kasper, is attached hereto as Appendix E. Pacific shareholders are urged to read the Fairness Opinion in its entirety. In furnishing such Fairness Opinion, Van Kasper does not admit that it is an expert with respect to the Registration Statement of which this Joint Proxy Statement/Prospectus is part within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder nor does it admit that its opinion constitutes a report or valuation within the meaning of section 11 of the Securities Act. The summary of the procedures and analysis performed, and assumptions used by Van Kasper set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the text of such Van Kasper Fairness Opinion. The Van Kasper Fairness Opinion is directed to the Pacific Board and is directed only to the consideration to be received by holders of Pacific Common Stock in the Merger and does not constitute a recommendation to any Pacific shareholder as to how such shareholder should vote at the Pacific Meeting.


         In arriving at its opinion, Van Kasper has reviewed and analyzed, among other things, the following: (i) the Agreements; (ii) certain publicly available financial and other data with respect to SBB and Pacific, including consolidated financial statements for recent years and interim periods to June 30, 1998;
(iii) certain other publicly available financial and other information concerning Pacific and SBB and the trading markets for the publicly traded securities of Pacific and SBB; (iv) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions Van Kasper believed relevant to its inquiry; and (v) evaluations and analyses prepared and presented to the Pacific Board or a committee thereof in connection with the Merger. Van Kasper has held discussions with senior management of Pacific and of SBB concerning their past and current operations, financial condition and prospects.

         Van Kasper reviewed with the senior management of Pacific earnings projections for Pacific as a stand-alone entity, assuming the Merger does not occur. Van Kasper also reviewed earnings projections for SBB as a stand alone entity, assuming the Merger does not occur as well as securities industry consensus estimates of projected earnings per share from published sources for SBB as a stand-alone entity. Van Kasper also reviewed with the senior management of Pacific the projected operating cost savings expected by the combined companies to be achieved in each year resulting from the Merger. Certain financial projections for the combined companies and for Pacific and SBB as stand-alone entities were derived by Van Kasper based partially upon the projections described above, as well as Van Kasper's own assessment of general economic, market and financial conditions.

         Van Kasper took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Van Kasper considered such financial and other factors as it deemed appropriate under the circumstances. The Van Kasper Fairness Opinion was necessarily based upon conditions as they existed and could only be evaluated on the date thereof and the information made available to Van Kasper through the date thereof.

         In conducting its review and in arriving at the Van Kasper Fairness Opinion, Van Kasper relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Van Kasper relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to SBB, Pacific, the Merger and the Agreements. Van Kasper relied upon the management of Pacific and SBB as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings. Van Kasper also assumed, without independent verification, that the aggregate allowances for loan losses for Pacific and SBB were adequate to cover such losses. Van Kasper did not make or obtain any evaluations or appraisals of the property of Pacific or SBB, nor did Van Kasper examine any individual loan credit files. The Van Kasper Fairness Opinion is limited to the fairness, from a financial point of view, to the shareholders of Pacific of the consideration to be received by the holders of Pacific Common Stock in the Merger which was determined by arms length negotiations and does not address Pacific's underlying decision to proceed with the Merger.

         In connection with rendering the Van Kasper Fairness Opinion to the Pacific Board, Van Kasper performed certain financial analyses, which are summarized below. The summary set forth below does not purport to be a complete description of the presentation by Van Kasper to the Pacific Board or of the analyses performed by Van Kasper. Van Kasper believes that its analysis must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analysis and the processes underlying the Van Kasper Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analysis, Van Kasper made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Pacific and SBB. Any estimates contained in Van Kasper's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the financial analyses performed by Van Kasper was assigned a greater significance by Van Kasper than any other.

         Neither Pacific nor SBB publicly discloses internal management financial forecasts and projections of the type provided to Van Kasper in connection with its review of the proposed Merger. Such forecasts and projections were not prepared with a view towards public disclosure. The forecasts, projections, and projected operating cost savings prepared by Van Kasper were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

         Set forth below is a brief summary of the analysis performed by Van Kasper in reaching the Van Kasper Fairness Opinion. Van Kasper assumed for purposes of its opinion that the Merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles. Van Kasper used an Exchange Ratio of 1.935 shares of SBB Common Stock at time of closing or $62.40 per share, based upon the July 17, 1998 closing price of $32.25 per share of SBB Common Stock. The analysis also focuses on core financial and operating projections and statistics that are not specifically adjusted for non-recurring charges, unless otherwise stated.

         Pro Forma Merger and Contribution Analysis. Van Kasper analyzed the changes in the amount of earnings, book value and indicated dividends attributable to one share of Pacific Common Stock before the Merger to those attributable to one share of Pacific Common Stock as a result of the proposed Merger. The following assumptions regarding earnings and dividends underlie the pro forma results. The analysis assumes a dividend pay-out ratio consistent with SBB's recent historical dividend pay-out ratio. The analysis further assumes, unless otherwise stated, Merger-related operating cost savings to be fully realized during 1999 and assumes the Merger is completed during the fourth quarter of 1998. These projected operating cost savings represent approximately 6% of the combined companies' projected non-interest expense on a pre-tax basis. This level of projected operating cost savings, expressed as a percent of the combined companies' projected non-interest expense, is within a range of the level of operating cost savings, expressed as a percentage of the combined companies' non-interest expense, achieved in similar transactions reviewed by Van Kasper. Van Kasper performed pro forma merger analyses assuming the stated earnings projections and the Merger-related projected operating cost savings. In addition, Van Kasper analyzed certain pro forma merger scenarios in order to assess the impact on Pacific of some levels of volatility in SBB's and Pacific's projected earnings as well as volatility of the levels of Merger-related projected operating cost savings. The impact on Pacific of volatility in SBB's earnings was shown by calculating pro forma results assuming SBB's earnings as projected, as well as 75% and 125% of SBB's projected earnings. In order to measure the impact on Pacific of volatility of Pacific's earnings to the pro forma results, Van Kasper also examined the earnings impact on Pacific resulting at those levels of SBB earnings if Pacific achieved 75% and 125% of its projected earnings. The impact on Pacific of volatility in the level of Merger-related projected operating cost savings was shown by calculating pro forma results assuming cost savings as projected, as well as 125% and 75% of projected cost savings. Van Kasper analyzed the changes in earnings and book value for the years 1999, 2000 and 2001 resulting from various combinations of the stand-alone and pro forma projected earnings and cost savings volatility assumptions described above. The analyses showed that for the year 1999 the change in earnings per share ranged from 15.77% to 29.05% and the change in book value per share ranged from -9.91% to -10.93%. For the year 2000 the increase in earnings per share ranged from 15.25% to 37.60% and the change in book value per share ranged from -6.23% to -8.89%. For the year 2001 the change in earnings per share ranged from 14.74% to 46.71% and the change in book value per share ranged from -1.66% to -6.60%.

         Analysis of Other Merger Transactions. Van Kasper analyzed other 1998 bank merger and acquisition transactions where the announced deal value was greater than $100 million and less than $500 million. The transactions analyzed were: First American Corporation and Pioneer Bancshares, a private investor group and East-West Bank, Mercantile Bancorp and First Financial Bancorp,
BancFirst Corp. and AmQuest Financial Corp., Old Kent Financial and First Evergreen Corp, Western Bancorp and Bank of Los Angeles, Mercantile Bancorp and Financial Services Corporation of the Mid-West, Union Planters Corp. and AMBANC Corp., St Paul Bancorp and Beverly Bancorp, Union Planters Corp and Transflorida Bank, First Security Corp and California State Bank, SouthTrust Corp. and American Banks of Florida, Cullen/Frost Bankers, Inc. and Overton Bancshares, Premier Bancshares and Button Gwinnett Financial, Union Planters Corp and Merchants Bancshares, First Midwest Bancorp and Heritage Financial Services, Regions Financial and Etowah Bank, Mercantile Bancorp and CBT Corp.

         This analysis showed that the Exchange Ratio represented a multiple of:
(i) 3.65x Pacific's tangible book value compared to a high multiple of 5.59x, a median multiple of 2.94x and a low multiple of 1.86x for the comparable transactions; (ii) 25.68x Pacific's latest twelve months' earnings per share, compared to a high multiple of 31.25x, a median multiple of 24.15x, and a low multiple of 16.63x for the comparable transactions. Van Kasper noted that no transaction reviewed was identical to the Merger and that, accordingly any analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the parties to the transactions being compared.

         Discounted Cash Flow Analysis. Van Kasper examined the results of a discounted cash flow analysis designed to compare the present value, under certain assumptions, that would be attained if Pacific remained independent through 2002 or was acquired in 2002 by a larger financial institution, with the present value of the combined institutions at the Exchange Ratio as described in the Reorganization Agreement. The results produced in the analysis did not purport to be indicative of actual values or expected values of Pacific or the shares of Pacific Common Stock. All cases were analyzed assuming realization of the operating cost savings, in the amounts and time periods previously indicated, unless otherwise stated (see Pro Forma Merger and Contribution Analysis).

         In calculating the present values through the discounted cash flow analysis, Van Kasper analyzed the effect of possible earnings volatility and potential Merger-related operating cost savings volatility, among other items, by assuming varying levels of projected earnings for Pacific and SBB. The three cases examined were: Pacific earnings as projected and SBB earnings as projected; Pacific earnings 75% of projected earnings and SBB earnings 125% of projected earnings; and Pacific earnings 125% of projected earnings and SBB earnings 75% of projected earnings. Pro forma combined cash flows were calculated assuming the combinations of the cash flows in each of these cases, and were compared to the cash flows of Pacific on a stand-alone basis as well as to the cash flows of Pacific acquired in 2002 by a larger financial institution.

         The discount rates used ranged from 8.0% to 12.0%. For the Pacific stand-alone analyses, the terminal price multiples applied to 2002 estimated earnings per share ranged from 16.00x to 23.00x. The lower levels of the price-to-earnings per share multiples range reflected an estimated future trading range of Pacific, while the higher levels of the price-to-earnings per share multiples were more indicative of a future sale of Pacific's stock to a larger financial institution. For the pro forma combined analyses, the terminal price-to-earnings per share multiples also ranged from 16.00x to 23.00x.

         For the Pacific stand-alone analyses, the cash flows were comprised of the projected stand alone dividends per share in years 1998 through 2002 plus the terminal value of Pacific's Common Stock at year-end 2002 (calculated by applying each one of the assumed terminal price-to-earnings per share multiples as stated above to 2002 projected Pacific earnings per share). For the pro forma combined analyses, the cash flows were comprised of the projected pro forma combined dividends per share in years 1998 through 2002 plus the terminal value of the pro forma combined entity's stock at year-end 2002 (calculated by applying each one of the assumed terminal price-to-earnings per share multiples as stated above to 2002 projected pro forma combined earnings per share). Van Kasper also calculated the present values that would be attained in each case if 75% or 125% of projected operating cost savings were realized.

         These analyses showed a range of stand-alone present values per share for Pacific from $32.33 to $63.06, as compared to a range of pro forma combined present values per share of $44.68 to $85.14. These analyses do not purport to be indicative of actual values or expected values of the shares of Pacific Common Stock. Discounted present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, dividend pay-out rates, terminal values and discount rates. The analysis showed that use of a higher (lower) level of projected SBB earnings raised (lowered) the resulting present value for a given level of Pacific earnings, on a pro forma combined basis. The analysis also showed that use of a lower (higher) discount rate or a higher (lower) terminal price-to-earnings per share multiple raised (lowered) the calculated present values.

         Comparative Analysis. Using publicly available information, Van Kasper compared certain financial and stock market information for Pacific and SBB to a group of 35 public Western banks (the "comparison group"). Van Kasper also analyzed certain credit and operating statistics for Pacific and SBB, comparing these statistics to data for the comparison group. The comparisons made are as of or for the period ending June 30, 1998 and are summarized in the following table:



                                                         Santa Barbara      Pacific Capital         Comparison
                                                            Bancorp             Bancorp           Group Average
                                                      ---------------------------------------------------------------

Market Capitalization                                      $442,300            $190,200              $126,200
Price to Tangible equity per share                            3.97x               2.58x                 2.84x
Price to Earnings                                            18.43x              17.19x                18.67x
Total Equity to Total Assets                                  7.90%               9.33%                 9.37%
Loans to deposits                                            65.45%              60.06%                70.50%
Nonperforming assets to total assets                          0.54%               0.26%                 0.75%
Loan loss reserve to nonperforming loans                    274.38%             483.40%               295.71%
Net Interest Margin                                           5.47%               5.44%                 5.83%
Noninterest income to average assets                          1.81%               0.47%                 1.57%
Efficiency Ratio                                             59.39%              50.58%                60.89%
Return on assets                                              1.52%               1.46%                 1.43%
Return on equity                                             19.39%              15.09%                15.20%

The  analysis  necessarily   involved  complex   considerations  and  judgements
concerning differences in financial and operating characteristics of the comparable companies.

         Van Kasper is an investment banking firm continually engaged in the valuation of businesses and securities, including financial institutions and their securities, in connection with mergers and acquisitions, negotiated underwritings, competitive private offerings of securities, secondary distributions of listed and unlisted securities and valuations for estate, corporate and other purposes. In the ordinary course of its business, Van Kasper may trade equity securities of SBB and Pacific for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Van Kasper has previously provided investment banking services to Pacific. Van Kasper has not previously provided investment banking services to SBB.

         Financial Advisory Fees

         SBB. SBB's Retainer Agreement with Advisory is renewed annually on August 1 for the consecutive 12-month period. The current Retainer Agreement was renewed on August 1, 1998, and expires July 31, 1999. Professional fees paid to Advisory by SBB under the Retainer Agreement, together with supplemental billings for specific financial advisory services provided by Advisory to SBB that exceeded the scope of the Retainer Agreement ("Supplemental Billings"), totaled $38,250 for the period August 1, 1997 through July 31, 1998, and approximated $74,700 for the period August 1, 1996 through July 31, 1997. SBB also reimbursed Advisory for miscellaneous out-of-pocket expenses. The professional fees received by Advisory from SBB under the Retainer Agreement and from Supplemental Billings were insignificant as compared to Advisory's annual revenues.

         For Advisory's services as an independent financial analyst and advisor to SBB in connection with the Merger, SBB has agreed to pay Advisory a professional fee totaling $295,000. Additionally, SBB also has agreed to reimburse Advisory for reasonable out-of-pocket expenses. Furthermore, in connection with the Merger, SBB has agreed to indemnify Advisory, the officers, directors, employees, and shareholders of Advisory and assigns, heirs, beneficiaries and legal representatives of each indemnified entity and person. No portion of Advisory's fee is contingent upon the conclusion reached in the Advisory Fairness Opinion.

         Advisory has not previously provided any services to Pacific and, thus, has never received any professional fees from Pacific.

         Pacific. In consideration for the rendering of financial advice and for the preparation and rendering of the Van Kasper Fairness Opinion, Pacific has agreed to pay Van Kasper a fee equal to 1.25% to 1.35% of the aggregate consideration paid to the shareholders of Pacific. A portion of this fee is payable upon signing of the Reorganization Agreement. Pacific has also agreed to reimburse Van Kasper for all reasonable out-of-pocket expenses which may be incurred in connection with the rendering of the Van Kasper Fairness Opinion. No portion of the fee is contingent upon the conclusions reached in the Van Kasper Fairness Opinion.

Exchange of Stock Certificates; Fractional Shares

         Pacific

         As soon as practicable after the Effective Date, and in no event later than three (3) business days thereafter, a form of transmittal letter will be mailed by the Exchange Agent for SBB to the holders of Pacific Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates formerly representing shares of Pacific Common Stock (the "Pacific Certificates") and will specify that delivery shall be effected, and risk of loss and title to such Pacific Certificates shall pass, only upon delivery of such Pacific Certificates to the Exchange Agent.

         CERTIFICATES REPRESENTING SHARES OF PACIFIC COMMON STOCK SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE PACIFIC SHAREHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE DATE OF THE MERGER.

         Upon proper surrender of a Pacific Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, the holder of such Pacific Certificate shall be entitled to receive a certificate representing that whole number of shares of SBB Common Stock to which such holder is entitled pursuant to the Reorganization Agreement and a check representing the amount of any fractional share interest as described herein. In the event that a letter of transmittal contains an error, is incomplete or is not accompanied by all appropriate Pacific Certificates, then the Exchange Agent will promptly notify the holder of the need for further information.

         Until surrendered, Pacific Certificates will be deemed (except with respect to dissenters' rights) to represent the right to receive the Merger Consideration. No dividends or other distributions of any kind which are declared payable to the shareholders of record of the Surviving Corporation after the Effective Date shall be paid to persons entitled to receive SBB Common Stock in the Merger until such persons surrender their Pacific Certificates. Upon surrender of such Pacific Certificates, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the SBB Common Stock as to which the record date and payment date occurred on or after the Effective Date and before the date of surrender. Notwithstanding any such failure to surrender Pacific Certificates, for a period of ninety (90) days after the Closing Date, holders of such Pacific Certificates shall be entitled to vote as shareholders of SBB Common Stock.

         Neither the Exchange Agent, Pacific nor SBB will be liable to any former holder of Pacific Common Stock for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         If a Pacific Certificate has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Reorganization Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

         For a description of the SBB Common Stock, which shall be the Common Stock of the Surviving Corporation, see "DESCRIPTION OF SBB CAPITAL STOCK". For a description of the differences between the rights of the holders of SBB Common Stock and Pacific Common Stock, see "COMPARISON OF SHAREHOLDER RIGHTS".

         Fractional Shares

         No fractional shares of SBB Common Stock will be issued to any holder of Pacific Common Stock upon consummation of the Merger. For each fractional share that would otherwise be issued (after taking into account all shares of Pacific Common Stock held by such holder), the Surviving Corporation will pay cash in an amount equal to such fraction multiplied by the average of the closing bid and asked price of a share of SBB Common Stock as quoted on Nasdaq on the business day immediately preceding the Effective Date. No interest will be paid on any cash in lieu of fractional shares.

         SBB

         Shares of SBB Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and be unaffected by the Merger. Holders of such shares will not be required to exchange the certificates representing such shares or take any other action by reason of the consummation of the Merger.

Share Adjustments

         If, prior to the Effective Date, the outstanding shares of SBB Common Stock or Pacific Common Stock are changed into a different number of shares or a different class of shares by reason of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the number of shares of SBB Common Stock into which a share of Pacific Common Stock will be converted pursuant to the Reorganization Agreement and the Merger Agreement will be appropriately and proportionately adjusted so that each shareholder of Pacific will be entitled to receive such number of shares of SBB Common Stock as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date of the Merger.

Effective Date

         The Agreements provide that the Merger will be effective on the date of filing with the California Secretary of State of a duly executed Merger Agreement and officers' certificates prescribed by Section 1103 of the GCL (the "Effective Date"). The time at which such materials are accepted for filing on the Effective Date is referred to herein as the "Effective Time." Although the parties have not adopted any formal timetable, it is presently anticipated that the Effective Date of the Merger will be December 31, 1998, assuming all the conditions set forth in the Reorganization Agreement are theretofore satisfied or waived. There can be no assurance, however, that this timetable will be met, and it is possible that the Effective Date may extend beyond such date.

Regulatory Approvals


         The Merger was subject to prior approval by the Federal Reserve Board pursuant to Section 3 of the BHC Act. SBB agreed in the Reorganization Agreement to use its best efforts to obtain such regulatory approval at the earliest practicable date. On October 1, 1998, SBB filed the required application with the Federal Reserve Board for approval of the Merger. The application was accepted for processing by the Federal Reserve Bank of San Francisco (the "Reserve Bank") under delegated authority and was approved by the Reserve Bank on November 3, 1998.

         Pursuant to the Reserve Bank's letter approving the application, the Merger may not be consummated until 15 calendar days after November 3, 1998, during which time the Department of Justice may challenge the Merger on antitrust grounds and seek the divestiture of certain assets and liabilities.

         The commencement of an antitrust action by the Department of Justice would stay the effectiveness of the Reserve Bank's approval of the Merger unless a court specifically orders otherwise. In reviewing the Merger, the Department of Justice could analyze the Merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve Board regarding the Merger's competitive effects. Failure of the Department of Justice to object to the Merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

         In general, the Department of Justice may examine the impact of the Merger on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small- and middle-market businesses. There can be no assurance that the Department of Justice will not attempt to challenge the Merger on antitrust grounds or, if such a challenge is made, as to the result thereof.

         SBB's and Pacific's rights to exercise their respective options under the Stock Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Stock Option Agreements would result in SBB or Pacific, as the case may be, owning more than 5% of the outstanding shares of the Pacific Common Stock or the SBB Common Stock, respectively. In considering whether to approve SBB's or Pacific's right to exercise its respective option, including its respective right to purchase more than 5% of the outstanding shares of Pacific Common Stock or SBB Common Stock, as the case may be, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

         SBB and Pacific are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the Merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Representations and Warranties

         The Reorganization Agreement contains various representations and warranties of SBB and Pacific. These include representations and warranties as to, among other things, (i) the corporate organization and existence of each party and its respective subsidiaries; (ii) the corporate power and authority of each party to enter into the Agreements; (iii) the capitalization of each party and its respective subsidiaries; (iv) each party's compliance with applicable law; (v) each party's financial statements; (vi) the absence of undisclosed liabilities; (vii) the absence of material legal proceedings; (viii) governmental and third-party consents and approvals; (ix) title to and condition of assets; (x) the absence of material defaults under certain contracts; (xi) the absence of certain changes in each party's business since December 31, 1997;
(xii) leases, contracts and agreements; (xiii) the filing and accuracy of each party's tax returns; (xiv) adequacy of insurance; (xv) ownership of patents, trademarks and copyrights; (xvi) environmental compliance; (xvii) the timely filing of regulatory reports and regulatory compliance; (xviii) timeliness, accuracy and completeness of filings made by each party with the Commission;
(xix) accuracy of information provided by the parties for inclusion in this Joint Proxy Statement/Prospectus; (xx) "pooling of interests" accounting treatment; (xxi) maintenance of corporate books and records; (xxii) employee relationships; (xxiii) each parties employee benefit plans and related matters;
(xxiv) interest rate risk management instruments; and (xxv) compliance with regulatory interagency guidances regarding the year 2000 computer issue.

Conduct of Business Pending the Merger and Certain Other Agreements

         Best Efforts and Business in Ordinary Course

         The parties have agreed to use their respective best efforts to perform and fulfill all of their respective conditions and obligations to be performed or fulfilled pursuant to the terms of the Reorganization Agreement, including obtaining all consents and approvals from third parties, and to cause the consummation of the Merger in accordance with the terms of the Reorganization Agreement at the earliest practicable time. In addition, each party has agreed to, and will use its respective best efforts to cause its directors and officers to, use all commercially reasonable efforts to consummate the Merger in a manner that will qualify the Merger for "pooling of interests" accounting treatment. See "THE MERGER -- Accounting Treatment." The parties have also agreed to use their respective best efforts to have each of its directors vote, or caused to be voted, all shares of SBB Common Stock or Pacific Common Stock, as the case may be, beneficially owned by them in favor of the Merger.

         In addition, during the pendency of the transactions described in this Joint Proxy Statement/Prospectus, SBB and Pacific have each agreed to, and as applicable to cause their respective subsidiaries to, among other things, (i) operate only in the ordinary course of business and consistent with prudent banking practices; (ii) use all reasonable efforts to preserve its business organization intact and to retain present customers, depositors and employees and to maintain its assets in good operating condition and repair (except as required by prudent business practices); (iii) perform obligations under contracts, leases and documents relating to or affecting its assets, properties and business (except such obligations as may be reasonably disputed); (iv) maintain insurance policies now in effect or renewals thereof; (v) file all reports required to be filed with governmental authorities and observe and conform to applicable laws, rules and regulations (except as may be contested in good faith by appropriate proceedings); (v) timely file tax returns and pay taxes and assessments that become due and payable (except as may be contested in good faith by appropriate proceedings); (vi) withhold appropriate payroll taxes and to pay the same to proper tax receiving officers; and (vii) account for all transactions and prepare financial statements in accordance with generally accepted accounting principles (unless otherwise subject to regulatory accounting principles).

         Each party has also agreed to refrain from taking certain actions during the pendency of the Merger, without the prior consent of the other party, including, among others, (i) taking any action that would reasonably be anticipated to result in a Material Adverse Change, (ii) take any action that would cause or permit the representations and warranties made by such party to be inaccurate at the time of Closing; (iii) change the articles of incorporation or bylaws (except with respect to SBB) or authorized capital stock, (iv) grant any new stock options or accelerate the vesting of any existing stock options, except as provided in the Reorganization Agreement, (v) accelerate the vesting of pension or other benefits in favor of any employees, (vi) acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity, (vii) mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction on any of its property, business or assets, except in the ordinary course of business and consistent with prudent banking practices,
(viii) sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking practices, or (ix) make any change in any accounting methods, principles or material practices, except as required by generally accepted accounting principles.

         During the pendency of the transactions contemplated by the Reorganization Agreement, each party is to promptly notify the other upon the occurrence of certain events including (i) the filing or threat of litigation that questions the validity of the Agreements or seeks to enjoin or otherwise restrain the transactions contemplated thereby or that would, in the event of an unfavorable outcome, result in a Material Adverse Change; (ii) any change or development in the business, financial condition, operations or prospects of such party that results in, or may lead to a, Material Adverse Change or that would adversely affect, prevent or delay the obtaining of any regulatory approval necessary to consummate the transactions contemplated by the Reorganization Agreement; or (iii) awareness of any fact or condition that makes untrue in any material respect any representation or warranty in the Reorganization Agreement or that results in such party's failure to comply with any covenant, condition or agreement contained in the Reorganization Agreement.

         Environmental Inspections

         SBB and Pacific have each agreed to permit the other party, including such other party's consultants, agents and representatives, to perform asbestos surveys and environmental inspections and testing with respect to all real property currently owned or leased by SBB or Pacific, as the case may be, including foreclosed properties and properties used as banking premises, including all improvements and fixtures thereon (the "Environmental Inspections"). Such Environmental Inspections were conducted by September 3, 1998. If further investigation of certain property was warranted by such Environmental Inspections, each party agreed to notify the other of its intent to perform secondary investigations with respect to such property, which secondary investigations were to have commenced on or before September 18, 1998. Neither party notified the other of its intent to perform any secondary investigations with respect to such property and, accordingly, no secondary investigations will be performed.

         Upon the occurrence of certain events relative to the Environmental Inspections, each party may have the right to terminate the Reorganization Agreement. See "THE MERGER -- Termination of the Reorganization Agreement." As of the date of this Joint Proxy Statement/Prospectus, neither party is aware of any environmental condition that would warrant termination of the Reorganization Agreement.

         Director and Committee Meetings


         SBB and Pacific have each agreed to permit two representatives of the other party (which designees shall be consented to by the inviting party) to attend all regular and special meetings of the SBB Board and Pacific Board, respectively, and to permit such persons to attend all regular and special meetings of any board or senior management committee thereof. Notwithstanding this invitation, each of SBB and Pacific has reserved the right to exclude such invitees from attending any portion of any such meeting at any time. In addition, SBB and Pacific have agreed to provide to the other copies of the minutes of all regular and special meetings of the SBB Board and Pacific Board, as applicable, and minutes of all regular and special meetings of any board or senior management committee thereof (except for those portions of such minutes which are devoted to the discussion of the Agreements or the Merger or which, upon the advise of counsel, are otherwise privileged).


         No Solicitation

         The Reorganization Agreement provides that, until the Effective Date or the earlier termination of the Reorganization Agreement, neither SBB nor Pacific will encourage, solicit or initiate discussions or negotiations with, or (except upon the advise of counsel to the extent required to fulfill fiduciary duties of the directors of SBB or Pacific) entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than SBB or Pacific, as the case may be) concerning any acquisition of all or a substantial portion of the business, assets or stock of SBB or Pacific, respectively. Following the receipt of any unsolicited written offer, each party is required to promptly communicate to the offer, each party is required to promptly communicate to the other party the terms of any proposal or request for information.

         Other Agreements of SBB

         SBB has agreed to take all action necessary to effect the Bylaw Amendment prior to the Effective Date. See "THE SBB MEETING -- Matters to be Considered -- The Bylaw Amendment." SBB has also agreed that, as of the Effective Date, any executive officer or director of Pacific who becomes an officer or director of the Surviving Corporation (including any subsidiaries thereof) shall be included in the director and officer insurance policy of the Surviving Corporation. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Other Agreements of Pacific

         Pacific has agreed that, prior to the Closing Date, it will use its best efforts to cause certain identified employees of one of its subsidiaries to enter into agreements not to compete with the Surviving Corporation, which agreements would become effective on the Effective Date. See "THE MERGER -- Interests of Certain Persons in the Merger." In addition, Pacific has agreed to make available to SBB, from time to time and upon request, a list of the shareholders of Pacific, including their addresses, and a list showing all transfers of the Pacific Common Stock. Pacific has also agreed to deliver to SBB, at least 40 days prior to the Closing Date, a list identifying each person who may reasonably be deemed to be an "affiliate" of Pacific within the meaning of such term as used in Rule 145 under the Securities Act and to deliver to SBB, not less than 31 days prior to the Closing Date, signed agreements from each such "affiliate" regarding certain restrictions on the resale of SBB Common Stock received by each such "affiliate" in the Merger. See "THE MERGER -- Resale of SBB Common Stock."

Certain Conditions to Consummation of the Merger

         Each party's obligation to effect the Merger is subject to the fulfillment or waiver, if legally permissible, of the following conditions prior to or at the Closing:

                  (i) the representations and warranties of the other party to the Reorganization Agreement (or in any document or schedule delivered to the other party pursuant to the Reorganization Agreement) shall be true and correct in all material respects when made and as of the Closing Date as though made on the Closing Date (except with respect to those representations and warranties specifically made as of an earlier date) (see "THE MERGER -- Representations and Warranties");

                  (ii) each party shall have performed or complied in all material respect with all agreements, terms, covenants and conditions required by the Reorganization Agreement to be performed or complied with prior to or at the Closing (see "THE MERGER -- Conduct of Business Pending the Merger and Certain Other Agreements");

                  (iii) the  holders  of at least a  majority  of the SBB Common
         Stock and the Pacific Common Stock entitled to vote on the Reorganization Agreement, the Merger Agreement and the Merger shall have approved the Reorganization Agreement, the Merger Agreement and the Merger, and the holders of at least a majority of the SBB Common Stock entitled to vote on the Bylaw Amendment shall have approved the Bylaw Amendment (see "THE SBB MEETING -- Vote Required to Approve the Merger", "-- Vote Required to Approve the Bylaw Amendment", and "THE PACIFIC MEETING -- Vote Required to Approve the Merger");

                  (iv) each party shall have received approvals, acquiescence or consents, all on terms and conditions mutually acceptable to the parties, of the transactions contemplated by the Agreements from all necessary governmental agencies, authorities and third parties, including the Commission and the Federal Reserve Board, and all statutory waiting periods with respect to such approvals shall have expired (see "THE MERGER -- Regulatory Approvals");

                  (v) no action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the Reorganization Agreement and the Merger by any federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make the Reorganization Agreement or the agreements and transactions contemplated thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of either party, (c) impose material limits in the ability of either party to consummate the Merger, (d) otherwise result in a Material Adverse Change (as defined below), or (e) assuming consummation of the Merger, subject any officer, director, shareholder or employee of either party to criminal or civil liability;

                  (vi) each party shall have delivered to the other the closing deliveries identified in the Reorganization Agreement;

                  (vii) each party shall have received, on or before the date of this Joint Proxy Statement/Prospectus, from its respective investment advisor an unqualified written opinion to the effect that the Merger is fair to the shareholders of such party from a financial point of view (see "THE MERGER -- Opinion of Financial Advisors");

                  (viii) the parties shall have received an opinion from KPMG Peat Marwick LLP, independent public accountants for Pacific, to the effect that Pacific qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting is available, the parties shall have received an opinion from Arthur Andersen LLP, independent public accountants for SBB, to the effect that the Merger will qualify for "pooling of interests" accounting treatment, and there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment (see "THE MERGER -- Accounting Treatment");

                  (ix) the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding for that purpose pending before or threatened by the Commission, and all state securities permits or approvals required by applicable state securities laws to consummate the Merger shall have been received and remain in effect;

                  (x) SBB shall have received an opinion of Jenkens & Gilchrist, a Professional Corporation, counsel to SBB, and Pacific shall have received a copy of such opinion, to the effect that if the Merger is consummated in accordance with the terms set forth in the Reorganization Agreement (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (b) no gain or loss will be recognized for federal income tax purposes by the holders of shares of Pacific Common Stock upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares),
         (c) the basis of shares of SBB Common Stock received by the shareholders of Pacific will be the same as the basis of shares of Pacific Common Stock exchanged therefor, and (d) the holding period of the shares of SBB Common Stock received by such shareholders will include the holding period of the shares of Pacific Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date (see "THE MERGER -- Federal Income Tax Considerations");

                  (xi) the holders of not more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of Pacific Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the GCL, such that the receipt of cash pursuant to the exercise of such appraisal rights, when combined with all other cash transactions required to be considered under generally accepted accounting principles, would prevent the Merger from qualifying as a "pooling of interests";

                  (xii) all accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by the Reorganization Agreement shall be reasonably satisfactory to each party, and neither party shall have received notification from any proper regulatory authority that such party's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and neither party shall have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change; and

                  (xiii) there shall have been no Material Adverse Change with respect to either party since December 31, 1997.

         The obligation of Pacific to effect the Merger is further subject to the condition that SBB shall have taken all actions necessary to effect the Bylaw Amendment.

         The obligation of SBB to effect the Merger is further subject to the condition that SBB shall have received from Pacific, at least 31 days prior to the Closing Date, the signed letters from each "affiliate" of Pacific. See "THE MERGER -- Resale of SBB Common Stock."

         As used in the Reorganization Agreement, the term "Material Adverse Change" means any material adverse change (excluding the occurrence of expenses in connection with the Merger) since December 31, 1997 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves of Pacific or SBB, as the case may be, and their respective subsidiaries taken as a whole, and specifically includes, without limitation, with respect to Pacific, any change that reduces the tangible shareholders' equity of Pacific below $70,000,000, or, with respect to SBB, any change that reduces the tangible shareholders' equity of SBB below $118,000,000.

         The conditions described in item (iii) and (iv) above (the receipt of shareholder and regulatory approvals) may not be waived by either party. Although the remaining conditions to effect the Merger may be waived by the party entitled to the benefit thereof, neither SBB or Pacific intends to waive any such conditions except in those circumstances where the SBB Board or the Pacific Board, as the case may be, deems such waiver to be in the best interests of SBB or Pacific, as the case may be, and its respective shareholders.

         No assurance can be provided as to if or when all of the foregoing conditions precedent to the Merger, including receipt of regulatory approvals necessary to consummate the Merger, will be satisfied or waived (where permissible) by the party permitted to do so. If the Merger is not effected on or before January 31, 1999 (or such later date as may be mutually agreed to by the parties), the Reorganization Agreement may be terminated by either SBB or Pacific. See "THE MERGER -- Termination of the Reorganization Agreement."

Termination of the Reorganization Agreement

         Termination or Abandonment

         The Reorganization Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Date, upon the occurrence of one or more of the following events:

         (a) by mutual written agreement between SBB and Pacific, if a majority of the members of each of the SBB Board and Pacific Board so determines;

         (b) by SBB or Pacific, if the Effective Date has not occurred by January 31, 1999, or such later date as may be mutually agreed to by SBB and Pacific;

         (c) by SBB or Pacific, if there has been a Material Adverse Change with respect to the other;

         (d) by either SBB or Pacific, if the other has breached any of its respective covenants in the Reorganization Agreement in any material respect and has failed to correct or cure any such breach within twenty (20) business days after notice thereof is given by the nonbreaching party;

         (e) by either SBB or Pacific, if any representation or warranty given or made by such other party in the Reorganization Agreement or in any schedule or other document delivered by such other party in accordance with the terms of the Reorganization Agreement is or becomes untrue or incorrect in any material respect and is not corrected within twenty (20) business days after written notice thereof is given by the party terminating this Agreement, provided that any such notice shall be delivered promptly upon discovery of the breach;

         (f) by either SBB or Pacific, if (i) any of the transactions contemplated by the Agreements are disapproved by any regulatory authority whose approval is required to consummate such transactions, (ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreements or the transactions contemplated thereby and such order, decree, ruling or other action shall have been final and nonappealable, or (iii) either

Pacific or SBB reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by the Agreements;

         (g) by SBB or Pacific, if the Merger is not approved by the required vote of shareholders of Pacific or SBB;

         (h) by Pacific, if (i) a proposal for a Third Party Transaction (as defined below) involving Pacific has been made or received and the Pacific Board determines, in the exercise of its good faith judgment (based on written advice of independent legal counsel) that such termination is required in order for the Pacific Board to comply with its fiduciary duties to Pacific's shareholders, or
(ii) following receipt by Pacific of a proposal for a Third Party Transaction, the Pacific Board shall have altered its determination to recommend that the shareholders of Pacific approve the Agreements or shall have failed to proceed to hold the Pacific Meeting. As used in the Reorganization Agreement, the phrase "Third Party Transaction" means (i) any tender offer for more than 50% of the outstanding shares of Pacific, (ii) any merger or consolidation of Pacific with or into any entity other than SBB or an affiliate of SBB, (iii) any sale of all or substantially all of the assets of Pacific, (iv) any reorganization of Pacific or other transaction that results or when completed would result in a disposition of substantially all of the assets of Pacific, or (v) the issuance, sale or disposition of securities representing 50% or more of the common stock of Pacific;

         (i) by either SBB or Pacific, if, by October 18, 1998 and with respect to certain environmental matters regarding all real property of the other party,
(i) the results of any environmental inspection identifies violations or potential violations of environmental laws, (ii) such other party refuses to conduct any reasonably necessary environmental inspection, (iii) any environmental inspection identifies any past or present event, condition or circumstance that potentially would require remedial or cleanup action that would result in a Material Adverse Change, (iv) any environmental inspection identifies the presence of any underground or above-ground storage tank that is not shown to be in compliance with all environmental laws applicable to such tank either now or at a future time, or that has had a release of petroleum or other hazardous material that has not been properly cleaned up to the satisfaction of the relevant governmental authority, or (v) any environmental inspection reveals the presence of any asbestos-containing material in, on or under any property, the removal of which would result in a Material Adverse Change; provided, however, that, in the event of any of the foregoing, the violating party shall have the opportunity to correct any such violations or conditions to the reasonable satisfaction of the other party by November 12, 1998. In the event the violating party fails to demonstrate satisfactory correction of the violations or conditions, the other party may terminate the Reorganization Agreement on or before November 22, 1998;

         (j) by Pacific,  if the SBB Average  Price  should be less than $22.95;
provided, however, that if the SBB Average Price shall be less than $22.95, Pacific and SBB shall attempt in good faith to renegotiate the Exchange Ratio, subject to existing market conditions. Should the parties fail to so renegotiate the Exchange Ratio within three (3) business days after determination of the SBB Average Price, Pacific may terminate the Reorganization Agreement.

         (k) by Pacific, if Pacific shall not have received the Van Kasper Fairness Opinion, dated as of the date of this Joint Proxy Statement/Prospectus; or

         (l) by SBB, if SBB shall not have received the Advisory Fairness Opinion, dated as of the date of this Joint Proxy Statement/Prospectus.

         Payment Upon Certain Events of Termination

         Generally, SBB and Pacific have agreed to bear their respective costs and expenses incurred in connection with the consummation of the transactions contemplated by the Agreements. However, in certain events of termination of the Reorganization Agreement, as described below, each party has agreed to pay to the other a termination fee and to reimburse the other for certain fees and expenses.

         Payment by Pacific. In the event the Reorganization Agreement is terminated by SBB because (i) the Merger is not approved by the required vote of shareholders at the Pacific Meeting, and (ii) the Pacific Board (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval, Pacific shall pay to SBB within ten (10) business days after such termination a fee of $7,650,000, plus the amount, not to exceed $250,000, of all documented fees and expenses of SBB related to the Agreements and the transactions contemplated thereby.

         Alternatively, in the event the Reorganization Agreement is terminated by Pacific because of a Third Party Transaction (See "THE MERGER--Termination of the Reorganization Agreement"), Pacific shall pay to SBB within ten (10) business days after such termination a fee of $7,650,000, plus the amount, not to exceed $250,000, of all documented fees and expenses of SBB related to the Agreements and the transactions contemplated thereby.

         Payment by SBB. In the event the Reorganization Agreement is terminated by Pacific because (i) the Merger is not approved by the required vote of shareholders at the SBB Meeting, and (ii) the SBB Board (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval, SBB shall pay to Pacific within ten (10) business days after such termination a termination fee of $7,650,000, plus the amount, not to exceed $250,000, of all documented fees and expenses of Pacific related to the Agreements and the transactions contemplated thereby.

Effect of Merger on Employee Benefit and Stock Option Plans

         Employee Benefit Plans

         Pursuant to the Reorganization Agreement, SBB has agreed, with respect to each employee of Pacific or its subsidiaries who continues in employment with the Surviving Corporation or its subsidiaries following the Effective Date of the Merger (each a "Continued Employee"), to provide certain employee benefits. Subject to the right of the Surviving Corporation to subsequently amend, modify or terminate any benefit plan, and subject to eligibility and selection criteria, Continued Employees will be entitled to participate in the employee benefit plans or programs of SBB in effect as of the date of the Reorganization Agreement (the "SBB Employee Plans"). Continued Employees will be eligible to participate in the SBB Employee Plans on the same basis as similarly situated employees of SBB and its subsidiaries. Except with respect to certain retiree health plans currently maintained by SBB&T, the Surviving Corporation will, for purposes of vesting and any age or period-of-service requirements for commencement of participation with respect to any such SBB Employee Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with Pacific and its subsidiaries.

         Stock Option Plans

         Each stock option to purchase shares of Pacific Common Stock (each a "Pacific Stock Option") granted under (i) the Pacific Capital Bancorp 1984 Stock Option Plan, (ii) the Pacific Capital Bancorp 1994 Stock Option Plan or (iii) the Pacific Capital Bancorp 1991 Directors Stock Option Plan (collectively, the "Pacific Stock Option Plans") which is outstanding and unexercised immediately prior to the Effective Time, whether or not exercisable, will be assumed by SBB and be converted automatically at the Effective Time into, and will become, stock options to purchase Common Stock of the Surviving Corporation (an "Assumed Option"). In the case of a non-statutory Pacific Stock Option, (a) the number of shares of Common Stock of the Surviving Corporation subject to the Assumed Option will be equal to the product of the number of shares of Pacific Common Stock subject to the Pacific Stock Option and the Exchange Ratio, rounded to the nearest one one-hundredth share, and (b) the exercise price per share of Common Stock of the Surviving Corporation subject to the Assumed Option will be equal to the exercise price per share of Pacific Common Stock under the Pacific Stock Option divided by the Exchange Ratio, rounded to the nearest one one-hundredth dollar. In the case of a Pacific Stock Option which is an "incentive stock option" (as defined in Section 422 of the Code), the number of shares and the exercise price with respect to such Assumed Options shall be determined in a manner consistent with Section 424(a) of the Code. Each Assumed Option will otherwise continue to be governed by the terms of the Pacific Stock Option Plans (which will be assumed by the Surviving Corporation) pursuant to which such options were issued.

Interests of Certain Persons in the Merger

         Shareholders should be aware that certain members of the Pacific Board and management of Pacific have interests in the Merger that are in addition to and separate from the interests of shareholders of Pacific generally. The Boards of Directors of SBB and Pacific were aware of these interests, and considered them, among other matters, in approving the Reorganization Agreement, the Merger Agreement and the transactions contemplated thereby, including the Merger. Adoption and approval of the Reorganization Agreement, the Merger Agreement and the Merger by the shareholders of SBB and Pacific will also constitute approval of the following benefits to be received by certain directors, executive officers and employees of Pacific and its subsidiaries.

         Pacific Employment Contracts

         Pacific has existing employment contracts with four of its executive officers: Messrs. D. Vernon Horton (Chairman of the Board and Chief Executive Officer), Clayton C. Larson (President and Chief Administrative Officer), Dennis
A. DeCius (Executive Vice President and Chief Financial Officer) and Dale R. Diederick (Executive Vice President and Loan Administrator) (collectively, the "Pacific Executives"). Each of these employment contracts was entered into on August 26, 1997 for a three-year term to expire on August 25, 2000, unless earlier terminated as provided in the contract. These employment contracts provide for annual salary and annual discretionary cash bonuses (based on efforts and performance) to be determined in the sole discretion of the Pacific Board.

         In the event of a change in control by merger or purchase of Pacific into or by another entity (not resulting from financial difficulties or insolvency of Pacific), each of the Pacific Executives will receive certain payments and benefits (described below), regardless of whether such Pacific Executive will continue as an executive officer of the Surviving Corporation following the Merger. With respect to Messrs Horton and Larson, such change in control benefits include (i) a cash payment equal to 2.9 times the annual base salary and bonus for the average of the five years immediately preceding the effective time of the change in control, together with any salary and bonus earned to such date (such amount to be paid in a lump sum or in installments as directed by the executive), (ii) medical and life insurance coverage for two years from the date of the change in control, and (iii) up to $15,000 in outplacement services. With respect to Messrs DeCius and Diederick, such change in control benefits include (i) a cash payment equal to 1.5 times the annual base salary and bonus for the average of three years immediately preceding the effective time of the change in control, together with any salary and bonus earned to such date (such amount to be paid in a lump sum or in installments as directed by the executive), (ii) medical and life insurance coverage for two years from the date of the change in control, and (iii) up to $15,000 in outplacement services. Accordingly, upon consummation of the Merger (which constitutes a "change in control" as defined in the Employment Agreements), estimated payments to such individuals (exclusive of medical and life insurance coverage and outplacement service payments) are as follows: Mr. Horton - $982,669; Mr. Larson - $966,336; Mr. DeCius - $284,372; Mr. Diederick -
$195,372.

         Additional information with respect to these employment contracts is incorporated by reference to the 1997 Annual Report on Form 10-K of Pacific, which is incorporated herein by reference. See "INFORMATION INCORPORATED BY REFERENCE" and " AVAILABLE INFORMATION."

         It is not anticipated that SBB will enter into any new employment contracts with officers or other employees of Pacific in connection with the Merger.

         Salary Continuation Benefits Agreements

         The Pacific Executives each have an Amended and Restated Executive Salary Continuation Benefits Agreement with Pacific (each a "Salary Continuation Agreement"). These Salary Continuation Agreements provide that if the executive continues to be employed by Pacific at least until such executive reaches age 65, the executive may retire or continue to work past age 65. Upon such Pacific Executive's retirement, Pacific will pay an annual amount of $125,000, $120,000, $82,500 and $60,000 to Messrs. Horton, Larson, DeCius and Diederick,
respectively, payable monthly for a period of 180 months following such retirement, subject to certain conditions set forth in the agreements. Each Pacific Executive may also elect to take "early retirement" provided he has reached age 55 and has completed 10 years of service. If he so elects, he will receive monthly payments determined pursuant to a formula set forth in the Salary Continuation Agreement for a period of 180 months. Payments under the Salary Continuation Agreements are in addition to any payments made pursuant to the Employment Agreements described above.

         In the event of a change in control of Pacific, as defined in the agreements, the Pacific Executive will be entitled to the full retirement benefits under the Executive Salary Continuation Agreement payable in the manner described above commencing on the first day of the first month following the effective date of the change in control.

         Pacific purchased single premium life insurance policies on each of the Pacific Executives in order to assist in meeting its obligations under the Executive Salary Continuation Agreements and to indemnify Pacific against loss. Pacific is currently named as owner and beneficiary under each of the insurance policies.

         Consummation of the Merger will constitute a "change in control" of Pacific as defined in the Executive Salary Continuation Agreements. It is anticipated that the Surviving Corporation will assume the obligations of Pacific under the Executive Salary Continuation Agreements to pay the Pacific

Executives as described above and will become owner and named beneficiary of the insurance policies following consummation of the Merger.

         Agreements not to Compete


         As an inducement for SBB to enter into the Reorganization Agreement with Pacific, Pacific has agreed to use its best efforts to cause certain persons associated with Pacific and/or South Valley National Bank (which has since been merged into First National Bank) to enter into agreements not to compete with the Surviving Corporation and its subsidiaries for a period of two years beginning on the Effective Date, and to deliver any or all such agreements to SBB at the Closing. The individuals identified by SBB to enter into such agreements are Eugene R. Guglielmo (a director of Pacific and First National
Bank) and Mary Lou Rawitser (a director of Pacific and First National Bank). The proposed agreements generally provide that each such person will not, for a two-year period, (i) solicit the banking business of any current customer of First National Bank, (ii) acquire, charter or operate, or serve as an officer, director or agent for, any financial institution within a defined geographic area, and (iii) recruit, hire or assist others in recruiting or hiring, any person who is, or within the last 12 months was, an employee of Pacific or First National Bank. In consideration for their willingness to enter into such agreements not to compete, SBB has agreed to pay each of Mr. Guglielmo and Ms. Rawitser $10,000 payable in cash upon delivery of the signed agreement at the Closing. Such agreements have not been finalized and may be subject to further modification prior to the Closing.


         Board Composition

         Pursuant to the Agreements, four (4) current directors of Pacific (Messrs Vernon Horton, Roger C. Knopf, Clayton C. Larson and William H. Pope) will be appointed to the SBB Board to be effective as of the first meeting of the Board of Directors of the Surviving Corporation following the Effective Date of the Merger. See "THE MERGER -- Management and Operations After the Merger."

         SBB currently has a policy of paying non-employee directors an annual retainer fee of $6,000 plus $500 per board meeting attended and $250 per committee meeting attended, except for the Executive Committee and the Loan Policy and Review Committee. Each outside director who is a member of the Executive Committee is paid $1,000 per month and each member of the Loan Policy and Review Committee is paid $400 per meeting.

         Messrs. Knopf and Pope will be outside directors of the Surviving Corporation and will be eligible to receive the compensation described above. Since Messrs. Horton and Larson will be executive officers of the Surviving Corporation, they will not receive any additional compensation for their service as members of the Board of Directors of the Surviving Corporation. Such policy is subject to change in the future in the discretion of the Board of Directors of the Surviving Corporation.

         Indemnification and Insurance

         The Reorganization Agreement provides that, upon the Effective Date of the Merger, SBB will include any executive officer or director of Pacific who becomes an officer or director of SBB or any of its subsidiaries in SBB's director and officer insurance policy. In addition, the Reorganization Agreement provides that Pacific and its subsidiaries shall have the authority to purchase a rider to Pacific's existing policy of directors' and officers' liability insurance providing for the continuation of coverage provided by such policy for a period of 36 months following the Effective Date with respect to actions occurring prior to the Effective Date to the extent that such coverage is obtainable for an aggregate premium not to exceed $125,000.

         Employment and Employee Benefits

         Pursuant to the Reorganization Agreement, SBB has agreed to provide Continued Employees certain employee benefits. See "THE MERGER -- Effect of Merger on Employee Benefit and Stock Option Plans -- Employee Benefit Plans."

     Stock Option Plans

     The Reorganization Agreement contains certain provisions regarding the assumption by SBB, as the Surviving Corporation in the Merger, of outstanding Pacific Stock Options to acquire shares of Pacific Common Stock which are described under "MERGER -- Effect of Merger on Employee Benefit and Stock Option Plans -- Stock Option Plans." Additional information with respect to Pacific Stock Options granted to directors and executive officers of Pacific under the Pacific Stock Option Plans is incorporated by reference to the 1997 Annual Report on Form 10-K of Pacific, which is incorporated herein by reference. See "INFORMATION INCORPORATED BY REFERENCE" and "AVAILABLE INFORMATION."

     Interests of SBB's Board and Management

     As of the Pacific Record Date, directors and executive officers of SBB beneficially owned 2,713 shares, or less than 1.0% of the outstanding shares, of Pacific Common Stock, all of which shares are expected to be voted in favor of the Merger. Assuming consummation of the Merger, such shares of Pacific Common Stock owned by directors and executive officers of SBB will be converted into shares of SBB Common Stock in the same manner as all other shares of Pacific Common Stock. Except for the foregoing, no member of the SBB Board or management of SBB or any other affiliate of SBB has an interest in the Merger other than as a shareholder of SBB or Pacific generally.

Management and Operations After the Merger

     As of the Effective Date, and assuming that the Bylaw Amendment has been approved by the shareholders of SBB Common Stock at the SBB Meeting, the Board of Directors of the Surviving Corporation will consist of fifteen (15) directors; eleven (11) of whom constitute all of the current directors of SBB and four (4) of whom are current members of the Pacific Board. Pursuant to the terms of the Merger Agreement, the four representatives of Pacific to be appointed to the Board of Directors of the Surviving Corporation will be: D. Vernon Horton; Roger C. Knopf; Clayton C. Larson; and William H. Pope. Each of Messrs. Horton, Knopf, Larson and Pope currently serve on the Pacific Board. Mr. Horton is also the Chairman of Pacific, and Mr. Larson is the President of Pacific. Biographical information regarding each of the proposed directors of the Surviving Corporation follows.

     DONALD M. ANDERSON is Chairman of the Board of SBB and Vice Chairman of SBB&T. Mr. Anderson joined SBB&T in October 1969 as Vice President and Commercial Lending Officer. He was elected President, CEO and director of SBB&T in 1971 and served in those capacities until elected Chairman of the Board in February 1989. He has served on numerous charitable, civic and banking organizations.

     FRANK BARRANCO, M.D. is a director of SBB and SBB&T and has served in that capacity since 1989. Dr. Barranco is a retired physician and was a founding director of the Community Bank of Santa Ynez Valley. Prior to his retirement, he practiced family medicine in Solvang and was a member of the teaching staffs at both UCLA and USC medical schools. He has been Chief of Staff at Santa Ynez Community Hospital and has served on the Board of Trustees of the Santa Ynez School District.

     EDWARD E. BIRCH is a director of SBB and SBB&T and has served in that capacity since 1983. Dr. Birch was Vice-Chancellor of the University of California at Santa Barbara from 1976 until his retirement in 1993. He is currently Executive Vice President for Westmont College in Santa Barbara, California. He has been involved in a number of civic and community organizations, including the Cancer Foundation of Santa Barbara, Goleta Valley Community Hospital, the Santa Barbara Industry Education Council, and the Santa Barbara Chamber of Commerce.

     TERRILL F. COX is a director of SBB and SBB&T and has served in that capacity since 1997. Mr. Cox is the senior partner in the law firm of Grossman, Cox & Johnson. He is a former Municipal Court Judge. Mr. Cox was a founder and served on the Board of First Valley Bank of Lompoc for 24 years from its inception. At the time of the merger of First Valley Bank of Lompoc with SBB&T, he was Chairman of the Board.

     RICHARD M. DAVIS is a director of SBB and SBB&T and has served in that capacity since 1984. Mr. Davis is a retired business executive. He is a past Chairman of the Board of Directors of Santa Barbara Cottage Hospital, a past Chairman of the Santa Barbara Chamber of Commerce, and a past Chairman of the Board of United Way of Santa Barbara.


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     ANTHONY  GUNTERMANN  is a director  of SBB and SBB&T and has served in that capacity since 1960. Mr. Guntermann, a Certified Public Accountant since 1954, recently retired from the accounting firm of Guntermann, Thompson & Lanza, Accountants, Inc. (now McGowen-Guntermann). He has served as a director and President of the California State Board of Accountancy and as a member of the Santa Barbara City Council, as well as on numerous civic and community organizations. He was one of the organizers of SBB&T. He also was one of the organizers of Investors Research Fund, Inc.

     DALE E. HANST is a director of SBB and SBB&T and has served in that capacity since 1983. Mr. Hanst recently retired from the law firm of Reicker, Clough, Pfau & Pyle, LLP and was formerly a senior partner in the law firm of Schramm & Raddue, having started with the firm in 1960. He was President of the State Bar of California in 1984 and served on the California Commission on Judicial Performance from 1984 to 1988. Mr. Hanst is a past President of the Santa Barbara Zoological Society.

     HARRY B. POWELL is a director of SBB and SBB&T and has served in the capacity since 1989. Mr. Powell is a retired businessman residing in Carpinteria. He is a past President of Rexall Clubs International, the Carpinteria Business Association and the Carpinteria Unified School District.

     DAVID W. SPAINHOUR is President and Chief Executive Officer of SBB and Chairman of the Board of SBB&T. Mr. Spainhour joined SBB&T in 1966 as Controller. He became Cashier in 1969, Senior Vice President in 1972, was elected to the Board of Directors in 1974, was named Executive Vice President in 1980, and elected President in February 1989. He served as President and CEO of SBB&T until December 1995. Mr. Spainhour serves on the boards of the Santa Barbara Industry Education Council, Channel City Club, Covenant Benevolent Institutions, Westmont College, and United Way of Santa Barbara.

     WILLIAM S. THOMAS, JR. is the Vice Chairman and Chief Operating Officer of SBB and President and Chief Executive Officer of SBB&T. Mr. Thomas joined the Bank in 1994 as Manager of the Trust and Investment Services Division. Prior to coming to SBB&T, Mr. Thomas was an Executive Vice President of Bank of America and Manager of the Financial Institutions Group from 1992 to 1994. Prior to that time he spent sixteen years with Security Pacific National Bank in various capacities until its merger with Bank of America. His last position with Security Pacific was Executive Vice President and Manager, Financial Institutions. He is a member of the Board of Directors of the Santa Barbara Chamber of Commerce, Santa Barbara Symphony, C.A.L.M., Los Padres Council, Boy Scouts of America and El Adobe Corporation.

     SUSAN TRESCHER is a director of SBB and SBB&T and was originally elected to the SBB Board at the annual meeting of shareholders held in April 1998. Ms. Trescher is an attorney practicing in Santa Barbara County since 1964. She has held leadership positions in a number of professional and community organizations, including President of the Legal Aid Foundation of Santa Barbara, Second Vice President of California Women Lawyers, Director of Santa Barbara Women Lawyers, Director of the Santa Barbara County Bar Association, Chairman of the Land Use Section of the County Counsels' Association and President of the Altrusa Club of Santa Barbara.


     D. VERNON HORTON is Chairman of the Board and Chief Executive Officer and a director of Pacific and First National Bank. Mr. Horton will become a director of the Surviving Corporation upon consummation of the Merger and will become a Vice Chairman of the Surviving Corporation. Mr. Horton's banking career commenced in 1964 with Valley National Bank, Salinas. He served that bank in various capacities including lending, operations and business development and in 1979 he was appointed Chief Executive Officer and a member of the Board of Directors. In August of 1981 he was appointed President of Valley National Bank. He resigned all positions with Valley National Bank on December 31, 1983, to join Pacific and First National Bank. Mr. Horton is also director of Pacific Capital Services Corporation. He serves as a director of Cherry's Jubilee and the California Rodeo Association.

     CLAYTON C. LARSON is President and Chief Administrative Officer and a director of Pacific and First National Bank. Mr. Larson will become a director of the Surviving Corporation upon consummation of the Merger and will become a Vice Chairman of the Surviving Corporation. Mr. Larson's banking career commenced in 1972 when he joined Valley National Bank. During his tenure with Valley National Bank he attained the position of Senior Vice President/Branch Administrator and in 1981 became a director of that bank. In addition to his duties as Branch Administrator, he was responsible for the marketing activities of the bank and was chairman of the salary committee. Mr. Larson is also President and a director of Pacific Capital Services Corporation. He serves on the Board of Trustees of the Monterey Institute of International Studies, Community Hospital of the Monterey Peninsula

Peninsula and the California State University Monterey Bay Foundation Board. He is President of the Coalition for Research in Education (CoRE), and serves on the Advisory Boards for Leadership Monterey Peninsula, Legal Services for Seniors and the Monterey Peninsula Chamber of Commerce.

         ROGER C. KNOPF is a director of Pacific and will become a director of the Surviving Corporation upon consummation of the Merger. Mr. Knopf is the President of Knopf Construction, Inc., a general building construction company located in Morgan Hill since 1976. Mr. Knopf attended San Jose State University. He is a past President of the Santa Clara County Landowners Association and the Morgan Hill Rotary Club. He has served on many County of Santa Clara, City of Morgan Hill, and Morgan Hill Unified School District committees. He is presently Chairman of the Board of COLUMBIA Good Samaritan Health System and is a director of the Morgan Hill Rotary Endowment Fund.
Mr. Knopf was Morgan Hill Citizen of the Year in 1989.

         WILLIAM H. POPE is a director of Pacific and will become a director of the Surviving Corporation upon consummation of the Merger. Mr. Pope is a retired certified public accountant. In 1960, Mr. Pope was instrumental in the formation of the firm of Kasavan and Pope, of which he was the senior partner, which now has offices in Salinas and Monterey. He holds memberships in the American Institute of Certified Public Accountants as well as the California Society of CPAs.

         The executive officers of the Surviving Corporation will consist of the current executive officers of SBB plus Messrs Horton and Larson, who will each be appointed to serve as a Vice Chairman of the Surviving Corporation.

         It is anticipated that the management and operation of SBB and Pacific will be integrated after the Merger, and, except as provided above, it is not anticipated that the management of SBB will be affected as a result of the Merger. Following the Merger, it is anticipated that each of SBB&T and First National Bank (as the continuing bank in the Affiliate Merger) will continue to operate as separate subsidiaries of the Surviving Corporation. Nevertheless, it is anticipated that certain duplicative operations of these entities may be consolidated.

         Cost Savings and Revenue Enhancements

         Management of SBB anticipates that the Merger will result in certain cost savings and revenue enhancements for the Surviving Corporation. Cost savings are expected as a result of the elimination of certain duplicative administrative staff positions in the combined organization and the corresponding reduction in staff salary and benefits. Initial estimates for staff reduction in the areas of accounting, human resources, information
services,   compliance,   internal  audit,  marketing,   general  administrative
services, loan administration and executive administration amount to approximately 69.65 full-time equivalent positions. The amount of salary and benefits associated with such positions is estimated to be $3,067,000 in 1998. Projected savings for the first full year of combined operations resulting from the elimination of such duplicative positions is estimated to be $3,190,000, which amount assumes a 4% overall increase in costs related to these positions for 1999.

         Additional identified cost savings likely to result from the Merger are attributable to the elimination of various duplicative contracts and relationships, including, but not limited to, external loan review, certain insurance coverages, external independent audit, disaster recovery back-up, corporate legal expense, shareholder service expense, computer system and software maintenance, correspondent bank charges and ATM processing charges. Savings in these areas is estimated to be approximately $1,333,000 for the first year of combined operations.

         Thus, the total anticipated impact of these cost savings is estimated to be $2,670,000 on an after-tax basis, or approximately $0.10 per diluted share, on a pro forma basis for the first year of combined operations.


         In addition to these expected cost savings, management of SBB anticipates that revenue of the Surviving Corporation will be enhanced primarily as a result of the introduction of new products (currently offered by SBB) in the markets now served by Pacific, including trust services, portfolio residential  real  estate  loans,  indirect  automobile  lending and new deposit service products such as PC online banking for both commercial and retail relationships, MasterMoney(sm) debit cards and MoneyMaster(sm) retail sweep accounts. The Surviving Corporation is also expected to benefit from Pacific's Preferred Lender status with the Small Business Administration, a designation which SBB does not presently carry.

         Management of SBB anticipates that these enhancements to revenue will exceed the increased operating expenses of the combined organization.

         One-Time Charges

         One-time charges are anticipated to be between $7.5 and $8 million dollars and will likely be taken during the fourth quarter of 1998 upon completion of the Merger. These charges including investment banking fees, change in control payments to certain executive officers of Pacific, contract termination fees with certain third party vendors, contract programming services for system conversions, legal and shareholder expenses associated with completion of the Merger, and the write-off of certain equipment no longer required for operations of the combined organization.

         See "PRO FORMA FINANCIAL DATA."

         The Surviving Corporation will have its corporate headquarters in Santa Barbara, California and will operate under the name "Pacific Capital Bancorp."

Accounting Treatment

         The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of SBB and Pacific will be carried forward after the Effective Date into the consolidated financial statements of SBB at their recorded amounts; the consolidated income of SBB will include income of SBB and Pacific for the entire fiscal year in which the Merger occurs; the separately reported income of SBB and Pacific for prior periods will be combined and restated as consolidated income of SBB; and no goodwill will be created.


         The Reorganization Agreement provides that it is a condition to the obligations of SBB and Pacific to consummate the Merger that (i) the parties shall have received an opinion from KPMG Peat Marwick LLP, independent auditors for Pacific, to the effect that Pacific qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting under Accounting Principles Board Opinion No. 16 ("APB No. 16") is available, (ii) the parties shall have received an opinion from Arthur Andersen LLP, independent public accountants for SBB, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB No. 16 if consummated in accordance with the Reorganization Agreement, and (iii) there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment. In the event such condition is not met, the Merger will not be consummated unless the condition was waived by SBB and Pacific. As of the date of this Joint Proxy Statement/Prospectus, SBB and Pacific are not aware, after consultation with Arthur Andersen LLP and KPMG Peat Marwick LLP, respectively, of any existing facts or circumstances which would preclude such opinions from being issued by KPMG Peat Marwick LLP and Arthur Andersen LLP.


         The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "SUMMARY -- Selected Comparative Per Share Data" and "--Selected Financial Data" and "PRO FORMA FINANCIAL DATA."

Certain Federal Income Tax Considerations

         The following is a summary of the material United States federal income tax consequences of the Merger to SBB, Pacific and their respective stockholders. The following discussion is based upon current provisions of the Code, existing temporary and final regulations thereunder and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Joint Proxy Statement/Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. No attempt has been made to comment on all United States federal income tax consequences of the Merger that may be relevant to U.S. stockholders of SBB and Pacific. The tax discussion set forth below is included for general information only and should not be construed to be legal or tax advice to a particular stockholder of SBB or Pacific. Jenkens & Gilchrist, a Professional Corporation, counsel for SBB, has reviewed the summary below and is of the opinion that such summary fairly summarizes the federal income tax consequences that are likely to be material to SBB and Pacific stockholders. The opinion discussed above has been filed as an exhibit to the Registration Statement. This opinion is based on various assumptions and subject to certain limitations, including assumptions regarding

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the accuracy of certain factual  representations made by SBB and Pacific and the parties to the Reorganization Agreement taking certain actions contemplated by, and otherwise satisfying, their obligations under the Reorganization Agreement. This opinion is not binding on the Internal Revenue Service (the "IRS") or any court. No assurance can be given that the IRS will not challenge part or all of this opinion or that a challenge would not be successful.

         THE FOLLOWING DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF SBB OR PACIFIC SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, NON-U.S. SHAREHOLDERS, HOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION, AND HOLDERS WHO HOLD THEIR SHARES AS A HEDGE OR AS PART OF A HEDGING STRADDLE, CONVERSION OR OTHER RISK REDUCTION TRANSACTION. SHAREHOLDERS OF SBB AND PACIFIC ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS. NEITHER SBB NOR PACIFIC HAS REQUESTED, OR WILL REQUEST, A RULING FROM THE IRS WITH REGARD TO ANY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.

         Jenkens & Gilchrist will deliver an opinion to SBB, and a copy of such opinion to Pacific, dated the Closing Date to the effect that, based upon certain representations, assumptions and conditions, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and the following United States federal income tax consequences will occur:

                  (a) no gain or loss will be recognized for federal income tax purposes by the holders of Pacific Common Stock upon the receipt of SBB Common Stock solely in exchange for such Pacific Common Stock (except to the extent, if any, that cash is received in lieu of fractional shares);

                  (b) the aggregate tax basis of the SBB Common Stock received by Pacific shareholders in the Merger (including any fractional shares of SBB Common Stock) will be the same as the aggregate tax basis of the Pacific Common Stock surrendered in exchange therefor;

                  (c) the holding period of the SBB Common Stock received by each Pacific shareholder in the Merger will include the holding period of the shares of Pacific Common Stock surrendered in exchange therefor;

                  (d) cash payments received by the holders of Pacific Common Stock in lieu of fractional shares of SBB Common Stock will be treated as if such fractional shares had been issued in the Merger and then redeemed by SBB. A Pacific shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis allocated to such fractional share. The gain or loss should be capital gain or loss, provided that each such fractional share of SBB Common Stock was held as a capital asset at the Effective Date of the Merger; and

                  (e) a holder of Pacific Common Stock who exercises dissenters' rights with respect to a share of Pacific Common Stock and receives a cash payment for such share generally should recognize capital gain or loss (if each such share was held as a capital asset at the Effective Date of the Merger) measured by the difference between the shareholder's basis in such shares and the amount of cash received, provided that such payment is not "essentially equivalent to a dividend" within the meaning of Section 302 of the Code after giving effect to the constructive ownership rules of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of shares pursuant to an exercise of dissenters' rights generally will not be a Dividend
         Equivalent Transaction if, as a result of such exercise, the shareholder exercising the dissenters' rights owns no shares of capital stock of SBB (either actually or constructively within the meaning of Section 318 of the Code) immediately after the Merger.

         A successful IRS challenge to the nontaxable reorganization status of the Merger could result in significant adverse tax consequences to Pacific shareholders. A Pacific shareholder would recognize gain or loss with respect to each share of Pacific Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Date, of the SBB Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the SBB Common Stock so received


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would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger is consummated.

         Even if the Merger qualifies as a nontaxable reorganization, a recipient of the SBB Common Stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Pacific Common Stock surrendered. In addition, to the extent that a Pacific shareholder was treated as receiving (directly or indirectly) consideration other than SBB Common Stock in exchange for such shareholder's Pacific Common Stock, gain, if any, would have to be recognized.

         Certain noncorporate Pacific shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in SBB Common Stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he, she or it is not subject to backup withholding on the substitution Form W-9 to be included in the transmittal letter or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

         THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANSWER OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, HOLDERS OF PACIFIC COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECTS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Rights of Dissenting Shareholders

         Pacific.

         Because Pacific Common Stock is listed on Nasdaq, dissenters' rights will be available to shareholders of Pacific only if the holders of five percent (5%) or more of Pacific Common Stock make a written demand upon Pacific or its transfer agent for the purchase of dissenting shares in accordance with Chapter 13 of the GCL. If this condition is satisfied and the Merger is consummated, shareholders of Pacific who dissent from the Merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of July 17, 1998, the day before the public announcement of the Merger. A copy of Chapter 13 of the GCL is attached hereto as Appendix G and should be read for more complete information concerning dissenters' rights. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE GCL MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to shareholders of Pacific and is qualified in its entirety by reference to Appendix G.

         In order to be entitled to exercise dissenters' rights, a shareholder of Pacific must vote "Against" the Merger at the Pacific Meeting, either voting in person or by proxy. Thus, any shareholder of Pacific who executes and returns a proxy in the accompanying form and who wishes to dissent must specify that his or her shares are to be voted "Against" the Merger. If the Pacific shareholder returns a proxy without voting instructions or with instructions to vote "For" the Merger, his or her shares will automatically be voted in favor of the Merger and the Pacific shareholder will lose any dissenters' rights. In addition, if a shareholder of Pacific "Abstains" from voting his or her shares, such shareholder will lose his or her dissenters' rights.


         Furthermore, in order to preserve his or her dissenters' rights, a shareholder of Pacific must make a written demand upon Pacific for the purchase of dissenting shares and payment to such Pacific shareholder of their fair market value, specifying the number of shares held of record by such Pacific shareholder and a statement of what the Pacific shareholder claims to be the fair market value of those shares as of July 17, 1998. Such demand must be addressed to Pacific Capital Bancorp, 307 Main Street, Salinas, California 93901, Attention: Ms. Ginny Yeater, or to Pacific's transfer agent, ChaseMellon Shareholder Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, and must be received by Pacific or its transfer agent not later than the date of the Pacific Meeting. A vote "Against" the Merger does not constitute such written demand.




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
         If the holders of five percent (5%) or more of the outstanding shares of Pacific Common Stock have submitted a written demand for Pacific to purchase their shares, these demands are received by Pacific or its transfer agent on or before the date of the Pacific Meeting and the Merger is approved by the shareholders of Pacific, Pacific will have ten days after such approval to send to those Pacific shareholders who have voted against the approval of the Merger written notice of such approval accompanied by a copy of Chapter 13 of the GCL, a statement of the price determined by Pacific to represent the fair market value of the dissenting shares as of July 17, 1998, and a brief description of the procedure to be followed if a shareholder of Pacific desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must surrender to Pacific or its transfer agent, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. If, however, such shares are uncertificated then, within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must provide written notice to Pacific or its transfer agent of the number of shares which the shareholder demands that the corporation purchase. Any shares of Pacific Common Stock that are transferred prior to their submission for endorsement or, with respect to uncertificated shares, prior to the provision of the written notice described in the preceding sentence lose their status as dissenting shares.

         If Pacific and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

         If Pacific denies that the shares surrendered are dissenting shares, or Pacific and the dissenting shareholder fail to agree upon a fair market value of such shares of Pacific Common Stock, then the dissenting shareholder of Pacific must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares, is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

         A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Pacific consents to such withdrawal.

         SBB.

         Because SBB Common Stock is listed on Nasdaq, dissenters' rights will be available to shareholders of SBB only if the holders of five percent (5%) or more of SBB Common Stock make a written demand upon SBB for the purchase of dissenting shares in accordance with Chapter 13 of the GCL. If this condition is satisfied and the Merger is consummated, shareholders of SBB who dissent from the Merger by complying with the procedures set forth in Chapter 13 would be entitled to receive an amount equal to the fair market value of their shares as of July 17, 1998, the day before the public announcement of the Merger. A copy of Chapter 13 of the GCL is attached hereto as Appendix G and should be read for more complete information concerning dissenters' rights. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE GCL MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to shareholders of SBB and is qualified in its entirety by reference to Appendix G.

         In order to be entitled to exercise dissenters' rights, a shareholder of SBB must vote "Against" the Merger at the SBB Meeting, either voting in person or by proxy. Thus, any shareholder of SBB who executes and returns a proxy in the accompanying form and who wishes to dissent must specify that his or her shares are to be voted "Against" the Merger. If the SBB shareholder returns a proxy without voting instructions or with instructions to vote "For" the Merger, his or her shares will automatically be voted in favor of the Merger and the SBB shareholder will lose any dissenters' rights. In addition, if a shareholder of SBB "Abstains" from voting his or her shares, such shareholder will lose his or her dissenters' rights.

         Furthermore, in order to preserve his or her dissenters' rights, a shareholder of SBB must make a written demand upon SBB for the purchase of dissenting shares and payment to such SBB shareholder of their fair market value, specifying the number of shares held of record by such SBB shareholder and a statement of what the SBB shareholder claims to be the fair market value of those shares as of July 17, 1998. Such demand must be addressed to Santa Barbara Bancorp, 1021 Anacapa Street, Santa Barbara, California, 93101,
Attention: Jay D. Smith, or its transfer agent, Norwest Bank Minnesota, N.A., Shareowner Services 161 North Concord Exchange, South St. Paul, Minnesota 55075, and must be received by SBB or its transfer agent not later than the date of the SBB Meeting. A vote "Against" the Merger does not constitute such written demand.

         If the holders of five percent (5%) or more of the outstanding shares of SBB Common Stock have submitted a written demand for SBB to purchase their shares, these demands are received by SBB or its transfer agent on or before the date of the SBB Meeting and the Merger is approved by the shareholders of SBB, SBB will have ten days after such approval to send to those SBB shareholders who have voted against the approval of the Merger written notice of such approval accompanied by a copy of Chapter 13 of the GCL, a statement of the price determined by SBB to represent the fair market value of the dissenting shares as of July 17, 1998, and a brief description of the procedure to be followed if a shareholder of SBB desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must surrender to SBB or its transfer agent, at the office designated in the notice of approval, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. If, however, such shares are uncertificated then, within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must provide written notice to SBB or its transfer agent of the number of shares which the shareholder demands that the corporation purchase. Any shares of SBB Common Stock that are transferred prior to their submission for endorsement or, with respect to uncertificated shares, prior to the provision of the written notice described in the preceding sentence lose their status as dissenting shares.

         If SBB and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

         If SBB denies that the shares surrendered are dissenting shares, or SBB and the dissenting shareholder fail to agree upon a fair market value of such shares of SBB Common Stock, then the dissenting shareholder of SBB must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares, is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

         A dissenting shareholder may not withdraw his or her dissent or demand for payment unless SBB consents to such withdrawal.

         FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE HOLDER UNDER CHAPTER 13 OF THE GCL. A PERSON HAVING A BENEFICIAL INTEREST IN SBB COMMON STOCK OR PACIFIC COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CHAPTER 13 OF THE GCL IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

         It is a condition to both parties obligation to consummate the Merger that dissenters' rights have been exercised by no more than 9.9% of the outstanding shares of Pacific Common Stock, or such lesser amount as would cause the Merger not to qualify for "pooling of interests" accounting treatment.

Waiver and Amendment

         The Reorganization Agreement provides that, at any time prior to the Closing Date, each party may waive any inaccuracies in the representations and warranties contained in the Reorganization Agreement or in any document, certificate or writing delivered thereto, or, to the extent permitted under law, waive compliance with any of the agreements or conditions contained in the Reorganization Agreement. Any such waiver must be in writing.

         To the extent permitted by applicable law, the Agreements may be amended by SBB and Pacific at any time before or after submission of such Agreements for approval by the shareholders of SBB and Pacific at the SBB Meeting and the Pacific Meeting, respectively. However, following such meetings, no amendment may be made that (i) decreases the amount of the Merger
Consideration or (ii) materially and adversely affects the rights of the shareholders of either SBB or Pacific without the approval of such shareholders. Any amendment to the Agreements must be in writing.

Expenses and Fees

         Each party is responsible for its respective costs, expenses and fees during the pendency of the transactions contemplated by the Reorganization Agreement. In the event, however, attorneys' fees or other costs are incurred to secure the performance of any of the obligations of the parties in the Reorganization Agreement or to establish damages for the breach thereof, or to obtain any other appropriate relief, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred thereby.

         Each party will be responsible for the payment of brokerage fees, expenses or commissions payable to any agent, representative or broker representing such party in connection with the transactions contemplated by the Reorganization Agreement, and each party has agreed in the Reorganization Agreement to indemnify the other and hold the other harmless for any amounts owed to any such agent, representative or broker. See "THE MERGER -- Opinion of Financial Advisors."

         In the event the Reorganization Agreement is terminated or the Merger is abandoned, all costs and expenses incurred in connection with the Agreements and the Merger shall be paid by the party incurring such costs and expenses, and no party will have any liability to the other party except as described under the caption "THE MERGER -- Termination Fee", and with respect to any relief which either party may be entitled for breach of the Reorganization Agreement.

Dividends

         The Reorganization Agreement provides that each of SBB and Pacific may continue to pay regular quarterly dividends with respect to shares of SBB Common Stock and Pacific Common Stock, respectively, during the pendency of the Merger. The Reorganization Agreement also provides that SBB and Pacific shall cooperate with each other to coordinate the record and payment dates of dividends with respect to SBB Common Stock and Pacific Common Stock during the pendency of the Merger, it being the intent of SBB and Pacific that holders thereof will not receive two dividends, or fail to receive one dividend, for any quarter in which they would receive a dividend in the absence of the Merger.

Nasdaq Listing

         Pursuant to the terms of the Reorganization Agreement, SBB has agreed to prepare and file an application to list on Nasdaq the shares of SBB Common Stock to be issued to holders of Pacific Common Stock in the Merger.

Resale of SBB Common Stock

         The shares of SBB Common Stock issuable pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Pacific shareholder who may be deemed to be an "affiliate" of SBB for purposes of Rule 144 under the Securities Act or an "affiliate" of Pacific for purposes of Rule 145 under the Securities Act. Persons who may be deemed to be "affiliates" of Pacific or SBB generally include individuals who, or entities which, control, are controlled by or are under common control with Pacific or SBB and will include directors and certain officers of Pacific and SBB and may include, if any, principal shareholders of Pacific and SBB.

         Rules 144 and 145 under the Securities Act will restrict the sale of SBB Common Stock received in the Merger by "affiliates" and certain of their family members and related interests. Generally, during the year following the Effective Date, those persons who are "affiliates" of Pacific at the time of the Pacific Meeting, provided they are not also "affiliates" of SBB at or following the Effective Date, may publicly resell any SBB Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of SBB Common Stock sold by them in any three-month period and the manner of sale. After the one-year period, and provided they are not also "affiliates" of SBB, such "affiliates" may resell their shares without such restriction so long as there is adequate current public information with respect to SBB as required by Rule 144 under the Securities Act.

         The ability of "affiliates" to resell shares of SBB Common Stock received in the Merger under Rule 144 or 145 under the Securities Act as summarized herein generally will be subject to SBB having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. "Affiliates" also would be permitted to resell shares of SBB Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements.

         Guidelines of the Commission regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by "affiliates" of either company in a business combination. Guidelines of the Commission indicate further that the "pooling of interests" method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

         The Reorganization Agreement provides that Pacific will obtain and deliver to SBB an agreement from each "affiliate" of Pacific providing that such "affiliate" will not transfer any shares of SBB Common Stock received in the Merger except in compliance with the Securities Act and in compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the non-disposition of any shares of Pacific Common Stock or SBB Common Stock during the period commencing 30 days prior to the Effective Date through the date on which financial results covering at least 30 days of combined operations of SBB and Pacific after the Merger have been published. No shares of SBB Common Stock will be delivered to an "affiliate" of Pacific as Merger Consideration until such "affiliate" has executed and delivered the aforementioned agreement to SBB and satisfied the other requirements described above under the caption "MERGER -- Exchange of Stock Certificates."

         This Joint Proxy Statement/Prospectus does not cover resales of shares of SBB Common Stock received by any person who may be deemed to be an "affiliate" of Pacific or SBB.

Mutual Stock Option Agreements

         Concurrently with the execution of the Reorganization Agreement, SBB executed and delivered the SBB Stock Option Agreement, pursuant to which SBB granted to Pacific the SBB Option. At the same time, Pacific executed and delivered the Pacific Stock Option Agreement, pursuant to which Pacific granted to SBB the Pacific Option. SBB and Pacific approved and entered into the Stock Option Agreements to induce each other to enter into the Reorganization Agreement.

         The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Reorganization Agreement by making it more difficult for another party to acquire SBB or Pacific. The ability of either party to exercise the Issuer Option Agreements (as defined herein) and to cause additional shares of SBB Common Stock or Pacific Common Stock, as the case may be, to be issued may be considered a deterrent to other potential acquisitions of control of SBB or Pacific, as it is likely to increase the cost of an acquisition of all of the shares of SBB or Pacific, as the case may be, which would then be outstanding and would prevent any successful bidder from accounting for such acquisition as a pooling of interests. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Date be interested in acquiring all of or a significant interest in SBB or Pacific from considering or proposing such an acquisition.

         Except as otherwise noted below, the terms and conditions of the SBB Stock Option Agreement and the Pacific Stock Option Agreement are identical in all material respects. For purposes of this Section, except as otherwise noted,
(i) the SBB Stock Option Agreement or the Pacific Option Agreement, as the case may be, is sometimes referred to as the "Issuer Option Agreement", (ii) SBB, as issuer of the SBB Common Stock, and Pacific, as issuer of the Pacific Common Stock, upon the exercise of the SBB Option and the Pacific Option, respectively, are sometimes individually referred to as the "Issuer", (iii) SBB or Pacific, as the holder of the Pacific Option and the SBB Option, respectively, are sometimes individually referred to as the "Optionee", (iv) the SBB Option or the Pacific Option, as the case may be, is sometimes referred to as the "Issuer Option" and

(v) the SBB Common Stock or the Pacific Common Stock is referred to as "Issuer Common Stock".

         The SBB Stock Option Agreement provides for the purchase by Pacific of 3,002,505 shares (the "SBB Option Shares" or the "Issuer Option Shares", as the case may be) of SBB Common Stock at an exercise price of $30.00 per share, payable in cash, under the circumstances described herein. The SBB Option Shares, if issued pursuant to the SBB Option Agreement, will in no event exceed 19.5% of the issued and outstanding shares of SBB Common Stock.

         The Pacific Stock Option Agreement provides for the purchase by SBB of 878,269 shares (the "Pacific Option Shares" or the "Issuer Option Shares", as the case may be) of Pacific Common Stock at an exercise price of $58.00 per share, payable in cash, under the circumstances described herein. The Pacific Stock Option Shares, if issued pursuant to the Pacific Option Agreement, will in no event exceed 19.5% of the issued and outstanding shares of Pacific Common Stock.

         Provided that (i) the Optionee is not in breach of the Reorganization Agreement or the Issuer Option Agreement, and (ii) no injunction or other court order prohibiting delivery of the Issuer Common Stock has been issued and is in effect, the Issuer Option is exercisable, in whole or in part, if a Purchase Event (as defined herein) occurs after the date of the Issuer Option Agreement and prior to an Exercise Termination Event (as defined herein), after which the Issuer Option Agreement will terminate and be of no further force and effect.

         The term "Exercise Termination Event" means the earlier to occur of any of the following: (a) the Effective Time of the Merger, (b) termination of the Reorganization Agreement (other than termination by the Optionee in certain events) (an "Issuer Termination") prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined herein), (c) the close of business on the 365th day following the occurrence of an Issuer Termination, and (d) the close of business on the 365th day after termination of the Reorganization Agreement (other than an Issuer Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event.

         The term "Purchase Event" means any of the following events subsequent to the date of the Issuer Option Agreement:

                  (i) without Optionee's prior written consent, Issuer shall have authorized, recommended, publicly proposed, or entered into an agreement with any person (other than Optionee or any subsidiary of Optionee) to effect an Acquisition Transaction. As used in the Issuer Option Agreement, the term "Acquisition Transaction" means (A) any tender offer for more than 50% of the outstanding shares of Issuer, (B) any merger or consolidation of Issuer with or into any entity other than Optionee or a subsidiary of Optionee, (C) any sale of all or substantially all of the assets of Issuer, (D) any reorganization of Issuer or other transaction that results or when completed would result in a disposition of substantially all of the assets of Issuer, or (E) the issuance, sale or other disposition of shares representing more than 50% of the shares of Issuer; or

                  (ii) any person (other than Optionee or any subsidiary of Optionee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of more than 50% of the shares of Issuer.

         The term "Preliminary Purchase Event" means any of the following events or transactions:

                  (i) any person (other than the Optionee or any subsidiary of the Optionee) shall have commenced (as such terms is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control more than 50% of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer"); or

                  (ii)  the  holders  of  Issuer  Common  Stock  shall  not have approved the Reorganization Agreement at the meeting of such shareholders held for the purpose of voting on the Reorganization Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement, or

         Issuer's board of directors shall have withdrawn or modified in a manner adverse to Optionee the recommendation of Issuer's board of directors with respect to the Reorganization Agreement, in each case after it shall have been publicly announced that any person (other than Optionee or any subsidiary of Optionee) shall have (A) made, or dis-closed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under applicable banking or corporate law or any other applicable law seeking approval to engage in an Acquisition Trans-action.

         In the event of any change in the Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, of similar transaction, the type and number of shares subject to the Issuer Option, and the purchase price, will be adjusted appropriately such that the number of shares of Issuer Common Stock subject to the Issuer Option continues to equal 19.5% of the Issuer Common Stock then issued and outstanding.

         Upon the occurrence of a Repurchase Event (as defined herein) that occurs prior to any Exercise Termination Event, at the request of Optionee, Issuer shall, subject to regulatory restrictions, repurchase the Issuer Option and any Issuer Common Stock theretofore purchased pursuant to the Issuer Option, at a specified price. As defined in the Issuer Option Agreement, a "Repurchase Event" shall occur if (i) any person (other than Optionee or any subsidiary of Optionee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Rule 13d-5 promulgated under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 50% of the then outstanding shares of Issuer Common Stock, or (ii) any of the following transactions are consummated: (x) Issuer consolidates with or merges into any person, other than Optionee or any subsidiary of Optionee, and shall not be the continuing or surviving corporation of such consolidation or merger, (y) Issuer permits any person, other than Optionee or any subsidiary of Optionee, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (z) Issuer sells or otherwise transfers all or substantially all of its assets to any person, other than Optionee or a subsidiary of Optionee.

         In the event that prior to the exercise or termination of the Issuer Option, Issuer enters into an agreement to engage in any of the transactions described in clause (ii) of the definition of Repurchase Event above, Optionee will receive for each option share with respect to which the Issuer Option has not been exercised an amount of consideration in the form and equal to the per share amount of consideration that would be received by the holder of one share of Issuer Common Stock less the purchase price of the Issuer Option (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by holders of Issuer Common Stock, proper provision shall be made so that Optionee would have the same election or similar rights as would the holder of the number of shares of Issuer Common Stock for which the Issuer Option is then exercisable).


                            PRO FORMA FINANCIAL DATA

         The following unaudited pro forma combined condensed balance sheet as of June 30, 1998, and the pro forma combined condensed statements of income for the six months ended June 30, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1997, give effect to the Merger based on the historical consolidated financial statements of SBB and Pacific and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

         The pro forma combined condensed balance sheet assumes the Merger was consummated on June 30, 1998, and the pro forma condensed statements of income assume that the Merger was consummated on January 1 of each period presented. The pro forma statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of SBB and Pacific incorporated by reference herein. See "INFORMATION INCORPORATED BY REFERENCE."



                                   SANTA BARBARA BANCORP/PACIFIC CAPITAL BANCORP

                                    PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                    (unaudited)

                                                   June 30, 1998
                                                  (in thousands)


                                            Santa Barbara      Pacific Capital                              Pro Forma
                                               Bancorp             Bancorp         Adjustments(1)(2)        Combined
                                            -------------      ---------------     -----------------        ---------
ASSETS:
Cash and Noninterest-Bearing
   Balances Due From Banks..............     $     57,457        $     51,303       $                       $  108,760
Short-Term Investments..................            4,977                  --                                    4,977
Securities:
   Held-to-Maturity.....................          207,290               5,644                                  212,934
   Available-for-Sale...................          313,837             226,976                                  540,813
Federal Funds Sold and Securities
   Purchased under Resale
   Agreements...........................           60,000              52,393                                  112,393
Loans Available for Sale                               --              12,971                                   12,971
Loans, Net of Unearned Income...........          938,299             438,602                                1,376,901
Less Reserve for Loan Losses............          (23,322)             (4,544)                                 (27,866)
                                             ------------          ----------        -------------          ----------
   Loans, Net...........................          914,977             434,058                   --           1,349,035
                                             ------------          ----------        -------------          ----------
Property and Equipment..................           14,712              15,161                                   29,873
Intangibles.............................           16,553               2,234                                   18,787
Other Assets............................           29,132              14,820                                   43,952
                                             ------------          ----------        -------------          ----------
   Total Assets.........................     $  1,618,935          $  815,560        $          --          $2,434,495
                                             ============          ==========        =============          ==========

LIABILITIES AND EQUITY:
Noninterest-Bearing Deposits............     $    272,620          $  168,550        $                      $  441,170
Interest-Bearing Deposits...............        1,160,998             561,775                                1,722,773
                                             ------------          ----------        -------------          ----------
      Total Deposits....................        1,433,618             730,325                                2,163,943
Federal Funds Purchased and Other
   Short-term Borrowings................           12,043                  --                                   12,043
Long-term Debt..........................           33,000                  --                                   33,000
Other Liabilities.......................           12,430               9,171                                   21,601
                                             ------------         -----------        -------------          ----------
      Total Liabilities.................        1,491,091             739,496                   --           2,230,587
                                             ------------         -----------        -------------          ----------
Shareholders' Equity:
Common Stock............................            5,130              58,444              (55,684)              7,890
Surplus.................................           32,790                  --               55,684              88,474
Retained Earnings.......................           89,250              16,769                                  106,019
Unrealized Net Appreciation
    Available-for-Sale Securities.......              674                 851                                    1,525
                                             ------------         -----------        -------------          ----------
Total Stockholders' Equity..............          127,844              76,064                   --             203,908
                                             ------------         -----------        -------------          ----------
Total Liabilities and Shareholders'
   Equity...............................     $  1,618,935         $   815,560        $          --          $2,434,495
                                             ============         ===========        =============          ==========
Shareholders' Equity per Share..........     $       8.31         $     17.60                               $     8.59





                                                        68




               Notes to Pro Forma Combined Condensed Balance Sheet
                                   (unaudited)

(1) Based on the exchange ration of 1.935 share of SBB Common Stock for each share of Pacific Common Stock, 8,364,399 additional shares of SBB Common Stock would have been issued as of June 30, 1998, on the acquisition of Pacific.

(2) Merger expenses and nonrecurring charges directly related to the business combination will be expensed as incurred. SBB estimates the total of such charges will be approximately $8.0 to $9.0 million on a pretax basis and $6.5 to $7.5 million on an after-tax basis, or a reduction of $0.28 to $0.32 in earnings per share. The effect of such charges, the majority of which are anticipated to be recorded in the fourth quarter of 1998 upon consummation of the Merger, are not reflected in the Pro Forma Combined Condensed Balance Sheet.




                                   SANTA BARBARA BANCORP/PACIFIC CAPITAL BANCORP

                                 PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                                    (unaudited)

                                       (in thousands, except per share data)



                                         Six Months Ended June 30,                   Year Ended December 31,
                                         -------------------------                  ------------------------
                                            1998             1997            1997              1996             1995
                                           ------           ------          ------            ------           -----
Interest Income......................     $96,687          $83,596         $168,150          $133,536         $120,866
Interest Expense.....................      33,343           28,529           60,590            48,368           44,554
                                          -------          -------         --------          --------         --------
   Net Interest Income...............      63,344           55,067          107,560            85,168           76,312
Provision for Loan Losses............       6,933            6,817            8,500             4,949           10,451
                                          -------          -------         --------          --------         --------
Net Interest Income after
Provision for
   Loan Losses.......................      56,411           48,250           99,060            80,219           65,861
                                          -------          -------         --------          --------         --------
Noninterest Income...................      19,950           14,523           28,500            22,102           20,671
Noninterest Expense(2)...............      45,182           37,925           80,989            69,316           61,321
                                          -------          -------         --------          --------         --------
    Income Before Income Taxes.......      31,179           24,848           46,571            33,005           25,211
Income Tax Expense...................      11,467            8,789           16,288            11,301            8,185
                                          -------          -------         --------          --------         --------
Net Income...........................     $19,712          $16,059          $30,283           $21,704          $17,026
                                          =======          =======         ========          ========         ========
Net Income Available to Common
   Shareholders......................     $19,712          $16,059          $30,283           $21,704          $17,026
Net Income per Diluted Common
            Share(1).................       $0.81             $0.6             $1.2              $0.9             $0.7
Average Diluted Common Shares              24,342           24,135           24,188            24,228           24,123
            Outstanding..............



                            Notes to Pro Forma Combined Condensed Statements of Income
                                                    (unaudited)


(1)Net income per share and average shares outstanding shown in the pro forma analysis reflect the restatement of share amounts for SBB's 2-for-1 stock split effective on April 16, 1998.

(2)Merger expenses and nonrecurring charges directly related to the business combination will be expensed as incurred. SBB estimates the total of such charges will be approximately $8.0 to $9.0 million on a pretax basis and $6.5 to $7.5 million on an after-tax basis, or a reduction of $0.28 to $0.32 in earnings per share. The effect of such charges, the majority of which are anticipated to be recorded in the fourth quarter of 1998 upon consummation of the Merger, are not reflected in the Pro Forma Combined Condensed Statement of Income.


                        DESCRIPTION OF SBB CAPITAL STOCK


General

         The authorized capital stock of SBB consists of 40,000,000 shares of Common Stock, no par value. SBB is not authorized to issue shares of preferred stock. As of the SBB Record Date, ___________ shares of SBB Common Stock were issued and outstanding and an additional __________ shares of SBB Common Stock were available and reserved for issuance to holders of outstanding stock options granted under SBB's stock option plans. The following is a brief description of the SBB Common Stock.

Voting Rights

         The holders of shares of SBB Common Stock are entitled to vote on all matters submitted for approval by the shareholders of SBB. The holders of SBB Common Stock are entitled to one vote per share of SBB Common Stock, except with respect to the election of directors as described below.

         Shareholder approval of most actions, other than election of directors as described below, requires the approval of a majority of the shares represented and voting, whether in person or by proxy, assuming a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). A quorum for any shareholder meeting is the representation at the meeting of holders of more than 50% of the outstanding shares entitled to vote. California law requires the approval by the holders of more than 50% of the outstanding shares for certain matters, including certain reorganizations and the sale of all or substantially all of SBB's assets, the dissolution of SBB, amendments to SBB's Articles of Incorporation, and certain amendments to SBB's Bylaws.

         Prior to the election of directors, any shareholder may cumulate votes for any nominees, if, prior to the voting, a shareholder has given notice that he or she intends to cumulate his or her votes. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each share of SBB Common Stock held by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee for director or may distribute such votes among any two or more nominees as the shareholder determines. The director nominees receiving the highest number of votes up to the number of directors to be elected are elected as directors. If the Article Amendment is approved by the shareholders of SBB at the SBB Meeting, cumulative voting will no longer be available to shareholders of SBB with respect to the election of directors. See "THE SBB MEETING -- Matters to be Considered -- The Article Amendment."

Nomination of Directors

         SBB's Bylaws set forth procedures for the nomination of directors by any shareholders of SBB. In order for any shareholder to nominate any person for election as a director at any meeting of shareholders at which directors are to be elected, the shareholder must submit a written nomination of such director to the SBB Board not less than fourteen (14) days nor more than fifty (50) days prior to the scheduled date for the meeting; provided that if less than twenty-one (21) days notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Secretary of SBB not later than the close of business on the seventh (7th) day following the date on which the notice of the meeting is mailed to the shareholders. Such statement of nomination must include certain information regarding the nominee director and the shareholder making the nomination. The Chairperson of any meeting of shareholders may disregard any nomination not made in accordance with the provisions of SBB's Bylaws and may instruct the inspectors of the election to disregard any votes cast for such nominee. The foregoing provisions of SBB's Bylaws apply only to nominations for directors who are to be elected at any meeting of shareholders called by the SBB Board. The foregoing provisions do not apply to (a) nominations for directors who are to be elected at any special meeting of shareholders called by the shareholders at which directors are to be elected pursuant to Section 305 of the GCL to fill a vacancy on the Board of Directors or (b) the election of directors by written consent of shareholders pursuant to Section 603 of the GCL.

Dividend Rights

         The holders of the shares of SBB Common Stock are entitled to receive dividends and distributions from SBB when and as declared by the SBB Board out of funds legally available therefor. Any dividends or other distributions on

SBB Common Stock will be distributed ratably among the holders of SBB Common Stock based upon the number of shares owned of record.

Preemptive Rights

         The holders of the shares of SBB Common Stock have no preemptive or similar rights to participate in any future stock issuances or offerings by SBB.

Liquidation Rights

         On the liquidation of SBB, the assets remaining after payment or other satisfaction of all of SBB's outstanding debts and obligations shall be distributed ratably among the holders of SBB Common Stock, on the basis on the number of shares owned of record by each holder. No holder of any shares of SBB Common Stock shall have any right to receive the distribution of any assets other than cash.

Assessment and Redemption

         The outstanding shares of SBB Common Stock are nonassessable, and SBB has no right to redeem any or all of the SBB Common Stock at any time or upon the occurrence of any event.

Restriction on Ownership

         The BHC Act requires any "bank holding  company" (as defined in the BHC
Act) to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of the SBB Common Stock. Any person other than a bank holding company is required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of the SBB Common Stock under the Change in Bank Control Act. Any holder of 25% or more of the SBB Common Stock (or holder of 5% or more if such holder otherwise exercises a "controlling influence" over SBB) is subject to regulation as a bank holding company under the BHC Act.


                        COMPARISON OF SHAREHOLDER RIGHTS

General

         Each of SBB and Pacific are incorporated under the GCL. The rights of Pacific shareholders are currently governed by the Articles of Incorporation of Pacific, the Bylaws of Pacific and the GCL. The rights of SBB shareholders are governed by the Articles of Incorporation of SBB, the Bylaws of SBB and the GCL. At the Effective Time of the Merger, the shareholders of Pacific will become shareholders of SBB and, accordingly, their rights as shareholders will continue to be governed by the GCL. However, the provisions of the Articles of Incorporation and Bylaws of SBB differ in certain respects from the Articles of Incorporation and Bylaws of Pacific. A summary of the material differences between the respective rights of shareholders of Pacific and those of SBB is set forth below. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Articles of Incorporation and Bylaws of each of SBB and Pacific and to the GCL.

Authorized Capital Stock

         As of the SBB Record Date, the authorized capital stock of SBB consists of 40,000,000 shares of Common Stock, and the authorized capital stock of Pacific consists of 20,000,000 shares of Common Stock and 20,000,000 shares of undesignated Preferred Stock, all without par value. As of the SBB Record Date, there were issued and outstanding _____ shares of SBB Common Stock, ______ shares of Pacific Common Stock and no shares of Pacific Preferred Stock.

Shareholder Matters

         Actions by Shareholders Without a Meeting

         GCL Provisions. The GCL generally provides that any action that may be taken at any meeting of shareholders of a California corporation may be taken by the shareholders by written consent without a meeting. Generally such action by written consent shall be effective as of the date that written consents have been received from holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all outstanding shares entitled to vote thereon were present and voted. Generally this requires that any action taken by written consent must be approved by a majority of the outstanding voting stock.

         A California corporation is required to give prompt notice to all of the non-consenting shareholders of any action taken by written consent and action with respect to the following matters shall not be effective until ten
(10) days after receipt of written consents from the requisite number of shareholders: (a) approval of a contract or other transaction with an interested director, as determined under Section 310 of the GCL; (b) the indemnification of any officer, director, employee or other agent of the corporation; (c) any merger, consolidation, sale of assets or similar transaction with respect to which shareholder approval is required under Section 1201 of the GCL; or (d) any plan for distribution of the assets of the corporation other than in accordance with the rights of any outstanding shares of preferred stock.

         Pacific's Provisions. Pacific's Articles of Incorporation and Bylaws have adopted these procedures and have not imposed any additional restrictions or qualifications on the manner in which shareholders may take action by written consent and without a meeting.

         SBB's Provisions. SBB's Articles of Incorporation and Bylaws have adopted these procedures and have also established the following additional procedures for shareholder action by written consent and without a meeting.

          (a) No corporate action taken by written consent of the shareholders shall be effective until the later of (i) twenty (20) days after the date of the commencement of the solicitation (as such term is defined in Rule 14a-1 promulgated under the Exchange Act) of consents and (ii) such date as may be specified in the proxy statement or information statement furnished in connection with the solicitation, provided that the foregoing shall not apply to any action to be taken by written consent pursuant to a solicitation of not more than ten (10) persons. A consent solicitation shall be deemed to commence when a proxy statement or information statement containing the information required by law is first furnished to the shareholders of SBB.

          (b) Any written consents delivered in connection with any solicitation of consents or other proposed action by written consent shall be effective on delivery of the original or certified copy of the consent to SBB and shall be valid only for a maximum of sixty (60) days after the date of the earliest dated consent delivered to SBB. A shareholder may revoke a written consent at any time prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of SBB. A revocation of a consent shall be effective upon receipt of the revocation by the applicable person.

          (c) SBB shall engage independent inspectors of election for the purposes of reviewing the validity of any consents or revocations of consents.

         Shareholder Nominations

         Neither the GCL nor Pacific's Articles of Incorporation or Bylaws establish any particular procedures for the nomination of any persons for election as Directors.

         SBB's Bylaws establish procedures for a shareholder's nomination of any person for election as a director. These procedures generally require that the shareholder submit to the Secretary of SBB (a) a written nomination not less than fourteen (14) nor more than fifty (50) days prior to the scheduled date for the meeting and (b) certain information about the nominee and the shareholder. These procedures do not apply to (i) the election of directors at a meeting called under Section 305 of the GCL to fill a vacancy on the Board of Directors or (ii) the election of directors by written consent without a meeting. See, "DESCRIPTION OF CAPITAL STOCK - Nomination of Directors".

         Notice of Shareholder Proposals

         Neither the GCL nor Pacific's Articles of Incorporation or Bylaws establish any particular procedures for shareholders to submit proposals for actions by the shareholders at any meeting of shareholders.

         SBB's Bylaws establish procedures for shareholders to submit proposals, other than nominations for election as directors, for action by the shareholders at any meeting of shareholders. Proposals by shareholders for action at any meeting of shareholders must be submitted as follows.

         (a) If the proposal is submitted by any shareholder other than the shareholder(s) who requested the meeting, the shareholder must deliver written notice of the proposal to the Secretary of SBB not less than thirty (30) nor more than sixty (60) days prior to the scheduled date of the meeting; provided that, if less than twenty-one (21) days' notice of the meeting is given to the shareholders, such proposal must be mailed or delivered to the Secretary not later than the close of business on the fourteenth (14th) day following the day on which the notice of the meeting was mailed to the shareholders.

         (b) If the proposal is submitted by any of the shareholder(s) who requested the meeting, the shareholder(s) must deliver written notice of the proposal to the Secretary of SBB simultaneously with the shareholder(s) submission of their request for the meeting.

         (c) Notwithstanding the foregoing, any shareholder may submit for consideration at a meeting any proposal which is directly related to a matter which is specifically identified in the notice of the meeting as a matter on which action will be requested.

         (d) No shareholder, other than the shareholder(s) on whose behalf the meeting is noticed and called, may submit more than one
                  (1) proposal for consideration at any one (1) meeting of shareholders.

Directors

         Number

         Presently the authorized number of Directors of Pacific is not less than eleven (11) nor more than twenty-one (21) with the exact number of Directors set at eighteen (18). The Pacific Board may vary the exact number of Directors within the foregoing range without shareholder approval.

         Presently the authorized number of Directors of SBB is not less than seven (7) nor more than thirteen (13) with the exact number of Directors set at eleven (11). The SBB Board may vary the exact number of Directors within the foregoing range without shareholder approval.

         As a result of the Bylaw Amendment, the approval of which is a condition to Pacific's obligations to consummate the Merger, the range of the authorized number of Directors of SBB will be increased to not less than nine
(9) nor more than seventeen (17) with the exact number of Directors being fifteen (15). See "THE SBB MEETING -- Matters to be Considered -- The Bylaw Amendment." Giving effect to the Bylaw Amendment, the SBB Board may vary the exact number of Directors within the foregoing range without shareholder approval.

         Election

         Presently, holders of SBB Common Stock and Pacific Common Stock each have the right to cumulate their votes in the election of directors. If, however, the holders of SBB Common Stock approve the Article Amendment at the SBB Meeting, cumulative voting will no longer be available to shareholders of SBB with respect to the election of directors.
See "THE SBB MEETING -- Matters to be Considered -- The Article Amendment."

Amendment of Articles of Incorporation and Bylaws

         The GCL and the Articles of Incorporation and Bylaws of both SBB and Pacific generally provide that: (a) amendments of the Articles of Incorporation must be approved by the Board of Directors and the holders of a majority of the outstanding shares entitled to vote; and (b) amendments of the Bylaws may be approved by either the Board of Directors or the holders of a majority of the outstanding shares entitled to vote, except that an amendment specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable number of directors, or vice versa, must be approved by the holders of a majority of the outstanding shares entitled to vote. In addition, an amendment of the Articles of Incorporation or Bylaws that would reduce the fixed number of directors or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent are equal to or greater than 16.67% of the outstanding shares entitled to vote.

         In addition, SBB's Articles of Incorporation provide that any amendment or repeal of the "fair price" provisions described below must be approved by at least 66.67% of the outstanding voting shares of SBB.

Fair Price Provision

         SBB's Articles of Incorporation contain a provision of a type commonly known as a "fair price" provision. In general the Articles require the approval by holders of at least 66.67% of the outstanding voting shares (as defined in the Articles) of SBB as a condition for any merger, certain other business combinations and similar transactions involving SBB ("Business Combinations") and any holder of 10% or more of the outstanding voting shares of SBB (a "Ten Percent Shareholder") unless either (a) the transaction is approved by a majority of the "Disinterested Directors" (namely, members of the Board of Directors who are neither affiliated with the Ten Percent Shareholder nor nominated, elected or appointed to the Board of Directors by such Shareholder) or (b) certain minimum price, form of consideration and procedural requirements are met. The Articles also require the approval by the holders of at least 66.67% of the outstanding voting shares of SBB to amend or repeal, or adopt provisions inconsistent with the "fair price" provisions at any time in the future.

         The "fair price" provisions are intended to provide a measure of assurance that all shareholders of SBB will be treated similarly in the event of certain Business Combinations involving a Ten Percent Shareholder. The overall effect of these proposals may be to render more difficult the accomplishment of any merger or other Business Combinations or the assumption of control by a substantial shareholder without the prior approval of the Board of Directors, and thus to make more difficult the removal of management. The "fair price" provisions in SBB's Articles are designed to protect minority shareholders from a purchaser using two-tier pricing and similar tactics in an attempt to take over SBB. The provisions are not designed to prevent or discourage tender offers for all of SBB's Common Stock or Business Combinations approved by a majority of the Disinterested Directors. They generally should not prevent a tender offer or other Business Combination in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board of Directors has approved.

         California law requires the renewal every two (2) years of all provisions in a corporation's Articles of Incorporation which contain super-majority vote requirements. The requirement of the "fair price" provision that certain Business Combinations be approved by 66.67% of the outstanding voting shares of SBB is such a super-majority vote. As a result, SBB is required to submit the "fair price" provision for re-approval by the shareholders at least every two years. Since the "fair price" provision was not approved by the shareholders at the annual meeting of shareholders held in April 1998, it will be submitted for re-approval at the next annual shareholders' meeting.

         The Merger is not a Business Combination within the meaning of the "fair price" provision. Therefore, the Merger must be approved only by holders of a majority of the outstanding shares of SBB Common Stock.

Anti-Takeover Provisions

         The "fair price" provision in SBB's Articles of Incorporation and the provisions of SBB's Bylaws that establish procedures for shareholder nomination of Directors, for shareholder action by written consent and without a meeting and for submission of shareholder proposals may be considered to have an "anti-takeover" effect and may discourage any attempt to take over control of the Company. The "fair price" provision is likely to make it more difficult for a large block of voting securities of SBB to acquire SBB in a merger or other transaction which has been approved by SBB's Board of Directors. The Bylaws provisions also may discourage any attempt to take over control of the Company as they may limit the action that can be taken by the interested company and may lengthen the period of time required to acquire control of SBB or to amend SBB's Articles of Incorporation or Bylaws.

         In addition, the Article Amendment, if approved by the shareholders of SBB at the SBB meeting, may under certain circumstances be viewed as having anti-takeover effects. See "THE SBB MEETING -- Matters to be Considered -- The Article Amendment -- Other Effects."

         The SBB Board has determined that, while the foregoing provisions might be deemed to have some "anti-takeover" effect, the principal effect of these provisions is to protect the shareholders of SBB and to provide the SBB Board and the shareholders a reasonable opportunity to evaluate and respond to any unsolicited acquisition proposal.


                                  LEGAL OPINION


         The legality of the shares of SBB Common Stock to be issued to the holders of Pacific Common Stock pursuant to the Merger, will be passed upon by Jenkens & Gilchrist, a Professional Corporation. As of November 4, 1998, attorneys in the law firm of Jenkens & Gilchrist, a Professional Corporation, did not own any shares of SBB Common Stock.



                                     EXPERTS

Independent Public Accountants for SBB

         The consolidated financial statements of SBB incorporated in this Joint Proxy Statement/Prospectus by reference from SBB's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Independent Auditors for Pacific

         The consolidated financial statements of Pacific incorporated in this Joint Proxy Statement/Prospectus by reference from Pacific's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             SOLICITATION OF PROXIES

         In addition to solicitation of proxies from shareholders of SBB Common Stock and Pacific Common Stock by use of the mails, solicitation of proxies may be made in person or by telephone or other electronic means by certain directors, officers and regular employees of SBB and Pacific, who will not receive additional compensation for such services. It is expected that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting materials to their principals and obtain authorization for the execution of proxies. The cost of soliciting proxies from holders of SBB Common Stock and Pacific Common Stock, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, and the cost of assembling and mailing the Joint Proxy Statement/Prospectus and all papers which now accompany or hereafter may supplement such materials, will be borne by each respective party.


                              SHAREHOLDER PROPOSALS

         SBB expects to hold its next annual meeting of shareholders after the Merger during April 1999. Under rules established by the Commission, shareholder proposals for the annual meeting of SBB's shareholders to be held in April 1999 must be received by SBB not later than November 17, 1998 and must meet the requirements established by the Commission for shareholder proposals in order to be considered for inclusion in the 1999 proxy statement. Any such proposal should be mailed to Santa Barbara Bancorp, 1021 Anacapa Street, Santa Barbara, California 93101, Attention: Secretary. Upon receipt of any such proposal, SBB will determine whether or not to include such proposal in the proxy statement and proxy in accordance with the Commission's regulations governing the solicitation of proxies.

         If the Merger is not consummated for any reason, Pacific expects that its 1999 annual meeting of shareholders will be held in ____________ 1999. Shareholder proposals for the annual meeting of Pacific to be held in 1999 (assuming that the Merger has not then been consummated for any reason) must be received by Pacific not later than ___________, 1998 and must meet the requirements established by the Commission for shareholder proposals in order to be considered for inclusion in the 1999 proxy statement of Pacific.


                                 OTHER BUSINESS

         The SBB Board does not intend to bring any matter before the SBB Meeting other than as specifically set forth in the Notice of Special Meeting of Shareholders, nor does it know of any matter to be brought before the SBB Meeting by others. If, however, any other matters properly come before the SBB Meeting or at any and all adjournments or postponements thereof, it is the intention of the proxy holders named in the accompanying proxies to vote the shares of SBB Common Stock represented by such proxies in accordance with their best judgment.

         The Pacific Board does not intend to bring any matter before the Pacific Meeting other than as specifically set forth in the Notice of Special Meeting of Shareholders, nor does it know of any matter to be brought before the Pacific Meeting by others. If, however, any other matters properly come before the Pacific Meeting or at any and all adjournments or postponements thereof, it is the intention of the proxy holders named in the accompanying proxies to vote the shares of Pacific Common Stock represented by such proxies in accordance with their best judgment.

                                                                      APPENDIX A
                                                                      ----------


================================================================================








                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             SANTA BARBARA BANCORP,


                                       AND

                            PACIFIC CAPITAL BANCORP,






                            Dated as of July 20, 1998




================================================================================




                                                 TABLE OF CONTENTS



ARTICLE I.
         TERMS OF THE MERGER AND CLOSING........................................................................A-2
         SECTION 1.01  Merger of Pacific with and into SBB......................................................A-2
         SECTION 1.02  Effective Date...........................................................................A-2
         SECTION 1.03  Effects of the Merger....................................................................A-3
         SECTION 1.04  Conversion of Pacific Common Stock.......................................................A-3
         SECTION 1.05  SBB Common Stock.........................................................................A-4
         SECTION 1.06  Stock Options............................................................................A-4
         SECTION 1.07  Exchange Procedures; Surrender of Common Certificates....................................A-5
         SECTION 1.08  Articles of Incorporation................................................................A-7
         SECTION 1.09  Bylaws...................................................................................A-7
         SECTION 1.10  Directors and Officers...................................................................A-7
         SECTION 1.11  Headquarters of Surviving Corporation....................................................A-7
         SECTION 1.12  Tax Consequences.........................................................................A-8
         SECTION 1.13  Employee Benefits........................................................................A-8
         SECTION 1.14   Severance Payments......................................................................A-8
         SECTION 1.15  Mutual Stock Option Agreements...........................................................A-8

ARTICLE II.
         THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE...................................................A-9
         SECTION 2.01  Time and Place of the Closing and Closing Date...........................................A-9
         SECTION 2.02  Actions to be Taken at the Closing by Pacific............................................A-9
         SECTION 2.03  Actions to be Taken at the Closing by SBB...............................................A-11



                                                       A-i





ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF PACIFIC.............................................................A-13
         SECTION 3.01  Organization and Qualification..........................................................A-13
         SECTION 3.02  Execution and Delivery..................................................................A-14
         SECTION 3.03  Capitalization..........................................................................A-15
         SECTION 3.04  Compliance with Laws, Permits and Instruments...........................................A-15
         SECTION 3.05  Financial Statements....................................................................A-16
         SECTION 3.06  Undisclosed Liabilities.................................................................A-17
         SECTION 3.07  Litigation..............................................................................A-17
         SECTION 3.08  Consents and Approvals..................................................................A-17
         SECTION 3.09  Title to Assets.........................................................................A-18
         SECTION 3.10  Absence of Certain Changes or Events....................................................A-18
         SECTION 3.11  Leases, Contracts and Agreements........................................................A-20
         SECTION 3.12  Taxes...................................................................................A-21
         SECTION 3.13  Insurance...............................................................................A-22
         SECTION 3.14  No Adverse Change.......................................................................A-22
         SECTION 3.15  Patents, Trademarks and Copyrights......................................................A-22
         SECTION 3.16  Transactions with Certain Persons and Entities..........................................A-23
         SECTION 3.17  Evidences of Indebtedness...............................................................A-23
         SECTION 3.18  Condition of Assets.....................................................................A-23
         SECTION 3.19  Environmental Compliance................................................................A-23
         SECTION 3.20  Regulatory Compliance...................................................................A-24
         SECTION 3.21  Securities and Exchange Commission Reports..............................................A-25
         SECTION 3.22  Absence of Certain Business Practices...................................................A-25
         SECTION 3.23  Registration Statement; Joint Proxy Statement/Prospectus................................A-25
         SECTION 3.24  Dissenting Shareholders.................................................................A-26
         SECTION 3.25  Pooling of Interests....................................................................A-26
         SECTION 3.26  Books and Records.......................................................................A-26
         SECTION 3.27  Forms of Instruments, Etc...............................................................A-26
         SECTION 3.28  Fiduciary Responsibilities..............................................................A-26
         SECTION 3.29  Guaranties..............................................................................A-26
         SECTION 3.30  Voting Trust or Buy-Sell Agreements.....................................................A-26
         SECTION 3.31  Employee Relationships..................................................................A-26
         SECTION 3.32  Employee Benefit Plans..................................................................A-27
         SECTION 3.33  Interest Rate Risk Management Instruments...............................................A-28
         SECTION 3.34  Year 2000...............................................................................A-29
         SECTION 3.35  Representations Not Misleading..........................................................A-30

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF SBB.................................................................A-30
         SECTION 4.01  Organization and Qualification..........................................................A-30
         SECTION 4.02  Execution and Delivery..................................................................A-32
         SECTION 4.03  Capitalization..........................................................................A-32
         SECTION 4.04  Compliance with Laws, Permits and Instruments.  ........................................A-32
         SECTION 4.05  Financial Statements....................................................................A-33
         SECTION 4.06  Undisclosed Liabilities.................................................................A-34



                                                       A-ii




         SECTION 4.07  Litigation..............................................................................A-34
         SECTION 4.08  Consents and Approvals..................................................................A-34
         SECTION 4.09  Title to Assets.........................................................................A-35
         SECTION 4.10  Absence of Certain Changes or Events....................................................A-35
         SECTION 4.11  Leases, Contracts and Agreements........................................................A-38
         SECTION 4.12  Taxes...................................................................................A-38
         SECTION 4.13  Insurance...............................................................................A-39
         SECTION 4.14  No Adverse Change.......................................................................A-39
         SECTION 4.15  Patents, Trademarks and Copyrights......................................................A-39
         SECTION 4.16  Transactions with Certain Persons and Entities..........................................A-40
         SECTION 4.17  Evidences of Indebtedness...............................................................A-40
         SECTION 4.18  Condition of Assets.....................................................................A-40
         SECTION 4.19  Environmental Compliance................................................................A-41
         SECTION 4.20  Regulatory Compliance...................................................................A-41
         SECTION 4.21  Securities and Exchange Commission Reports..............................................A-42
         SECTION 4.22  Absence of Certain Business Practices...................................................A-42
         SECTION 4.23  Registration Statement; Joint Proxy Statement/Prospectus................................A-42
         SECTION 4.24  Pooling of Interests....................................................................A-43
         SECTION 4.25  Books and Records.......................................................................A-43
         SECTION 4.26  Forms of Instruments, Etc...............................................................A-43
         SECTION 4.27  Fiduciary Responsibilities..............................................................A-43
         SECTION 4.28  Guaranties..............................................................................A-43
         SECTION 4.29  Voting Trust or Buy-Sell Agreements.....................................................A-43
         SECTION 4.30  Employee Relationships..................................................................A-43
         SECTION 4.31  Employee Benefit Plans..................................................................A-44
         SECTION 4.32  Interest Rate Risk Management Instruments...............................................A-45
         SECTION 4.33  Year 2000...............................................................................A-45
         SECTION 4.34  Representations Not Misleading..........................................................A-46

ARTICLE V.
         COVENANTS OF PACIFIC..................................................................................A-47
         SECTION 5.01  Best Efforts............................................................................A-47
         SECTION 5.02  Merger Agreement........................................................................A-47
         SECTION 5.04  Information for Applications and Statements.............................................A-48
         SECTION 5.05  Required Acts of Pacific................................................................A-48
         SECTION 5.06  Prohibited Acts of Pacific..............................................................A-49
         SECTION 5.07  Access; Pre-Closing Investigation.......................................................A-52
         SECTION 5.08  Director and Committee Meetings.........................................................A-52
         SECTION 5.09  Additional Financial Statements.........................................................A-52
         SECTION 5.10  Untrue Representations..................................................................A-52
         SECTION 5.11  Litigation and Claims...................................................................A-53
         SECTION 5.12  Adverse Changes.........................................................................A-53
         SECTION 5.13  No Negotiation with Others..............................................................A-53
         SECTION 5.14  Consents and Approvals..................................................................A-53
         SECTION 5.15  Environmental Investigation; Right to Terminate Agreement...............................A-53
         SECTION 5.16  Restrictions on Resales.................................................................A-55
         SECTION 5.17  Shareholder Lists.......................................................................A-55



                                                        A-iii




         SECTION 5.18  Employee Pension Plans..................................................................A-55
         SECTION 5.19  Employee Welfare Benefit Plans..........................................................A-55
         SECTION 5.20  Director Voting.........................................................................A-55
         SECTION 5.21  Dividends...............................................................................A-56
         SECTION 5.22  Non-Compete Agreements..................................................................A-56
         SECTION 5.23  Pooling of Interests Accounting Treatment...............................................A-56
         SECTION 5.24  Disclosure Schedules....................................................................A-56

ARTICLE VI.
         COVENANTS OF SBB......................................................................................A-56
         SECTION 6.01  Best Efforts............................................................................A-56
         SECTION 6.02  Merger Agreement........................................................................A-57
         SECTION 6.03  Regulatory Approvals and Registration Statement.........................................A-57
         SECTION 6.04  Submission of Merger and Related Matters to Shareholders................................A-58
         SECTION 6.05  Information for Applications and Statements.............................................A-58
         SECTION 6.06  Required Acts of SBB....................................................................A-59
         SECTION 6.07  Prohibited Acts of SBB..................................................................A-59
         SECTION 6.08  Access; Pre-Closing Investigation.......................................................A-62
         SECTION 6.09  Director and Committee Meeting..........................................................A-62
         SECTION 6.10  Additional Financial Statements.........................................................A-62
         SECTION 6.11  Untrue Representations..................................................................A-63
         SECTION 6.12  Litigation and Claims...................................................................A-63
         SECTION 6.13  Adverse Change..........................................................................A-63
         SECTION 6.14  No Negotiation with Others..............................................................A-63
         SECTION 6.15  Consents and Approvals..................................................................A-64
         SECTION 6.16  Environmental Investigation; Right to Terminate Agreement...............................A-64
         SECTION 6.17  Stock Options...........................................................................A-65
         SECTION 6.18  Director and Officer Liability Insurance................................................A-66
         SECTION 6.19  Dividends...............................................................................A-66
         SECTION 6.20  Conduct of Business in the Ordinary Course..............................................A-66
         SECTION 6.21  Additions to SBB Board of Directors.....................................................A-66
         SECTION 6.22  Director Voting.........................................................................A-66
         SECTION 6.23  Pooling of Interests Accounting Treatment...............................................A-66
         SECTION 6.24  Disclosure Schedules....................................................................A-66

ARTICLE VII.
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PACIFIC....................................................A-67
         SECTION 7.01  Compliance with Representations, Warranties and Agreements..............................A-67
         SECTION 7.02  Shareholder Approvals...................................................................A-67
         SECTION 7.03  Government and Other Approvals..........................................................A-67
         SECTION 7.04  No Litigation...........................................................................A-67
         SECTION 7.05  Delivery of Closing Documents...........................................................A-68
         SECTION 7.06  Receipt of Fairness Opinion.............................................................A-68
         SECTION 7.07  Receipt of Pooling Opinions.............................................................A-68
         SECTION 7.08  Registration Statement..................................................................A-68
         SECTION 7.10  Dissenting Shareholders.................................................................A-69



                                                       A-iv




         SECTION 7.11  Accounting Treatment....................................................................A-69
         SECTION 7.12  Bylaw Amendment.........................................................................A-69
         SECTION 7.13  No Material Adverse Change..............................................................A-69

ARTICLE VIII.
         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SBB........................................................A-69
         SECTION 8.01  Compliance with Representations, Warranties and Agreements..............................A-69
         SECTION 8.02  Shareholder Approvals...................................................................A-70
         SECTION 8.03  Government and Other Approvals..........................................................A-70
         SECTION 8.04  No Litigation...........................................................................A-70
         SECTION 8.05  Delivery of Closing Documents...........................................................A-71
         SECTION 8.06  Receipt of Shareholder Letters..........................................................A-71
         SECTION 8.07  Receipt of Fairness Opinion.............................................................A-71
         SECTION 8.08  Dissenting Shareholders.................................................................A-71
         SECTION 8.09  Receipt of Pooling Opinions.............................................................A-71
         SECTION 8.10  Registration Statement..................................................................A-71
         SECTION 8.11  Federal Tax Opinion.....................................................................A-71
         SECTION 8.12  Accounting Treatment....................................................................A-72
         SECTION 8.13  No Material Adverse Change..............................................................A-72

ARTICLE IX.
         EXPENSES, TERMINATION AND ABANDONMENT.................................................................A-72
         SECTION 9.01 Expenses.................................................................................A-72
         SECTION 9.02  Termination.............................................................................A-73
         SECTION 9.03  Notice of Termination...................................................................A-75
         SECTION 9.04  Effect of Termination...................................................................A-75

ARTICLE X.
         NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................A-75
         SECTION 10.01  Nonsurvival of Representations and Warranties..........................................A-75

ARTICLE XI.
         CONFIDENTIAL INFORMATION..............................................................................A-75
         SECTION 11.01  Definition of "Recipient," "Disclosing Party," "Representative"
                  and "Person".................................................................................A-75
         SECTION 11.02  Definition of "Subject Information"....................................................A-76
         SECTION 11.03  Confidentiality........................................................................A-76
         SECTION 11.04  Securities Law Concerns................................................................A-76
         SECTION 11.05  Return of Subject Information..........................................................A-77
         SECTION 11.06  Specific Performance/Injunctive Relief.................................................A-77

ARTICLE XII.
         MISCELLANEOUS.........................................................................................A-77
         SECTION 12.01  Brokerage Fees and Commissions.........................................................A-77
         SECTION 12.02  Entire Agreement.......................................................................A-77
         SECTION 12.03  Further Cooperation....................................................................A-78



                                                       A-v




         SECTION 12.04  Severability...........................................................................A-78
         SECTION 12.05  Notices................................................................................A-78
         SECTION 12.06  GOVERNING LAW..........................................................................A-79
         SECTION 12.07  Multiple Counterparts..................................................................A-79
         SECTION 12.08  Certain Definitions....................................................................A-80
         SECTION 12.09  Specific Performance. .................................................................A-81
         SECTION 12.10  Attorneys' Fees and Costs..............................................................A-81
         SECTION 12.11  Rules of Construction..................................................................A-81
         SECTION 12.12  Binding Effect; Assignment.............................................................A-81
         SECTION 12.13  Public Disclosure......................................................................A-82
         SECTION 12.14  Extension; Waiver......................................................................A-82
         SECTION 12.15  Amendments.............................................................................A-83
         SECTION 12.16  Access; Due Diligence.  ...............................................................A-83


                                                     EXHIBITS

Exhibit "A"                -        Agreement and Plan of Merger
-----------
Exhibit "B"                -        SBB Option Agreement
-----------
Exhibit "C"                -        Pacific Option Agreement
-----------
Exhibit "D"                -        Opinion Matters of Counsel to Pacific
-----------
Exhibit "E"                -        Opinion Matters of Counsel to SBB
-----------
Exhibit "F"                -        Form of Shareholder Letter
-----------
Exhibit "G"                -        Persons to Deliver Non-Compete Agreements
-----------
Exhibit "H"                -        Form of Non-Compete Agreement
-----------


                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 20th day of July, 1998, by and between Santa Barbara Bancorp, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA") with its principal offices at 1021 Anacapa Street, Santa Barbara, California 93101 ("SBB"), and Pacific Capital Bancorp, a California corporation and registered bank holding company under the BHCA with its principal offices at 307 Main Street, Salinas, California 93901 ("Pacific").


                              W I T N E S S E T H:

         WHEREAS, Pacific is a California corporation duly organized and existing under the laws of the State of California; and

         WHEREAS, SBB is a California corporation duly organized and existing under the laws of the State of California; and

         WHEREAS, SBB and Pacific desire to combine their respective businesses; and

         WHEREAS, in furtherance of the combination of their respective businesses, SBB and Pacific desire that Pacific shall be merged (the "Merger") with and into SBB, under the articles of incorporation of SBB and with the resulting name "Pacific Capital Bancorp" (SBB as it will exist from and after the Effective Date (defined herein) being referred to herein as the "Surviving Corporation"), and that (i) all of the issued and outstanding shares of common stock of Pacific (other than shares held by dissenting shareholders, fractional share interests and as otherwise set forth herein) shall be converted into and exchanged for shares of common stock of the Surviving Corporation, (ii) all outstanding options to acquire common stock of Pacific shall be converted into options to acquire common stock of the Surviving Corporation, and (iii) all of the issued and outstanding shares of capital stock of SBB shall continue to be issued and outstanding shares of capital stock of the Surviving Corporation, all pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit "A" (the "Merger Agreement"); and

         WHEREAS, it is the intent of the respective Boards of Directors of SBB and Pacific that the Merger be structured as a "merger of equals" of SBB and Pacific and that the Surviving Corporation be governed and operated on this basis; and

         WHEREAS, as a condition to, and immediately after the execution of, this Agreement, SBB and Pacific are entering into mutual stock option agreements in substantially the forms attached hereto as Exhibit "B" and Exhibit "C".

         WHEREAS, SBB and Pacific believe that the Merger, as provided for, and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of SBB and Pacific and their respective shareholders; and

         WHEREAS, the respective Boards of Directors of SBB and Pacific have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution thereof.

         WHEREAS, this Agreement and the Merger Agreement will be submitted for approval of the respective shareholders of SBB and Pacific at special meetings of their respective shareholders; and

         WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, SBB and Pacific desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:


                                   ARTICLE I.
                         TERMS OF THE MERGER AND CLOSING

         SECTION 1.01 Merger of Pacific with and into SBB. Subject to the terms and conditions of this Agreement and the Merger Agreement, in accordance with the provisions of Section 1107 of the California General Corporation Law (the "GCL"), on the Effective Date (as such term is defined in Section 1.02), Pacific shall merge with and into SBB. SBB shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate corporate existence of Pacific shall terminate.

         SECTION 1.02 Effective Date. Subject to the terms and conditions of this Agreement, upon the filing with the Secretary of State of the State of California (the "California Secretary") of a duly executed Merger Agreement substantially in the form attached hereto as Exhibit "A" for the merger of Pacific with and into SBB and officers' certificates prescribed by Section 1103 of the GCL, the Merger shall become effective. The date on which the Merger is effective as prescribed in the Merger Agreement shall be referred to herein as the "Effective Date", which the parties shall use their best efforts to cause to occur on the Closing Date (as defined in Section 2.01(a)).

         SECTION 1.03 Effects of the Merger. The Merger shall have the effects provided by this Agreement and as set forth in Section 1107 of the GCL. The Surviving Corporation shall be the successor to each of SBB and Pacific; shall be subject to all the liabilities, obligations, duties and relations of each merging party; and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to SBB and Pacific. The name of the Surviving Corporation shall be "Pacific Capital Bancorp", and Pacific shall provide SBB any consents necessary to permit the Surviving Corporation to use such name as of the Effective Date.

         SECTION 1.04  Conversion of Pacific Common Stock.

         (a) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of the following-described security, each share of the common stock, no par value per share, of Pacific (the "Pacific Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares of Pacific Common Stock (i) as to which dissenters' rights have been perfected, or (ii) held directly or indirectly by Pacific or SBB (except for Trust Account Shares or DPC Shares as defined in Section 1.04(d)) shall be converted into the right to receive 1.935 shares (the "Exchange Ratio") of the fully-paid, nonassessable and registered common stock, no par value per share, of SBB (the "SBB Common Stock") (together with any cash payment in lieu of fractional shares, as provided below, the "Merger Consideration").

         (b) No fractional shares of SBB Common Stock shall be issued and, in lieu thereof, holders of shares of Pacific Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of Pacific Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of SBB Common Stock on the Nasdaq National Market ("Nasdaq") on the business day immediately preceding the Effective Date.

         (c) All of the shares of Pacific Common Stock converted into SBB Common Stock pursuant to this Section 1.04 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the
Effective Date, and each certificate (each a "Certificate") previously representing any such shares of Pacific Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of SBB Common Stock and (ii) cash in lieu of fractional shares into which the shares of Pacific Common Stock represented by such Certificate have been converted pursuant to this Section 1.04. Certificates previously representing shares of Pacific Common Stock shall be exchanged for certificates representing whole shares of SBB Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 1.07, without any interest thereon. Such certificates representing whole shares of SBB Common Stock exchanged for certificates previously representing shares of Pacific Common Stock shall bear the name of the Surviving Corporation.

         (d) On the Effective Date, all shares of Pacific Common Stock that are owned, directly or indirectly, by Pacific or SBB or any of their respective subsidiaries (other than (i) shares of Pacific Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pacific Common Stock which are similarly held, whether held directly or indirectly by Pacific or SBB, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of Pacific Common Stock held by Pacific or any of its subsidiaries in respect of a debt previously contracted (any such shares being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of SBB or other consideration shall be delivered in exchange therefor. All shares of SBB Common Stock that are owned by Pacific or any of its subsidiaries (other than Trust Account Shares and DPC Shares with respect to SBB Common Stock) shall be retired.

         (e) If, between the date hereof and the Effective Date, the outstanding shares of SBB Common Stock or Pacific Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the number of shares of SBB Common Stock into which a share of Pacific Common Stock shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of Pacific shall be entitled to receive such number of shares of SBB Common Stock as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date.

         (f) If any of the shares of Pacific Common Stock are "dissenting shares" as defined under applicable provisions of Chapter 13 of the GCL, any Certificate representing such shares shall not be converted as described in this
Section 1.04, but from and after the Effective Date shall represent only the right to receive such value as may be determined pursuant to Chapter 13 of the GCL; provided, however, that each dissenting share of Pacific Common Stock which shall cease to be a dissenting share shall have only such rights as are provided under the GCL.

         (g) On the Effective Date, the stock transfer books of Pacific shall be closed, and no transfer of Pacific Common Stock theretofore outstanding shall thereafter be made.

         SECTION 1.05 SBB Common Stock. On and after the Effective Date, each share of SBB Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. References to SBB Common Stock in this Agreement as of and after the Effective Date shall be deemed to mean the common stock of the Surviving Corporation.

         SECTION 1.06 Stock Options.

         (a) Between the date of this Agreement and the Effective Date, each person holding one or more options to purchase shares of Pacific Common Stock pursuant to any Pacific Stock Option Plan (as defined in Section 6.17), shall continue to have the right to exercise any vested Pacific Stock Option (as defined in Section 6.17) prior to the Effective Date.

         (b) On the Effective Date, each non-statutory Pacific Stock Option which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Pacific Common Stock and shall be assumed by the Surviving Corporation and converted automatically into an option to purchase shares of SBB Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Pacific Stock Option Plans and the agreements evidencing grants thereunder):

                  (i) The number of shares of SBB Common Stock to be subject to the converted option shall be equal to the product of the number of shares of Pacific Common Stock subject to the original option and the Exchange Ratio (provided that such number of shares shall be rounded to the nearest one one-hundredth of a share); and

                  (ii) The exercise price per share of SBB Common Stock under the converted option shall be equal to the exercise price per share of Pacific Common Stock under the original option divided by the Exchange Ratio (provided that such exercise price shall be rounded to the nearest one one-hundredth of a dollar).

         (c) On the Effective Date, each Pacific Stock Option which is an "incentive stock option" (as defined in Section 422 of the Code) and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Pacific Common Stock and shall be assumed by the Surviving Corporation and converted automatically into an option to purchase shares of SBB Common Stock in an amount and at an exercise price determined in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the converted option shall be the same as the original option, except that all references to Pacific shall be deemed to be references to the Surviving Corporation.

         SECTION 1.07  Exchange Procedures; Surrender of Common Certificates.

         (a) Norwest Bank Minnesota (or any successor in interest) shall act as the Exchange Agent in the Merger (the "Exchange Agent").

         (b) As soon as practicable after the Effective Date, and in no event later than three (3) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates (as indicated on the certified shareholder list to be delivered to SBB in accordance with Section 2.02(I) hereof, each a "Pacific Shareholder") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Pacific Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement.

                  (i) Promptly after receipt of such Certificates and letters of transmittal, the Exchange Agent shall review the executed letters of transmittal in order to verify proper execution thereof.

                  (ii) Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of SBB Common Stock to which such holder of Pacific Common Stock shall have become entitled pursuant to the provisions of Section 1.04, and (B) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to this Section 1.07, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such outstanding Certificate shall be deemed for all purposes, subject only to Chapter 13 of the GCL, to evidence solely the right to receive such Merger Consideration from SBB as described in Section 1.04. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

                  (iii)  Shareholders  who do  not  provide  properly  completed letters of transmittal and all appropriate Certificates to the Exchange Agent shall receive their Merger Consideration promptly following receipt of those properly completed documents and appropriate Certificates by the Exchange Agent. In the event that a letter of transmittal contains an error, is incomplete or is not accompanied by all appropriate Certificates, then the Exchange Agent will notify such Pacific Shareholder promptly of the need for further information.

         (c) If any certificate representing shares of SBB Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of SBB Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Pacific Shareholder claiming such Certificate to be lost, stolen or destroyed and, if required by SBB in its sole discretion, the posting by such person of a bond in such amount as SBB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         (e) Neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of any Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         (f) Notwithstanding anything to the contrary contained herein, no certificates representing shares of SBB Common Stock shall be delivered to a Pacific Shareholder who is an "affiliate" (as such term is used in Section 5.16 and Section 8.06) of Pacific unless such "affiliate" shall have theretofore executed and delivered to SBB the Shareholder Letter referred to in Section 5.16 and Section 8.06 hereof.

         (g) No dividends or other distributions of any kind which are declared payable to the shareholders of record of the Surviving Corporation after the Effective Date shall be paid to persons entitled to receive such certificates for SBB Common Stock until such persons surrender their Certificates. Upon surrender of such Certificates, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the SBB Common Stock as to which the record date and payment date occurred on or after the Effective Date and before the date of surrender.

         (h) Notwithstanding anything in this Agreement to the contrary, for a period of ninety (90) days after the Closing Date, holders of Certificates representing shares of Pacific Common Stock shall be entitled to vote as holders of shares of SBB Common Stock notwithstanding that such Certificates representing Pacific Common Stock have not been exchanged for shares of SBB Common Stock as provided in this Section 1.07.

         SECTION 1.08 Articles of Incorporation. Subject to the terms and conditions of this Agreement, on the Effective Date, the Articles of Incorporation of SBB shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, except that such Articles of Incorporation shall be amended to provide that the name of the Surviving Corporation shall be "Pacific Capital Bancorp".

         SECTION 1.09 Bylaws. Subject to the terms and conditions of this Agreement, on the Effective Date, the Bylaws of SBB shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         SECTION 1.10  Directors and Officers.

         (a) From and after the Effective Date, the Board of Directors of the Surviving Corporation shall consist of the persons as set forth in the Merger Agreement attached hereto as Exhibit "A".

         (b) From and after the Effective Date, the officers of the Surviving Corporation shall be as set forth in the Merger Agreement attached hereto as Exhibit "A".

         SECTION 1.11 Headquarters of Surviving Corporation. On the Effective Date, the headquarters and principal executive offices of the Surviving Corporation shall be located in Santa Barbara, California.

         SECTION 1.12 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purpose of Section 368 of the Code.

         SECTION 1.13 Employee Benefits. SBB shall, with respect to each employee of Pacific or its Subsidiaries at the Effective Date who continues in employment with the Surviving Corporation or its Subsidiaries (each a "Continued Employee"), provide the benefits described in this Section 1.13. Subject to the right of subsequent amendment, modification or termination in the sole discretion of the Surviving Corporation as provided in Section 5.18 and Section
5.19 hereof, each Continued Employee shall be entitled, as an employee of the Surviving Corporation or its Subsidiaries, to participate in SBB Employee Benefit Plans (as defined in Section 4.31(a)) in effect as of the date of this Agreement, if such Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof. Continued Employees shall be eligible to participate on the same basis as similarly situated employees of SBB and its Subsidiaries. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this
Section 1.13 is not intended to give any Continued Employee any rights or privileges superior to those of other employees of SBB or its Subsidiaries. The provisions of this Section 1.13 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, the Surviving Corporation shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any SBB Employee Plans in which a Continued Employee may participate, credit each Continued Employee with his or her term of service with Pacific and its Subsidiaries. Notwithstanding the foregoing, no such credit for term of service with Pacific and its Subsidiaries shall be given to any Continued Employee with respect to participation in or benefits received pursuant to the Santa Barbara Bank & Trust Key Employee Retiree Health Plan and the Santa Barbara Bank & Trust Retiree Health Plan, but such credit shall begin to accrue under such plan with respect to Continued Employees as of the Effective Date.

         SECTION 1.14 Severance  Payments.  The severance  benefits set forth in
Schedule 1.14 hereto shall be provided to employees of Pacific who may be terminated (i) by Pacific on the Effective Date upon confirmation that such employees would be entitled to the severance benefit, or (ii) by the Surviving Corporation or any of its Subsidiaries without cause within one year following the Effective Date.

         SECTION 1.15 Mutual Stock Option Agreements. As a condition to the execution of this Agreement, SBB and Pacific are executing and delivering each to the other an Option Agreement in substantially the form attached hereto as Exhibit "B" and Exhibit "C".

                                   ARTICLE II.
              THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE

         SECTION 2.01 Time and Place of the Closing and Closing Date.

         (a) On a date mutually agreeable to SBB and Pacific which is not less than 10 business days nor more than 30 calendar days after the receipt of all necessary regulatory, corporate, shareholder and other approvals and the expiration of any mandatory waiting periods, or on such other date mutually agreeable to SBB and Pacific (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists, or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

         (b) The Closing shall take place at the offices of Santa Barbara Bank & Trust ("SBB&T"), 1021 Anacapa Street, Santa Barbara, California 93101-2036 on the Closing Date, or at such other place to which the parties may mutually agree.

         SECTION 2.02 Actions to be Taken at the Closing by Pacific. At the Closing, Pacific shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to SBB such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to SBB's obligations to close hereunder):

                  A. True, correct and complete copies of the Articles of Incorporation of Pacific and all amendments thereto, duly certified as of a recent date by the California Secretary.

                  B. True, correct and complete copies of the Articles of Association of First National Bank of Central California and South Valley National Bank (collectively, the "Subsidiary Banks") and all amendments thereto, duly certified as of a recent date by the Office of the Comptroller of the Currency (the "OCC").

                  C. True, correct and complete copies of the Articles of Incorporation of the Pacific Subsidiaries (as defined in Section 3.01(a)), other than the Subsidiary Banks, and all amendments thereto, duly certified as of a recent date by the California Secretary.

                  D. A certificate of existence, dated as of a recent date, issued by the California Secretary, duly certifying as to the existence of Pacific and the Pacific Subsidiaries, other than the Subsidiary Banks, under the laws of the State of California.

                  E. Certificates to do business, dated as of a recent date, issued by the OCC, duly certifying as to the authority of each of the Subsidiary Banks to transact the business of banking under the laws of the United States.

                  F. Certificates of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of Pacific and each of the Pacific Subsidiaries in the State of California.

                  G. Certificates, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of each of the Subsidiary Banks are insured by the FDIC pursuant to the Federal Deposit Insurance Act.

                  H. A  letter,  dated as of a  recent  date,  from the  Federal
         Reserve Bank of San Francisco, to the effect that Pacific is a registered bank holding company under the BHCA.

                  I. A certificate, dated as of the Closing Date, executed by the Secretary or other appropriate executive officer of Pacific, pursuant to which such officer shall certify: (a) the due adoption by the Board of Directors of Pacific of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of Pacific of resolutions authorizing the Merger and the execution and delivery of this Agreement and the Merger Agreement and the other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of Pacific duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the Merger Agreement and other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby on behalf of Pacific; (d) that the copy of the Bylaws of Pacific attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; and (e) a true and correct copy of the list of Pacific Shareholders as of the Closing Date.

                  J. A certificate, dated as of the Closing Date, executed by an executive officer of Pacific, pursuant to which Pacific shall certify, to the best knowledge of such executive officer, that (i) all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change (as defined in Section 12.08(C) hereof) with respect to Pacific since December 31, 1997, and (ii) Pacific has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

                  K. Any signed Non-Compete Agreements (as defined in Section 5.22) from those persons identified on Exhibit "G" attached hereto as Pacific, consistent with Pacific's obligations to use its best efforts as set forth in Section 5.22 hereof, has been able to obtain on or before the Closing Date.

                  L. All consents required to be obtained by Pacific from third parties to consummate the transactions contemplated by this Agreement.

                  M. An opinion of counsel to Pacific substantially in the form of Exhibit "D" attached hereto.

                  N. All other  documents  required  to be  delivered  to SBB by
         Pacific under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by SBB or its counsel.

         SECTION 2.03 Actions to be Taken at the Closing by SBB. At the Closing, SBB shall execute and acknowledge (as appropriate) and deliver to Pacific such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Pacific's obligations to close hereunder):

                  A. True, correct and complete copies of SBB's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the California Secretary.

                  B. True, correct and complete copies of the Articles of Incorporation of SBB&T, and all amendments thereto, duly certified as of a recent date by the Commissioner of Financial Institutions of the State of California (the "California Commissioner").

                  C. True, correct and complete copies of the Articles of Incorporation of Sanbarco Mortgage Company ("Sanbarco") and all
         amendments thereto, duly certified as of a recent date by the California Secretary.

                  D. Good standing and existence certificates for SBB and Sanbarco, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of each of SBB and Sanbarco in the State of California.

                  E. Certificate of Existence, dated as of a recent date, issued by the California Commissioner, duly certifying as to the existence of SBB&T under the laws of the State of California.

                  F. Certificates of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of SBB and each of the SBB Subsidiaries in the State of California.

                  G. Certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of SBB&T are insured by the FDIC pursuant to the Federal Deposit Insurance Act.

                  H. A letter, dated as of a recent date, from the Federal Reserve Bank of San Francisco, to the effect that SBB is a registered bank holding company under the BHCA.

                  I. A  certificate,  dated as of the Closing Date,  executed by the Secretary or an Assistant Secretary of SBB pursuant to which such officer shall certify: (a) the due adoption by the Board of Directors of SBB of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of SBB of resolutions authorizing the Merger and the execution and delivery of this Agreement and the Merger Agreement and the other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of SBB duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of SBB, and (d) that the copy of the Bylaws of SBB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

                  J. A certificate, dated as of the Closing Date, executed by a duly authorized officer of SBB, pursuant to which SBB shall certify, to the best knowledge of such officer, that (i) all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change (as defined in Section 12.08(C) hereof) with respect to SBB since December 31, 1997, and (ii) SBB has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

                  K. All consents required to be obtained by SBB from third parties to consummate the transactions contemplated by this Agreement.

                  L. An opinion of counsel to SBB substantially in the form of Exhibit "E" attached hereto.

                  M. All other documents required to be delivered to Pacific by SBB under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Pacific or its counsel.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF PACIFIC

         Pacific hereby makes the representations and warranties set forth in this Article III to SBB.

         SECTION 3.01  Organization and Qualification.

         (a) Pacific is a California corporation duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules and regulations applicable to corporations located in the State of California. Pacific is a bank holding company registered under the BHCA. Pacific has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement and the Merger Agreement. Schedule 3.01(a) sets forth a complete list of each Subsidiary (as defined in Section 12.08(B)) of Pacific (collectively, the "Pacific Subsidiaries"). Except as set forth on Schedule 3.01(a), Pacific does not own or control any Affiliate (as defined in Section 12.08(A) hereof) other than the Pacific Subsidiaries. True and complete copies of the Articles of Incorporation and Bylaws of Pacific and the Pacific Subsidiaries (other than the Subsidiary Banks), as amended to date, certified by the Secretary of Pacific and each Pacific Subsidiary, as applicable, have been delivered to SBB.

         (b) Each of the Subsidiary Banks is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and in good standing under all laws, rules, and regulations applicable to national banking associations located in the State of California. Each of the Subsidiary Banks has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on their respective businesses as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. True and complete copies of the Articles of Association and Bylaws of each of the Subsidiary Banks, as amended to date, certified by the Secretary of each Subsidiary Bank, have been delivered to SBB. Each of the Subsidiary Banks is an insured bank as defined in the Federal Deposit Insurance Act (the "FDIA"). Neither of the Subsidiary Banks own or control any Affiliate (as defined in Section 12.08(A) hereof) or Subsidiary (as defined in Section 12.08(B) hereof). Except for assessability under 12 U.S.C. ss.55, all of the issued and outstanding shares of capital stock of the Subsidiary Banks are owned by Pacific free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the Subsidiary Banks and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of the Subsidiary Banks, nor does any such Subsidiary Bank have any obligation of any nature with respect to its unissued shares of stock.

         (c) Each of Pacific Subsidiaries, other than the Subsidiary Banks, is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of California. Each such Pacific Subsidiary has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on their respective businesses as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. All of the issued and outstanding shares of capital stock of each such Pacific Subsidiary is owned by Pacific free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the Pacific Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of the Pacific Subsidiaries, nor does any such Pacific Subsidiary have any obligation of any nature with respect to its unissued shares of stock.

         (d) Except as required by the National Bank Act, the nature of the business of Pacific and the Pacific Subsidiaries does not require any of them to be licensed or qualified to do business in any jurisdiction other than the State of California. Except as disclosed on Schedule 3.01(d), neither Pacific nor the Pacific Subsidiaries have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by Pacific and the Pacific Subsidiaries has not been conducted through any other direct or indirect Subsidiary or Affiliate of Pacific or the Pacific Subsidiaries.

         (e) Neither Pacific nor any of Pacific Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Without limiting the generality of the foregoing, any equity investment of Pacific and each Pacific Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve.

         (f) Neither of the Subsidiary Banks, directly or indirectly, engages in any activity prohibited by the OCC.

         SECTION 3.02 Execution and Delivery. Pacific has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Pacific and each constitutes and will constitute the legal, valid and binding obligation of Pacific, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 3.03 Capitalization. The entire authorized capital stock of Pacific consists of (i) 20,000,000 shares of Pacific Common Stock, 4,503,945 shares of which are fully paid, validly issued, nonassessable and outstanding, and 321,376 additional shares of which have been reserved for issuance to holders of outstanding Pacific Stock Options (as defined in Section 6.17 hereto), and (ii) 20,000,000 shares of preferred stock, no par value per share (the "Pacific Preferred Stock"), of which no shares of Pacific Preferred Stock are issued or outstanding. Schedule 3.03 contains a list of each of the Pacific Stock Option Plans, including (i) the number of outstanding options with respect to each Pacific Stock Option Plan, (ii) the weighted average exercise price per share with respect to each Pacific Stock Option Plan, (iii) a list of all option holders with respect to each Pacific Stock Option Plan, and (iv) the number of vested and unvested Pacific Stock Options with respect to each such option holder in each Pacific Stock Option Plan. All Pacific Stock Options were issued and, upon issuance in accordance with the terms of the outstanding option agreements, the shares of Pacific Common Stock shall be issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.03, there are no (i) other outstanding equity securities of any kind or character, including but not limited to preferred stock, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, Pacific to purchase or otherwise acquire any security of or equity interest in Pacific or
(iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating Pacific to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Pacific Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of Pacific Common Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of Pacific Common Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

         SECTION 3.04 Compliance with Laws, Permits and Instruments.

         (a) Except as set forth in Schedule 3.04, Pacific and the Pacific Subsidiaries, as applicable, are in compliance with, and are not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation or Bylaws of Pacific or the Pacific Subsidiaries (other than the Subsidiary Banks), (ii) any provision of the Articles of Association or Bylaws of the Subsidiary Banks (iii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to Pacific or the Pacific Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iv) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to Pacific, the Pacific Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to have a material adverse effect on the business results of operations, financial condition or (insofar as they can reasonably be foreseen) prospects of Pacific taken as a whole.

         (b) The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of Pacific and the Pacific Subsidiaries (other than the Subsidiary Banks), (ii) any provision of the Articles of Association or Bylaws of the Subsidiary Banks,
(iii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Pacific, the Pacific Subsidiaries or their assets, operations, properties or businesses, or (iv) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Pacific, the Pacific Subsidiaries or their assets, operations, properties or businesses.

         SECTION 3.05  Financial Statements.

         (a) Pacific has furnished to SBB true and complete copies of (i) the audited consolidated balance sheets of Pacific as of December 31, 1996 and 1997, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1995, 1996 and 1997, (ii) an unaudited consolidated balance sheet of Pacific as of March 31, 1998, and the related unaudited consolidated statement of income for the three-month period ended March 31, 1998 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Pacific Financial Statements"). Except as described in the notes to the Pacific Financial Statements, the Pacific Financial Statements fairly present, in all material respects, the consolidated financial position of Pacific as of the respective dates thereof and the results of operations and changes in financial position of Pacific for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Pacific Financial Statements accurately and fairly reflect in all material respects the transactions of Pacific. The Pacific Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

         (b) Pacific has furnished, or has caused the Subsidiary Banks to furnish, to SBB with true and complete copies of the Report of Condition and Income ("Call Reports") for each of the Subsidiary Banks for the periods ended December 31, 1996, December 31, 1997 and March 31, 1998. Such Call Reports fairly presents, in all material respects, the financial position of the Subsidiary Banks and the results of their operations at the dates and for the periods indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call

Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. Each of the Subsidiary Banks has calculated its allowance for loan losses in accordance with GAAP, which includes regulatory accounting principles ("RAP") where applicable, as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of Pacific, the allowance for loan losses account for each of the Subsidiary Banks is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of each such Subsidiary Bank.

         SECTION 3.06 Undisclosed Liabilities. Neither Pacific nor any of the Pacific Subsidiaries has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any service recognition or severance agreement, whether written or oral, or Pacific Employee Plans (as defined in Section 3.32 hereof) or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the Pacific Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Pacific Financial Statements or (ii) as disclosed on Schedule 3.06.

         SECTION 3.07 Litigation. Except as set forth on Schedule 3.07, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of Pacific, threatened against or affecting Pacific, any of the Pacific Subsidiaries or any of their respective current or former officers and directors (while acting in such capacity) at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves Pacific, the Pacific
Subsidiaries or any of their current or former officers or directors (while acting in such capacity) or any of their properties or capital stock that would reasonably be anticipated to result in a Material Adverse Change with respect to Pacific or materially and adversely affect the transactions contemplated by this Agreement, and Pacific does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Pacific, threatened against Pacific or any of the Pacific Subsidiaries that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Pacific pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 3.08 Consents and Approvals. Pacific's Board of Directors (at a meeting called and duly held) has resolved, subject to its fiduciary duties to the shareholders of Pacific, to recommend approval and adoption by Pacific's shareholders of the Merger, this Agreement and the Merger Agreement. Except for shareholder and regulatory approvals and except as disclosed in Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Pacific in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or the consummation by Pacific of the transactions contemplated hereby or thereby.

         SECTION 3.09 Title to Assets. Pacific and each of the Pacific Subsidiaries has good and indefeasible title to all of its assets and properties including, without limitation, all personal and intangible properties reflected in the Pacific Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as described in Schedule 3.09, (ii) as noted in the Pacific Financial Statements, or as set forth in the documents delivered to SBB pursuant to this
Section 3.09, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens, (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held,
(vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Pacific Financial Statements. Schedule 3.09 includes a copy of the title policy of insurance with respect to each parcel of real property owned by Pacific and the Pacific Subsidiaries.

         SECTION 3.10 Absence of Certain Changes or Events. Except as disclosed on Schedule 3.10, since December 31, 1997, Pacific, including the Pacific Subsidiaries, has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

                 A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate, has had a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of Pacific and the Pacific Subsidiaries taken as a whole, except for deposits taken and federal funds purchased and current liabilities for trade or business obligations;

                 B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

                 C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                 D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

                 E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or
         (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

                 F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in
         Schedule 3.09, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) for those assets and properties disposed of for fair value since the dates of the Pacific Financial Statements.

                 G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim of material value;

                 H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of Pacific and the Pacific Subsidiaries taken as a whole;

                 I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Pacific Proprietary Right (as defined in Section 3.15 hereof) or modified any existing rights with respect thereto;

                 J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except (i) compensation adjustments contemplated within Pacific's 1998 budget and approved in advance by SBB (which approval shall not be unreasonably withheld), (ii) employee severance benefits contemplated by Section 12.16 of this Agreement, and (iii) periodic increases consistent with past practices;

                 K. Except for improvements or betterments relating to Pacific Properties (as defined in Section 3.19 hereof), made any capital expenditures or capital additions or betterments in excess of an aggregate of $1,000,000;

                 L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body, other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $100,000;

                 M. Permitted any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

                 N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

                 O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation other than letters of credit issued in the ordinary course of business;

                 P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

                 Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

                 R. Sold (provided, however, that payment at maturity is not deemed a sale) any investment securities in a single transaction involving a book gain or loss of more than $100,000 on such sale or purchased any investment securities, other than purchases of U.S. Treasury securities with a maturity of two years or less;

                 S. Made, renewed, extended the maturity of, or altered any of the material terms of any criticized loan to any single borrower and his related interests without regard to whether such transaction was in the ordinary course of business or whether it was consistent with past or safe and sound banking practices; or

                 T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through S. above.

         SECTION 3.11 Leases, Contracts and Agreements. Schedule 3.11 sets forth a complete listing of all leases, subleases, licenses, contracts and agreements to which Pacific, including any of the Pacific Subsidiaries, is a party (the "Pacific Contracts"), and which (i) relate to real property used by Pacific in its operation, (ii) involve payments to or by Pacific in excess of $100,000 during the term of such Pacific Contracts (exclusive of unfunded loan commitments and letters of credit issued by Pacific), or (iii) involve any unfunded loan commitments and letters of credit issued by Pacific where the borrower's total direct and indirect indebtedness to Pacific is in excess of $2,000,000. True and correct copies of all such Pacific Contracts (other than unfunded loan commitments and letters of credit issued by Pacific) are included with Schedule 3.11. For the purposes of this Agreement, the Pacific Contracts shall be deemed not to include loans made by, Federal funds sold or purchased by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by Pacific. Except as set forth in Schedule 3.11, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of Pacific. To the knowledge of Pacific, all of the Pacific Contracts are legal, valid and binding obligations of the parties to the Pacific Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.11, all rent and other payments by Pacific and any Pacific Subsidiary under the Pacific Contracts are current, there are no existing defaults by Pacific or any Pacific Subsidiary under the Pacific Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Pacific and each Pacific Subsidiary has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

         SECTION 3.12 Taxes. Pacific has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by Pacific, or for which Pacific may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by Pacific with respect to employees' withholding taxes have been duly made. Pacific is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to Pacific's knowledge, there is no basis for any such deficiency or claim. Except as set forth in Schedule 3.12, within the last six (6) years, Pacific's Federal income tax return has not been audited or examined and no such audit is currently pending or, to Pacific's knowledge, threatened. Pacific has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to Pacific or any waiver or agreement by Pacific for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 3.12, Pacific (i) within the past six (6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws, and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change with respect to Pacific.

         The amounts set up as provisions for current or deferred taxes on the Pacific Financial Statements are sufficient in all material respects for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of Pacific applicable to the periods covered by the Pacific Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of Pacific as filed with the Internal Revenue Service (the "IRS") for the years ended December 31, 1995, 1996, and 1997, have been delivered to SBB.

         SECTION 3.13 Insurance. Schedule 3.13 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of Pacific, including the Pacific Subsidiaries. All such policies (a) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (b) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (c) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Pacific, including the Pacific Subsidiaries, is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Schedule 3.13, neither Pacific nor any of the Pacific Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which Pacific and the Pacific Subsidiaries has applied for any such insurance within the last two (2) years. Each property of Pacific, including the Pacific Subsidiaries, is insured for the benefit of Pacific in amounts deemed adequate by Pacific's management against risks customarily insured against. There have been no claims under any fidelity bonds of Pacific or any of the Pacific Subsidiaries within the last three (3) years, and Pacific is not aware of any facts that would form the basis of a claim under such bonds.

         SECTION 3.14 No Adverse Change. Except as disclosed in the Schedules to this Agreement or in the representations and warranties made in this Article III, there has not been any Material Adverse Change since December 31, 1997, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change with respect to Pacific.

         SECTION 3.15 Patents, Trademarks and Copyrights. Except as disclosed in
Schedule 3.15, Pacific and the Pacific Subsidiaries do not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Pacific Proprietary Rights") for their respective businesses or operations, except for licensed computer software. To the knowledge of Pacific, neither Pacific nor any of the Pacific Subsidiaries are infringing upon or otherwise acting adversely to any Pacific Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or, to the knowledge of Pacific, threatened, with respect thereto.

         SECTION 3.16 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 3.16, neither Pacific nor any of the Pacific Subsidiaries owe any amount to (excluding deposit liabilities), or have any loan (excluding loans to participants from the Pacific Capital 401(k) Plan), contract, lease, commitment or other obligation from or to any of the respective present or former directors or executive officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of Pacific and the Pacific Subsidiaries, and none of such persons owes any amount to Pacific or the Pacific Subsidiaries. Except as set forth in Schedule 3.16, there are no understandings, agreements (whether written or oral), instruments, commitments, perquisites, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among Pacific and the Pacific Subsidiaries, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any present or former officers or directors of Pacific or the Pacific Subsidiaries. True and correct copies of any such written understandings, agreements, instruments, etc., are included with Schedule 3.16.

         SECTION 3.17 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of Pacific and the Pacific Subsidiaries are, to Pacific's best knowledge, legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against Pacific, the Pacific Subsidiaries or the present holder thereof, except as disclosed in Schedule 3.17. The credit files of Pacific, including the Pacific Subsidiaries, contain all material information (excluding general, local or national industry, economic or similar conditions) known to Pacific that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of Pacific (including loans that will be outstanding if any of them advances funds they are obligated to advance). Pacific has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified as problem loans on the internal watch list of each of the Subsidiary Banks, a copy of which as of May 31, 1998, has been provided to SBB. Except as disclosed in Schedule 3.17, Pacific is not aware of, nor has Pacific received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 12.08(D) hereof) with respect to any real property securing any indebtedness reflected as an asset of Pacific or any Pacific Subsidiary.

         SECTION 3.18 Condition of Assets. All tangible assets used by Pacific, including the Pacific Subsidiaries, are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. None of Pacific's or the Pacific Subsidiaries' premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

         SECTION 3.19 Environmental Compliance.

         (a) Pacific is not aware of, nor has Pacific received notice of, any past or present conditions, events, activities, practices or incidents that are in violation of Environmental Laws (as defined in Section 12.08(D) hereof) or that may interfere with or prevent Pacific's continued compliance in all respects with all Environmental Laws.

         (b) Pacific and the Pacific Subsidiaries have obtained all permits, licenses and authorizations that are required under any Environmental Laws.

         (c) To  Pacific's  knowledge,  no  Hazardous  Materials  (as defined in
Section 12.08(E) hereof) exist on, about, or within any of the Pacific Properties (as defined in this Section 3.19), nor, to Pacific's knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Pacific Properties in violation of any Environmental Law. The use that Pacific, including the Pacific Subsidiaries, makes and intends to make of the Pacific Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Pacific Properties in violation of any Environmental Law.

         (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to Pacific's knowledge, threatened against Pacific or any Pacific Subsidiary relating in any way to any Environmental Law. To the best of Pacific's knowledge, neither Pacific nor any Pacific Subsidiary has any liability for remedial action under any Environmental Law. Pacific has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Pacific Properties nor has Pacific received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing Pacific that it is or may be liable in any way under any Environmental Law, or requesting information to enable such a determination to be made).

         (e) As used in this Section 3.19, the term "Pacific Property" or "Pacific Properties" shall include all real property currently owned or leased by Pacific or any of the Pacific Subsidiaries, including, but not limited to, properties that Pacific or any Pacific Subsidiary has foreclosed on as well as the Subsidiary Banks' respective banking premises and all improvements and fixtures thereon. The phrase "to Pacific's knowledge" or similar phrases as used in this Section 3.19 shall mean the current actual knowledge of executive management of Pacific.

         SECTION 3.20 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by Pacific and the Pacific Subsidiaries during the last two (2) years with any federal or state regulatory authority including, without limitation, the Federal Reserve, the OCC, the FDIC and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on Schedule 3.20, Pacific and the Pacific Subsidiaries are not now nor have been, within the past six (6) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. Pacific does not believe any such regulatory bodies have any present intent to place Pacific or the Pacific Subsidiaries under any new administrative action. Except as set forth on Schedule 3.20, there are no actions or proceedings pending or threatened against Pacific or any Pacific Subsidiary by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 3.21 Securities and Exchange Commission Reports. Pacific has previously made available to SBB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1995 by Pacific with the Securities and Exchange Commission (the "S.E.C.") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the date hereof (the "Pacific Reports"), and (b) communication mailed by Pacific to its shareholders since January 1, 1995 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1995, Pacific has timely filed all Pacific Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pacific Reports complied in all material respects with the published rules and regulations of the S.E.C. with respect thereto.

         SECTION 3.22 Absence of Certain Business Practices. Except as set forth on Schedule 3.22, neither Pacific, any of the Pacific Subsidiaries nor any officer, employee or agent of Pacific or the Pacific Subsidiaries, nor any other person acting on their behalf, has, directly or indirectly, within the past ten
(10) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Pacific as a whole (or assist Pacific in connection with any actual or proposed transaction) that (i) would subject Pacific or any of the Pacific Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change with respect to Pacific, or (iii) if not continued in the future would result in a Material Adverse Change with respect to Pacific or would subject Pacific to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 3.23 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Pacific or any of its directors, officers, employees or agents for inclusion in the Registration Statement (as defined in Section 5.03(c)) or the Joint Proxy Statement/Prospectus (as defined in Section 5.03(c)), or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Pacific Shareholders' Meeting and the SBB Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the

Pacific Shareholders' Meeting and the SBB Shareholders' Meeting. All documents that Pacific is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 3.24 Dissenting Shareholders. Except as set forth on Schedule 3.24, Pacific has no knowledge of any plan or intention on the part of any of the shareholders of Pacific to make written demand for payment of the fair value of their shares of Pacific Common Stock in the manner provided by applicable law.

         SECTION 3.25 Pooling of Interests. As of the date of this Agreement, Pacific has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         SECTION 3.26 Books and Records. The minute books, stock certificate books and stock transfer ledgers of Pacific and the Pacific Subsidiaries (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and (iv) do not fail to reflect transactions involving the business of Pacific or the Pacific Subsidiaries that were required to have been set forth therein and that have not been accurately so set forth.

         SECTION 3.27 Forms of Instruments, Etc. Pacific will make available to SBB upon written request copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by Pacific and the Pacific Subsidiaries in the ordinary course of their businesses.

         SECTION  3.28  Fiduciary  Responsibilities.   Except  as  disclosed  in
Schedule 3.28, Pacific and the Subsidiary Banks have performed in all material respects all of their duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.29 Guaranties. None of the obligations or liabilities of Pacific or the Pacific Subsidiaries are guaranteed by any other person, firm or corporation, nor is any outstanding obligation or liability of any other person, firm or corporation guaranteed by Pacific or the Pacific Subsidiaries, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law.

         SECTION 3.30 Voting Trust or Buy-Sell Agreements. Pacific is not aware of any agreement between or among any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of Pacific or any voting agreement or voting trust with respect to shares of capital stock of Pacific (other than that contemplated by Section 5.20).

         SECTION 3.31 Employee Relationships. Pacific and the Pacific Subsidiaries (including their respective officers and directors while acting in such capacities) have complied in all material respects with all applicable laws relating to its relationships with its employees, and Pacific believes that the relationships between Pacific, including the Pacific Subsidiaries (including their respective officers and directors while acting in such capacities), and its employees are good. To the knowledge of Pacific, no key executive officer or manager of any of the operations operated by Pacific and the Pacific Subsidiaries or any group of employees of Pacific and the Pacific Subsidiaries have any present plans to terminate their employment with Pacific or any Pacific Subsidiary. Neither Pacific nor any of the Pacific Subsidiaries is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against Pacific, including any of the Pacific Subsidiaries, before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Pacific, including any Pacific Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. Pacific and the Pacific Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Pacific nor any of the Pacific Subsidiaries are engaged in any unfair labor practice.

         SECTION 3.32  Employee Benefit Plans.

         (a) Set forth on Schedule 3.32(a) is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified,  currently  effective or terminated),  and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by Pacific or any Pacific Subsidiary, or with respect to which Pacific and the Pacific Subsidiaries has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of Pacific or any Pacific Subsidiary, or the dependents of any such person, regardless of whether funded (the "Pacific Employee Plans").

         (b) No Pacific Employee Plan is a defined benefit plan within the meaning of section 3(35) of ERISA. Pacific has delivered or made available to SBB true, accurate and complete copies of the documents comprising each Pacific Employee Plan, and such other documents, records or other materials related thereto reasonably requested by SBB. To the best knowledge of Pacific, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Pacific Employee Plans that would subject SBB or Pacific to any liabilities. Each Pacific Employee Plan intended to be qualified under section 401(a) of the Code has a current favorable determination letter and, to the best knowledge of Pacific, has been operated in compliance with applicable law and in accordance with its terms. However, Pacific has a ruling request pending with the Internal Revenue Service that compensation elected to be deferred by employees pursuant to the "Executive Compensation Deferral Plan" and the transfer and retention of those sums deferred to the "Executive Compensation Deferral Trust" will result in no current inclusion of the income to those employees or their beneficiaries pursuant to Sections 83, 451 or 402(b) of the Code. There are no pending claims, lawsuits or actions relating to any Pacific Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of Pacific, none are threatened. No written or oral representations have been made to any employee or former employee of Pacific or the Pacific Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under section 4980B of the
Code). Compliance with FAS 106 will not create any material change to the Pacific Financial Statements. Except as required in connection with qualified plan amendments required by tax law changes and except for those plans identified on Schedule 3.32(b), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of Pacific or any Pacific Subsidiary.

         (c) With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which Pacific is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

                  (i) To the knowledge of Pacific, all Controlled Group Plans that are "group health plans" (as defined in the Code and ERISA) have been operated up to the Closing in a manner so as to not subject Pacific to any material liability under Section 4980B of the Code; and

                  (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years.

                  (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

         SECTION 3.33 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pacific or any Pacific Subsidiary or for the account of a customer of Pacific or any Pacific Subsidiary, were entered into in the ordinary course of business and, to Pacific's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pacific or a Pacific Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pacific and each Pacific Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pacific's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         SECTION 3.34 Year 2000.

         (a) To the best of Pacific's knowledge, Pacific and the Subsidiary Banks are in compliance with those certain guidances and statements issued by the Federal Financial Institutions Examination Council (the "FFIEC") in connection with the century date change that will take place on January 1, 2000, which guidances are dated as of June 1996, May 5, 1997, December 17, 1997, March 17, 1998, April 10, 1998, and May 13, 1998 (together with any subsequent FFIEC issuances on the Year 2000, the "Interagency Statements"). Pacific and the Subsidiary Banks have:

                  (i)  Inventoried  and  assessed  the   technologies  it  uses,
         particularly its computer hardware and software, to identify potential problems areas related to the Year 2000;

                  (ii) Developed and implemented a Year 2000 Plan, including comprehensive testing plans, to prepare its "mission critical" information technology to: (a) process date/time data accurately and without interruption (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the years 1999 and 2000, and leap year calculations; (b) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (c) store and provide output of date information in ways that are unambiguous as to century; and

                  (iii) Commenced the development of, and by September 30, 1998 will have completed the development of, contingency plans to ensure continuity of business in the event of: (a) failure to complete any tasks required by the Year 2000 Plan, such as remediation or validation; or (b) any externally caused business interruption related to the century date change.

                  (iv) Taken commercially reasonable steps to investigate and test the ability of its "mission critical" information technology to share and exchange date/time data accurately and without interruption or material delay with its key vendors and suppliers.

         (b) If Pacific and the Subsidiary Banks have been examined by federal or state regulators for Year 2000 readiness, they have not received a rating that would cause delay or denial of any regulatory approval of this Agreement and the transactions contemplated hereby.

         (c) Pacific's estimate of the out-of-pocket expenses payable to third parties necessary to complete its consolidated Year 2000 Compliance efforts is not in excess of $500,000.

         SECTION 3.35 Representations Not Misleading. To Pacific's knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of Pacific and the Pacific Subsidiaries have been disclosed to SBB in or in connection with this Agreement. No representation or warranty by Pacific contained in this Agreement, nor any statement, exhibit or schedule furnished to SBB by Pacific under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Pacific or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects Pacific or Pacific's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of Pacific, will in the future result in a Material Adverse Change with respect to Pacific, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by Pacific.


                                   ARTICLE IV.
                      REPRESENTATIONS AND WARRANTIES OF SBB

         SBB hereby makes the  representations  and warranties set forth in this
Article IV to Pacific.

         SECTION 4.01  Organization and Qualification.

         (a) SBB is a corporation, duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of California. SBB is a bank holding company registered under the BHCA. SBB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated and to enter into and carry out its obligations under this Agreement and the Merger Agreement. Schedule 4.01(a) sets forth a complete list of each Subsidiary (as defined in Section 12.08(B)) of SBB (collectively, the "SBB Subsidiaries"). Except as set forth on Schedule 4.01(a), SBB does not own or control any
Affiliate (as defined in Section 12.08(A) hereof) other than the SBB Subsidiaries, and neither of the SBB Subsidiaries owns or controls any Affiliate or Subsidiary. True and complete copies of the Articles of Incorporation and Bylaws of SBB and the SBB Subsidiaries, as amended to date, certified by the Secretary of SBB and each SBB Subsidiary, as applicable, have been delivered to Pacific.

         (b) SBB&T is a California banking corporation duly organized, validly existing and in good standing under the laws of the State of California. SBB&T has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. SBB&T is an insured bank as defined in the FDIA. All of the issued and outstanding shares of capital stock of SBB&T are owned by SBB free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the SBB&T, and no person or entity has any other right to purchase or acquire any unissued shares of stock of SBB&T, nor does SBB&T have any obligation of any nature with respect to its unissued shares of stock.

         (c) Each of the SBB Subsidiaries, other than SBB&T, is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of California. Each such SBB Subsidiary has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on their respective businesses as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. All of the issued and outstanding shares of capital stock of each such SBB Subsidiary is owned by SBB free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the SBB Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of the SBB Subsidiaries, nor does any such SBB Subsidiary have any obligation of any nature with respect to its unissued shares of stock.

         (d) The nature of the business of SBB and the SBB Subsidiaries do not require any of them to be licensed or qualified to do business in any jurisdiction other than the State of California. Except as disclosed on Schedule 4.01(d), neither SBB nor any of the SBB Subsidiaries has any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by SBB and the SBB
Subsidiaries has not been conducted through any other direct or indirect Subsidiary or Affiliate of SBB or the SBB Subsidiaries.

         (e) Neither SBB nor any of the SBB Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve. Without limiting the generality of the foregoing, any equity investment of SBB and each subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve.

         (f) SBB&T does not, directly or indirectly, engage in any activity prohibited by the Federal Reserve or the California Commissioner.

         SECTION 4.02 Execution and Delivery. SBB has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by SBB and each constitutes the valid and binding obligation of SBB, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         SECTION 4.03 Capitalization. The entire authorized capital stock of SBB consists of 40,000,000 shares of SBB Common Stock, 15,397,463 shares of which are fully paid, validly issued, nonassessable and outstanding, and 1,128,680 additional shares of which have been reserved for issuance to holders of outstanding stock options to purchase shares of SBB Common Stock. Schedule 4.03 contains a list of each plan administered by SBB or any SBB Subsidiary pursuant to which options to purchase shares of SBB Common Stock ("SBB Stock Options") have been or may be granted (the "SBB Stock Option Plans"), including (i) the number of outstanding options with respect to each SBB Stock Option Plan, (ii) the weighted average exercise price per share with respect to each SBB Stock Option Plan, (iii) a list of all option holders with respect to each SBB Stock Option Plan, and (iv) the number of vested and unvested SBB Stock Options with respect to each such option holder in each SBB Stock Option Plan. All SBB Stock Options were issued and, upon issuance in accordance with the terms of the outstanding option agreements, the shares of SBB Common Stock shall be issued in compliance with all applicable securities laws. Except as disclosed in Schedule 4.03, there are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, SBB to purchase or otherwise acquire any security of or equity interest in SBB or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating SBB to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of SBB Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of SBB Common Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of SBB Common Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

         SECTION 4.04 Compliance with Laws, Permits and Instruments.

         (a) Except as set forth in Schedule 4.04, SBB and the SBB Subsidiaries, as applicable, are in compliance with, and are not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation or Bylaws of SBB or any SBB Subsidiary, (ii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to SBB or any SBB Subsidiary or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to SBB, the SBB Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of SBB taken as a whole.

         (b) The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including but not limited to the Merger
Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of SBB or any SBB Subsidiary, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to SBB, the SBB Subsidiaries or their assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to SBB, the SBB Subsidiaries or their assets, operations, properties or businesses.

         SECTION 4.05  Financial Statements.

         (a) SBB has furnished to Pacific true and complete copies of (i) the audited consolidated balance sheets of SBB as of December 31, 1996 and 1997, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1995, 1996 and 1997, (ii) an unaudited consolidated balance sheet of SBB as of March 31, 1998, and the related unaudited consolidated statement of income for the three-month period ended March 31, 1998 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "SBB Financial Statements"). Except as described in the notes to the SBB Financial Statements, the SBB Financial Statements fairly present, in all material respects, the consolidated financial position of SBB as of the respective dates thereof and the results of operations and changes in financial position of SBB for the periods then ended, in conformity with GAAP, applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the SBB Financial Statements accurately and fairly reflect in all material respects the transactions of SBB. The SBB Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

         (b) SBB has furnished, or has caused SBB&T to furnish, to Pacific with true and complete copies of the Call Reports of SBB&T for the periods ended December 31, 1996, December 31, 1997 and March 31, 1998. Such Call Reports fairly presents, in all material respects, the financial position of SBB&T and the results of its operations at the dates and for the periods indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. SBB&T has calculated its allowance for loan losses in accordance with GAAP, which includes RAP where applicable, as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of SBB, the allowance for loan losses account for SBB&T is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of SBB&T.

         SECTION 4.06 Undisclosed Liabilities. Neither SBB nor any of the SBB Subsidiaries has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any service recognition or severance agreement, whether written or oral, or SBB Employee Plans (as defined in Section
4.31 hereof) or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the SBB Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the SBB Financial Statements or
(ii) as disclosed on Schedule 4.06.

         SECTION 4.07 Litigation. Except as set forth on Schedule 4.07, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of SBB, threatened against or affecting SBB, any of the SBB Subsidiaries or any of their respective current or former officers and directors (while acting in such capacity) at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves SBB, the SBB Subsidiaries or any of their current or former officers or directors (while acting in such capacity) or any of their properties or capital stock that would reasonably be anticipated to result in a Material Adverse Change with respect to SBB, or materially and adversely affect the transactions contemplated by this Agreement, and SBB does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of SBB, threatened against SBB or any of the SBB Subsidiaries that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by SBB pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 4.08 Consents and Approvals. SBB's Board of Directors (at a meeting called and duly held) has resolved, subject to its fiduciary duties to the shareholders of SBB, to recommend approval and adoption by SBB's shareholders of the Merger, this Agreement and the Merger Agreement. Except for shareholder and regulatory approvals and except as disclosed in Schedule 4.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of SBB in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or the consummation by SBB of the transactions contemplated hereby or thereby.

         SECTION 4.09 Title to Assets. SBB and each of the SBB Subsidiaries has good and indefeasible title to all of its assets and properties including, without limitation, all personal and intangible properties reflected in the SBB Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as described in Schedule 4.09, (ii) as noted in the SBB Financial Statements,
(iii) statutory liens not yet delinquent, (iv) consensual landlord liens, (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the SBB Financial Statements.
Schedule 4.09 includes a copy of the title policy of insurance with respect to each parcel of real property owned by SBB and the SBB Subsidiaries.

         SECTION 4.10 Absence of Certain Changes or Events. Except as disclosed on Schedule 4.10, since December 31, 1997, SBB, including the SBB Subsidiaries, has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

                 A. Incurred any  obligation or  liability,  absolute,  accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate, has had a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of SBB and the SBB Subsidiaries taken as a whole, except for deposits taken and federal funds purchased and current liabilities for trade or business obligations;

                 B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

                 C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                 D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

                 E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or

         (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

                 F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in
         Schedule 4.09, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) for those assets and properties disposed of for fair value since the dates of the SBB Financial Statements.

                 G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim of material value;

                 H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of SBB and the SBB Subsidiaries taken as a whole;

                 I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or SBB Proprietary Right (as defined in Section 4.15 hereof) or modified any existing rights with respect thereto;

                 J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except (i) compensation adjustments contemplated within SBB's 1998 budget and approved in advance by Pacific (which approval shall not be unreasonably withheld), and (ii) periodic increases consistent with past practices;

                  K. Except for  improvements  or betterments  relating  to  SBB
         Properties (as defined in Section 4.19(e) hereof), made any capital expenditures or capital additions or betterments in excess of an aggregate of $4,000,000;

                 L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body, other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $200,000;

                 M. Permitted any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

                 N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

                 O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation other than letters of credit issued in the ordinary course of business;

                 P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

                 Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

                 R. Sold (provided, however, that payment at maturity is not deemed a sale) any investment securities in a single transaction involving a book gain or loss of more than $200,000 on such sale or purchased any investment securities, other than purchases of U.S. Treasury securities with a maturity of two years or less;

                 S. Made, renewed, extended the maturity of, or altered any of the material terms of any criticized loan to any single borrower and his related interests without regard to whether such transaction was in the ordinary course of business or whether it was consistent with past or safe and sound banking practices; or

                 T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through S. above.

         SECTION 4.11 Leases, Contracts and Agreements. Schedule 4.11 sets forth a complete listing of all leases, subleases, licenses, contracts and agreements to which SBB, including any of the SBB Subsidiaries, is a party (the "SBB Contracts"), and which (i) relate to real property used by SBB in its operation,
(ii) involve payments to or by SBB in excess of $200,000 during the term of such SBB Contracts (exclusive of unfunded loan commitments and letters of credit issued by SBB), or (iii) involve any unfunded loan commitments and letters of credit issued by SBB where the borrower's total direct and indirect indebtedness to SBB is in excess of $4,000,000. True and correct copies of all such SBB Contracts (other than unfunded loan commitments and letters of credit issued by
SBB) are included with Schedule 4.11. For the purposes of this Agreement, the SBB Contracts shall be deemed not to include loans made by, Federal funds sold or purchased by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by SBB. Except as set forth in Schedule 4.11, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of SBB. To the knowledge of SBB, all of the leases, subleases, licenses, contracts and agreements to which SBB or any SBB Subsidiary is a party are legal, valid and binding obligations of the parties to such contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 4.11, all rent and other payments by SBB and any SBB Subsidiary under such contracts are current, there are no existing defaults by SBB or any SBB Subsidiary under such contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. SBB and each SBB Subsidiary has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

         SECTION 4.12 Taxes. SBB has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by SBB, or for which SBB may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by SBB with respect to employees' withholding taxes have been duly made. SBB is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to SBB's knowledge, there is no basis for any such deficiency or claim. Except as set forth in Schedule 4.12, within the last six (6) years, SBB's Federal income tax return has not been audited or examined and no such audit is currently pending or, to SBB's knowledge, threatened. SBB has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to SBB or any waiver or agreement by SBB for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 4.12,

SBB (i) within the past six (6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws, and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change with respect to SBB.

         The amounts set up as provisions for current or deferred taxes on the SBB Financial Statements are sufficient in all material respects for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of SBB applicable to the periods covered by the SBB Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of SBB as filed with the IRS for the years ended December 31, 1995, 1996, and 1997, have been delivered to Pacific.

         SECTION 4.13 Insurance. Schedule 4.13 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of SBB, including the SBB Subsidiaries. All such policies (a) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (b) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (c) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. SBB, including the SBB Subsidiaries, is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on
Schedule 4.13, neither SBB nor any SBB Subsidiary has been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which SBB and the SBB Subsidiaries has applied for any such insurance within the last two (2) years. Each property of SBB, including the SBB Subsidiaries, is insured for the benefit of SBB in amounts deemed adequate by SBB's management against risks customarily insured against. There have been no claims under any fidelity bonds of SBB or any of the SBB Subsidiaries within the last three (3) years, and SBB is not aware of any facts that would form the basis of a claim under such bonds.

         SECTION 4.14 No Adverse Change. Except as disclosed in the Schedules to this Agreement or in the representations and warranties made in this Article IV, there has not been any Material Adverse Change since December 31, 1997, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change with respect to SBB.

         SECTION 4.15 Patents, Trademarks and Copyrights. Except as disclosed in
Schedule 4.15, SBB and the SBB Subsidiaries do not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("SBB Proprietary Rights") for their respective businesses or operations, except for licensed computer software. To the knowledge of SBB, neither SBB nor any of the SBB

Subsidiaries are infringing upon or otherwise acting adversely to any SBB Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or, to the knowledge of SBB, threatened, with respect thereto.

         SECTION 4.16 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 4.16, neither SBB nor any of the SBB Subsidiaries owe any amount to (excluding deposit liabilities), or have any loan (excluding loans to participants from the Santa Barbara Bank & Trust 401(k) Plan), contract, lease, commitment or other obligation from or to any of the present or former directors or executive officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of SBB and the SBB Subsidiaries, and none of such persons owes any amount to SBB or the SBB Subsidiaries. Except as set forth in Schedule 4.16, there are no understandings, agreements (whether written or oral), instruments, commitments, perquisites, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among SBB and the SBB Subsidiaries, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA) and any present or former officers or directors of SBB or the SBB Subsidiaries. True and correct copies of any such written understandings, agreements, instruments, etc., are included with Schedule 4.16.

         SECTION 4.17 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of SBB and the SBB Subsidiaries are, to SBB's best knowledge, legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against SBB, the SBB Subsidiaries or the present holder thereof, except as disclosed in Schedule 4.17. The credit files of SBB, including the SBB
Subsidiaries, contain all material information (excluding general, local or national industry, economic or similar conditions) known to SBB that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of SBB (including loans that will be outstanding if any of them advances funds they are obligated to advance). SBB has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified as problem loans on the internal watch list of SBB&T, a copy of which as of May 31, 1998, has been provided to Pacific. Except as disclosed in Schedule 4.17, SBB is not aware of, nor has SBB received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 12.08(D) hereof) with respect to any real property securing any indebtedness reflected as an asset of SBB or any SBB Subsidiary.

         SECTION 4.18 Condition of Assets. All tangible assets used by SBB, including the SBB Subsidiaries, are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. Except as set forth on
Schedule 4.18, none of SBB's or the SBB Subsidiaries' premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

         SECTION 4.19 Environmental Compliance.

         (a) Except as set forth on Schedule 4.19(a), SBB is not aware of, nor has SBB received notice of, any past or present conditions, events, activities, practices or incidents that are in violation of Environmental Laws (as defined in Section 12.08(D) or that may interfere with or prevent SBB's continued compliance in all respects with all Environmental Laws.

         (b) SBB and the SBB Subsidiaries have obtained all permits, licenses and authorizations that are required under any Environmental Laws.

         (c) Except as set forth on Schedule 4.19(c), to SBB's knowledge, no Hazardous Materials (as defined in Section 12.08(E) hereof) exist on, about, or within any of the SBB Properties (as defined in this Section 4.19), nor, to SBB's knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the SBB Properties in violation of any Environmental Law. The use that SBB, including the SBB Subsidiaries, makes and intends to make of the SBB Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the SBB Properties in violation of any Environmental Law.

         (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to SBB's knowledge, threatened against SBB or any SBB Subsidiary relating in any way to any Environmental Law. To the best of SBB's knowledge, neither SBB nor any SBB Subsidiary has any liability for remedial action under any Environmental Law. SBB has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the SBB Properties nor has SBB received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing SBB that it is or may be liable in any way under any Environmental Law, or requesting information to enable such a determination to be made).

         (e) As used in this Section 4.19, the term "SBB Property" or "SBB Properties" shall include all real property currently owned or leased by SBB or any of the SBB Subsidiaries, including, but not limited to, properties that SBB or any SBB Subsidiary has foreclosed on as well as SBB&T's respective banking premises and all improvements and fixtures thereon. The phrase "to SBB's knowledge" or similar phrases as used in this Section 4.19 shall mean the current actual knowledge of executive management of SBB.

         SECTION 4.20 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by SBB and the SBB Subsidiaries during the last two (2) years with any federal or state regulatory authority including, without limitation, the Federal Reserve, the FDIC, the California Commissioner and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on Schedule 4.20, SBB and the SBB Subsidiaries are not now nor have been, within the past six (6) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. SBB does not believe any such regulatory bodies have any present intent to place SBB or the SBB Subsidiaries under any new administrative action. Except as set forth on Schedule 4.20, there are no actions or proceedings pending or threatened against SBB or any SBB Subsidiary by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         SECTION 4.21 Securities and Exchange Commission Reports. SBB has previously made available to Pacific an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1995 by SBB with the S.E.C. pursuant to the Securities Act or the Exchange Act, and prior to the date hereof (the "SBB Reports"), and (b) communication mailed by SBB to its shareholders since January 1, 1995 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1995, SBB has timely filed all SBB Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all SBB Reports complied in all material respects with the published rules and regulations of the S.E.C. with respect thereto.

         SECTION 4.22 Absence of Certain Business Practices. Except as set forth on Schedule 4.22, neither SBB, the SBB Subsidiaries nor any officer, employee or agent of SBB or the SBB Subsidiaries, nor any other person acting on their behalf, has, directly or indirectly, within the past ten (10) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of SBB as a whole (or assist SBB in connection with any actual or proposed transaction) that (i) would subject SBB or any of the SBB Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change with respect to SBB, or (iii) if not continued in the future, would result in a Material Adverse Change with respect to SBB or would subject SBB to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 4.23 Registration Statement; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by SBB or any of its directors, officers, employees or agents for inclusion in the Registration Statement (as defined in Section 5.03(c)) or the Joint Proxy Statement/Prospectus (as defined in Section 5.03(c)), or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Pacific Shareholders' Meeting and the SBB Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the

Pacific Shareholders' Meeting and the SBB Shareholders' Meeting. All documents that SBB is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 4.24 Pooling of Interests. As of the date of this Agreement, SBB has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         SECTION 4.25 Books and Records. The minute books, stock certificate books and stock transfer ledgers of SBB and the SBB Subsidiaries (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and (iv) do not fail to reflect transactions involving the business of SBB or the SBB Subsidiaries that were required to have been set forth therein and that have not been accurately so set forth.

         SECTION 4.26 Forms of Instruments, Etc. SBB will make available to Pacific upon written request copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by SBB and the SBB Subsidiaries in the ordinary course of their businesses.

         SECTION  4.27  Fiduciary  Responsibilities.   Except  as  disclosed  in
Schedule 4.27, SBB and the SBB Subsidiaries have performed in all material respects all of their duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 4.28 Guaranties. None of the obligations or liabilities of SBB or the SBB Subsidiaries are guaranteed by any other person, firm or corporation, nor is any outstanding obligation or liability of any other person, firm or corporation guaranteed by SBB or the SBB Subsidiaries, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law.

         SECTION 4.29 Voting Trust or Buy-Sell Agreements. SBB is not aware of any agreement between or among any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of SBB or any voting agreement or voting trust with respect to shares of capital stock of SBB.

         SECTION 4.30 Employee Relationships. SBB and the SBB Subsidiaries (including their respective officers and directors while acting in such capacities) has complied in all material respects with all applicable laws relating to its relationships with its employees, and SBB believes that the relationships between SBB, including the SBB Subsidiaries (including their respective officers and directors while acting in such capacities) and its employees are good. To the knowledge of SBB, no key executive officer or manager of any of the operations operated by SBB and the SBB Subsidiaries or any group of employees of SBB and the SBB Subsidiaries have any present plans to terminate their employment with SBB or any SBB Subsidiary. Neither SBB nor any of the SBB

Subsidiaries is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against SBB, including any of the SBB Subsidiaries, before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of SBB, including any SBB Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. SBB and the SBB Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither SBB nor any of the SBB Subsidiaries are engaged in any unfair labor practice.

         SECTION 4.31  Employee Benefit Plans.

         (a) Set forth on Schedule 4.31 is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified,  currently  effective or terminated),  and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by SBB or any SBB Subsidiary, or with respect to which SBB and the SBB Subsidiaries has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of SBB or any SBB Subsidiary, or the dependents of any such person, regardless of whether funded (the "SBB Employee Plans").

         (b) No SBB Employee Plan is a defined benefit plan within the meaning of section 3(35) of ERISA. SBB has delivered or made available to Pacific true, accurate and complete copies of the documents comprising each SBB Employee Plan, and such other documents, records or other materials related thereto reasonably requested by Pacific. To the best knowledge of SBB, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the SBB Employee Plans that would subject SBB to any liabilities. Each SBB Employee Plan intended to be qualified under section 401(a) of the Code has a current favorable determination letter and, to the best knowledge of SBB, has been operated in compliance with applicable law and in accordance with its terms. There are no pending claims, lawsuits or actions relating to any SBB Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of SBB, none are threatened. No written or oral representations have been made to any employee or former employee of SBB or the SBB Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under section 4980B of the Code). SBB is in compliance with

FAS 106. Except as required in connection with qualified plan amendments required by tax law changes, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of SBB or any SBB Subsidiary.

         (c) With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which SBB is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

         (i) To the knowledge of SBB, all Controlled Group Plans that are "group health plans" (as defined in the Code and ERISA) have been operated to the Closing in a manner so as to not subject SBB to any material liability under Section 4980B of the Code; and

         (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years.

         (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

         SECTION 4.32 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of SBB or any SBB Subsidiary or for the account of a customer of SBB or any SBB Subsidiary, were entered into in the ordinary course of business and, to SBB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of SBB or an SBB Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. SBB and each SBB Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to SBB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         SECTION 4.33 Year 2000.

         (a) To the best of SBB's knowledge, SBB and SBB&T are in compliance with those certain guidances and statements issued by the FFIEC in connection with the century date change that will take place on January 1, 2000, which guidances are dated as of June 1996, May 5, 1997, December 17, 1997, March 17, 1998, April 10, 1998, and May 13, 1998 (together with any subsequent FFIEC issuances on the Year 2000, the "Interagency Statements"). SBB and SBB&T have:

                  (i)  Inventoried  and  assessed  the   technologies  it  uses,
         particularly its computer hardware and software, to identify potential problems areas related to the Year 2000;

                  (ii) Developed and implemented a Year 2000 Plan, including comprehensive testing plans, to prepare its "mission critical" information technology to: (a) process date/time data accurately and without interruption (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the years 1999 and 2000, and leap year calculations; (b) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (c) store and provide output of date information in ways that are unambiguous as to century; and

                  (iii) Commenced the development of, and by September 30, 1998 will have completed the development of, contingency plans to ensure continuity of business in the event of: (a) failure to complete any tasks required by the Year 2000 Plan, such as remediation or validation; or (b) any externally caused business interruption related to the century date change.

                  (iv) Taken commercially reasonable steps to investigate and test the ability of its "mission critical" information technology to share and exchange date/time data accurately and without interruption or material delay with its key vendors and suppliers.

         (b) If SBB and SBB&T have been examined by federal or state regulators for Year 2000 readiness, neither has received a rating that would cause delay or denial of any regulatory approval of this Agreement and the transactions contemplated hereby.

         (c) SBB's estimate of the out-of-pocket expenses payable to third parties to complete its consolidated Year 2000 Compliance efforts is not in excess of $1,300,000.

         SECTION 4.34 Representations Not Misleading. To SBB's knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of SBB and the SBB Subsidiaries have been disclosed to Pacific in or in connection with this Agreement. No representation or warranty by SBB contained in this Agreement, nor any statement, exhibit or schedule furnished to Pacific by SBB under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over SBB or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects SBB or SBB's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of SBB, will in the future result in a Material Adverse Change with respect to SBB, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by SBB.


                                   ARTICLE V.
                              COVENANTS OF PACIFIC

         Pacific hereby makes the covenants set forth in this Article V to SBB.

         SECTION 5.01 Best Efforts. Pacific will use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         SECTION 5.02 Merger Agreement. Pacific will, as soon as practicable after the execution of this Agreement, duly authorize and enter into the Merger Agreement, the form of which is attached hereto as Exhibit "A", and perform all of its obligations thereunder.

         SECTION 5.03   Submission of Merger to Shareholders.  Pacific shall:

                  (a) Duly call, give notice of, convene and hold, on a date mutually selected by Pacific and SBB, a meeting of its shareholders (the "Pacific Shareholders' Meeting") as soon as practicable for the purpose of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby as required by the GCL;

                  (b) Not impose a requirement that the holders of more than the minimum required percentage (as set forth in Pacific's current Articles of Incorporation, current Bylaws or pursuant to provisions of the GCL requiring the lowest percentage vote) of the Pacific Common Stock entitled to vote on the Merger and the Merger Agreement approve the Merger and the Merger Agreement;

                  (c) Cooperate and assist SBB in (i) preparing a Registration Statement on Form S-4 relating to the shares of SBB Common Stock to be issued to the Shareholders of Pacific as the Merger Consideration (the "Registration Statement") and a Joint Proxy Statement/Prospectus, including letter to shareholders, notice of special meeting, proxy statement and form of proxy (collectively, the "Joint Proxy Statement/Prospectus") and (ii) filing the Registration Statement and the Joint Proxy Statement/Prospectus (forming a part of the Registration Statement) with the S.E.C., including furnishing to SBB all information concerning Pacific that SBB may reasonably request in connection with preparation of such Registration Statement and Joint Proxy Statement/Prospectus;

                  (d) Subject to the fiduciary duties of the Pacific Board of Directors to the shareholders of Pacific, (i) include in the Joint Proxy Statement/Prospectus the recommendation of the Pacific Board of Directors that the shareholders of Pacific vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, (ii) use its best efforts to obtain such shareholder approval of the Merger and the Merger Agreement, and (iii) perform such other acts as may reasonably be requested by SBB to ensure that such shareholder approval of the Merger and the Merger Agreement is obtained; and

                  (e) Cause the Joint Proxy Statement/Prospectus to be mailed to the shareholders of Pacific as soon as practicable.

         SECTION 5.04 Information for Applications and Statements. Pacific will promptly, but in no event later than ten (10) business days after receipt of a request by SBB, furnish to SBB all information, data and documents concerning Pacific, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by SBB to, or filed by SBB with, any governmental body in connection with the transactions contemplated by this Agreement (including the Registration Statement and the Joint Proxy Statement/Prospectus), or in connection with any other transactions during the pendency of this Agreement, and Pacific represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Pacific shall otherwise fully cooperate with SBB in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

         SECTION 5.05 Required Acts of Pacific. Prior to the Closing, Pacific shall, and, as applicable, shall cause the Pacific Subsidiaries to, unless otherwise permitted in writing by SBB:

                  (a) Operate only in the ordinary course of business and consistent with prudent banking practices;

                  (b) Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees, and to maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

                  (c) Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as Pacific may in good faith reasonably dispute;

                  (d) Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion, and Pacific and the Pacific Subsidiaries shall have the authority to purchase a rider to Pacific's existing policy of directors' and officers' liability insurance providing for the continuation of coverage provided by such policy for a period of 36 months following the Effective Date with respect to actions occurring prior to the Effective Date to the extent that such coverage is obtain-able for an aggregate premium not to exceed $125,000;

                  (e) File all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

                  (f) Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

                  (g) Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; and

                  (h) Account for all transactions and prepare all financial statements of Pacific in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP).

         SECTION 5.06 Prohibited Acts of Pacific. Prior to the Closing, Pacific and, as applicable, the Pacific Subsidiaries shall not, without the prior written consent of SBB:

                  (a) Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to Pacific;

                  (b) Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude Pacific from making such representations and warranties at the time of the Closing;

                  (c) Change its Articles of Incorporation or Bylaws or its authorized capital stock, or change the Articles of Association, Bylaws or authorized capital stock of any Pacific Subsidiary;

                  (d) Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from Pacific or any Pacific Subsidiary except in the form of wages, salaries, fees for legal services and reimbursement of expenses and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business;

                  (e) Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices and except for liabilities incurred in connection with the transactions contemplated hereby;

                  (f) Except as provided in Section 5.21, declare or make any payment of dividends or other distributions to its shareholder, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                  (g) Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto (except for the issuance of Pacific Common Stock pursuant to the valid exercise of Pacific Stock Options, as defined in Section 6.17 hereof, which are outstanding on the date of this Agreement);

                  (h) Grant any new stock options or accelerate the vesting of any existing stock options, except as provided in this Agreement;

                  (i) Accelerate the vesting of pension or other benefits in favor of employees of Pacific or any Pacific Subsidiary;

                  (j) Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or
         (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

                  (k) Mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

                  (l) Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

                  (m) Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except (i) employee severance benefits contemplated by Section 12.16 of this Agreement, and (ii) in the ordinary course of business and consistent with past practices and safe and sound banking principles;

                  (n) Except for improvements or betterments relating to Pacific Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $1,000,000;

                  (o) Hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $60,000 or hire or employ any person for any newly created position;

                  (p) Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

                  (q) Make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by Pacific's independent auditors;

                  (r) Sell any investment securities in a transaction involving a book gain or loss of more than $100,000 on such sale or purchase any investment securities other than purchases of U.S. Treasury securities with a maturity of two years or less (and only after giving notice to SBB of any purchases in excess of $5,000,000);

                  (s) Make, renew, extend the maturity of, or alter any of the material terms of any loan, other than classified loans (which are addressed in Section 5.06(t), to any single borrower and his or her related interests in excess of the principal amount of $2,000,000; provided, however, that SBB shall be deemed to have given its consent under this Section 5.06(s) unless SBB objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by SBB of all information relating to the making, renewal or alteration of such loan;

                  (t) Make, renew, extend the maturity of, or alter any of the material terms of any classified loan to any single borrower and his or her related interests in excess of the principal amount of $250,000; provided, however, that SBB shall be deemed to have given its consent under this Section 5.06(t) unless SBB objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by SBB of all information relating to the making, renewal or alteration of such loan; or

                  (u) Create any new branches or enter into any  acquisitions or
         leases  of  real   property,   including  both  new  leases  and  lease
         extensions.

         SECTION 5.07 Access; Pre-Closing Investigation. Subject to the provisions of Article XI, Pacific shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of SBB full access to the properties, books, contracts and records of Pacific and the Pacific Subsidiaries, permit SBB to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 5.15) as they may require and furnish to SBB during such period all such information concerning Pacific and the Pacific Subsidiaries and its affairs as SBB may reasonably request, in order that SBB may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Pacific and the Pacific Subsidiaries, including, without limitation, access sufficient to verify the absence of any Material Adverse Change with respect to Pacific, the accuracy of the representations and warranties made by Pacific in this Agreement, the value of the assets and the liabilities of Pacific and the satisfaction of the conditions precedent to SBB's obligations described in Article VIII of this Agreement. SBB shall use its best efforts not to disrupt the normal business operations of the Pacific and the Pacific Subsidiaries. Pacific agrees at any time, and from time to time, to furnish to SBB as soon as practicable, any additional information that SBB may reasonably request.

         SECTION 5.08 Director and Committee Meetings. Pacific shall give notice to two (2) designees of SBB and shall invite such persons to attend all regular and special meetings of the Board of Directors of Pacific and all regular and special meetings of any board or senior management committee of Pacific, provided, however, that Pacific reserves the right to exclude such invitees from any portion of any such meeting at any time. Such invitees shall be designated by SBB subject to the consent of Pacific, which consent shall not be unreasonably withheld. In addition, Pacific shall provide SBB with copies of the minutes of all regular and special meetings of the Board of Directors of Pacific and minutes of all regular and special meetings of any board or senior management committee of Pacific (except portions of such minutes which are devoted to the discussion of this Agreement or the Merger or which, upon the advise of counsel, are otherwise privileged). Copies of such minutes shall be provided to SBB within five (5) business days following the date of such meeting.

         SECTION 5.09 Additional Financial Statements. Pacific shall promptly furnish SBB with true and complete copies of (i) Call Reports of each of the Subsidiary Banks for the quarter ended June 30, 1998 and each quarter thereafter until the Effective Date, (ii) monthly directors' reports of Pacific, and (iii) unaudited month-end financial statements of Pacific.

         SECTION 5.10 Untrue Representations. Pacific shall promptly notify SBB in writing if Pacific becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to SBB or any representation or warranty made in or pursuant to this Agreement or that results in Pacific's failure to comply with any covenant, condition or agreement contained in this Agreement.

         SECTION 5.11 Litigation and Claims. Pacific shall promptly notify SBB in writing of any litigation, or of any claim, controversy or contingent liability that is expected to become the subject of litigation, against Pacific or any Pacific Subsidiary or affecting any of their respective properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change with respect to Pacific, and Pacific shall promptly notify SBB of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Pacific, threatened against Pacific or any Pacific Subsidiary that questions or is likely to question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or any actions taken or to be taken by Pacific pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 5.12 Adverse Changes. Pacific shall promptly notify SBB in writing if any change or development shall have occurred or, to the knowledge of Pacific, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Pacific or the Pacific Subsidiaries that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to Pacific or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to SBB of any such change, Pacific shall not be relieved of any liability to SBB pursuant to this Agreement for, nor shall the providing of such information by Pacific to SBB be deemed a waiver by SBB of, the breach of any representation or warranty of Pacific contained in this Agreement.

         SECTION 5.13 No Negotiation with Others. Until the Effective Date or the earlier termination of this Agreement, Pacific shall not, directly or indirectly, nor shall it permit any of its officers, directors, employees, representatives or agents to, directly or indirectly: (i) encourage, solicit or initiate discussions or negotiations with, or (ii) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of Pacific, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than SBB or its Affiliates or associates or officers, partners, employees or other authorized representatives of SBB or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving Pacific. As soon as practicable following receipt of any unsolicited written offer, Pacific will communicate to SBB the terms of any proposal or request for information.

         SECTION 5.14 Consents and Approvals. Pacific shall use its best efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement.

         SECTION 5.15 Environmental Investigation; Right to Terminate Agreement.

         (a) SBB and its consultants, agents and representatives shall have the right, to the same extent that Pacific has such right, but not the obligation or responsibility, to inspect any Pacific Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to the date which is forty-five (45) calendar days from the date of this Agreement. SBB shall notify Pacific prior to any physical inspections of the Pacific Property, and Pacific may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by SBB, SBB shall (i) notify Pacific of any Pacific Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to the date which is sixty
(60) calendar days from the date of this Agreement. SBB shall give reasonable notice to Pacific of such secondary investigations, and Pacific may place reasonable time and place restrictions on such secondary investigations.

         (b) SBB shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.19 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by SBB because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of
Environmental Laws; (iii) Pacific has refused to allow SBB to conduct an Environmental Inspection or secondary investigation in a manner that SBB reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action by Pacific that would result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Pacific Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Pacific Property, the removal of which would result in a Material Adverse Change. On or prior to the date which is ninety (90) calendar days from the date of this Agreement, SBB shall advise Pacific in writing as to whether SBB intends to terminate this Agreement in accordance with Section 9.02 because SBB disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. Pacific shall have the opportunity to correct any objected to violations or conditions to SBB's reasonable satisfaction prior to the date which is one hundred and fifteen (115) calendar days from the date of this Agreement. In the event that Pacific fails to demonstrate its satisfactory correction of the violations or conditions to SBB, SBB may terminate the Agreement on or before the date which is one hundred and twenty-five (125) days from the date of this Agreement.

         (c) Pacific agrees to make available to SBB and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Pacific Property including, without limitation, the results of other environmental inspections and surveys. Pacific also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with SBB and shall be entitled to certify the same in favor of SBB and its consultants, agents and representatives and make all other data available to SBB and its consultants, agents and representatives.

         (d) For purposes of this Section, the term "Pacific Property" or "Pacific Properties" shall have the same meaning given in Section 3.19(e).

         SECTION 5.16 Restrictions on Resales. At least forty (40) days prior to the Closing Date, Pacific shall deliver to SBB a list identifying each person who may reasonably be deemed an "affiliate" of Pacific within the meaning of such term as used in Rule 145 under the Securities Act. Pacific shall obtain and deliver to SBB, not less than thirty-one (31) days prior to the Closing Date, the signed agreement, in the form of Exhibit "F" hereto (the "Shareholder Letter"), of each "affiliate" of Pacific, and of any person who may become an "affiliate" of Pacific after the date of this Agreement, regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of Pacific Common Stock or SBB Common Stock (or reduction of risk with respect thereto) until such time as the financial results covering at least thirty (30) days of post-Merger combined operations have been published. Pacific shall notify all "affiliates" as far in advance as is reasonably practicable of the date on which the thirty (30) day period prior to the Closing Date is likely to begin.

         SECTION 5.17 Shareholder Lists. After the date of this Agreement, Pacific shall from time to time make available to SBB, upon request, a list of its shareholders and their addresses, a list showing all transfers of the Pacific Common Stock and such other information as SBB may reasonably request regarding both the ownership and prior transfers of the Pacific Common Stock.

         SECTION 5.18 Employee Pension Plans. Pacific agrees the employee pension plans of Pacific, including the Pacific Capital 401(k) Plan and the Pacific Employee Stock Ownership Plan (collectively, the "Pacific Pension Plans") may be frozen, modified or merged into similar employee pension plans maintained by SBB or SBB&T, including the Santa Barbara Bank & Trust Employee Stock Ownership Plan and the Santa Barbara Bank & Trust 401(k) Plan, on or after the Effective Date, as determined by the Surviving Corporation in its sole discretion, subject to compliance with applicable law, so long as any such action preserves the rights of the participants in such Pacific Pension Plans (including, without limitation, vesting rights).

         SECTION 5.19 Employee Welfare Benefit Plans. Pacific agrees that Pacific's employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, modified or merged into SBB's welfare benefit plans on or after the Effective Date, as determined by the Surviving Corporation in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of participants in such plans.

         SECTION 5.20 Director Voting. Pacific shall use its best efforts to have each of its directors agree to vote, or cause to be voted, all shares of Pacific Common Stock beneficially owned by them at the Pacific Shareholders' Meeting in favor of the Merger. Subject to such directors' fiduciary duties, each such director shall execute such documents as are reasonably necessary to evidence their determination to vote their shares of Pacific Common Stock in favor of the Merger at the Pacific Shareholders' Meeting.

         SECTION 5.21 Dividends. Pacific shall not declare, set aside or pay any dividend in respect of the Pacific Common Stock or make any other distribution to shareholders (including, without limitation, any stock dividend, dividends in kind or other distribution), whether in cash, stock or other property, after the date of this Agreement, except that Pacific may declare and pay its regular quarterly dividend on the Pacific Common Stock not to exceed $0.25 per share at approximately the same time during each quarter which it has historically declared and paid such dividend; provided, however, that Pacific and SBB shall cooperate with each other to coordinate the record and payment dates of their respective dividends for the quarter in which the Effective Date occurs such that the holders of Pacific Common Stock shall receive a quarterly dividend from either Pacific or SBB, but not from both with respect to such quarter.

         SECTION 5.22 Non-Compete Agreements. Prior to the Closing Date, Pacific shall use its best efforts to cause each of the persons identified on Exhibit "G" to enter into an agreement not to compete with the Surviving Corporation to be dated as of the Closing Date and to become effective on the Effective Date (each a "Non-Compete Agreement"). The form of the Non-Compete Agreement is attached as Exhibit "G" hereto.

         SECTION 5.23 Pooling of Interests Accounting Treatment. Pacific shall, and shall use its best efforts to cause its directors and officers to, use all commercially reasonable efforts not inconsistent with the terms of this Agreement to structure and consummate the Merger and all actions related thereto in a manner that will qualify the Merger for "pooling of interests" accounting treatment as determined by SBB's independent accounting firm and by any securities regulatory body which shall review the Registration Statement, including without limitation, the S.E.C.

         SECTION 5.24 Disclosure Schedules. Pacific agrees at or prior to the Closing to provide SBB with supplemental Schedules to be delivered by Pacific pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.


                                   ARTICLE VI.
                                COVENANTS OF SBB

         SBB hereby makes the covenants set forth in this Article VI to Pacific.

         SECTION 6.01 Best Efforts. SBB will use its best efforts to perform and fulfill all conditions and obligations on its part to be performed of fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

         SECTION 6.02 Merger Agreement. SBB will, as soon as practicable after the execution of this Agreement, enter into the Merger Agreement, the form of which is attached hereto as Exhibit "A", and perform all of its obligations thereunder.

         SECTION 6.03  Regulatory Approvals and Registration Statement.

         (a) SBB, with the cooperation of Pacific, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by SBB in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve under the BHCA. SBB shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

         (b) SBB shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement, the SBB Common Stock for the Merger Consideration and shall, with the cooperation of Pacific, file with the S.E.C. the Registration Statement, which Registration Statement will contain the Joint Proxy Statement/Prospectus, and SBB shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of SBB and Pacific, at the time of the SBB Shareholders's Meeting (as defined in Section 6.04) and the Pacific Shareholders' Meeting and on the Effective Date, the Joint Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

         (c) SBB shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

         (d) SBB shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of SBB Common Stock to be issued pursuant to the Merger, and (ii) any filings required under the Exchange Act, relating to the Merger and the transactions contemplated herein.

         (e) SBB shall keep Pacific reasonably informed as to the status of such applications and filings, and SBB shall promptly furnish Pacific and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

         (f) SBB shall not take any action at any time after the Effective Date which would cause the Merger not to qualify as a reorganization within the meaning of Section 368 of the Code.

         SECTION 6.04 Submission of Merger and Related Matters to Shareholders. SBB shall:

                  (a) Duly call, give notice of, convene and hold, on a date mutually selected by SBB and Pacific, a meeting of its shareholders (the "SBB Shareholders' Meeting") as soon as practicable for the purpose of (i) approving and adopting the Merger and the Merger
         Agreement and the transactions contemplated hereby and thereby as required by the GCL, and (ii) approving and adopting an amendment to the Bylaws of SBB to increase the number of authorized directors who may serve on the Board of Directors of SBB to not more than fifteen
         (15) persons (the "Bylaw Amendment");

                  (b) Not impose a requirement that the holders of more than the minimum required percentage (as set forth in SBB's current Articles of Incorporation, current Bylaws or pursuant to provisions of the GCL requiring the lowest percentage vote) of the SBB Common Stock entitled to vote on the Merger and the Merger Agreement and the Bylaw Amendment approve the Merger and the Merger Agreement and the Bylaw Amendment;

                  (c)  Subject  to the  fiduciary  duties  of the SBB  Board  of
         Directors to the shareholders of SBB, (i) include in the Joint Proxy Statement/Prospectus the recommendation of the SBB Board of Directors that the shareholders of SBB vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby and the Bylaw Amendment, (ii) use its best efforts to obtain such shareholder approval of the Merger and the Merger Agreement and the Bylaw Amendment, and (iii) perform such other acts as may reasonably be requested by Pacific to ensure that such shareholder approval of the Merger and the Merger Agreement and the Bylaw Amendment is obtained; and

                  (d) Cause the Joint Proxy Statement/Prospectus to be mailed to the shareholders of SBB as soon as practicable.

         SECTION 6.05 Information for Applications and Statements. SBB will promptly, but in no event later than ten (10) business days after receipt of a request by Pacific, furnish to Pacific all information, data and documents concerning SBB, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by Pacific to, or filed by Pacific with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any other transactions during the pendency of this Agreement, and SBB represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. SBB shall otherwise fully cooperate with Pacific in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

         SECTION 6.06 Required Acts of SBB. Prior to the Closing, SBB shall, and, as applicable, shall cause the SBB Subsidiaries to, unless otherwise permitted in writing by Pacific:

                  (a) Operate only in the ordinary course of business and con-sistent with prudent banking practices;

                  (b) Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees, and to maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

                  (c) Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as SBB may in good faith reasonably dispute;

                  (d) Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

                  (e) File all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

                  (f) Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

                  (g) Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; and

                  (h) Account for all transactions and prepare all financial statements of SBB in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP).

         SECTION 6.07 Prohibited Acts of SBB. Prior to the Closing, SBB and, as applicable, the SBB Subsidiaries shall not, without the prior written consent of
Pacific:

                  (a) Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to SBB;

                  (b) Take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude SBB from making such representations and warranties at the time of the Closing;

                  (c) Except as contemplated by this Agreement, change its Articles of Incorporation or Bylaws or its authorized capital stock, or change the Articles of Incorporation, Bylaws or authorized capital stock of any SBB Subsidiary;

                  (d) Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from SBB or any SBB Subsidiary except in the form of wages, salaries, fees for legal services and reimbursement of expenses and by loans secured by liquid collateral having a fair market value at least equal to the principal balance due on such loan to its officers, directors and employees in the ordinary course of business;

                  (e) Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices and except for liabilities incurred in connection with the transactions contemplated hereby;

                  (f) Except as provided in Section 6.19, declare or make any payment of dividends or other distributions to its shareholder, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                  (g) Except as required pursuant to the terms of this Agreement, and except for the issuance of SBB Common Stock pursuant to the valid exercise of SBB Stock Options, as defined in Section 4.03 hereof, which are outstanding on the date of this Agreement, issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

                  (h) Grant any new stock options or accelerate the vesting of any existing stock options, except as provided in this Agreement;

                  (i) Accelerate the vesting of pension or other benefits in favor of employees of SBB or any SBB Subsidiary;

                  (j) Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or
         (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);





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



                  (k) Mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

                  (l) Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

                  (m) Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

                  (n) Except for improvements or betterments relating to SBB Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $2,000,000;

                  (o) Hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $120,000;

                  (p) Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

                  (q) Make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by SBB's independent auditors;

                  (r) Make, renew, extend the maturity of, or alter any of the material terms of any loan, other than classified loans (which are addressed in Section 6.07(s), to any single borrower and his or her related interests in excess of the principal amount of $4,000,000; provided, however, that Pacific shall be deemed to have given its consent under this Section 6.07(r) unless Pacific objects to such




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



         transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Pacific of all information relating to the making, renewal or alteration of such loan; or

                  (s) Make, renew, extend the maturity of, or alter any of the material terms of any classified loan to any single borrower and his or her related interests in excess of the principal amount of $500,000; provided, however, that Pacific shall be deemed to have given its consent under this Section 6.07(s) unless Pacific objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Pacific of all information relating to the making, renewal or alteration of such loan.

         SECTION 6.08 Access; Pre-Closing Investigation. Subject to the provisions of Article XI, SBB shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Pacific full access to the properties, books, contracts and records of SBB and the SBB Subsidiaries, permit Pacific to make such inspections as they may require and furnish to Pacific during such period all such information concerning SBB and the SBB Subsidiaries and its affairs as Pacific may reasonably request, in order that Pacific may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of SBB and the SBB Subsidiaries, including, without limitation, access sufficient to verify the absence of any Material Adverse Change with respect to SBB, the accuracy of the representations and warranties made by SBB in this Agreement, the value of the assets and the liabilities of SBB and the satisfaction of the conditions precedent to Pacific's obligations described in Article VII of this Agreement. Pacific shall use its best efforts not to disrupt the normal business operations of the SBB and the SBB Subsidiaries. SBB agrees at any time, and from time to time, to furnish to Pacific as soon as practicable, any additional information that Pacific may reasonably request.

         SECTION 6.09 Director and Committee Meeting. SBB shall give notice to two (2) designees of Pacific and shall invite such persons to attend all regular and special meetings of the Board of Directors of SBB and all regular and special meetings of any board or senior management committee of SBB, provided, however, that SBB reserves the right to exclude such invitees from any portion of any such meeting at any time. Such invitees shall be designated by Pacific subject to the consent of SBB, which consent shall not be unreasonably withheld. In addition, SBB shall provide Pacific with copies of the minutes of all regular and special meetings of the Board of Directors of SBB and minutes of all regular and special meetings of all regular and special meetings of any board or senior management committee of SBB (except portions of such minutes which are devoted to the discussion of this Agreement or the Merger or which, upon the advise of counsel, are otherwise privileged). Copies of such minutes shall be provided to Pacific within five (5) business days following the date of such meeting.

         SECTION 6.10 Additional Financial Statements. SBB shall promptly furnish Pacific with true and complete copies of (i) Call Reports of SBB&T for the quarter ended June 30, 1998 and each quarter thereafter until the Effective Date, (ii) monthly directors' reports of SBB, and (iii) unaudited month-end financial statements of SBB.





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         SECTION 6.11 Untrue Representations.  SBB shall promptly notify Pacific in writing if SBB becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Pacific or any representation or warranty made in or pursuant to this Agreement or that results in SBB's failure to comply with any covenant, condition or agreement contained in this Agreement.

         SECTION 6.12 Litigation and Claims. SBB shall promptly notify Pacific in writing of any litigation, or of any claim, controversy or contingent liability that is expected to become the subject of litigation, against SBB or any SBB Subsidiary or affecting any of their respective properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change with respect to SBB, and SBB shall promptly notify Pacific of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of SBB, threatened against SBB or any SBB Subsidiary that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by SBB pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

         SECTION 6.13 Adverse Change. SBB shall promptly notify Pacific in writing if any change or development shall have occurred or, to the knowledge of SBB, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of SBB or the SBB Subsidiaries that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to SBB or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to Pacific of any such change, SBB shall not be relieved of any liability to Pacific pursuant to this Agreement for, nor shall the providing of such information by SBB to Pacific be deemed a waiver by Pacific of, the breach of any representation or warranty of SBB contained in this Agreement.

         SECTION 6.14 No Negotiation with Others. Until the Effective Date or the earlier termination of this Agreement, SBB shall not, directly or indirectly, nor shall it permit any of its officers, directors, employees, representatives or agents to, directly or indirectly: (i) encourage, solicit or initiate discussions or negotiations with, or (ii) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of SBB, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Pacific or its Affiliates or associates or officers, partners, employees or other authorized representatives of Pacific or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving SBB (unless any such transaction is expressly conditioned upon the performance by SBB of all of SBB's obligations under this Agreement). As soon as practicable following receipt of any unsolicited written offer, SBB will communicate to Pacific the terms of any proposal or request for information.





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         SECTION 6.15 Consents and Approvals.  SBB shall use its best efforts to obtain all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

         SECTION 6.16 Environmental Investigation; Right to Terminate Agreement.

         (a) Pacific and its consultants, agents and representatives shall have the right, to the same extent that SBB has such right, but not the obligation or responsibility, to inspect any SBB Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to the date which is forty-five (45) calendar days from the date of this Agreement. Pacific shall notify SBB prior to any physical inspections of the SBB Property, and SBB may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Pacific, Pacific shall (i) notify SBB of any SBB Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to the date which is sixty
(60) calendar days from the date of this Agreement. Pacific shall give reasonable notice to SBB of such secondary investigations, and SBB may place reasonable time and place restrictions on such secondary investigations.

         (b) Pacific shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 4.19 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Pacific because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) SBB has refused to allow Pacific to conduct an Environmental Inspection or secondary investigation in a manner that Pacific reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action by SBB that would result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any SBB Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any SBB Property, the removal of which would result in a Material Adverse Change. On or prior to the date which is ninety (90) calendar days from the date of this Agreement, Pacific shall advise SBB in writing as to whether Pacific intends to terminate this Agreement in accordance with Section
9.02 because Pacific disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. SBB shall have the opportunity to correct any objected to violations or conditions to Pacific's reasonable satisfaction prior to the date which is one hundred and fifteen (115)




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



calendar days from the date of this Agreement. In the event that SBB fails to demonstrate its satisfactory correction of the violations or conditions to Pacific, Pacific may terminate the Agreement on or before the date which is one hundred and twenty-five (125) days from the date of this Agreement.

         (c) SBB agrees to make available to Pacific and its consultants, agents and representatives all documents and other material relating to environmental conditions of any SBB Property including, without limitation, the results of other environmental inspections and surveys. SBB also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Pacific and shall be entitled to certify the same in favor of Pacific and its consultants, agents and representatives and make all other data available to Pacific and its consultants, agents and representatives.

         (d) For purposes of this Section, the term "SBB Property" or "SBB Properties" shall have the same meaning given in Section 4.19(e).

         SECTION 6.17 Stock Options.

         (a) On the Effective Date, each outstanding option to purchase shares of Pacific Common Stock (a "Pacific Stock Option") issued pursuant to the Pacific Capital Bancorp 1984 Stock Option Plan, the Pacific Capital Bancorp 1994 Stock Option Plan and the Pacific Capital Bancorp 1991 Directors Stock Option Plan (together, the "Pacific Stock Option Plans"), whether or not exercisable or vested, shall be assumed by SBB as hereinafter provided. Each Pacific Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Pacific Stock Option, the number of full shares of SBB Common Stock calculated in accordance with the provision of
Section 1.06(b). In no event shall SBB be required to issue fractional shares of SBB Common Stock upon the exercise of a converted option.

         (b) SBB shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement the number of full shares of SBB Common Stock calculated in accordance with Section 1.06(b). As soon as practicable after the Effective Date, SBB shall deliver to each holder of Pacific Stock Options appropriate notices setting forth such holders' rights pursuant to the Pacific Stock Option Plans, and the agreements evidencing the grants of such Pacific Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by Section 1.06(b) after giving effect to the Merger and the assumption by SBB as set forth above). To the extent necessary to effectuate the provisions of this Section 6.17, SBB may deliver new or amended agreements reflecting the terms of each Pacific Stock Option assumed by SBB and amend the Pacific Stock Option Plans to reflect the terms hereof.

         (c) As soon as practicable after the Effective Date, SBB shall file with the S.E.C. a registration statement on an appropriate form with respect to the shares of SBB Common Stock subject to such converted options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the status of the prospectus or
prospectuses   with  respect  thereto)  for  so  long  as  such  options  remain outstanding.




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



         SECTION  6.18  Director  and  Officer  Liability  Insurance.  Upon  the
Effective Date, any executive officer or director of Pacific who becomes and officer or director of SBB (including any subsidiaries thereof) shall be included in SBB's director and officer insurance policy.

         SECTION 6.19 Dividends. SBB shall not declare, set aside or pay any dividend in respect of the SBB Common Stock or make any other distribution to shareholders (including, without limitation, any stock dividend, dividends in kind or other distribution), whether in cash, stock or other property, after the date of this Agreement, except that SBB may declare and pay its regular quarterly dividend on the SBB Common Stock not to exceed $0.18 per share at approximately the same time during each quarter which it has historically declared and paid such dividend; provided, however, that SBB and Pacific shall cooperate with each other to coordinate the record and payment dates of their respective dividends for the quarter in which the Effective Date occurs such that the holders of Pacific Common Stock shall receive a quarterly dividend from either Pacific or SBB, but not from both with respect to such quarter.

         SECTION 6.20 Conduct of Business in the Ordinary Course. Except as specifically provided for in this Agreement, SBB shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Section 6.20, the ordinary course of business shall consist of the banking and related business as presently conducted by SBB and the SBB Subsidiaries.

         SECTION 6.21 Additions to SBB Board of Directors. SBB shall, prior to the Effective Date, take all action necessary to effect the Bylaw Amendment so as to permit the number of directors of the Surviving Corporation identified on Schedule One to Exhibit "A" hereto to be designated.

         SECTION 6.22 Director Voting. SBB shall use its best efforts to have each of its directors agree to vote, or cause to be voted, all shares of SBB Common Stock beneficially owned by them at the SBB Shareholders' Meeting in favor of the Merger. Subject to such directors' fiduciary duties, each such director shall execute such documents as are reasonably necessary to evidence their determination to vote their shares of SBB Common Stock in favor of the Merger at the SBB Shareholders' Meeting.

         SECTION 6.23 Pooling of Interests Accounting Treatment. SBB shall, and shall use its best efforts to cause its directors and officers to, use all commercially reasonable efforts not inconsistent with the terms of this Agreement to structure and consummate the Merger and all actions related thereto in a manner that will qualify the Merger for "pooling of interests" accounting treatment as determined by SBB's independent accounting firm and by any securities regulatory body which shall review the Registration Statement, including without limitation, the S.E.C.

         SECTION 6.24 Disclosure Schedules. SBB agrees at or prior to the Closing to provide Pacific with supplemental Schedules to be delivered by SBB pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.






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                                  ARTICLE VII.
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PACIFIC

         All obligations of Pacific under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by Pacific), prior to or at the Closing, of each of the following conditions:

         SECTION  7.01   Compliance   with   Representations,   Warranties   and
Agreements.

         (a) All representations and warranties made by SBB in this Agreement or in any document or schedule delivered to Pacific pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

         (b) SBB shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by SBB prior to or at the Closing.

         SECTION 7.02 Shareholder Approvals. The holders of at least the minimum required percentage of SBB Common Stock and Pacific Common Stock entitled to vote on the Agreement, the Merger Agreement and the Merger shall have approved the Agreement, the Merger Agreement and the Merger, and the holders of at least the minimum required percentage of SBB Common Stock entitled to vote on the Bylaw Amendment shall have approved the Bylaw Amendment.

         SECTION 7.03 Government and Other Approvals. SBB and Pacific shall have received approvals, acquiescence or consents, all on terms and conditions mutually acceptable to SBB and Pacific, of the transactions contemplated by this Agreement, and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the S.E.C., and the Federal Reserve, and all applicable waiting periods shall have expired, and SBB and Pacific shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

         SECTION 7.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would: (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a




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



material portion of the assets of SBB, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Pacific or subject any officer, director, shareholder or employee of Pacific to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

         SECTION 7.05 Delivery of Closing Documents. Pacific shall have received all documents required to be received from SBB on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to Pacific.

         SECTION 7.06 Receipt of Fairness Opinion. The Board of Directors of Pacific shall have received, on or before the date of the mailing of the Joint Proxy Statement/Prospectus, from its investment advisor, Van Kasper & Company, an unqualified written opinion to the effect that the Merger is fair to the shareholders of Pacific from a financial point of view.

         SECTION 7.07 Receipt of Pooling Opinions. Pacific shall have received an opinion letter, dated as of the Closing Date, from KPMG Peat Marwick LLP, independent public accountants for Pacific, to the effect that Pacific qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting would be available under Accounting Principles Board Opinion No. 16 ("APB 16"). Pacific shall have also received an opinion letter, dated as of the Closing Date, from Arthur Andersen, LLP, independent public accountants for SBB, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB 16 if closed and consummated in accordance with this Agreement. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment.

         SECTION 7.08 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

         SECTION 7.09 Federal Tax Opinion. Pacific shall have received a copy of the opinion of Jenkens & Gilchrist, P.C., counsel to SBB, to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) no gain or loss will be recognized for federal income tax purposes by the holders of shares of Pacific Common Stock upon




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



receipt of the Merger Consideration (except for cash received in lieu of fractional shares), (iii) the basis of shares of SBB Common Stock received by the shareholders of Pacific will be the same as the basis of shares of Pacific Common Stock exchanged therefor, and (iv) the holding period of the shares of SBB Common Stock received by such shareholders will include the holding period of the shares of Pacific Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of SBB, Pacific and others.

         SECTION 7.10 Dissenting Shareholders. Holders of not more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of Pacific Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the GCL such that their receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under GAAP, would result in the Merger not qualifying for "pooling of interests" accounting treatment under GAAP.

         SECTION 7.11 Accounting Treatment. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to Pacific, Pacific shall not have received notification from any proper regulatory authority that Pacific's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and Pacific shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

         SECTION 7.12 Bylaw Amendment. SBB shall have taken all actions necessary to effect the Bylaw Amendment.

         SECTION 7.13 No Material Adverse Change. There shall have been no Material Adverse Change with respect to SBB since December 31, 1997.


                                  ARTICLE VIII.
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SBB

         All obligations of SBB under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by SBB), prior to or at the Closing, of each of the following conditions:

         SECTION  8.01   Compliance   with   Representations,   Warranties   and
Agreements.

         (a) All representations and warranties made by Pacific in this Agreement or in any document or schedule delivered to SBB pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

         (b) Pacific shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Pacific prior to or at the Closing.

         SECTION 8.02 Shareholder Approvals. The holders of at least the minimum required percentage of Pacific Common Stock and SBB Common Stock entitled to vote on the Agreement, the Merger Agreement and the Merger shall have approved the Agreement, the Merger Agreement and the Merger; and the holding of at least the minimum percentage of SBB Common Stock entitled to vote on the Bylaw Amendment shall have approved the Bylaw Amendment.

         SECTION 8.03 Government and Other Approvals. SBB and Pacific shall have received approvals, acquiescence or consents, all on terms and conditions mutually acceptable to SBB and Pacific, of the transactions contemplated by this Agreement and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the S.E.C. and the Federal Reserve, and all applicable waiting periods shall have expired, and SBB and Pacific shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, SBB may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

         SECTION 8.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Pacific, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject SBB or subject any officer, director, shareholder or employee of SBB to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

         SECTION 8.05 Delivery of Closing Documents. SBB shall have received all documents required to be received from Pacific on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to SBB.

         SECTION 8.06 Receipt of Shareholder Letters. SBB shall have received from Pacific, at least 31 days prior to the Closing Date, the signed Shareholder Letters, in the form attached hereto as Exhibit "F" hereof, of each person who may reasonably be deemed an "affiliate" of Pacific within the meaning of such term as used in Rule 145 under the Securities Act.

         SECTION 8.07 Receipt of Fairness Opinion. The Board of Directors of SBB shall have received, on or before the date of the mailing of the Joint Proxy Statement/Prospectus, from its investment advisor, The Bank Advisory Group, Inc., an unqualified written opinion to the effect that the Merger is fair to the shareholders of SBB from a financial point of view.

         SECTION 8.08 Dissenting Shareholders. Holders of not more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of Pacific Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the GCL such that their receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under GAAP, would result in the Merger not qualifying for "pooling of interests" accounting treatment under GAAP.

         SECTION 8.09 Receipt of Pooling Opinions. SBB shall have received an opinion letter, dated as of the Closing Date, from KPMG Peat Marwick LLP, independent public accountants for Pacific, to the effect that Pacific qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting would be available under APB 16. SBB shall have also received an opinion letter, dated as of the Closing Date, from Arthur Andersen, LLP, its independent public accountants, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB 16 if closed and consummated in accordance with this Agreement. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment.

         SECTION 8.10 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

         SECTION 8.11 Federal Tax Opinion. SBB shall have received an opinion of its counsel, Jenkens & Gilchrist, P.C., to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the


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



Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized for federal income tax purposes by the holders of shares of Pacific Common Stock upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares),
(iii) the basis of shares of SBB Common Stock received by the shareholders of Pacific will be the same as the basis of shares of Pacific Common Stock exchanged therefor, and (iv) the holding period of the shares of SBB Common Stock received by such shareholders will include the holding period of the shares of Pacific Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of SBB, Pacific and others.

         SECTION 8.12 Accounting Treatment. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to SBB, SBB shall not have received notification from any proper regulatory authority that SBB's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and SBB shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

         SECTION 8.13 No Material Adverse Change. There shall have been no Material Adverse Change with respect to Pacific since December 31, 1997.


                                   ARTICLE IX.
                      EXPENSES, TERMINATION AND ABANDONMENT

         SECTION 9.01 Expenses. Each of the parties hereto shall bear its respective costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement; provided, however, in the event that:

                  (a) this Agreement is terminated by SBB because (i) the Merger Agreement is not approved by the required vote of shareholders at the Pacific Shareholders' Meeting, and (ii) the Board of Directors of Pacific (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval, Pacific shall pay to SBB within ten (10) business days after such termination (y) a termination fee of $7,650,000, and
         (z) all documented fees and expenses of SBB related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to Pacific by SBB within five (5) business days after termination, shall not exceed $250,000); and

                  (b) this Agreement is terminated by Pacific because (i) the Merger Agreement is not approved by the required vote of shareholders at the SBB Shareholders' Meeting, and (ii) the Board of Directors of SBB (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval, SBB shall pay to Pacific within ten (10) business days after such termination (y) a termination fee of $7,650,000, and
         (z) all documented fees and expenses of Pacific related to this Agree-ment and the transactions contemplated hereby (which fees and expenses, as communicated to SBB by Pacific within five (5) business after termination, shall not exceed $250,000); and

                  (c) this Agreement is terminated by Pacific because of a Third Party Transaction (as defined in Section 9.02, Pacific shall pay to SBB within ten (10) business days after such termination (y) a termination fee of $7,650,000, and (z) all documented fees and expenses of SBB related to this Agreement and the transactions contemplated hereby
         (which fees and expenses, as communication to Pacific by SBB within five (5) business days after termination, shall not exceed $250,000).

The parties hereto  acknowledge  that the  agreements  contained in this Section
9.01 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, SBB and Pacific would not enter into this Agreement.

         SECTION  9.02  Termination.  Subject to any  payments  as  provided  in
Section 9.01, this Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Date:

                  (a) by mutual written agreement between SBB and Pacific, if the Board of Directors of each party so determines by vote of a majority of the members of its entire Board;

                  (b) by either SBB or Pacific, if the Effective Date has not occurred by January 31, 1999, or such later date as may be mutually agreed to by SBB and Pacific;

                  (c) by SBB, if there has been a Material Adverse Change with respect to Pacific;

                  (d) by Pacific, if there has been a Material Adverse Change with respect to SBB.

                  (e) by either SBB or Pacific, by written notice to the other, if the other has breached any of its covenants in Article V or Article VI of this Agreement, as the case may be, in any material respect and has failed to correct or cure any such breach within twenty (20) business days after notice thereof is given by the nonbreaching party;

                  (f) by either SBB or Pacific, by written notice to the other, if any representation or warranty given or made by such other party in this Agreement or in any schedule or other document delivered by such other party in accordance with the terms of this Agreement, is or becomes untrue or incorrect in any material respect and is not corrected within twenty (20) business days after written notice thereof is given by the party terminating this Agreement to the party giving or making such representation or warranty, provided that any such notice shall be delivered promptly upon discovery of the breach;

                  (g) by either SBB or Pacific, if (i) any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions, (ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable, or (iii) either Pacific or SBB reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement;

                  (h) by SBB or Pacific, if the Merger Agreement is not approved by the required vote of shareholders of Pacific or SBB;

                  (i) by Pacific, by written notice to SBB, if (i) a proposal for a Third Party Transaction (as defined below) involving Pacific has been made or received and the Board of Directors of Pacific determines, in the exercise of its good faith judgment (based on written advice of independent legal counsel) that such termination is required in order for Pacific's Board of Directors to comply with its fiduciary duties to Pacific's shareholders, or (ii) following receipt by Pacific of a proposal for a Third Party Transaction, the Board of Directors of Pacific shall have altered its determination to recommend that the shareholders of Pacific approve this Agreement or shall have failed to proceed to hold the special Pacific Shareholders' Meeting to approve this Agreement, in either case of which Pacific shall give SBB prompt written notice of its election to terminate this Agreement pursuant to this Section 9.02(i).

                  For purposes of this Section 9.02(i), a "Third Party Transaction" shall include (i) any successful tender offer for more than 50% of the outstanding shares of Pacific, (ii) any merger or consolidation of Pacific with or into any entity other than SBB or an affiliate of SBB, (iii) any sale of all or substantially all of the assets of Pacific, (iv) any reorganization of Pacific or other transaction that results or when completed would result in a disposition of substantially all of the assets of Pacific, or (v) the issuance, sale or disposition of securities representing 50% or more of the common stock of Pacific;

                  (j) by SBB pursuant to the terms of Section 5.15(b) hereof;

                  (k) by Pacific pursuant to the terms of Section 6.16(b) hereof;

                  (l) by Pacific, if the average of the average closing bid and asked price of a share of SBB Common Stock as reported on Nasdaq for the twenty (20) business day period immediately preceding the fifth
         (5th) business day prior to the Closing Date (the "SBB Average Price") shall be less than $22.95 (which number shall be appropriately adjusted to give effect to any Share Adjustment relative to shares of SBB Common Stock); provided, however, that if the SBB Average Price shall be less than $22.95, Pacific and SBB shall attempt in good faith to renegotiate the Exchange Ratio, subject to existing market conditions. Should the parties fail to so renegotiate the Exchange Ratio within three (3) business days after determination of the SBB Average Price, Pacific may terminate this Agreement pursuant to this Section 9.02(l);

                  (m) by Pacific, if Pacific shall not have received an unqualified written opinion from its investment advisor, dated as of the mailing of the Proxy Statement/Prospectus, to the effect that the Merger is fair to the shareholders of Pacific from a financial point of view; or

                  (n) by SBB, if SBB shall not have received an unqualified written opinion from its investment advisor, dated as of the mailing of the Proxy Statement/Prospectus, to the effect that the Merger is fair to the shareholders of SBB from a financial point of view.

         SECTION 9.03 Notice of Termination. The power of termination provided for by Section 9.02 hereof may be exercised only by a notice given in writing, as provided in Section 12.05 of this Agreement.

         SECTION 9.04 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.02 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party pursuant to Section 9.01 hereof, and (b) the provisions of
Article XI hereof shall remain applicable.


                                   ARTICLE X.
                  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

         SECTION 10.01 Nonsurvival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive Closing.


                                   ARTICLE XI.
                            CONFIDENTIAL INFORMATION

         SECTION  11.01   Definition   of   "Recipient,"   "Disclosing   Party,"
"Representative" and "Person". For purposes of this Article XI, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 11.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and

(2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article XI shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

         SECTION 11.02 Definition of "Subject Information". For purposes of this
Article XI, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

         SECTION 11.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

         SECTION 11.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         SECTION 11.05 Return of Subject Information. In the event of termination of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

         SECTION 11.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XI of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of Article XI of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article XI of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                                  ARTICLE XII.
                                  MISCELLANEOUS

         SECTION 12.01 Brokerage Fees and Commissions.

         (a) SBB  hereby  represents  to  Pacific  that,  except as set forth on
Schedule 12.01(a), no agent, representative or broker has represented SBB or any or all of the shareholders in connection with the transactions described in this Agreement. Pacific shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of SBB or any shareholder of SBB, and SBB hereby agrees to indemnify and hold Pacific harmless for any amounts owed to any agent, representative or broker of SBB or any shareholder of SBB.

         (b)  Pacific  hereby  represents  to SBB  that,  except as set forth on
Schedule 12.01(b), no agent, representative or broker has represented Pacific or any or all of the shareholders in connection with the transactions described in this Agreement. SBB shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Pacific or any shareholder of Pacific, and Pacific hereby agrees to indemnify and hold SBB harmless for any amounts owed to any agent, representative or broker of Pacific or any shareholder of Pacific.

         SECTION 12.02 Entire Agreement. This Agreement and the other agreements, documents, schedules, exhibits and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

         SECTION 12.03 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

         SECTION 12.04 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         SECTION 12.05 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.05. All communications must be in writing and addressed as follows:

                  IF TO PACIFIC:

                           Pacific Capital Bancorp
                           307 Main Street

                           Salinas, California 93901
                           Telecopy: (408) 646-9748
                           Attention:  Mr. Clayton C. Larson,
                                       President and Chief Administrative
                                       Officer

                 WITH A COPY TO:

                           Mr. James E. Topinka
                           Preston Gates & Ellis LLP
                           One Maritime Plaza
                           Suite 2400
                           San Francisco, California 94111
                           Telecopy: (415) 788-8819

                  IF TO SBB:

                           Santa Barbara Bancorp
                           1021 Anacapa Street
                           Santa Barbara, California 93101-2036
                           Telecopy: (804) 564-6293
                           Attention:  Mr. David W. Spainhour,
                                          President and Chief Executive Officer

                  WITH A COPY TO:

                           Mr. Charles E. Greef
                           Mr. Peter G. Weinstock
                           Jenkens & Gilchrist,
                           a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202-2799
                           Telecopy:  (214) 855-4300

         SECTION 12.06 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN SANTA BARBARA, CALIFORNIA.

         SECTION 12.07 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         SECTION 12.08  Certain Definitions.

                  A. "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

                  B. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

                  C. "Material Adverse Change" means any material adverse change (excluding the occurrence of expenses in connection with the Merger) since December 31, 1997 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves of Pacific or SBB, as the case may be, and their respective Subsidiaries taken as a whole, and specifically includes, without limitation, with respect to Pacific, any change that reduces the tangible shareholders' equity of Pacific below $70,000,000, or, with respect to SBB, any change that reduces the tangible shareholders' equity of SBB below $118,000,000.

                  D. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA"), (c) the Clean Water Act, 33 U.S.C. ss.1251 et seq., as amended ("CWA"), (d) the Clean Air Act, 42 U.S.C. ss.7401 et seq., as amended ("CAA"), (e) the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., as amended ("TSCA"), (f) the Emergency Planning and Community Right to Know Act, 15 U.S.C. ss.2601 et seq., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended.

                  E. "Hazardous Material" means, without limitation, (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under CWA, (d) any hazardous air pollutants as defined under

         CAA, (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (g) asbestos, (h) polychlorinated biphenyls, (i) underground storage tanks, whether empty, filled or partially filled with any substance, (j) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (k) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal. Notwithstanding the foregoing, "Hazardous Material" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses.

         SECTION 12.09 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

         SECTION 12.10 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         SECTION 12.11 Rules of Construction. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

         SECTION 12.12 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 12.12 shall be void and of no effect.

         SECTION 12.13 Public Disclosure. Neither SBB nor Pacific will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, SBB and Pacific will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or which may be necessary to obtain regulatory approval for the transactions contemplated hereby.

         SECTION 12.14 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 12.05 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.05 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

         SECTION 12.15 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of SBB and Pacific at any time before or after adoption of this Agreement by the shareholders of SBB and Pacific but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that (i) decreases the Merger Consideration to be paid for the Pacific Common Stock as set forth in Section 1.04 or (ii) materially and adversely affects the rights of the shareholders of either SBB or Pacific hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         SECTION 12.16  Access; Due Diligence.

         (a) Subject to the confidentiality provisions of Article XI, Pacific shall, for a period of forty-five (45) calendar days following the date of this Agreement, afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of SBB full access to the properties, books, contracts and records of Pacific in order to conduct due diligence of Pacific to assess the condition and results of operations of Pacific.

         (b) Subject to the confidentiality provisions of Article XI, SBB shall, for a period of forty-five (45) calendar days following the date of this Agreement, afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Pacific full access to the properties, books, contracts and records of SBB in order to conduct due diligence of SBB to assess the condition and results of operations of SBB.




                               [Signatures Follow]

         IN WITNESS WHEREOF, SBB and Pacific have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                  SANTA BARBARA BANCORP


                                  By:  /s/ William S. Thomas, Jr.
                                      ------------------------------------------
                                      William S. Thomas, Jr., Vice Chairman and
                                      Chief Operating Officer

                             and


                                  By:  /s/ Kent M. Vining
                                      ------------------------------------------
                                      Kent M. Vining, Senior Vice President


                                  PACIFIC CAPITAL BANCORP


                                  By:  /s/ D. Vernon Horton
                                      ------------------------------------------
                                      D. Vernon Horton, Chairman of the Board
                                      and Chief Executive Officer


                             and


                                  By:  /s/ Clayton C. Larson
                                      ------------------------------------------
                                      Clayton C. Larson, President and
                                      Chief Administrative Officer

                                                                      APPENDIX B
                                                                      ----------



                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), is made and entered into as of the 29th day of July, 1998, by and between Santa Barbara Bancorp, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA") with its principal offices at 1021 Anacapa Street, Santa Barbara, California 93101 ("SBB") and Pacific Capital Bancorp, a California corporation and registered bank holding company under the BHCA with its principal offices at 307 South Main Street, Salinas, California ("Pacific").

                              W I T N E S S E T H:

         WHEREAS, Pacific is a California corporation duly organized and exist-ing under the laws of the State of California; and

         WHEREAS, SBB is a California corporation duly organized and existing under the laws of the State of California; and

         WHEREAS, SBB and Pacific desire to combine their respective businesses; and

         WHEREAS, in furtherance of the combination of their respective businesses, SBB and Pacific desire that Pacific shall be merged with and into SBB, under the articles of incorporation of SBB and with the resulting name "Pacific Capital Bancorp" (SBB as it will exist from and after the Effective Date (defined herein) being referred to herein as the "Surviving Corporation"), and that (i) all of the issued and outstanding shares of common stock of Pacific (other than shares held by dissenting shareholders, fractional share interests and as otherwise set forth herein) shall be converted into and exchanged for shares of common stock of the Surviving Corporation, (ii) all outstanding options to acquire common stock of Pacific shall be converted into options to acquire common stock of the Surviving Corporation, and (iii) all of the issued and outstanding shares of capital stock of SBB shall continue to be issued and outstanding shares of capital stock of the Surviving Corporation, all pursuant this Merger Agreement; and

         WHEREAS, pursuant to the authority given by and in accordance with the provisions of the California General Corporate Law, as amended (the "GCL"), a majority of the members of the respective Boards of Directors of SBB and Pacific have approved this Merger Agreement and the proposed transactions on the terms and conditions set forth in this Merger Agreement and the schedules hereto and have authorized the execution hereof; and

         WHEREAS, SBB and Pacific desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby.

         NOW, THEREFORE, for and in consideration of the foregoing premises, and subject to the following terms and conditions, the parties hereto undertake, promise, covenant and agree with each other as follows:

          1.  Merger of Pacific and SBB.  On the  Effective  Date (as defined in
Section 15), Pacific shall be merged with and into SBB pursuant to the provisions of Section 1107 of the GCL (the "Merger"). SBB shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate corporate existence of Pacific shall terminate.

         2. Effects of the Merger. The Merger shall have the effects as set forth in Section 1107 of the GCL. The Surviving Corporation shall be deemed to be the successor to each of SBB and Pacific; shall be subject to all the liabilities, obligations, duties and relations of each merging corporation; and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to SBB and Pacific. Except as provided in Section 3 herein, on the Effective Date the Articles of Incorporation and Bylaws of SBB shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until the same shall be amended in accordance with applicable law.

         3. Amendment to Articles of Incorporation of Surviving Corporation. On the Effective Date, Article One to the Articles of Incorporation of the Surviving Corporation as specified in Section 2 hereof shall be amended to provide that the name of the Surviving Corporation shall be "Pacific Capital Bancorp".

         4. Directors and Officers. The directors and officers of the Surviving Corporation at the Effective Date shall be as set forth on Schedule One to this Agreement and each of such persons shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

         5. Conversion of the Pacific Common Stock.

         (a) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of the following-described security, each share of the common stock, no par value per share, of Pacific (the "Pacific Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares of Pacific Common Stock (i) as to which dissenters' rights have been perfected, or (ii) held directly or indirectly by Pacific or SBB (except for Trust Account Shares or DPC Shares as defined in Section 5(d)) shall be converted into the right to receive 1.935 shares (the "Exchange Ratio") of the fully-paid, nonassessable and registered common stock, no par value per share, of SBB (the "SBB Common Stock") (together with any cash payment in lieu of fractional shares, as provided below, the "Merger Consideration").

         (b) No fractional shares of SBB Common Stock shall be issued and, in lieu thereof, holders of shares of Pacific Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of Pacific Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of SBB Common Stock on the Nasdaq National Market on the business day immediately preceding the Effective Date.

         (c) All of the shares of Pacific Common Stock converted into SBB Common Stock pursuant to this Section 5 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the
Effective Date, and each certificate (each a "Certificate") previously representing any such shares of Pacific Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of SBB Common Stock and (ii) cash in lieu of fractional shares into which the shares of Pacific Common Stock represented by such Certificate have been converted pursuant to this Section 5. Certificates previously representing shares of Pacific Common Stock shall be exchanged for certificates representing whole shares of SBB Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates to the Exchange Agent, without any interest thereon. Such certificates representing whole shares of SBB Common Stock exchanged for certificates previously representing shares of Pacific Common Stock shall bear the name of the Surviving Corporation.

         (d) On the Effective Date, all shares of Pacific Common Stock that are owned, directly or indirectly, by Pacific or SBB or any of their respective subsidiaries (other than (i) shares of Pacific Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pacific Common Stock which are similarly held, whether held directly or indirectly by Pacific or SBB, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of Pacific Common Stock held by Pacific or any of its subsidiaries in respect of a debt previously contracted (any such shares being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of SBB or other consideration shall be delivered in exchange therefor. All shares of SBB Common Stock that are owned by Pacific or any of its subsidiaries (other than Trust Account Shares and DPC Shares with respect to SBB Common Stock) shall be retired.

         (e) If, between the date hereof and the Effective Date, the outstanding shares of SBB Common Stock or Pacific Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the number of shares of SBB Common Stock into which a share of Pacific Common Stock shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of Pacific shall be entitled to receive such number of shares of SBB Common Stock as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date.

         (f) If any of the shares of Pacific Common Stock are "dissenting shares" as defined under applicable provisions of Chapter 13 of the GCL, any Certificate representing such shares shall not be converted as described in this
Section 5, but from and after the Effective Date shall represent only the right to receive such value as may be determined pursuant to Chapter 13 of the GCL; provided, however, that each dissenting share of Pacific Common Stock which shall cease to be a dissenting share shall have only such rights as are provided under the GCL.

         6. SBB Common Stock. On and after the Effective Date, each share of SBB Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. References to SBB Common Stock in this Merger Agreement as of and after the Effective Date shall be deemed to mean the common stock of the Surviving Corporation.

         7.       Stock Options.

         (a) On the Effective Date, each non-statutory option to purchase shares of Pacific Common Stock granted pursuant to a stock option plan maintained by Pacific and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Pacific Common Stock and shall be assumed by the Surviving Corporation and converted automatically into an option to purchase shares of SBB Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the stock option plans of Pacific and the agreements evidencing grants thereunder):

                  (i) The number of shares of SBB Common Stock to be subject to the converted option shall be equal to the product of the number of shares of Pacific Common Stock subject to the original option and the Exchange Ratio (provided that such number of shares shall be rounded to the nearest one one-hundredth of a share); and

                  (ii) The exercise price per share of SBB Common Stock under the converted option shall be equal to the exercise price per share of Pacific Common Stock under the original option divided by the Exchange Ratio (provided that such exercise price shall be rounded to the nearest one one-hundredth of a dollar).

         (b) On the Effective Date, each option to purchase shares of Pacific Common Stock granted pursuant to a stock option plan maintained by Pacific and which is an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Pacific Common Stock and shall be assumed by the Surviving Corporation and converted automatically into an option to purchase shares of SBB Common Stock in an amount and at an exercise price determined in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the converted option shall be the same as the original option, except that all references to Pacific shall be deemed to be references to the Surviving Corporation.

         8. Stock Transfer Books. On the Effective Date, the stock transfer books of Pacific shall be closed, and no transfer of Pacific Common Stock theretofore outstanding shall thereafter be made.

         9. The Shareholders' Meetings. The Merger shall be submitted to the shareholders of the each of SBB and Pacific at meetings to be called and held as promptly as practicable. Upon approval of the Merger by the requisite vote of the shareholders of each of SBB and Pacific, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section 15 hereof.

         10. Dissenters' Rights. Any shareholder of Pacific who perfects his or her dissenter's rights in accordance with the provisions of Chapter 13 of the GCL shall be governed by such provisions of law.

         11. Conditions to Consummation of the Merger. Consummation of the Merger as provided herein shall be conditioned upon: (i) consummation of the Agreement and Plan of Reorganization by and between SBB and Pacific, (ii) the receipt of all consents, orders and approvals and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Merger, including without limitation, the approval of the Board of Governors of the Federal Reserve System.

         12. Termination. This Merger Agreement may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of SBB and Pacific, by mutual consent of the Boards of Directors of both SBB and Pacific.

         13. Effect of Termination. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 12 hereof, the same shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either SBB, Pacific or the directors, officers, employees, agents or stockholders of either of them.

          14. Waiver and Amendment. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of SBB and Pacific, by the party that is entitled to the benefits thereof. This Merger Agreement may be amended by action taken by or on behalf of the board of directors of SBB and Pacific at any time before or after adoption of this Merger Agreement by the shareholders of SBB and Pacific but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that (i) decreases the Merger Consideration to be paid for the Pacific Common Stock as set forth in Section 5, or (ii) materially and adversely affects the rights of the shareholders of either SBB or Pacific hereunder without the requisite approval of such shareholders. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

         15. Effective Date. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law, and the conditions specified in this Merger Agreement, the Merger shall become effective on the date speci-fied in the Certificate of Merger to be issued by the Secretary of State of the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of California under the seal of his office, such date being herein called the "Effective Date."

         16. Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

         17. Governing Law. THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORD-ANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

         18. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Date, as may be deemed necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any assets of SBB or Pacific acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

         19. Assignment. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 19 shall be void and of no effect.

         20. Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         21. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

         22. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.
The word "or" is used in the inclusive sense.

         23. Articles, Sections, Exhibits and Schedules. Unless otherwise indicated, all articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement, and all exhibits referred to herein are exhibits attached to this Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

         24. Binding Effect. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.


                               [Signatures Follow]

         IN WITNESS WHEREOF, SBB and Pacific have caused this Merger Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, and the directors constituting a majority of the Board of Directors of such corporations have hereunto subscribed their names.

                                     PACIFIC CAPITAL BANCORP


                                     /s/ D. Vernon Horton
                                     -------------------------------------------
                                     D. Vernon Horton, Chairman of the Board and
                                     Chief Executive Officer


                                and


                                     /s/ Dennis A. CeCius
                                     -------------------------------------------
                                     Dennis A. DeCius, Assistant Secretary


                                The Directors of
                             PACIFIC CAPITAL BANCORP
                               Salinas, California


/s/  Charles E. Bancroft                             /s/  Gene Dicicco
------------------------                             ---------------------------
Charles E. Bancroft                                  Gene Dicicco


/s/  Lewis L. Fenton                                 /s/  Gerald T. Fry
------------------------                             ---------------------------
Lewis L. Fenton                                      Gerald T. Fry


/s/  Eugene R. Guglielmo
------------------------                             ---------------------------
Eugene R. Guglielmo                                  James L. Gattis


/s/  Stanley R. Haynes                               /s/  Hubert W. Hudson
------------------------                             ---------------------------
Stanley R. Haynes                                    Hubert W. Hudson


/s/  William J. Keller                               /s/  Roger C. Knopf
------------------------                             ---------------------------
William J. Keller                                    Roger C. Knopf

/s/  William S. McAfee                               /s/  William H. Pope
------------------------                             ---------------------------
William S. McAfee                                    William H. Pope


/s/  Mary Lou Rawitser                               /s/  William K. Sambrailo
------------------------                             ---------------------------
Mary Lou Rawitser                                    William K. Sambrailo


/s/  Robert B. Sheppard
------------------------
Robert B. Sheppard

                                       SANTA BARBARA BANCORP


                                       /s/  Donald M. Anderson
                                       -----------------------------------------
                                       Donald M. Anderson, Chairman of the Board

                                       and



                                       /s/  Jay D. Smith
                                       -----------------------------------------
                                       Jay D. Smith, Corporate Secretary


                                The Directors of
                              SANTA BARBARA BANCORP
                            Santa Barbara, California


/s/  Donald M. Anderson                              /s/  David W. Spainhour
---------------------------                          ---------------------------
Donald M. Anderson                                   David W. Spainhour


/s/  William S. Thomas, Jr.                          /s/  Frank Barranco, M.D.
---------------------------                          ---------------------------
William S. Thomas, Jr.                               Frank Barranco, M.D.


/s/  Edward E. Birch
---------------------------                          ---------------------------
Edward E. Birch, Ph.D.                               Terrill F. Cox


/s/  Richard M. Davis
---------------------------                          ---------------------------
Richard M. Davis                                     Anthony Guntermann


/s/  Dale E. Hanst                                   /s/  Harry B. Powell
---------------------------                          ---------------------------
Dale E. Hanst                                        Harry B. Powell


/s/  Susan Trescher
---------------------------
Susan Trescher

                                  SCHEDULE ONE

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION


DIRECTORS

         Donald M. Anderson - Chairman
         Frank Barranco, M.D.
         Edward E. Birch, Ph.D
         Terrill F. Cox
         Richard M. Davis
         Anthony Guntermann
         Dale E. Hanst
         D. Vernon Horton
         Roger C. Knopf
         Clayton C. Larson
         William H. Pope
         Harry Powell
         David W. Spainhour
         William S. Thomas, Jr.
         Susan Trescher




 OFFICERS

         Donald M. Anderson       -    Chairman
         David W. Spainhour       -    President
         William S. Thomas, Jr.   -    Vice Chairman and Chief Operating Officer
         D. Vernon Horton         -    Vice Chairman
         Clayton C. Larson        -    Vice Chairman
         David A. Abts            -    Executive Vice President
         Donald E. Barry          -    Executive Vice President
         Donald Lafler            -    Senior Vice President and Chief Financial
                                       Officer
         John J. McGrath          -    Senior Vice President
         Jay D. Smith             -    Senior Vice President, General Counsel
                                       and Corporate Secretary
         Catherine R. Steinke     -    Senior Vice President
         Kent M. Vining           -    Senior Vice President and Strategic
                                       Planning Officer

                                                                      APPENDIX C
                                                                      ----------


                      SANTA BARBARA STOCK OPTION AGREEMENT

         This  STOCK  OPTION   AGREEMENT,  dated   as  of  July  20,  1998  (the
"Agreement"), is by and between Santa Barbara Bancorp, a California corporation ("Issuer"), and Pacific Capital Bancorp, a California corporation ("Grantee").

         WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Reorganization dated as of July 20, 1998 (the "Merger Agreement") providing for, among other things, the merger of Grantee with and into Issuer, with Issuer as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 3,002,505 shares (the "Option Shares") of common stock of Issuer, no par value ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $30.00; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.5% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

3.         Exercise of Option.

         (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and
(ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by

Grantee pursuant to Section 9.02(e), 9.02(f) or 9.02(m) of the Merger Agreement (an "Issuer Termination")); (C) the close of business on the 365th day after the occurrence of an Issuer Termination; and (D) the close of business on the 365th day after termination of the Merger Agreement (other than an Issuer Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); provided that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any other required consent of any regulatory authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) As used herein, a "Purchase Event" means any of the following events:

                    (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) any tender offer for more than 50% of the outstanding shares of Issuer,
           (B) any merger or consolidation of Issuer with or into any entity other than Grantee or a subsidiary of Grantee, (C) any sale of all or substantially all of the assets of Issuer, (D) any reorganization of Issuer or other transaction that results or when completed would result in a disposition of substantially all of the assets of Issuer, or (E) the issuance, sale or other disposition of shares representing more than 50% of the shares of Issuer.

                    (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of more than 50% of the shares of Issuer.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control more than 50% of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

                    (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement in accordance with all applicable law, the Articles of Incorporation or Bylaws of the Issuer or any other agreement or, contract or law to which such holders of Issuer Common Stock are subject, including, if applicable, but not limited to, at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or dis-closed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under applicable banking or corporate law or any other applicable law, including, without limitation, the BHCA, seeking approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall co-operate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

4.         Payment and Delivery of Certificates.

         (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 20, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificates without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

         (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through. reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (B) in the event, under any federal or state law, prior notice to or consent of any regulatory authority is necessary before the Option may be exercised co-operating fully with Grantee in preparing any required application or notice and providing such information to such regulatory authority as such regulatory authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer.

         (c) No Violation. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or By-laws of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets which violation would have a Material Adverse Effect on the Issuer.

6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Due Authorization. Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

7.       Adjustment upon Changes in Capitalization, etc.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.5% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that, prior to the Termination Date, Issuer shall enter in an agreement:

                  (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

           (e) The following terms have the meanings indicated:

                    (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets.

                    (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, or (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally re-cognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

                   (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ - National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

                  (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

         (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

         (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option, " "Substitute Purchase Price, " and "Substitute Common Stock, " respectively.

8.       Repurchase at the Option of Grantee.

         (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

         (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8
Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or consent of any regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer re-purchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

         Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 50% of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agree-ment shall be consummated.

9.       Registration Rights.

         (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf'" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

                    (i) prior to the earliest of (a) termination of the Merger Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

                    (ii)   on more than two occasions;

                    (iii)  more than once during any calendar year; and

                    (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

         (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the Grantee and any other expenses incurred by the Grantee in connection with such registration shall be borne by the Grantee.

         (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party  indemnified  under this  subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ - National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of. like tenor and date.

12.      Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

         (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

         IF TO ISSUER TO:

                           Santa Barbara Bancorp
                           1021 Anacapa Street
                           Santa Barbara, California 93101-2036
                           Telecopy: (804) 564-6293
                           Attention:  Mr. David W. Spainhour,
                                          President and Chief Executive Officer

         WITH A COPY TO:

                           Mr. Charles E. Greef
                           Mr. Peter G. Weinstock
                           Jenkens & Gilchrist,
                           a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202-2799
                           Telecopy:  (214) 855-4300

         IF TO GRANTEE TO:

                           Pacific Capital Bancorp
                           307 Main Street
                           Salinas, California 93901
                           Telecopy: (408) 646-9748
                           Attention:  Mr. Clayton C. Larson,
                                       President and Chief Administrative
                                       Officer

         WITH A COPY TO:

                           Mr. James E. Topinka
                           Preston Gates & Ellis LLP
                           One Maritime Plaza
                           Suite 2400
                           San Francisco, California 94111
                           Telecopy: (415) 788-8819

         (g) Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                                            [Signatures Follow]

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                    PACIFIC CAPITAL BANCORP


                                    By:  /s/  D. Vernon Horton
                                        ----------------------------------------
                                         D. Vernon Horton, Chairman of the Board
                                         and Chief Executive Officer


                               and


                                    By:  /s/  Clayton L. Larson
                                        ----------------------------------------
                                        Clayton C. Larson, President and
                                        Chief Administrative Officer


                                    SANTA BARBARA BANCORP




                                    By:  /s/ William S. Thomas, Jr.
                                        ----------------------------------------
                                        William S. Thomas, Jr., Vice Chairman
                                        and Chief Operating Officer

                               and


                                    By:  /s/ Kent M. Vining
                                        ----------------------------------------
                                        Kent M. Vining, Senior Vice President

                                                                      APPENDIX D
                                                                      ----------

                         PACIFIC STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT, dated as of July 20, 1998 (the "Agreement"), is by and between Pacific Capital Bancorp, a California corporation ("Issuer"), and Santa Barbara Bancorp, a California corporation ("Grantee").

         WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Reorganization dated as of July 20, 1998 (the "Merger Agreement") providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 878,269 shares (the "Option Shares") of common stock of Issuer, no par value ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $58.00; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.5% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

3.         Exercise of Option.

         (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and
(ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 9.02(e), 9.02(f) or 9.02(n) of the Merger Agreement

(an "Issuer Termination")); (C) the close of business on the 365th day after the occurrence of an Issuer Termination; and (D) the close of business on the 365th day after termination of the Merger Agreement (other than an Issuer Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); provided that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any other required consent of any regulatory authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) As used herein, a "Purchase Event" means any of the following events:

                    (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) any tender offer for more than 50% of the outstanding shares of Issuer,
           (B) any merger or consolidation of Issuer with or into any entity other than Grantee or a subsidiary of Grantee, (C) any sale of all or substantially all of the assets of Issuer, (D) any reorganization of Issuer or other transaction that results or when completed would result in a disposition of substantially all of the assets of Issuer, or (E) the issuance, sale or other disposition of shares representing more than 50% of the shares of Issuer.

                    (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of more than 50% of the shares of Issuer.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control more than 50% of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

                    (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement in accordance with all applicable law, the Articles of Incorporation or Bylaws of the Issuer or any other agreement or, contract or law to which such holders of Issuer Common

           Stock are subject, including, if applicable, but not limited to, at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have
           (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under applicable banking or corporate law or any other applicable law, including, without limitation, the BHCA, seeking approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall co-operate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

4.         Payment and Delivery of Certificates.

         (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option

Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 20, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificates without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

         (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through. reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (B) in the event, under any federal or state law, prior notice to or consent of any regulatory authority is necessary before the Option may be exercised co-operating fully with Grantee in preparing any required application or notice and providing such information to such regulatory authority as such regulatory authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer.

         (c) No Violation. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or By-laws of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets which violation would have a Material Adverse Effect on the Issuer.

6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Due Authorization. Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the trans-actions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

7.       Adjustment upon Changes in Capitalization, etc.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.5% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that, prior to the Termination Date, Issuer shall enter in an agreement:

                  (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

                    (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets.

                    (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, or (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

                   (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ - National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

                  (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

         (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

         (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option, " "Substitute Purchase Price, " and "Substitute Common Stock, " respectively.

8.       Repurchase at the Option of Grantee.

         (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

         (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8
Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or consent of any regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

         Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 50% of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

9.       Registration Rights.

         (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf'" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

                    (i) prior to the earliest of (a) termination of the Merger Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

                    (ii)   on more than two occasions;

                    (iii)  more than once during any calendar year; and

                    (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

         (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the Grantee and any other expenses incurred by the Grantee in connection with such registration shall be borne by the Grantee.

         (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party  indemnified  under this  subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promul-gated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ - National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of. like tenor and date.

12.      Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

         (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):


         IF TO ISSUER TO:

                           Pacific Capital Bancorp
                           307 Main Street
                           Salinas, California 93901
                           Telecopy: (408) 646-9748
                           Attention:  Mr. Clayton C. Larson,
                                       President and Chief Administrative
                                       Officer


         WITH A COPY TO:

                           Mr. James E. Topinka
                           Preston Gates & Ellis LLP
                           One Maritime Plaza
                           Suite 2400
                           San Francisco, California 94111
                           Telecopy: (415) 788-8819

         IF TO GRANTEE:

                           Santa Barbara Bancorp
                           1021 Anacapa Street
                           Santa Barbara, California 93101-2036
                           Telecopy: (804) 564-6293
                           Attention:  Mr. David W. Spainhour,
                                          President and Chief Executive Officer


         WITH A COPY TO:

                           Mr. Charles E. Greef
                           Mr. Peter G. Weinstock
                           Jenkens & Gilchrist,
                           a Professional Corporation
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202-2799
                           Telecopy:  (214) 855-4300

         (g) Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.



                                  SANTA BARBARA BANCORP




                                  By:  /s/  William S. Thomas, Jr.
                                       -----------------------------------------
                                       William S. Thomas, Jr., Vice Chairman and
                                       Chief Operating Officer

                             and


                                  By:  /s/  Kent M. Vining
                                       -----------------------------------------
                                       Kent M. Vining, Senior Vice President


                                  PACIFIC CAPITAL BANCORP


                                  By:  /s/  D. Vernon Horton
                                       -----------------------------------------
                                       D. Vernon Horton, Chairman of the Board
                                       and Chief Executive Officer


                             and


                                  By:  /s/  Clayton C. Larson
                                       -----------------------------------------
                                       Clayton C. Larson, President and
                                       Chief Administrative Officer

                                                                      APPENDIX E
                                                                      ----------


                      [Letterhead of Van Kasper & Company]





November 4, 1998




Members of the Board of Directors
Pacific Capital Bancorp
307 Main Street
Salinas, CA  93901

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Pacific Capital Bancorp
("Pacific  Capital")  of the  Exchange  Ratio as defined in Section  1.04 of the
Agreement and Plan of Reorganization dated as of July 20, 1998 (the "Agreement"), in the proposed merger (the "Merger") of Santa Barbara Bancorp ("Santa Barbara") and Pacific Capital. On the Effective Date (as such term is defined in the Agreement), each share of Pacific Capital Common Stock will be converted into the right to receive 1.935 shares of Santa Barbara Common Stock.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to Santa Barbara and Pacific Capital, including consolidated financial statements for recent years and interim periods to June 30, 1998; (iii) certain other publicly available financial and other information concerning Santa Barbara and Pacific Capital and the trading markets for the publicly traded securities of Santa Barbara and Pacific Capital; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Pacific Capital or a committee thereof in connection with the Merger. We have held discussions with senior management of Pacific Capital concerning the companies' past and current operations, financial condition and prospects.

We have reviewed with the senior management of Pacific Capital earnings projections for Pacific Capital as a stand-alone entity, assuming the Merger does not occur. We have also reviewed earnings projections for Santa Barbara as a stand-alone entity, assuming the Merger does not occur as well as securities industry consensus estimates of projected earnings per share from published sources for Santa Barbara as a stand-alone entity. Certain financial projections for the combined companies and for Pacific Capital and Santa Barbara as stand-alone entities were derived by us based partially upon the projections and

Pacific Capital Bancorp
November 4, 1998
Page 2



information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. Van Kasper relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to the Santa Barbara, Pacific Capital, the Merger and the Agreement. We have relied upon the managements of Pacific Capital and Santa Barbara as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Pacific Capital and Santa Barbara are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Pacific Capital or Santa Barbara, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement and assumed the accuracy of the disclosures set forth in the Form S-4 Registration Statement for the Merger. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Stock of Pacific Capital of the Exchange Ratio in the Merger and does not address Pacific Capital's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Pacific Capital and Santa Barbara, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Pacific Capital and for Santa Barbara; (ii) the assets and liabilities of Pacific Capital and Santa Barbara, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they

Pacific Capital Bancorp
November 4, 1998
Page 3



exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of Pacific Capital. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of Pacific Capital with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Stock of Pacific Capital.

                                                     Very truly yours,



                                                     /s/ Van Kasper & Company
                                                     ---------------------------
                                                     Van Kasper & Company

                                   APPENDIX F



                  [Letterhead of The Bank Advisory Group, Inc.]





November 4, 1998




Board of Directors
Santa Barbara Bancorp
Santa Barbara, California

Ladies and Gentlemen:

         You have requested that The Bank Advisory Group, Inc. act as an independent financial analyst and advisor to Santa Barbara Bancorp, a California corporation ("SBB"). Specifically, we have been asked to render advice and analysis in connection with the proposed merger (the "Merger") of Pacific Capital Bancorp, Salinas, California, a California corporation ("Pacific"), with and into SBB, under the articles of incorporation of SBB and with the resulting name "Pacific Capital Bancorp" [SBB as it will exist from and after the Effective Date of the Merger (the "Effective Date") being referred to herein as the "Surviving Corporation"]. In our role as an independent financial advisor, you have requested our opinion with regard to the fairness -- from the perspective of the common shareholders of SBB -- of the financial terms of the Merger pursuant to the provisions of the Agreement and Plan of Reorganization dated July 20, 1998 (the "Reorganization Agreement"), by and between SBB and Pacific.

         In conjunction with our review of the Reorganization Agreement, our understanding is that SBB and Pacific propose to consummate the Merger pursuant to the following financial terms:

         o Holders of Pacific's, no par value per share, common stock ("Pacific Common Stock") at the Effective Date, other than the shares held by any holders who have duly exercised and perfected their dissenters' rights, shall receive for each share of Pacific Common Stock 1.935 shares (the "Exchange Ratio") of SBB's, no par value per share, common stock ("SBB Common Stock").

         o No fractional shares of SBB Common Stock will be issued in the Merger and, in lieu thereof, holders of shares of Pacific Common Stock who would otherwise be entitled to a fractional share interest will be paid an amount in cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of SBB Common Stock

Board of Directors
Santa Barbara Bancorp
November 4, 1998
Page 2





                  as reported on the Nasdaq National Market on the business day immediately preceding the Effective Date.

         o All outstanding options to acquire common stock of Pacific shall be converted into options to acquire common stock of the Surviving Corporation, with the number of shares and exercise price subject to adjustment for the Exchange Ratio.

         o On and after the Effective Date, each share of SBB Common Stock issued and outstanding immediately prior to the closing date of the Merger shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

         The Bank Advisory Group, Inc., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide. Since August 1990, and prior to our retention for this assignment, we have served as a financial advisor to SBB under the terms of a retainer agreement (the "Retainer Agreement"). Professional fees paid by SBB under the Retainer Agreement, together with supplemental billings for specific financial advisory services we provided that exceeded the scope of the Retainer Agreement ("Supplemental Billings"), totaled $38,250 for the period August 1, 1997 through July 31, 1998, and approximated $74,700 for the period August 1, 1996 through July 31, 1997. SBB also reimbursed us for miscellaneous out-of-pocket expenses. The professional fees received from SBB under the Retainer Agreement and from Supplemental Billings were insignificant as compared to annual revenues of The Bank Advisory Group.

         For our services as an independent financial analyst and advisor to SBB in connection with the Merger, SBB has agreed to pay The Bank Advisory Group a professional fee totaling $295,000. SBB also has agreed to provide reimbursement for reasonable out-of-pocket expenses. SBB has agreed to indemnify The Bank Advisory Group, the officers, directors, employees, and shareholders of The Bank Advisory Group and assigns, heirs, beneficiaries and legal representatives of each indemnified entity and person.

         No portion of the professional fee is contingent upon the conclusion reached herein. And, no limitations were imposed by the SBB Board of Directors with respect to the investigations made or procedures followed in rendering this opinion.

         We have not provided any services to Pacific and, thus, have received no professional fees from Pacific.

Board of Directors
Santa Barbara Bancorp
November 4, 1998
Page 3





         The Bank Advisory Group does not, and its officers directors and shareholders do not, own any shares of SBB Common Stock or Pacific Common Stock; nor does The Bank Advisory Group make a market in the stock of SBB, Pacific, or any other publicly-traded security, financial or otherwise.

         In connection with this opinion and with respect to SBB, we have reviewed, among other things:

         1. Audited consolidated financial statements, on Form 10-K, for the years ended December 31, 1997, 1996, and 1995;

         2. Quarterly financial statements, on Form 10-Q, for the 1997 and 1996 calendar quarters, and for the first two calendar quarters of 1998;

         3. Consolidated financial statements, on form F.R. Y-9C, for the years ended December 31, 1997, 1996, and 1995, and for the six-month period ended June 30, 1998, as filed with the Federal Reserve System;

         4. Internally-generated financial statements for the eight-month period ending August 31, 1998;

         5. Selected equity research reports regarding SBB prepared by various analysts who cover the financial institutions sector for market makers of SBB Common Stock;

         6. Certain internal financial analyses and forecasts for SBB prepared by the management of SBB, including projections of future performance;

         7. Certain other summary materials and analyses with respect to SBB's loan portfolio, securities portfolio, deposit base, fixed assets, and operations including, but not limited to:
                  (i) schedules of loans and other assets identified by manage-ment as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy, (ii) analyses concerning the adequacy of the loan loss reserve,
                  (iii) schedules of "other real estate owned," including current carrying values and recent appraisals, and (iv) schedules of securities, detailing book values, market values, and lengths to maturity;

Board of Directors
Santa Barbara Bancorp
November 4, 1998
Page 4





         8. Certain publicly-available information concerning the trading of, and the trading market for, SBB Common Stock;

         9. The condition of the commercial banking industry, as indicated in financial reports filed with various Federal bank regulatory authorities by all federally-insured commercial banks; and

         10.      Such  other  information  --  including   financial   studies,
                  analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

         In connection with this opinion and with respect to Pacific, we have reviewed, among other things:

         1. Audited consolidated financial statements, on Form 10-K, for the years ended December 31, 1997, 1996, and 1995;

         2. Quarterly financial statements, on Form 10-Q, for the 1997 and 1996 calendar quarters, and for the first two calendar quarters of 1998;

         3. Consolidated financial statements, on form F.R. Y-9C, for the years ended December 31, 1997, 1996, and 1995, and for the six-month period ended June 30, 1998, as filed with the Federal Reserve System;

         4. Internally-generated financial statements for the eight-month period ending August 31, 1998;

         5. Selected equity research reports regarding Pacific prepared by various analysts who cover the financial institutions sector for market makers of Pacific Common Stock;

         6. Certain internal financial analyses and forecasts for Pacific prepared individually and collectively by the management of SBB and Pacific, including projections of future performance;

         7. Certain other summary materials and analyses with respect to Pacific's loan portfolio, securities portfolio, deposit base, fixed assets, and operations including, but not limited to:
                  (i) schedules of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy,

Board of Directors
Santa Barbara Bancorp
November 4, 1998
Page 5





                  (ii)  analyses  concerning  the  adequacy  of  the  loan  loss reserve, (iii) schedules of "other real estate owned," including current carrying values and recent appraisals, and
                  (iv) schedules of securities, detailing book values, market values, and lengths to maturity;

         8. Certain publicly-available information concerning the trading of, and the trading market for, Pacific Common Stock;

         9. The condition of the commercial banking industry, as indicated in financial reports filed with various Federal bank regulatory authorities by all federally-insured commercial banks; and

         10.      Such  other  information  --  including   financial   studies,
                  analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

         In connection with this opinion and with respect to the proposed Merger, we have reviewed, among other things:

         1. The Reorganization Agreement, and any amendments thereto, that sets forth, among other items, the terms, conditions to closing, pending litigation against both SBB and Pacific, and representations and warranties of SBB and Pacific with respect to the proposed Merger;


         2. The Joint Proxy Statement/Prospectus, to which this opinion is appended, and that will be furnished to the shareholders of both SBB and Pacific in connection with the proposed Merger;


         3. The financial terms and price levels, to the extent publicly-available, of selected recent business combinations of companies in the banking industry that we deem comparable, either in whole or in part, to the Merger -- together with the financial performance and condition of such banking organizations;

         4. The price-to-equity multiples, price-to-earnings multiples and trading volumes of banking organizations based in the United States -- and specifically in California -- that have publicly-traded common stock, together with the financial performance and condition of such banking organizations, compared with the price-to-equity multiples, price-to-

Board of Directors
Santa Barbara Bancorp
November 4, 1998
Page 6





                  earnings multiples and trading volumes for both SBB Common Stock and Pacific Common Stock; and

         5.       Such  other  information  --  including   financial   studies,
                  analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

         Based on our experience, we believe our review of, among other things, the aforementioned items provides a reasonable basis for our opinion, recognizing that we are expressing an informed professional opinion -- not a certification of value.

         We have relied upon the information provided by the management of both SBB and Pacific, or otherwise reviewed by us, as being complete and accurate in all material respects. Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of SBB and Pacific or their subsidiary banks. We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of SBB and Pacific since the date of the last financial statements made available to us. We have met with the management of both SBB and Pacific for the purpose of discussing the relevant information that has been provided to us.

         Our opinion is limited to the fairness of the financial terms of the Merger, from a financial point of view, to the shareholders of SBB Common Stock. The financial terms include, but are not limited to, the Exchange Ratio and the consequential pro forma ownership in the Surviving Company of the shareholders of SBB Common Stock. We were not asked to consider and our opinion does not address the relative merits of the proposed Merger as compared to alternative business strategies that might exist for SBB or the effect of any other transaction in which SBB might engage. Our opinion is directed to the Board of Directors of SBB, and it does not constitute a recommendation to any shareholder of SBB Common Stock as to how such shareholder should vote with respect to the Merger.

         Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, it is our opinion that the terms of the proposed Merger, including, without limitation, the Exchange Ratio and the consequential pro forma ownership in the Surviving Company of the shareholders of SBB Common Stock, are fair, from a financial point of view, to the shareholders of SBB Common Stock.

Board of Directors
Santa Barbara Bancorp
November 4, 1998
Page 7





         This opinion is available for disclosure to the shareholders of SBB. Accordingly, we hereby consent to the inclusion of our opinion as an appendix to the Joint Proxy Statement/Prospectus relating to the proposed Merger, and to the reference of our firm in the Joint Proxy Statement/Prospectus.

                                                   Respectfully submitted

                                                   THE BANK ADVISORY GROUP, INC.



                                                    By:    /s/ Robert L. Walters
                                                           ---------------------

                                                                      APPENDIX G
                                                                      ----------


                          DISSENTERS' RIGHTS UNDER THE
                       CALIFORNIA GENERAL CORPORATION LAW


ss. 1300. SHORT-FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                  (4)  Which  the  dissenting   shareholder  has  submitted  for
endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

ss. 1301.  DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF SHARES

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1301, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

ss.1302.  DISSENTING SHARES, STAMPING OR ENDORSING

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

ss. 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later; and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

ss. 1304.  DISSENTERS ACTIONS; JOINDER; CONSIDERATION; APPOINTMENT OF APPRAISERS

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

ss. 1305. APPRAISERS DUTY AND REPORT; COURT JUDGEMENT; PAYMENT; APPEAL; COSTS OF ACTION

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300,

1301 and 1302 if the value awarded by the court for the shares is more, than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

ss. 1306. DISSENTING SHAREHOLDERS; EFFECT OF PREVENTION OF PAYMENT OF FAIR MARKET VALUE

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to an other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

ss. 1307.  DISSENTING SHARES; DISPOSITION OF DIVIDENDS

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

ss. 1308.  DISSENTING SHARES; RIGHTS AND PRIVILEGES

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

ss. 1309.  DISSENTING SHARES; LOSS OF STATUS

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b)  The  shares  are  transferred   prior  to  their   submission  for
endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

ss.  1310.  SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS PENDING

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

ss. 1311.  CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

ss. 1312. VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officer

         Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         The Board of Directors of Registrant has resolved to indemnify the officers and directors of Registrant to the full extent permitted by Section 317 of the California General Corporation Law, and Article VI of Registrant's Bylaws provides for indemnification of officers and directors to the same extent. On
January  27,  1988,  Registrant's  Board of  Directors  approved  amendments  to
Registrant's Articles of Incorporation providing for the indemnification of directors and officers of Registrant to the fullest extent permitted under California law. These amendments limit the personal monetary liability of directors in performing their duties on behalf of Registrant, to the extent permitted by the California General Corporation Law, and permit Registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. These amendments and the entering into of indemnification agreements were approved by Registrant's shareholders at the annual meeting of shareholders held on March 30, 1988. In addition, Registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 21.  Exhibits and Financial Statement Schedules

         (a)      The following exhibits are filed as part of this Registration
                  Statement:


    Exhibit Number                                 Description
--------------------------------------------------------------------------------------------------

(2)(a)*                 Agreement and Plan of Reorganization, dated July 20, 1998, by and between Santa Barbara Bancorp and Pacific Capital Bancorp
                        (Included as Appendix A to Joint Proxy Statement/Prospectus
                        without certain exhibits).

(2)(b)*                 Agreement and Plan of Merger, dated July 29, 1998, by and
                        between Santa Barbara Bancorp and Pacific Capital Bancorp
                        (Included as Appendix B to Joint Proxy Statement/Prospectus).

(3)(a)**                Certificate of Restated and Amended Articles of Incorporation of
                        Santa Barbara Bancorp.

(3)(b)**                Certificate of Amendment of Restated Articles of Incorporation
                        of Santa Barbara Bancorp as filed with the California Secretary of State on December 30, 1986.

(3)(c)**                Certificate of Amendment of Restated Articles of Incorporation
                        of Santa Barbara Bancorp as filed with the California Secretary of State on April 10, 1989.

(3)(d)**                Certificate of Amendment of Restated Articles of Incorporation
                        of Santa Barbara Bancorp as filed with the California Secretary of State on January 24, 1996.

(3)(e)**                Amended and Restated Bylaws of Santa Barbara Bancorp dated
                        September 25, 1991.









    Exhibit Number                                 Description
--------------------------------------------------------------------------------------------------

(3)(f)**                Amendment No. One to Amended and Restated Bylaws of Santa
                        Barbara Bancorp as adopted by the Board of Directors on October 24, 1995.

(3)(g)**                Amendment No. Two to Amended and Restated Bylaws of Santa
                        Barbara Bancorp as adopted by the Board of Directors on December 19, 1995.

(3)(h)**                Amendment No. Three to Amended and Restated Bylaws of
                        Santa Barbara Bancorp as adopted by the Board of Directors on
                        May 20, 1997.

(4)(a)*                 Santa Barbara Bancorp Stock Option Agreement (Included as
                        Appendix C to Joint Proxy Statement/Prospectus).

(4)(b)*                 Pacific Capital Bancorp Stock Option Agreement (Included as
                        Appendix D to Joint Proxy Statement/Prospectus).


(5)***                  Opinion of Jenkens & Gilchrist, a Professional Corporation,
                        regarding legality.

(8)*                    Opinion of Jenkens & Gilchrist, a Professional
                        Corporation, regarding certain federal income tax considerations.


(23)(a)*                Consent of Arthur Andersen LLP.

(23)(b)*                Consent of KPMG Peat Marwick LLP.


(23)(c)***              Consent of Jenkens & Gilchrist, a Professional Corporation
                        (Included in opinion regarding legality).

(23)(d)*                Consent of Jenkens & Gilchrist, a Professional Corporation
                        (Included in opinion regarding certain federal income tax considerations).


(23)(e)*                Consent of Van Kasper & Company.


(23)(f)*                Consent of The Bank Advisory Group, Inc. (Included in Fairness
                        Opinion attached as Appendix F to Joint Proxy
                        Statement/Prospectus).

(24)***                 Power of Attorney (The manually signed power of attorney is set forth in the signature page of the Registration Statement).

(99)(a)***              Form of Proxy Card for Santa Barbara Bancorp Special
                        Meeting.

(99)(b)***              Form of Proxy Card for Pacific Capital Bancorp Special
                        Meeting.

(99)(c)* Fairness Opinion of Van Kasper & Company (Included as Appendix E to Joint Proxy Statement/Prospectus).

(99)(d)*                Fairness Opinion of The Bank Advisory Group, Inc.
                        (Included as Appendix F to Joint Proxy Statement/Prospectus).










    Exhibit Number                                 Description
--------------------------------------------------------------------------------------------------

(99)(e)*                Excerpts from the California General Corporation Law
                        (dissenters rights) (Included as Appendix G to Joint Proxy
                         Statement/Prospectus).

-----------------
*        Filed herewith.
**       Incorporated by reference.
***      Previously filed.


         Note:    The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

         Note: No long-term debt instrument issued by Santa Barbara Bancorp exceeds 10% of the consolidated total assets of Santa Barbara Bancorp and its subsidiaries. In accordance with paragraph 4(iii) of Item 601 of Regulation S-K, Santa Barbara Bancorp will furnish to the Commissioner upon request copies of long-term debt instruments and related agreements.

         (b)      No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this
                  Form.




Item 22.  Undertakings

         (1) The undersigned Registrant hereby undertakes: (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof;
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (4) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (5) The Registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (4) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (8) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and not included in the registration statement when it became effective.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Barbara, California, on November 4, 1998.



                                     SANTA BARBARA BANCORP



                                     By:   /s/ David W. Spainhour
                                           -------------------------------------
                                           David W. Spainhour
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



               Signature                                           Title                                Date
               ---------                                           -----                                ----


/s/ Donald M. Anderson                        Chairman of the Board and Director              November 4, 1998
--------------------------------------
Donald M. Anderson

/s/ David W. Spainhour                        President, Chief Executive Officer and          November 4, 1998
--------------------------------------        Director (Principal Executive Officer)
David W. Spainhour

/s/ William S. Thomas, Jr.                    Vice Chairman, Chief Operating Officer          November 4, 1998
--------------------------------------        and Director
William S. Thomas, Jr.


/s/ Donald Lafler                             Senior Vice President and Chief Financial       November 4, 1998
--------------------------------------        Officer (Principal Financial Officer)
Donald Lafler

               *                              Vice President (Principal Accounting            November 4, 1998
--------------------------------------        Officer)
Edward J. Czajka

               *                              Director                                        November 4, 1998
--------------------------------------
Frank Barranco, M.D.


               *                              Director                                        November 4, 1998
--------------------------------------
Edward E. Birch













               *                              Director                                        November 4, 1998
---------------------------------------
Richard M. Davis

               *                              Director                                        November 4, 1998
---------------------------------------
Anthony Guntermann


               *                              Director                                        November 4, 1998
---------------------------------------
Dale E. Hanst

               *                              Director                                        November 4, 1998
---------------------------------------
Harry B. Powell

               *                              Director                                        November 4, 1998
---------------------------------------
Terrill F. Cox

               *                              Director                                        November 4, 1998
---------------------------------------
Susan Trescher


/s/ Jay D. Smith
---------------------------------------
Jay D. Smith
Attorney-in-Fact





                                INDEX TO EXHIBITS

Number                                               Exhibit
------                                               -------

(2)(a)            Agreement and Plan of Reorganization, dated July 20, 1998, by and between Santa Barbara Bancorp and Pacific Capital Bancorp (Included as Appendix A to the Joint Proxy Statement/ Prospectus without certain exhibits).

(2)(b)            Agreement  and Plan of  Merger,  dated July 29,  1998,  by and between  Santa  Barbara  Bancorp and
                  Pacific  Capital  Bancorp (Included as Appendix B to the Joint Proxy Statement/Prospectus).

(3)(a)            Certificate of Restated and Amended Articles of Incorporation of Santa Barbara Bancorp is
                  incorporated by reference from the Santa Barbara Bancorp Registration Statement on Form S-4
                  (Registration No. 33-19181), dated December 16, 1987.

(3)(b)            Certificate of Amendment of Restated Articles of Incorporation of Santa Barbara Bancorp, as filed with the California Secretary of State on December 30, 1986, is incorporated by reference from the Santa
                  Barbara Bancorp Registration Statement on Form S-4 (Registration No. 33-19181), dated December 16,
                  1987.

(3)(c)            Certificate of Amendment of Restated Articles of Incorporation of Santa Barbara Bancorp, as filed with the California Secretary of State on April 10, 1989, is incorporated by reference from the Santa
                  Barbara Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(3)(d)            Certificate of Amendment of Restated Articles of Incorporation of Santa Barbara Bancorp, as filed with the California Secretary of State on January 24, 1996, is incorporated by reference from the Santa
                  Barbara Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(3)(e)            Amended and Restated Bylaws of Santa Barbara Bancorp, dated September 25, 1991, is incorporated by reference from the Santa Barbara Bancorp Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 1991.

(3)(f)            Amendment No. One to Amended and Restated Bylaws of Santa Barbara Bancorp, as adopted by the
                  Board of Directors of Santa Barbara Bancorp on October 24, 1995, is incorporated by reference from the Santa Barbara Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(3)(g)            Amendment No. Two to Amended and Restated Bylaws of Santa Barbara Bancorp, as adopted by the
                  Board of Directors of Santa Barbara Bancorp on December 19, 1995, is incorporated by reference from the Santa Barbara Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(3)(h)            Amendment No. Three to Amended and Restated Bylaws of Santa Barbara Bancorp, as adopted by the
                  Board of Directors of Santa Barbara Bancorp on May 20, 1997, is incorporated by reference from the
                  Santa Barbara Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(4)(a)            Santa Barbara Bancorp Stock Option Agreement (Included as Appendix C to Joint Proxy Statement/
                  Prospectus).

(4)(b)            Pacific Capital Bancorp Stock Option Agreement (Included as Appendix D to Joint Proxy Statement/
                  Prospectus).


(5)*              Opinion of Jenkens & Gilchrist, a Professional Corporation.

(8)               Opinion of Jenkens & Gilchrist, a Professional Corporation, regarding certain federal income tax considerations.









(23)(a)           Consent of Arthur Andersen LLP.

(23)(b)           Consent of KPMG Peat Marwick LLP.

(23)(c)*          Consent of Jenkens & Gilchrist, a Professional Corporation (Included in opinion regarding legality).

(23)(d)           Consent of Jenkens & Gilchrist, a Professional Corporation (Included in opinion regarding certain federal income tax considerations).

(23)(e)           Consent of Van Kasper & Company.

(23)(f)           Consent of The Bank Advisory Group, Inc. (Included in Fairness Opinion attached as Appendix F to
                  Joint Proxy Statement/Prospectus).


(24)*              Power of Attorney (The manually signed power of attorney is set forth in the signature page of the
                  Registration Statement).

(99)(a)*          Form of Proxy Card for Santa Barbara Bancorp Special Meeting.

(99)(b)*          Form of Proxy Card for Pacific Capital Bancorp Special Meeting.

(99)(c)           Fairness Opinion of Van Kasper & Company (Included in Appendix E to Joint Proxy
                  Statement/ Prospectus).

(99)(d)           Fairness Opinion of The Bank Advisory Group, Inc. (Included in Appendix F to Joint Proxy
                  Statement/Prospectus).


(99)(e)           Excerpts from the California General Corporation Law (dissenters rights) (Included in Appendix G to
                  Joint Proxy Statement/Prospectus).




____________________
* Previously filed



